Execution Version AMENDMENT NO. 2 TO TERM LOAN CREDIT AGREEMENT THIS AMENDMENT NO. 2 TO TERM LOAN CREDIT AGREEMENT (this “Agreement”), dated as of September 29, 2025, is entered into among ATKORE INC., a Delaware corporation (the “Parent”), ATKORE INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), as collateral agent (in such capacity, the “Collateral Agent”), and 2025 Refinancing Term Lender (as defined below). RECITALS WHEREAS, the Parent, the Borrower, the several banks and other financial institutions from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent and collateral agent, are party to the Term Loan Credit Agreement, dated as of May 26, 2021 (as amended by Amendment No. 1 to Term Loan Credit Agreement, dated as of March 15, 2023, and as further amended, modified, extended, restated, amended and restated, replaced, or supplemented from time to time, the “Credit Agreement”); WHEREAS, pursuant to the Credit Agreement, the Lenders have made Initial Term Loans to the Borrower (the “Existing Term Loans”) pursuant to the terms and subject to the conditions set forth therein; WHEREAS, pursuant to Section 2.11 of the Credit Agreement, the Borrower may incur Specified Refinancing Term Loans in order to refinance the outstanding principal amount of the Existing Term Loans by entering into an amendment with Lenders agreeing to provide such Specified Refinancing Term Loans (such Specified Refinancing Term Loans, the “2025 Refinancing Term Loans” and the Lenders agreeing to provide the 2025 Refinancing Term Loans, the “2025 Refinancing Term Lenders”; and the commitments of 2025 Refinancing Term Lenders to make 2025 Refinancing Term Loans, the “2025 Refinancing Term Commitments”) (it being understood that this Agreement shall be deemed to satisfy any notice requirement under Section 2.11(b) of the Credit Agreement); WHEREAS, each Lender holding Existing Term Loans outstanding immediately prior to the effectiveness of this Agreement (each, an “Existing Term Lender”) that executes and delivers a consent to this Amendment substantially in the form of Exhibit A hereto (each, an “Amendment Consent”) and thereby elects the “Cashless Consent Option” in respect of its Existing Term Loans as amended by this Amendment (each such lender, a “Continuing Lender”; and each Existing Term Lender that is not a Continuing Lender, a “Non-Continuing Lender”) shall be deemed, upon effectiveness of this Agreement, to have consented to the amendments to the Credit Agreement set forth herein and to continue as a Lender under the Amended Credit Agreement (as defined below); WHEREAS the 2025 Refinancing Term Commitments of the Continuing Lenders and the other 2025 Refinancing term Lenders are set forth across from such Person’s name on Exhibit B hereto; WHEREAS, Section 11.1 of the Credit Agreement provides that the Borrower may amend the Credit Agreement with the consent of the Administrative Agent and the requisite Lenders as set forth therein; WHEREAS, the Borrower desires to make certain amendments to the Credit Agreement as set forth below; WHEREAS, the Lenders party to this Agreement constitute all of the Lenders under the Credit Agreement on the Second Amendment Effective Date; and

2 WHEREAS, JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC are the joint lead arrangers and joint bookrunners for the 2025 Refinancing Term Loans and this Agreement (JPMorgan Chase Bank, N.A., in such capacities, the “Lead Left Arranger”) and Citibank, National Association, Fifth Third Bank, National Association, Truist Securities, Inc., KeyBanc Capital Markets Inc. and HSBC Securities (USA) Inc. are the co-documentation agents for the 2025 Refinancing Term Loans and this Agreement; NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: 1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement, as amended by this Agreement. 2. Agreement. (a) The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit C hereto (the “Amended Credit Agreement”). (b) Schedules 1.1(e), 1.1(f), 5.4, 5.6, 5.8, 5.9, 5.15, 5.17, 5.20, 7.2, 8.1 and 8.5 of the Existing Credit Agreement are hereby amended and restated as set forth on Annex I hereto. (c) From and after the Second Amendment Effective Date, (i) each 2025 Refinancing Term Lender shall be a “Lender” for all purposes under the Amended Credit Agreement and the other Loan Documents and perform all the obligations of, and have all the rights of, a Lender thereunder and (ii) the 2025 Refinancing Term Loans shall be “Loans” and “Initial Term Loans” for all purposes under the Amended Credit Agreement and the other Loan Documents. (d) The initial Interest Period for any borrowings to be made on the Second Amendment Effective Date will be a length set forth in the Borrowing Request delivered by the Borrower to the Administrative Agent in connection with such borrowings. (e) Each of the parties agrees that this Agreement shall constitute a Specified Refinancing Amendment. 3. Payment of Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including all reasonable and documented out-of-pocket costs and expenses of counsel to the Administrative Agent to the extent required under Subsection 11.5(a) of the Credit Agreement. 4. Conditions Precedent. This effectiveness of this Agreement is subject to the satisfaction of each of the following conditions (the date of the satisfaction of all such conditions, the “Second Amendment Effective Date”): (a) The Administrative Agent (or its counsel) shall have received from Parent, the Borrower and each other Guarantor, either (x) a counterpart of this Agreement signed on behalf of such party or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include

3 delivery of a signed signature page of this Agreement by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Agreement; (b) the outstanding principal amount of the Existing Term Loans of the Non- Continuing Lenders shall have been paid in full; (c) all accrued interest in respect of the Existing Term Loans shall have been paid in full; (d) the representations and warranties of each Loan Party set forth in the Loan Documents shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of the Second Amendment Effective Date; (e) At the time of and immediately after effectiveness of this Agreement, no Default or Event of Default shall have occurred and be continuing; (f) the Administrative Agent shall have received a certificate of the Borrower, dated the Second Amendment Effective Date, executed by a Responsible Officer of the Borrower certifying compliance with the requirements set forth in clause (d) and clause (e) of this Section 4; (g) the Administrative Agent shall have received a Borrowing Request for the 2025 Refinancing Term Loans to be made on the Second Amendment Effective Date; (h) all accrued fees of the Administrative Agent, all fees owed to the Lenders, and (to the extent invoiced at least two Business Days prior to the Second Amendment Effective Date except as otherwise agreed by the Borrower) all reasonable, documented and invoiced out-of-pocket expenses required to be paid by the Borrower to the Lenders and the Agents on or before the Second Amendment Effective Date shall have been paid to the extent due and payable; (i) the Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Second Amendment Effective Date, substantially in the form of Exhibit L to the Credit Agreement, with appropriate insertions and attachments, including (A) the certificate, articles or memorandum of incorporation, in the case of a Loan Party that is a corporation, and certificate of formation, in the case of a Loan Party that is a limited liability company, in each case, certified by the relevant authority of the jurisdiction of organization of such Loan Party as of a recent date, (B) the bylaws and any shareholders’ agreement, in the case of a Loan Party that is a corporation, and limited liability company agreement or operating agreement, in the case of a Loan Party that is a limited liability company, certified as of the Second Amendment Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment; provided that in lieu of such documents under this clause (A) or (B), such certificate may certify that since the Closing Date there have been no changes to such documents of such Loan Party (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date), (C) resolutions of the governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Second Amendment Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment and (D) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization; (j) the Administrative Agent shall have received a solvency certificate from a Responsible Officer in the form of Exhibit H to the Credit Agreement;

4 (k) the Administrative Agent shall have received the executed legal opinions of Mayer Brown LLP, counsel to the Borrower and its Restricted Subsidiaries, McMillan LLP, and certain other local counsel to the Borrower and its Restricted Subsidiaries, as reasonably requested by the Administrative Agent, each in form and substance reasonably acceptable to the Administrative Agent; and (l) the Administrative Agent shall have received, at least three Business Days prior to the Closing Date, all documentation and other customary information about any Loan Party to the extent reasonable and customary and requested by the Administrative Agent in writing at least 10 Business Days prior to the Closing Date that is reasonably required by United States and Canadian bank regulatory authorities under applicable “know your customer”, beneficial ownership and anti-money laundering rules and regulations, including the Patriot Act and the PCMLTFA, as applicable. (m) the Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Fee Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Loan Party relating thereto) and, with respect to any Mortgaged Fee Property on which any improvement is located in a special flood hazard area, evidence of flood insurance as and to the extent required under the Credit Agreement. 5. Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent that, as of the date hereof: (a) this Agreement has been duly authorized, validly executed and delivered by a Responsible Officer of each Loan Party, and constitutes the legal, valid and binding obligation of each Loan Party, enforceable against it in accordance with its terms, in each case except as such enforceability may be limited by (applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); (b) the execution, delivery and performance by each Loan Party of this Agreement (a) will not violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect, (b) will not result in, or require the creation or imposition of any Lien (other than Liens securing the Loan Document Obligations or otherwise permitted hereby or by the Credit Agreement) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation and (c) will not violate any provision of the Organizational Documents of such Loan Party or any of the Restricted Subsidiaries, except (other than with respect to the Borrower) as would not reasonably be expected to have a Material Adverse Effect; and (c) at the time of and immediately after effectiveness of this Agreement, no Default or Event of Default has occurred and is continuing. 6. Reaffirmation; Reference to and Effect on the Loan Documents. (a) From and after the Second Amendment Effective Date, each reference in the Credit Agreement to “hereunder,” “hereof,” “this Agreement” or words of like import and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Credit Agreement as amended by this Agreement. This Agreement is a Loan Document.

5 (b) The Loan Documents, and the obligations of the Borrower and the Guarantors under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms. (c) The Borrower and each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents, (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents, (iv) agrees that the Security Documents continue to be in full force and effect and are not impaired or adversely affected, (v) confirms its grant of security interests pursuant to the Security Documents to which it is a party as Collateral for the Obligations, and (vi) acknowledges that all Liens granted (or purported to be granted) pursuant to the Security Documents remain and continue in full force and effect in respect of, and to secure, the Obligations. Each Guarantor hereby agrees that its obligation to guarantee the Obligations is in full force and effect as of the date hereof. (d) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. (e) In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control. 7. Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial, Etc. (a) This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction. (b) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SUBSECTION 11.15 OF THE CREDIT AGREEMENT AS IF SUCH SUBSECTION WAS SET FORTH IN FULL HEREIN. 8. Amendments; Headings; Severability. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Parent, the Borrower, the other Loan Parties and the Administrative Agent. The Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. 9. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in

6 connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. 10. Notices. All notices hereunder shall be given in accordance with the provisions of Subsection 11.2 of the Credit Agreement. 11. Post-Closing. Within ninety (90) days of the Second Amendment Effective Date (or such later date as may be agreed to by the Administrative Agent in its reasonable discretion), the Borrower shall, or shall cause the applicable Loan Party to, deliver the following with respect to each Mortgaged Fee Property: (i) an amendment to each Mortgage (each, a “Mortgage Amendment,” collectively the “Mortgage Amendments”) duly executed and acknowledged by the applicable Loan Party, and in form for recording in the applicable recording office in each case in form and substance reasonably satisfactory to the Administrative Agent; (ii) executed legal opinions from counsel to the Borrower as to the enforceability of each Mortgage Amendment, and otherwise in form and substance reasonably satisfactory to the Administrative Agent; (iii) with respect to each amended Mortgage a date-down endorsement or similar title product to each existing title insurance policy insuring the Lien of each Mortgage (each a “Title Endorsement,” collectively, the “Title Endorsements”) (x) insuring that such Mortgage, as amended by such Mortgage Amendment, is a valid and enforceable lien on such Mortgaged Fee Property in favor of the Administrative Agent for the benefit of the Secured Parties free and clear of all Liens except Permitted Liens and (y) otherwise in form and substance reasonably satisfactory to the Administrative Agent; (iv) evidence reasonably acceptable to the Administrative Agent of payment by Borrower of all premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendments and issuance of the Title Endorsements; and (v) such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called “gap” indemnification) as shall be required to induce the title insurer to issue the Title Endorsements. [remainder of page intentionally left blank]

[Signature Page to Amendment No. 2] Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written. ATKORE INTERNATIONAL, INC. By: Name: Matthew Kline Title: Vice President, Treasurer and Assistant Secretary ATKORE INC. By: Name: Matthew Kline Title: Vice President, Treasury & Investor Relations and Assistant Secretary AFC CABLE SYSTEMS, INC. By: Name: Matthew Kline Title: Vice President, Treasurer and Assistant Secretary ALLIED TUBE & CONDUIT CORPORATION By: Name: Matthew Kline Title: Vice President, Treasurer and Assistant Secretary ATKORE PLASTIC PIPE CORPORATION By: Name: Matthew Kline Title: Vice President, Treasurer and Assistant Secretary /s/ Matthew Kline /s/ Matthew Kline /s/ Matthew Kline /s/ Matthew Kline /s/ Matthew Kline

[Signature Page to Amendment No. 2] CALPIPE INDUSTRIES, LLC By: Name: Matthew Kline Title: Vice President, Treasurer and Assistant Secretary UNISTRUT INTERNATIONAL CORPORATION By: Name: Matthew Kline Title: Vice President, Treasurer and Assistant Secretary TKN, INC. By: Name: Matthew Kline Title: Vice President, Treasurer and Assistant Secretary ATKORE PLASTICS SOUTHEAST, LLC By: Name: Matthew Kline Title: Vice President, Treasurer and Assistant Secretary ATKORE SOUTHWEST, LLC By: Name: Matthew Kline Title: Vice President, Treasurer and Assistant Secretary UNITED POLY SYSTEMS HOLDINGS, INC. By: Name: Matthew Kline Title: Vice President, Treasurer and Assistant Secretary /s/ Matthew Kline /s/ Matthew Kline /s/ Matthew Kline /s/ Matthew Kline /s/ Matthew Kline /s/ Matthew Kline

[Signature Page to Amendment No. 2] UNITED POLY SYSTEMS, LLC By: Name: Matthew Kline Title: Vice President, Treasurer and Assistant Secretary ATKORE HDPE, LLC By: Name: Matthew Kline Title: Vice President, Treasurer and Assistant Secretary COLUMBIA-MBF INC. By: Name: John M. Deitzer Title: Treasurer, Assistant Corporate Secretary, Vice President, Chief Financial Officer and Director /s/ Matthew Kline /s/ Matthew Kline /s/ John M. Deitzer

[Signature Page to Amendment No. 2] JPMORGAN CHASE BANK, N.A., as Administrative Agent and a 2025 Refinancing Term Lender By: Name: Eric Bergeson Title: Executive Director /s/ Eric Bergeson

EXHIBIT A CONFIDENTIAL CONSENT TO AMENDMENT CONSENT (this “Consent”) to Amendment No. 2 to the Credit Agreement, which amends that certain Term Loan Credit Agreement, dated as of May 26, 2021 (as previously amended by Amendment No. 1, dated as of March 15, 2023 and as further amended, supplemented or modified prior to the execution hereof). Existing Lenders of Existing Term Loans. The undersigned Lender hereby irrevocably and unconditionally approves the Amendment and consents to continue to hold 100% of the outstanding principal amount of its Existing Term Loans (or such lesser principal amount allocated to it by the Lead Left Arranger in its sole discretion, in connection with final allocations) in the form of 2025 Refinancing Term Loans. Name of Institution: Executing as a Continuing Lender: By: Name: Title: By: Name: Title:

Exhibit B 2025 Refinancing Term Commitments [On file with the Administrative Agent]

Exhibit C (Attached hereto)

Execution Version Exhibit AC TERM LOAN CREDIT AGREEMENT among ATKORE INC., as Parent, ATKORE INTERNATIONAL, INC., as Borrower, The Several Lenders from Time to Time Parties Hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent Dated as of May 26, 2021, (as amended by Amendment No. 1 to Term Loan Credit Agreement, dated as of March 15, 2023 and the Second Amendment, dated as of September 29, 2025) CITIBANK, NATIONAL ASSOCIATION, FIFTH THIRD BANK, CREDIT SUISSE LOAN FUNDING LLC, ROYAL BANK OF CANADA AND CITIGROUP GLOBAL MARKETS NATIONAL ASSOCIATION, TRUIST SECURITIES, INC., KEYBANC CAPITAL MARKETS INC. and HSBC SECURITIES (USA) INC., as Co-Documentation Agents, and JPMORGAN CHASE BANK, N.A. and WELLS FARGO SECURITIES, LLC, as Joint Lead Arrangers and Joint Bookrunners

Table of Contents Page SECTION 1 Definitions 1.1 Defined Terms 1 1.2 Other Definitional and Interpretive Provisions 65 1.3 ABL/Term Loan Intercreditor Agreement 67 1.4 Divisions 67 1.5 Interest Rates; Benchmark Notification 6768 SECTION 2 Amount and Terms of Commitments 2.1 Initial Term Loans 6768 2.2 Notes 6869 2.3 Procedure for Initial Term Loan Borrowing 6869 2.4 [Reserved]Termination of Initial Term Loan Commitments. 69 2.5 Repayment of Loans. 69 2.6 [Reserved] 6970 2.7 [Reserved] 6970 2.8 Incremental Facilities 6970 2.9 Permitted Debt Exchanges 73 2.10 Extension of Term Loans 7475 2.11 Specified Refinancing Facilities 7778 SECTION 3 [Reserved] SECTION 4 General Provisions Applicable to Loans 4.1 Interest Rates and Payment Dates 7879 4.2 Conversion and Continuation Options 7980 4.3 Minimum Amounts; Maximum Sets 8081 i

4.4 Optional and Mandatory Prepayments 8081 4.5 Administrative Agent’s Fee; Other Fees 9091 4.6 Computation of Interest and Fees 91 4.7 Alternate Rate of Interest 9192 4.8 Pro Rata Treatment and Payments 9394 4.9 Illegality 9495 4.10 Requirements of Law 9495 4.11 Taxes 9697 4.12 Indemnity 100101 4.13 Certain Rules Relating to the Payment of Additional Amounts 101102 SECTION 5 Representations and Warranties 5.1 Financial Condition 103104 5.2 No Change; Solvent 103104 5.3 Corporate Existence; Compliance with Law 103104 5.4 Corporate Power; Authorization; Enforceable Obligations 104105 5.5 No Legal Bar 104105 5.6 No Material Litigation 104105 5.7 No Default 104105 5.8 Ownership of Property; Liens 105 5.9 Intellectual Property 105106 5.10 Taxes 105106 5.11 Federal Regulations 105106 5.12 ERISA 105106 5.13 Collateral 106107 5.14 Investment Company Act; Other Regulations 107108 5.15 Subsidiaries 107108 5.16 Purpose of Loans 107108 5.17 Environmental Matters 107108 5.18 No Material Misstatements 108109 5.19 Labor Matters 108109 5.20 Insurance 108109 5.21 Anti-Corruption Laws and Sanctions 108109 ii

5.22 Affected Financial Institutions 109110 SECTION 6 6.1 Conditions to Initial Extension of Credit on the ClosingSecond Amendment Effective Date 109110 6.2 Conditions to Each Extension of Credit 110 SECTION 7 Affirmative Covenants 7.1 Financial Statements 111110 7.2 Certificates; Other Information 112 7.3 Payment of Taxes 113 7.4 Conduct of Business and Maintenance of Existence; Compliance with Contractual Obligations and Requirements of Law 113 7.5 Maintenance of Property; Insurance 114113 7.6 Inspection of Property; Books and Records; Discussions 115114 7.7 Notices 115 7.8 Environmental Laws 116 7.9 After-Acquired Real Property and Fixtures; Subsidiaries 117116 7.10 Use of Proceeds 119 7.11 Commercially Reasonable Efforts to Maintain Ratings 119 7.12 Accounting Changes 119 7.13 Post-Closing Requirements 120119 SECTION 8 Negative Covenants 8.1 Limitation on Indebtedness 121120 8.2 Limitation on Restricted Payments 125 8.3 Limitation on Restrictive Agreements 129128 8.4 Limitation on Sales of Assets and Subsidiary Stock 131130 8.5 Limitations on Transactions with Affiliates 134132 8.6 Limitation on Liens 135134 8.7 Limitation on Fundamental Changes 135134 8.8 Change of Control; Limitation on Amendments 136135 iii

8.9 Limitation on Lines of Business 137136 8.10 Permitted Activities 137136 SECTION 9 Events of Default 9.1 Events of Default 137136 9.2 Remedies Upon an Event of Default 140139 SECTION 10 The Agents and the Other Representatives 10.1 Appointment 140139 10.2 The Administrative Agent and Affiliates 141139 10.3 Action by an Agent 141140 10.4 Exculpatory Provisions 141140 10.5 Acknowledgement and Representations by Lenders 142141 10.6 Indemnity; Reimbursement by Lenders 143 10.7 Right to Request and Act on Instructions 144143 10.8 Collateral Matters 145144 10.9 Successor Agent 147146 10.10 [Reserved] 148147 10.11 Withholding Tax 148147 10.12 Other Representatives 148147 10.13 Administrative Agent May File Proofs of Claim 148 10.14 Application of Proceeds 149148 10.15 Credit Bidding 149 10.16 Certain ERISA Matters 150 SECTION 11 Miscellaneous 11.1 Amendments and Waivers 151 11.2 Notices 155 11.3 No Waiver; Cumulative Remedies 157 11.4 Survival of Representations and Warranties 157 11.5 Payment of Expenses and Taxes 157 iv

11.6 Successors and Assigns; Participations and Assignments 159 11.7 Adjustments; Set-off; Calculations; Computations 165164 11.8 Judgment 165 11.9 Counterparts; Integration; Effectiveness; Electronic Execution 166165 11.10 Severability 167166 11.11 Integration 167 11.12 Governing Law 167 11.13 Submission to Jurisdiction; Waivers 167 11.14 Acknowledgements 168167 11.15 Waiver of Jury Trial 169168 11.16 Confidentiality 169168 11.17 Incremental Indebtedness; Additional Indebtedness 170169 11.18 USA PATRIOT Act Notice 170 11.19 Reinstatement 170 11.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions 170 11.21 Acknowledgement Regarding Any Supported QFCs 171170 v

SCHEDULES

A	--	Commitments and Addresses
1.1(e)	--	Existing Liens
1.1(f)	--	Existing Investments
5.4	--	Consents Required
5.6	--	Litigation
5.8	--	Real Property
5.9	--	Intellectual Property Claims
5.15	--	Subsidiaries
5.17	--	Environmental Matters
5.20	--	Insurance
7.2	--	Website Address for Electronic Financial Reporting
8.1	--	Existing Indebtedness
8.5	--	Affiliate Transactions

EXHIBITS

A	--	Form of Term Loan Note
B-1	--	Form of Guarantee and Collateral Agreement
B-2		Form of Canadian Guarantee and Collateral Agreement
C	--	Borrowing Request
D	--	Form of U.S. Tax Compliance Certificate
E	--	Form of Assignment and Acceptance
F	--	Interest Election Request
G	--	[Reserved]
H	--	Form of Solvency Certificate
I-1	--	Form of Increase Supplement
I-2	--	Form of Lender Joinder Agreement
J-1	--	Form of ABL/Term Loan Intercreditor Agreement
J-2	--	[Reserved]
J-3	--	[Reserved]
K	--	[Reserved]
L	--	Secretary's Certificate
M	--	Officer's Certificate
N	--	Form of Acceptance and Prepayment Notice
O	--	Form of Discount Range Prepayment Notice
P	--	Form of Discount Range Prepayment Offer
Q	--	Form of Solicited Discounted Prepayment Notice
R	--	Form of Solicited Discounted Prepayment Offer
S	--	Form of Specified Discount Prepayment Notice
T	--	Form of Specified Discount Prepayment Response
U	--	Form of Compliance Certificate

vi

CREDIT AGREEMENT, dated as of May 26, 2021, among ATKORE INC., a Delaware corporation (and as further defined in Subsection 1.1, “Parent”), ATKORE INTERNATIONAL, INC., a Delaware corporation (and as further defined in Subsection 1.1, the “Borrower”), the several banks and other financial institutions from time to time party hereto (as further defined in Subsection 1.1, the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity and as further defined in Subsection 1.1, the “Administrative Agent”) for the Lenders hereunder and as collateral agent (in such capacity and as further defined in Subsection 1.1, the “Collateral Agent”) for the Secured Parties (as defined below). The parties hereto agree as follows: SECTION 1 Definitions 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings: “2025 Term Loan Commitment”: as to each 2025 Refinancing Term Lender (as defined in the Second Amendment), its obligation to make 2025 Term Loans to the Borrower pursuant to Section 2.1 (including by way of cashless exchange of Existing Term Loans (as defined in the Second Amendment) for 2025 Term Loans hereunder pursuant to the Second Amendment) in an aggregate principal amount not to exceed the amount set forth opposite such 2025 Term Lender’s name on Exhibit B to the Second Amendment under the caption “2025 Refinancing Term Commitments”. The initial aggregate amount of the 2025 Term Loan Commitments is $373,000,000. “2025 Term Lender”: (a) at any time on or prior to the Second Amendment Effective Date, any Lender that has a 2025 Term Loan Commitment at such time and (b) at any time after the Second Amendment Effective Date, any Lender that holds 2025 Term Loans at such time. “2025 Term Loans”: the 2025 Refinancing Term Loans (as defined in the Second Amendment). “2025 Term Facility”: the facility and commitments utilized in making 2025 Term Loans hereunder. “2025 Transactions”: (a) the execution, delivery and performance by the Borrower and the other Loan Parties of the Second Amendment, the borrowing of Initial Term Loans on the Second Amendment Effective Date and the use of proceeds thereof and (b) the payment of the fees, premiums, expenses, closing payments and other similar transaction costs (including upfront or similar fees) payable or otherwise borne by the Borrower and/or its Subsidiaries in connection with the 2025 Transactions and the transactions contemplated thereby. “ABL Agent”: Wells Fargo Bank, National Association, in its capacity as administrative agent and collateral agent under the ABL Facility Documents, or any successor administrative agent or collateral agent under the ABL Facility Documents. “ABL Facility Documents”: the “Loan Documents” as defined in the Senior ABL Facility Agreement, as the same may be amended, supplemented, waived, otherwise modified, extended, renewed, refinanced or replaced from time to time.

“ABL Facility Loans”: the loans borrowed under the Senior ABL Facility. “ABL Facility Obligations”: the “Obligations” as defined in the Senior ABL Facility Agreement. “ABL Priority Collateral”: as defined in the ABL/Term Loan Intercreditor Agreement whether or not the same remains in full force and effect. “ABL/Term Loan Intercreditor Agreement”: the Intercreditor Agreement, dated as of May 26, 2021, among the Collateral Agent, the ABL Agent (in its capacity as collateral agent under the ABL Facility Documents) and certain other parties party thereto from time to time and acknowledged by certain of the Loan Parties in the form attached hereto as Exhibit J-1, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms hereof and thereof. “ABR Loans”: Loans to which the rate of interest applicable is based upon the Alternate Base Rate. “Accelerated”: as defined in Subsection 9.1(e). “Acceleration”: as defined in Subsection 9.1(e). “Acceptable Discount”: as defined in Subsection 4.4(l)(iv)(2). “Acceptable Prepayment Amount”: as defined in Subsection 4.4(l)(iv)(3). “Acceptance and Prepayment Notice”: a written notice from the Borrower setting forth the Acceptable Discount pursuant to Subsection 4.4(l)(iv)(2) substantially in the form of Exhibit N. “Acceptance Date”: as defined in Subsection 4.4(l)(iv)(2). “Acquired Indebtedness”: Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case other than Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition of assets. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary. “Acquisition Indebtedness”: Indebtedness of (A) any Group Member Incurred to finance or refinance, or otherwise Incurred in connection with, any acquisition of any assets (including Capital Stock), business or Person, or any merger, amalgamation or consolidation of any Person with or into any Group Member, or (B) any Person that is acquired by or merged, amalgamated or consolidated with or into any Group Member (including Indebtedness thereof Incurred in connection with any such acquisition, merger, amalgamation or consolidation). “Additional Agent”: as defined in the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any Other Intercreditor Agreement, as applicable. “Additional Assets”: (i) any property or assets that replace the property or assets that are the subject of an Asset Disposition; (ii) any property or assets (other than Indebtedness and Capital Stock) used or to be used by any Group Member or otherwise useful in a Related Business, and any capital expenditures in respect of any property or assets already so used; (iii) the Capital Stock of a - 2 -

Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Borrower or another Restricted Subsidiary; or (iv) Capital Stock of any Person that at such time is a Restricted Subsidiary acquired from a third party. “Additional Incremental Lender”: as defined in Subsection 2.8(b). “Additional Indebtedness”: as defined in the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any Other Intercreditor Agreement, as applicable. “Additional Obligations”: senior or subordinated Indebtedness (which Indebtedness may be (x) secured by a Lien ranking pari passu to the Lien securing the Loan Document Obligations, (y) secured by a Lien ranking junior to the Lien securing the Loan Document Obligations or (z) unsecured), including customary bridge financings, in each case issued or incurred by the Borrower, a Guarantor or an Escrow Subsidiary, the terms of which Indebtedness (i) do not provide for a maturity date or weighted average life to maturity earlier than the Initial Term Loan Maturity Date or shorter than the remaining weighted average life to maturity of the Initial Term Loans, as the case may be (other than an earlier maturity date and/or shorter weighted average life to maturity (1) for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date or a shorter weighted average life to maturity than the Initial Term Loan Maturity Date or the remaining weighted average life to maturity of the Initial Term Loans, as applicable or (2) pursuant to an escrow or similar arrangement with respect to the proceeds of such Additional Obligation), (ii) to the extent such Indebtedness is subordinated, provide for customary payment subordination to the Loan Document Obligations under the Loan Documents as reasonably determined by the Borrower in good faith, (iii) do not provide for any mandatory repayment or redemption from the Net Cash Proceeds of Asset Dispositions (other than any Asset Disposition in respect of any assets, business or Person the acquisition of which was financed, all or in part, with such Additional Obligations and the disposition of which was contemplated by any definitive agreement in respect of such acquisition) or Recovery Events or from Excess Cash Flow, to the extent the Net Cash Proceeds of such Asset Disposition or Recovery Event or such Excess Cash Flow are required to be applied to repay the Initial Term Loans hereunder pursuant to Subsection 4.4(e), on more than a ratable basis with the Initial Term Loans (after giving effect to any amendment in accordance with Subsection 11.1(d)(vi)) and (iv) such Indebtedness contains mandatory prepayment and redemption terms, covenants and events of default that are either (x) customary for similar Indebtedness in light of then-prevailing market conditions (it being understood and agreed that such Indebtedness shall include financial maintenance covenants only to the extent any such financial maintenance covenant is (1) applicable only to periods after the Maturity Date then in effect at the time of incurrence thereof or (2) included in or added to the Loan Documents for the benefit of the Lenders) or (y) when taken as a whole (other than interest rates, rate floors, fees and optional prepayment or redemption terms), not materially more favorable to the lenders or investors providing such Additional Obligations, as the case may be, than those set forth in the Loan Documents are with respect to the Lenders (other than covenants or other provisions applicable only to periods after the Maturity Date then in effect at the time of incurrence thereof or that are included in or added to the Loan Documents for the benefit of the Lenders), in the case of each of clauses (x) and (y), as conclusively determined by the Borrower in good faith; provided that (a) other than with respect to proceeds of such Additional Obligations which are subject to an escrow or similar arrangement and any related deposit of cash, Cash Equivalents or Temporary Cash Investments to cover interest and premium in respect of such Additional Obligations, such Indebtedness shall not be secured by any Lien on any asset of any Loan Party that does not also secure the Loan Document Obligations, or be guaranteed by any Person other than the Guarantors (it being understood that the primary obligation of an Escrow Subsidiary shall not constitute a guarantee by a Person other than a Guarantor), (b) if secured by Collateral, such Indebtedness (and all related Obligations) shall be subject to the terms of the ABL/Term Loan Intercreditor Agreement or an - 3 -

Other Intercreditor Agreement and (c) if secured by Term Loan Priority Collateral on a senior basis to the Liens on such Collateral securing the Senior ABL Facility and on a junior basis to the Liens on such Collateral securing the Loan Document Obligations, such Indebtedness (and all related Obligations) shall be subject to the terms of a Junior Lien Intercreditor Agreement or an Other Intercreditor Agreement. “Additional Obligations Documents”: any document or instrument (including any guarantee, security agreement or mortgage and which may include any or all of the Loan Documents) issued or executed and delivered with respect to any Additional Obligations, Rollover Indebtedness, Letter of Credit Facilities or any Indebtedness Incurred pursuant to Subsection 8.1(b)(xvii) by any Loan Party. “Additional Specified Refinancing Lender”: as defined in Subsection 2.11(b). “Adjusted Daily Simple SOFR”: an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.11448%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Adjusted Term SOFR Rate”:, for any Interest Period, an interest rate per annum equal to the Term SOFR Rate for such Interest Period, plus (x) for Interest Periods of one month, 0.11448%, (y) for Interest Periods of three months, 0.26161% and (y) for Interest Periods of six months, 0.42826%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Administrative Agent”: JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), in its capacity as administrative agent for the Lenders hereunder and shall include any successor to the Administrative Agent appointed pursuant to Subsection 10.9. “Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affected Loans”: as defined in Subsection 4.9. “Affiliate”: as to any specified Person, any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. “Affiliate Transaction”: as defined in Subsection 8.5(a). “Agents”: the collective reference to the Administrative Agent and the Collateral Agent and “Agent” shall mean any of them. “Agreement”: this Credit Agreement, as amended, supplemented, waived or otherwise modified from time to time. “Alternate Base Rate”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate - 4 -

for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Subsection 4.7 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Subsection 4.7(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.50%, such rate shall be deemed to be 1.50% for purposes of this Agreement. “Amendment”: as defined in Subsection 8.3(c). “Ancillary Document”: as defined in Subsection 11.9. “Anti-Corruption Laws”: all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption. “Applicable Discount”: as defined in Subsection 4.4(l)(iii)(2). “Applicable Margin”: in respect of Initial Term Loans (i) with respect to ABR Loans, 1.00% per annum, and (ii) with respect to Term Benchmark Loans and RFR Loans, 2.00% per annum. “Applicable Parties”: as defined in Subsection 10.17(c). “Applicable Reference Period”: as of any date of determination, the most recently ended Reference Period for which financial statements with respect to each Fiscal Quarter included in such Reference Period have been delivered pursuant to Section 7.1(a) or 7.1(b) (or, prior to the delivery of any such financial statements, the Reference Period ended March 26, 2021). “Approved Borrower Portal”: as defined in Subsection 10.17(a). “Approved Fund”: as defined in Subsection 11.6(b)(ii). “Asset Disposition”: any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable Requirement of Law), property or other assets (each referred to for the purposes of this definition as a “disposition”) by any Group Member (including any disposition by means of a merger, consolidation, amalgamation or similar transaction) other than (i) a disposition to a Group Member, (ii) a disposition in the ordinary course of business, (iii) a disposition of Cash Equivalents, Investment Grade Securities or Temporary Cash Investments, (iv) the sale or discount (with or without recourse, and on customary or commercially reasonable terms, as determined by the Borrower in good faith) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (v) any Restricted Payment Transaction, (vi) a disposition that is governed by Subsection 8.7, (vii) any Financing Disposition, (viii) any “fee in lieu” or other disposition of assets to any Governmental Authority that continue in use by any Group Member, so long as such Group Member may obtain title to such assets upon reasonable notice by paying a nominal fee, (ix) any exchange of property pursuant to or intended to qualify under Section 1031 (or any successor section) of the Code, or any exchange of equipment to be leased, rented or otherwise used in a Related Business, (x) any financing transaction with respect to - 5 -

property built or acquired by any Group Member after the Closing Date, including any sale/leaseback transaction or asset securitization, (xi) any disposition arising from foreclosure, condemnation, eminent domain, or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement, or necessary or advisable (as determined by the Borrower in good faith) in order to consummate any acquisition of any Person, business or assets, or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement or of non-core assets acquired in connection with any acquisition of any Person, business or assets or any Investment, (xii) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary, (xiii) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than a Group Member) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition, (xiv) a disposition of not more than 5.0% of the outstanding Capital Stock of a Foreign Subsidiary that has been approved by the Board of Directors, (xv) any disposition or series of related dispositions for aggregate consideration not to exceed the greater of $30,000,00058,000,000 and 2.00% of Consolidated Total Assets (as of the date on which a binding commitment for such disposition was entered into), (xvi) the abandonment or other disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries taken as a whole, (xvii) any license, sublicense or other grant of rights in or to any trademark, copyright, patent or other intellectual property, (xviii) any Exempt Sale and Leaseback Transaction, (xix) the creation or granting of any Lien permitted under this Agreement or (xx) any sale, transfer, conveyance or other disposition of receivables pursuant to an electronic payment service to facilitate the processing of receivables in connection with cash management of the Group Members; provided that any disposition by any Group Member of material Intellectual Property (excluding, for the avoidance of doubt, any non-exclusive license, sublicense or other grant of rights in or to any trademark, copyright, patent or other intellectual property) to an Unrestricted Subsidiary shall be considered an “Asset Disposition”. “Assignee”: as defined in Subsection 11.6(b)(i). “Assignment and Acceptance”: an Assignment and Acceptance, substantially in the form of Exhibit E hereto. “Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Subsection 4.7. “Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing - 6 -

banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bank Products Agreement”: any agreement pursuant to which a bank or other financial institution agrees to provide (a) treasury services, (b) credit card, merchant card, purchasing card or stored value card services (including the processing of payments and other administrative services with respect thereto), (c) cash management services (including controlled disbursements, automated clearinghouse transactions, return items, netting, overdrafts, depository, lockbox, stop payment, electronic funds transfer, information reporting, wire transfer and interstate depository network services) and (d) other banking products or services as may be requested by any Group Member (other than letters of credit and other than loans and advances except indebtedness arising from services described in clauses (a) through (c) of this definition). “Bank Products Obligations”: of any Person means the obligations of such Person pursuant to any Bank Products Agreement. “Bankruptcy Code”: Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as now and hereafter in effect, or any successor statute. “Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person. “Bankruptcy Plan”: a reorganization or plan of liquidation pursuant to any Debtor Relief Laws. “Bankruptcy Proceeding”: any voluntary or involuntary bankruptcy, reorganization, insolvency or liquidation proceeding. “Benchmark”: initially, with respect to any (i) RFR Loan, the Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Subsection 4.7. “Benchmark Replacement”: for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date (in consultation with the Borrower): - 7 -

(1) with respect to the Term SOFR Rate only, the Adjusted Daily Simple SOFR; (2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment; If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time. “Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Borrower) decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Replacement Date”: with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published - 8 -

component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event”: with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth - 9 -

above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period”: with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Subsection 4.7 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Subsection 4.7. “Benefit Plans”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “Benefited Lender”: as defined in Subsection 11.7(a). “BHC Act Affiliate”: an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Board”: the Board of Governors of the Federal Reserve System. “Board of Directors”: for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board of directors or other governing body. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Borrower. “Borrower”: Atkore International, Inc., a Delaware corporation, and any successor in interest thereto. “Borrower Communications”: as defined in Subsection 10.17(c). “Borrower Offer of Specified Discount Prepayment”: the offer by the Borrower to make a voluntary prepayment of Term Loans at a specified discount to par pursuant to Subsection 4.4(l)(ii). “Borrower Solicitation of Discount Range Prepayment Offers”: the solicitation by the Borrower of offers for, and the corresponding acceptance, if any, by a Lender of a voluntary prepayment of Term Loans at a specified range at a discount to par pursuant to Subsection 4.4(l)(iii). “Borrower Solicitation of Discounted Prepayment Offers”: the solicitation by the Borrower of offers for, and the subsequent acceptance, if any, by a Lender of a voluntary prepayment of Term Loans at a discount to par pursuant to Subsection 4.4(l)(iv). “Borrowing”: the borrowing of one Type of Loan of a single Tranche from all the Lenders having Initial Term Loan Commitments or other commitments of the respective Tranche on a given date (or resulting from a conversion or conversions on such date) having, in the case of Term Benchmark Loans, the same Interest Period. - 10 -

“Borrowing Date”: any Business Day specified in a notice delivered pursuant to Subsection 2.3 as a date on which the Borrower requests the Lenders to make Loans hereunder. “Borrowing Request”: a request by the Borrower for a borrowing of Loans in accordance with Section 2.2, which shall be substantially in the form of Exhibit C or any other form approved by the Administrative Agent. “Business Day”: a day (other than a Saturday or a Sunday) on which banks are open for business in New York City and Chicago; provided that, in addition to the foregoing, a Business Day shall be (a) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan, and (b) in relation to Term Benchmark Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such Term Benchmark Loans, or any other dealings of such Term Benchmark Loans, any such day that is only a U.S. Government Securities Business Day. “Canadian Defined Benefit Plan”: each Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Income Tax Act (Canada). “Canadian Pension Event”: the occurrence of any of the following: (i) a Restricted Subsidiary initiates any action or filing to voluntarily terminate or wind-up (in whole or in part) a Canadian Defined Benefit Plan; (ii) the institution of proceedings by a Governmental Authority to terminate or wind-up (in whole or in part) any Canadian Defined Benefit Plan; (iii) the wind-up or termination (in whole or in part) of a Canadian Defined Benefit Plan; (iv) the appointment by any Governmental Authority of a replacement administrator or trustee to wind-up or terminate (in whole or in part) a Canadian Defined Benefit Plan; (v) the withdrawal of any Restricted Subsidiary from any “multi-employer pension plan” as defined in the Pension Benefits Act (Ontario), or any similar plan subject to any other applicable federal or provincial pension standards legislation in Canada, where any additional contributions from the Restricted Subsidiary are triggered by such withdrawal, or (vii) any statutory deemed trust or Lien arises in connection with a Canadian Pension Plan. “Canadian Pension Plan”: each Foreign Pension Plan that is a “registered pension plan” as defined in subsection 248(1) of the Income Tax Act (Canada) and/or is subject to any applicable federal or provincial pension standards legislation in Canada, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively. “Canadian Guarantee and Collateral Agreement”: the Canadian Guarantee and Collateral Agreement delivered to the Collateral Agent as of the Closing Date, substantially in the form of Exhibit B-2 hereto, as the same may be amended, supplemented, waived or otherwise modified from time to time. “Capital Expenditures”: for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under leases evidencing Capitalized Lease Obligations) by the Group Members during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on a consolidated statement of cash flows of Parent. “Capital Stock”: as to any Person, any and all shares or units of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity. - 11 -

“Capitalized Lease Obligation”: an obligation that is required to be classified and accounted for as a capitalized or financing lease (and, for the avoidance of doubt, not an operating lease) for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease. “Captive Insurance Subsidiary”: any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof). “Cash Capped Incremental Amount”: as of any date, an amount equal to (a) the greater of (i) $500,000,000456,000,000 and (ii) 100% of Consolidated EBITDA calculated on a pro forma basis for the Applicable Reference Period less (b) (i) the aggregate principal amount of Incremental Loans established in reliance on the Cash Capped Incremental Amount and (ii) Indebtedness Incurred in reliance on the Cash Capped Incremental Amount pursuant to Subsection 8.1(b)(x) or Subsection 8.1(b)(xvi). “Cash Equivalents”: any of the following: (a) money, (b) securities issued or fully guaranteed or insured by the United States of America, Canada, the United Kingdom or a member state of the European Union or any agency or instrumentality of any thereof, (c) time deposits, certificates of deposit or bankers’ acceptances of (i) any bank or other institutional lender under this Agreement, the Senior ABL Facility or any affiliate thereof or (ii) any commercial bank having capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof as of the date of such investment) and the commercial paper of the holding company of which is rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or, if at such time neither is issuing ratings, a comparable rating of another nationally recognized rating agency), (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c)(i) or (c)(ii) above, (e) money market instruments, commercial paper or other short-term obligations rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s (or, if at such time neither is issuing ratings, a comparable rating of another nationally recognized rating agency), (f) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended, (g) investments similar to any of the foregoing denominated in foreign currencies approved by the Board of Directors, and (h) solely with respect to any Captive Insurance Subsidiary, any investment that any such Person is permitted to make in accordance with applicable law. “Change in Law”: as defined in Subsection 4.11(a). “Change of Control”: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall be the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of (A) more than 35.0% of the total voting power of all outstanding shares of Parent; (ii) Parent shall cease to own, directly or indirectly, 100.0% of the Capital Stock of the Borrower (or any Successor Borrower); or (iii) a “Change of Control” as defined in the Senior ABL Facility. Notwithstanding anything to the contrary in the foregoing, the Transactions shall not constitute or give rise to a Change of Control. “Change of Control Offer”: as defined in Subsection 8.8(a). “Closing Date”: May 26, 2021. - 12 -

“CME Term SOFR Administrator”: CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator). “Code”: the Internal Revenue Code of 1986, as amended from time to time. “Collateral”: all assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document. “Collateral Agent”: as defined in the Preamble hereto and shall include any successor to the Collateral Agent appointed pursuant to Subsection 10.9. “Collateral Representative”: (i) if the ABL/Term Loan Intercreditor Agreement is then in effect, the ABL Agent, (ii) if the Junior Lien Intercreditor Agreement is then in effect, the Senior Priority Representative (as defined therein) and (iii) if any Other Intercreditor Agreement is then in effect, the Person acting as representative for the Collateral Agent and the Secured Parties thereunder for the applicable purpose contemplated by this Agreement and the Guarantee and Collateral Agreement. “Collection Amounts”: as defined in Section 10.14. “Commitment”: as to any Lender, such Lender’s Initial Term Loan Commitments and Incremental Commitments, as the context requires. “Commodities Agreement”: in respect of a Person, any commodity futures contract, forward contract, option or similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or beneficiary. “Commonly Controlled Entity”: an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer with the Borrower under Sections 414(m) and (o) of the Code. “Compliance Certificate”: as defined in Subsection 7.2(a). “Conduit Lender”: any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument delivered to the Administrative Agent (a copy of which shall be provided by the Administrative Agent to the Borrower on request); provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations under this Agreement, including its obligation to fund a Loan if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to any provision of this Agreement, including Subsection 4.10, 4.11, 4.12 or 11.5, than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender if such designating Lender had not designated such Conduit Lender hereunder, (b) be deemed to have any Commitment or (c) be designated if such designation would otherwise increase the costs of any Facility to the Borrower. - 13 -

“Consolidated EBITDA”: for any period, the Consolidated Net Income for such period, plus (x) the following to the extent deducted in calculating such Consolidated Net Income, without duplication: (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital (including penalties and interest, if any), (ii) Consolidated Interest Expense, all items excluded from the definition of Consolidated Interest Expense pursuant to clause (iii) thereof (other than Special Purpose Financing Expense), any Special Purpose Financing Fees, and to the extent not reflected in Consolidated Interest Expense, costs of surety bonds in connection with financing activities, (iii) depreciation, (iv) amortization (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs), (v) any non-cash charges or non-cash losses, (vi) any expenses or charges related to any equity offering, Investment or Indebtedness permitted by this Agreement (whether or not consummated or Incurred, and including any offering or sale of Capital Stock of a Parent Entity), (vii) the amount of any loss attributable to non-controlling interests, (viii) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Hedging Obligations or other derivative instruments, (ix) [reserved], (x) interest and investment income, (xi) the amount of loss on any Financing Disposition, (xii) expenses or charges incurred in respect of restructuring initiatives, cost savings initiatives and other similar initiatives and (xiii) any costs or expenses pursuant to any management or employee stock option or other equity-related plan, program or arrangement, or other benefit plan, program or arrangement, or any equity subscription or equityholder agreement, to the extent funded with cash proceeds contributed to the capital of Parent, Holdings or the Borrower or an issuance of Capital Stock of Parent, Holdings or the Borrower (other than Disqualified Stock) and excluded from the calculation set forth in Subsection 8.2(a)(3)(B), plus (y) “run-rate” cost savings, operating expense reductions, operating improvements and synergies of the Group Members related to mergers, amalgamations and other business combinations, acquisitions, divestitures, restructurings, cost savings initiatives and other similar initiatives (i) projected by the Borrower in good faith to be realized as the result of actions taken or to be taken on or prior to the date that is 18 months after the date of any such initiative or transaction and (ii) that are reasonably identifiable and factually supportable in the good faith determination of the Borrower (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions (which adjustments may be incremental to pro forma adjustments made pursuant to the proviso to the definition of “Consolidated First Lien Leverage Ratio”, “Consolidated Fixed Charge Coverage Ratio,” “Consolidated Secured Leverage Ratio” or “Consolidated Total Leverage Ratio”); provided that the aggregate amount added back pursuant to this clause (y) in any period shall not exceed 25% of Consolidated EBITDA (calculated before giving effect to any such addback) for such period. “Consolidated First Lien Indebtedness”: as of any date of determination, (i) an amount equal to the Consolidated Total Indebtedness (without regard to clause (ii) of the definition thereof) as of such date that in each case is then secured by Liens on property or assets of any Group Member (other than (x) Indebtedness secured by a Lien ranking junior to or subordinated to the Liens securing the Loan Document Obligations and (y) property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby), minus (ii) the sum of (A) the amount of such Indebtedness consisting of Indebtedness of a type referred to in, or Incurred pursuant to, Subsection 8.1(b)(ix) and (B) Unrestricted Cash of the Group Members. “Consolidated First Lien Leverage Ratio”: as of any date of determination, the ratio of (i) Consolidated First Lien Indebtedness as at such date to (ii) the aggregate amount of Consolidated EBITDA for the Applicable Reference Period; provided that the Consolidated First Lien Leverage Ratio shall be calculated on a Pro Forma Basis. - 14 -

“Consolidated Fixed Charges”: with respect to any Person for any period (and with respect to Parent, Holdings, the Borrower and the Restricted Subsidiaries, such Persons on a consolidated basis), without duplication, the sum of: (1) Consolidated Interest Expense for such period; plus (2) Disqualified Stock dividends paid, accrued or scheduled to be paid or accrued during such period, excluding dividends paid in Capital Stock that is not Disqualified Stock; plus (3) Preferred Stock dividends paid, accrued or scheduled to be paid or accrued during such period, excluding dividends paid in Capital Stock that is not Disqualified Stock. “Consolidated Fixed Charge Coverage Ratio”: as of any date of determination, the ratio of (i) the aggregate amount of Consolidated EBITDA for the Applicable Reference Period to (ii) Consolidated Fixed Charges for the Applicable Reference Period; provided that (1) if, since the beginning of such period, any Group Member has Incurred any Indebtedness or Parent has issued any Designated Preferred Stock that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio is an Incurrence of Indebtedness or an issuance of Designated Preferred Stock of Parent, Consolidated Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness or Designated Preferred Stock as if such Indebtedness or Designated Preferred Stock had been Incurred or issued, as applicable, on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such Applicable Reference Period or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such Applicable Reference Period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation), (2) if, since the beginning of such period, any Group Member has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness, or any Designated Preferred Stock of Parent that is no longer outstanding on such date of determination (each, a “Discharge”) or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been repaid with an equivalent permanent reduction in commitments thereunder) or a Discharge of Designated Preferred Stock of Parent, Consolidated EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such Discharge of Indebtedness or Designated Preferred Stock, including with the proceeds of such new Indebtedness or such new Designated Preferred Stock of Parent, as if such Discharge had occurred on the first day of such period, (3) if, since the beginning of such period, any Group Member shall have made a Sale (including any Sale occurring in connection with a transaction causing a calculation to be made hereunder), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Fixed Charges for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any - 15 -

Indebtedness of any Group Member repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to such Group Member in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary is disposed of in such Sale or any Restricted Subsidiary is designated as an Unrestricted Subsidiary, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent such Group Member is no longer liable for such Indebtedness after such Sale, (4) if, since the beginning of such period, any Group Member (by merger, consolidation, amalgamation or otherwise) shall have made a Purchase (including any Purchase occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and (5) if, since the beginning of such period, any Person became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into any Group Member, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by any Group Member since the beginning of such period, Consolidated EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period; For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred, Designated Preferred Stock issued, or Indebtedness or Designated Preferred Stock repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or a Responsible Officer of the Borrower; provided that with respect to cost savings or synergies relating to any Sale, Purchase or other transaction, the related actions are expected by Parent, Holdings or the Borrower to be taken no later than 18 months after the date of determination and such cost savings or synergies shall be subject to (and included in) the cap set forth in clause (y) of Consolidated EBITDA. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of Parent, Holdings, the Borrower or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a term interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as Parent, Holdings, the Borrower or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Borrower (which determination shall be conclusive) to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. “Consolidated Interest Expense”: for any period, (i) the total interest expense of the Group Members to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Group Members, including any such interest expense consisting of (A) interest expense - 16 -

attributable to Capitalized Lease Obligations (excluding, for the avoidance of doubt, any lease, rental or other expense in connection with a lease that is not a Capitalized Lease Obligation), (B) amortization of debt discount, (C) interest in respect of Indebtedness of any other Person that has been Guaranteed by any Group Member, but only to the extent that such interest is actually paid by any Group Member, (D) non-cash interest expense, (E) the interest portion of any deferred payment obligation, and (F) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, plus (ii) Preferred Stock dividends paid in cash in respect of Disqualified Stock of Parent, Holdings or the Borrower held by Persons other than a Group Member or in respect of Designated Preferred Stock of Parent pursuant to Subsection 8.2(b)(xi)(A), minus (iii) to the extent otherwise included in such interest expense referred to in clause (i) above, Special Purpose Financing Expense, accretion or accrual of discounted liabilities not constituting Indebtedness, expense resulting from discounting of Indebtedness in conjunction with recapitalization or purchase accounting, any “additional interest” in respect of registration rights arrangements for any securities, amortization or write-off of financing costs, and any expensing of bridge, commitment or other financing fees in each case under clauses (i) through (iii) above as determined on a Consolidated basis in accordance with GAAP; provided that gross interest expense shall be determined after giving effect to any net payments made or received by the Borrower and its Restricted Subsidiaries with respect to Interest Rate Agreements. “Consolidated Net Income”: for any period, the net income (loss) of the Group Members, determined on a Consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided that, without duplication, there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such Person is not a Group Member, except that (A) any Group Member’s net income for such period shall be increased by the aggregate amount actually dividended or distributed or that (as determined by the Borrower in good faith) could have been dividended or distributed by such Person during such period to a Group Member as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below), to the extent not already included therein, and (B) any Group Member’s equity in the net loss of such Person shall be included to the extent of the aggregate Investment of any Group Member in such Person, (ii) solely for purposes of determining the amount available for Restricted Payments under Subsection 8.2(a)(3)(A) and Excess Cash Flow, any net income (loss) of any Restricted Subsidiary that is not a Subsidiary Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to Parent, Holdings or the Borrower by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to this Agreement, the other Loan Documents or the ABL Facility Documents, and (z) restrictions in effect on the Closing Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Lenders than such restrictions in effect on the Closing Date as determined by the Borrower in good faith), except that (A) the Borrower’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that (as determined by the Borrower in good faith) could have been made by such Restricted Subsidiary during such period to the Borrower or another Restricted Subsidiary - 17 -

(subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause (ii)) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of any Group Member in such Restricted Subsidiary, (iii) (x) any gain or loss realized upon the sale, abandonment or other disposition of any asset of any Group Member (including pursuant to any sale/leaseback transaction) that is not sold, abandoned or otherwise disposed of in the ordinary course of business (as determined by the Borrower in good faith) and (y) any gain or loss realized upon the disposal, abandonment or discontinuation of operations of any Group Member, (iv) any extraordinary, unusual or nonrecurring gain, loss or charge (including fees, expenses and charges associated with the Transactions and any acquisition, merger, amalgamation or consolidation after the Closing Date or any accounting change), (v) the cumulative effect of a change in accounting principles, (vi) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments, (vii) any unrealized gains or losses in respect of Hedge Agreements, (viii) any unrealized foreign currency translation gains or losses, including in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person, (ix) any non-cash compensation charge arising from any grant of limited liability company interests, stock, stock options or other equity based awards, (x) to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation gains or losses, including in respect of Indebtedness or other obligations of any Group Member owing to any Group Member, (xi) any non-cash charge, expense or other impact attributable to application of the purchase or recapitalization method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase or recapitalization accounting adjustments), non-cash charges for deferred tax valuation allowances and non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP, (xii) expenses related to the conversion of various employee benefit programs in connection with the Transactions, and non-cash compensation related expenses, and (xiii) to the extent covered by insurance and actually reimbursed (or the Borrower has determined that there exists reasonable evidence that such amount will be reimbursed by the insurer and such amount is not denied by the applicable insurer in writing within 180 days and is reimbursed within 365 days of the date of such evidence (with a deduction in any future calculation of Consolidated Net Income for any amount so added back to the extent not so reimbursed within such 365-day period)), any expenses with respect to liability or casualty events or business interruption; provided, further, that the exclusion of any item pursuant to the - 18 -

foregoing clauses (i) through (xiii) shall also exclude the tax impact of any such item, if applicable. In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (iv) above in any determination thereof, the Borrower will deliver a certificate of a Responsible Officer to the Administrative Agent promptly after the date on which Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge. Notwithstanding the foregoing, for the purpose of Subsection 8.2(a)(3)(A) only, there shall be excluded from Consolidated Net Income, without duplication, any income consisting of dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to a Group Member, and any income consisting of return of capital, repayment or other proceeds from dispositions or repayments of Investments consisting of Restricted Payments, in each case to the extent such income would be included in Consolidated Net Income and such related dividends, repayments, transfers, return of capital or other proceeds are applied by the Borrower to increase the amount of Restricted Payments permitted under Subsection 8.2(a)(3)(C) or (D). “Consolidated Secured Indebtedness”: as of any date of determination, (i) an amount equal to the Consolidated Total Indebtedness (without regard to clause (ii) of the definition thereof) as of such date that in each case is then secured by Liens on property or assets of the Group Members, minus (ii) the sum of (A) the amount of such Indebtedness consisting of Indebtedness of a type referred to in, or Incurred pursuant to, Subsection 8.1(b)(ix) and (B) Unrestricted Cash of the Group Members. “Consolidated Secured Leverage Ratio”: as of any date of determination, the ratio of (i) Consolidated Secured Indebtedness as at such date to (ii) the aggregate amount of Consolidated EBITDA for the Applicable Reference Period; provided that the Consolidated Secured Leverage Ratio shall be calculated on a Pro Forma Basis. “Consolidated Total Assets”: as of any date of determination, the total assets, in each case that is or would be reflected on the consolidated balance sheet of Parent as at the end of the most recently ended Fiscal Quarter of Parent for which a balance sheet is available, determined on a Consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or Liens or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith). “Consolidated Total Indebtedness”: as of any date of determination, an amount equal to (i) the aggregate principal amount of outstanding Indebtedness of the Group Members as of such date consisting of (without duplication) Indebtedness for borrowed money (including Purchase Money Obligations and unreimbursed outstanding drawn amounts under funded letters of credit); Capitalized Lease Obligations; debt obligations evidenced by bonds, debentures, notes or similar instruments; Disqualified Stock; and (in the case of any Restricted Subsidiary that is not a Subsidiary Guarantor) Preferred Stock, determined on a Consolidated basis in accordance with GAAP (excluding items eliminated in Consolidation, and for the avoidance of doubt, excluding Hedging Obligations) minus (ii) the sum of (A) the amount of such Indebtedness consisting of Indebtedness of a type referred to in, or Incurred pursuant to, Subsection 8.1(b)(ix) and (B) Unrestricted Cash of the Group Members. “Consolidated Total Leverage Ratio”: as of any date of determination, the ratio of (i) Consolidated Total Indebtedness as at such date to (ii) the aggregate amount of Consolidated EBITDA for the Applicable Reference Period; provided that the Consolidated Total Leverage Ratio shall be calculated on a Pro Forma Basis. - 19 -

“Consolidated Working Capital”: at any date, the excess of (a) the sum of all amounts (other than cash, Cash Equivalents and Temporary Cash Investments) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Parent at such date excluding the current portion of current and deferred income taxes over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Parent on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans, ABL Facility Loans or Unsecured Notes to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income taxes. “Consolidation”: the consolidation of the accounts of the Group Members in accordance with GAAP; provided that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of any Group Member in any Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning. “Contract Consideration”: as defined in the definition of “Excess Cash Flow.” “Contractual Obligation”: as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. “Contribution Amounts”: the aggregate amount of capital contributions applied by the Borrower to permit the Incurrence of Contribution Indebtedness pursuant to Subsection 8.1(b)(xi). “Contribution Indebtedness”: Indebtedness of the Group Members in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded Contributions, the proceeds from the issuance of Disqualified Stock or contributions by the Group Members) made to the capital of Parent after the ClosingSecond Amendment Effective Date (whether through the issuance or sale of Capital Stock or otherwise); provided that such Contribution Indebtedness (a) is Incurred within 180 days after the receipt of the related cash contribution and (b) is so designated as Contribution Indebtedness pursuant to a certificate of a Responsible Officer of the Borrower on the date of Incurrence thereof. “Corresponding Tenor”: with respect to any Available Tenor, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Covered Entity”: any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party”: as defined in Subsection 11.21. - 20 -

“Currency Agreement”: in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary. “Daily Simple SOFR”: for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. “Debtor Relief Laws”: the Bankruptcy Code, Companies’ Creditors Arrangement Act (Canada), Bankruptcy and Insolvency Act (Canada), the Winding Up and Restructuring Act (Canada), any Canadian corporate statute where such statute is used to propose an arrangement involving the compromise of claims of creditors and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, Canada or other applicable jurisdictions from time to time in effect. “Declined Amounts”: the sum of (x) the Term Loan Declined Amounts and (y) the amount of Excess Cash Flow and Net Cash Proceeds of any Asset Disposition offered (to the extent any Group Member is required by the terms thereof) to prepay, repay or purchase other Indebtedness that is secured by the Collateral on a pari passu basis with the Loan Document Obligations which the holders of such Indebtedness decline to accept pursuant to the terms equivalent to Subsection 4.4(h). “Default”: any of the events specified in Subsection 9.1, whether or not any requirement for the giving of notice (other than, in the case of Subsection 9.1(e), a Default Notice), the lapse of time, or both, or any other condition specified in Subsection 9.1, has been satisfied. “Default Notice”: as defined in Subsection 9.1(e). “Default Right”: the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Deposit Account”: any deposit account (as such term is defined in Article 9 of the UCC). “Designated Noncash Consideration”: the Fair Market Value of noncash consideration received by a Group Member in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation. “Designated Preferred Stock”: Preferred Stock of Parent (other than Disqualified Stock) that is issued after the Closing Date for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to a certificate of a Responsible Officer of the Borrower; provided that the cash proceeds of such issuance shall be excluded from the calculation set forth in Subsection 8.2(a)(3)(B). - 21 -

“Designation Date”: as defined in Subsection 2.10(f). “Discharge”: as defined in clause (2) of the definition of “Consolidated Fixed Charge Coverage Ratio.” “Discount Prepayment Accepting Lender”: as defined in Subsection 4.4(l)(ii)(2). “Discount Range”: as defined in Subsection 4.4(l)(iii)(1). “Discount Range Prepayment Amount”: as defined in Subsection 4.4(l)(iii)(1). “Discount Range Prepayment Notice”: a written notice of the Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Subsection 4.4(l) substantially in the form of Exhibit O. “Discount Range Prepayment Offer”: the irrevocable written offer by a Lender, substantially in the form of Exhibit P, submitted in response to an invitation to submit offers following the Administrative Agent’s receipt of a Discount Range Prepayment Notice. “Discount Range Prepayment Response Date”: as defined in Subsection 4.4(l)(iii)(1). “Discount Range Proration”: as defined in Subsection 4.4(l)(iii)(3). “Discounted Prepayment Determination Date”: as defined in Subsection 4.4(l)(iv)(3). “Discounted Prepayment Effective Date”: in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers, or otherwise, five Business Days following the receipt by each relevant Lender of notice from the Administrative Agent in accordance with Subsection 4.4(l)(ii), Subsection 4.4(l)(iii) or Subsection 4.4(l)(iv), as applicable unless a shorter period is agreed to between the Borrower and the Administrative Agent. “Discounted Term Loan Prepayment”: as defined in Subsection 4.4(l)(i). “Disinterested Directors”: with respect to any Affiliate Transaction, one or more members of the Board of Directors of the Borrower, or one or more members of the Board of Directors of a Parent Entity, having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such member’s holding Capital Stock of the Borrower or any Parent Entity or any options, warrants or other rights in respect of such Capital Stock. “disposition”: as defined in the definition of the term “Asset Disposition” in this Subsection 1.1. “Disqualified Party”: unless otherwise consented to in writing by the Borrower, (i) any (x) competitor of the Group Members that is in the same or a similar line of business as the Group Members and is designated in writing by the Borrower to the Administrative Agent or (y) any affiliate of such competitor, which affiliate is either designated in writing by the Borrower to the Administrative Agent or clearly identifiable solely by similarity of its name to such competitor and (ii) any (x) Persons designated in writing by the Borrower to the Administrative Agent on or prior to the date hereof or (y) any affiliate of such Person, which affiliate is either designated in writing by the Borrower to the Administrative Agent or clearly identifiable solely by similarity of its name to such Person (other than - 22 -

affiliates that constitute bona fide debt funds primarily investing in loans); provided that the Borrower shall not designate any Person that is a Lender, or that has entered into a trade to become a Lender, at the time of designation as a “Disqualified Party”; provided further that provided that no designation of a Disqualified Party shall become effective until three Business Days after such written notice is delivered to JPMDQ_Contact@jpmorgan.com. “Disqualified Stock”: with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control” or an Asset Disposition or other disposition) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control” or an Asset Disposition or other disposition), in whole or in part, in each case on or prior to the Initial Term Loan Maturity Date; provided that Capital Stock issued to any employee benefit plan, or by any such plan to any employees of Parent, Holdings, the Borrower or any Subsidiary, shall not constitute Disqualified Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations. “Dollars” and “$”: dollars in lawful currency of the United States of America. “Domestic Subsidiary”: any Restricted Subsidiary of the Borrower other than a Foreign Subsidiary. “Early Maturing Notes”: the Unsecured Notes and any extension, refinancing, replacement or renewal thereof that has a scheduled maturity date prior to 91 days after the Scheduled Maturity Date. “ECF Payment Date”: as defined in Subsection 4.4(e)(iii). “ECF Prepayment Amount”: as defined in Subsection 4.4(e)(iii). “EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Electronic Signature”: an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. - 23 -

“Eligible Assignee”: (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, (d) any commercial bank and (e) any other financial institution or investment fund engaged as a primary activity in the ordinary course of its business in making or investing in commercial loans or debt securities, other than, in each case, (i) a natural person or (ii) except to the extent permitted under Sections 2.9 and 11.6(h), any Group Member or (iii) a Disqualified Party. “Environmental Costs”: any and all costs or expenses (including attorney’s, legal counsel’s and consultant’s fees, investigation and laboratory fees, response costs, fines, penalties, court costs and litigation expenses, fines, penalties, damages, settlement payments, judgments and awards), of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to, any actual or alleged violation of, noncompliance with or liability under any Environmental Laws. Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind. “Environmental Laws”: any and all U.S., Canadian or foreign, federal, state, provincial, territorial, local or municipal laws, rules, orders, enforceable guidelines and orders-in-council, regulations, legislation, statutes, ordinances, codes, decrees, directives, by-laws, guidelines, policies, interpretations, decisions and such requirements of any Governmental Authority properly promulgated and having the force and effect of law or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health (as it relates to exposure to Materials of Environmental Concern) or the environment, as have been, or now or at any relevant time hereafter are, in effect. “Environmental Permits”: any and all permits, licenses, registrations, notifications, exemptions and any other authorization required under any Environmental Law. “ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time. “Escrow Borrower” as defined in Subsection 2.8(a). “Escrow Subsidiary”: a Wholly Owned Domestic Subsidiary formed or established for the purpose of Incurring Indebtedness the proceeds of which will be subject to an escrow or other similar arrangement; provided that upon the termination of all such escrow or similar arrangement of such Subsidiary, such Subsidiary shall cease to constitute an “Escrow Subsidiary” hereunder and shall merge with and into the Borrower in accordance with Subsection 8.7. Prior to its merger with and into the Borrower, each Escrow Subsidiary shall not own, hold or otherwise have any interest in any material assets other than the proceeds of the applicable Indebtedness Incurred by such Escrow Subsidiary and any cash, Cash Equivalents or Temporary Cash Investments invested in such Escrow Subsidiary to cover interest and premium in respect of such Indebtedness. “EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Event of Default”: any of the events specified in Subsection 9.1; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied. “Excess Cash Flow”: for any period, an amount equal to the excess of: (a) the sum, without duplication, of - 24 -

(i) Consolidated Net Income for such period, (ii) an amount equal to the amount of all non-cash charges to the extent deducted in calculating such Consolidated Net Income and cash receipts to the extent excluded in calculating such Consolidated Net Income (except to the extent such cash receipts are attributable to revenue or other items that would be included in calculating Consolidated Net Income for any prior period), (iii) decreases in Consolidated Working Capital for such period (other than any such decreases arising (x) from any acquisition or disposition of (a) any business unit, division, line of business or Person or (b) any assets other than in the ordinary course of business (each, an “ECF Acquisition” or “ECF Disposition”, respectively) by the Group Members completed during such period, (y) from the application of purchase accounting or (z) as a result of the reclassification of any balance sheet item from short-term to long-term or vice versa), (iv) an amount equal to the aggregate net non-cash loss on Asset Dispositions (or any disposition specifically excluded from the definition of the term “Asset Disposition”) by the Group Members during such period (other than in the ordinary course of business) to the extent deducted in calculating such Consolidated Net Income, (v) cash receipts in respect of Hedge Agreements during such period to the extent not otherwise included in calculating such Consolidated Net Income, and (vi) any extraordinary, unusual or nonrecurring cash gain, over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in calculating such Consolidated Net Income and cash charges to the extent not deducted in calculating such Consolidated Net Income, (ii) without duplication of amounts deducted pursuant to clause (xi) below in prior years, the amount of Capital Expenditures either made in cash or accrued during such period (provided that, whether any such Capital Expenditures shall be deducted for the period in which cash payments for such Capital Expenditures have been paid or the period in which such Capital Expenditures have been accrued shall be at the Borrower’s election; provided, further, that, in no case shall any accrual of a Capital Expenditure which has previously been deducted give rise to a subsequent deduction upon the making of such Capital Expenditure in cash in the same or any subsequent period), except to the extent that such Capital Expenditures were financed with the proceeds of long-term Indebtedness of the Group Members (unless such Indebtedness has been repaid), (iii) the aggregate amount of all principal payments, purchases or other retirements of Indebtedness of the Group Members (including (A) the principal component of payments in respect of Capitalized Lease Obligations, (B) the amount of any repayment of Term Loans pursuant to Subsection 2.2(b) and (C) the amount of a mandatory prepayment of Term Loans pursuant to Subsection 4.4(e)(i) and any mandatory prepayment, repayment or redemption of Pari Passu Indebtedness pursuant to requirements under the agreements governing such Pari Passu Indebtedness similar to the requirements set forth in Subsection 4.4(e)(i), to the extent required due to an Asset Disposition (or any disposition specifically excluded from the definition of the term “Asset Disposition”) that resulted in an increase to Consolidated Net Income and not in - 25 -

excess of the amount of such increase, but excluding (w) all other prepayments of Loans, (x) all prepayments of loans under the Senior ABL Facility, (y) all prepayments of Pari Passu Indebtedness and (z) all prepayments of any other revolving loans (other than Incremental Revolving Loans hereunder and Pari Passu Indebtedness) to the extent there is not an equivalent permanent reduction in commitments thereunder) made during such period, except to the extent financed with the proceeds of long-term Indebtedness of the Group Members, (iv) an amount equal to the aggregate net non-cash gain on Asset Dispositions (or any disposition specifically excluded from the definition of the term “Asset Disposition”) by the Group Members during such period (other than in the ordinary course of business) to the extent included in calculating such Consolidated Net Income, (v) increases in Consolidated Working Capital for such period (other than any such increases arising (x) from any ECF Acquisition or ECF Disposition by Group Members completed during such period, (y) from the application of purchase accounting or (z) as a result of the reclassification of any balance sheet item from short-term to long-term or vice versa), (vi) payments by Group Members during such period in respect of long-term liabilities of the Group Members other than Indebtedness, to the extent not already deducted in calculating Consolidated Net Income, (vii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the aggregate amount of cash consideration paid by the Group Members (on a consolidated basis) in connection with Investments (including acquisitions) made during such period constituting “Permitted Investments” (other than Permitted Investments of the type described in clause (iii) of the definition thereof and intercompany Investments by and among Group Members) or made pursuant to Subsection 8.2 to the extent that such Investments were financed with internally generated cash flow of the Group Members, (viii) the amount of Restricted Payments (other than Investments) made in cash during such period (on a consolidated basis) by the Group Members pursuant to Subsection 8.2(b) (other than Subsections 8.2(b)(vi) and (xvi)), to the extent such Restricted Payments were financed with internally generated cash flow of the Group Members, (ix) the aggregate amount of expenditures actually made by the Group Members in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period and are not deducted in calculating Consolidated Net Income, (x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Group Members during such period that are made in connection with any prepayment of Indebtedness to the extent that such payments are not deducted in calculating Consolidated Net Income, (xi) at the Borrower’s election, without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Group Members pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Investments constituting “Permitted Investments” (other than Permitted Investments of the type described in clause (iii) of the definition thereof and intercompany Investments by and among the Group Members) or made pursuant to Subsection 8.2 or Capital Expenditures to be consummated or made during the period of four consecutive - 26 -

Fiscal Quarters of the Borrower following the end of such period; provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Investments and Capital Expenditures during such period of four consecutive Fiscal Quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive Fiscal Quarters, (xii) the amount of taxes (including penalties and interest) paid in cash or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in calculating such Consolidated Net Income for such period, (xiii) cash expenditures in respect of Hedge Agreements during such period to the extent not deducted in calculating such Consolidated Net Income; and (xiv) any extraordinary, unusual or nonrecurring cash loss or charge (including fees, expenses and charges associated with the Transactions and any acquisition, merger, amalgamation or consolidation after the Closing Date). “Exchange Act”: the Securities Exchange Act of 1934, as amended from time to time. “Excluded Assets”: as defined in the Guarantee and Collateral Agreement. “Excluded Contribution”: Net Cash Proceeds, or the Fair Market Value (as of the date of contribution) of property or assets, received by the Borrower as capital contributions to the Borrower after the ClosingSecond Amendment Effective Date or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Borrower, in each case to the extent designated as an Excluded Contribution pursuant to a certificate of a Responsible Officer of the Borrower and not previously included in the calculation set forth in Subsection 8.2(a)(3)(B)(x) for purposes of determining whether a Restricted Payment may be made. “Excluded Information”: as defined in Subsection 4.4(l)(i). “Excluded Subsidiary”: at any date of determination, any Subsidiary of the Borrower: (a) that is an Immaterial Subsidiary; (b) that is prohibited by Requirement of Law or Contractual Obligations existing on the Closing Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from Guaranteeing, or granting Liens to secure, the Loan Document Obligations or if Guaranteeing, or granting Liens to secure, the Loan Document Obligations would require governmental (including regulatory) consent, approval, license or authorization unless such consent, approval, license or authorization has been received; (c) with respect to which the provision of such guarantee of the Loan Documents would result in material adverse tax consequences to Parent or one of its Subsidiaries (as reasonably determined by the Borrower and notified in writing to the Administrative Agent); (cd) with respect to which the Borrower and the Administrative Agent reasonably agree in writing that the burden or cost or other consequences of providing a guarantee of the Loan Document Obligations shall be excessive in view of the benefits to be obtained by the Lenders therefrom; - 27 -

(d) with respect to which the provision of such guarantee of the Loan Document Obligations would result in material adverse tax consequences to Holdings or one of its Subsidiaries (as reasonably determined by the Borrower and notified in writing to the Administrative Agent); (e) that is a Subsidiary of a Foreign Subsidiary; (f) that is a joint venture or Non-Wholly Owned Subsidiary; (g) that is an Unrestricted Subsidiary; (h) that is a Captive Insurance Subsidiary; (i) that is a Special Purpose Entity; or (j) that is a Subsidiary formed solely for the purpose of (x) becoming a Parent Entity, or (y) merging with the Borrower in connection with another Subsidiary becoming a Parent Entity, in each case to the extent such entity becomes a Parent Entity or is merged with the Borrower within 60 days of the formation thereof, or otherwise creating or forming a Parent Entity;[reserved]; (k) that is a Subsidiary acquired by the Borrower or any Subsidiary and, at the time of the relevant acquisition, is an obligor in respect of Acquired Indebtedness to the extent (and solely for so long as) the documents or instruments governing the applicable Acquired Indebtedness prohibits such Subsidiary from granting a Guarantee of the Loan Document Obligations; or (l) that is an Escrow Subsidiary; provided that, notwithstanding the foregoing, any Subsidiary that Guarantees the payment of the Senior ABL Facility Agreement shall not be an Excluded Subsidiary. Subject to the proviso in the preceding sentence, any Subsidiary that fails to meet the foregoing requirements as of the last day of the period of the most recent four consecutive Fiscal Quarters for which consolidated financial statements of Parent are available shall continue to be deemed an Excluded Subsidiary hereunder until the date that is 60 days following the date on which such annual or quarterly financial statements were required to be delivered pursuant to Subsection 7.1 with respect to such period. “Excluded Taxes”: (a) any Taxes measured by or imposed upon the net income of any Agent or Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise Taxes, branch profit Taxes, Taxes on doing business or Taxes measured by or imposed upon the overall capital or net worth of any such Agent or Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed: (i) by the jurisdiction under the laws of which such Agent or Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such Tax and such Agent or Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Agent or Lender having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or any Notes, and (b) any Tax imposed by FATCA. “Exempt Sale and Leaseback Transaction”: any Sale and Leaseback Transaction (a) in which the sale or transfer of property occurs within 180 days of the acquisition of such property by a - 28 -

Group Member or (b) that involves property with a book value equal to the greater of $30,000,00050,750,000 and 1.75% of Consolidated Total Assets (as of the date on which a legally binding commitment for such Sale and Leaseback Transaction was entered into) or less and is not part of a series of related Sale and Leaseback Transactions involving property with an aggregate value in excess of such amount and entered into with a single Person or group of Persons. For purposes of the foregoing, “Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by a Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member. “Existing Credit Agreement”: the Amended and Restated First Lien Credit Agreement, dated as of December 22, 2016, by and among the Borrower, Deutsche Bank AG New York Branch, as administrative agent and collateral agent and the lenders party thereto, as amended, restated, amended and restated, supplemented or otherwise modified. “Existing Term Loans”: as defined in Subsection 2.10(a). “Existing Term Tranche”: as defined in Subsection 2.10(a). “Extended Term Loans”: as defined in Subsection 2.10(a). “Extended Term Tranche”: as defined in Subsection 2.10(a). “Extending Lender”: as defined in Subsection 2.10(b). “Extension”: as defined in Subsection 2.10(b). “Extension Amendment”: as defined in Subsection 2.10(c). “Extension Date”: as defined in Subsection 2.10(d). “Extension Election”: as defined in Subsection 2.10(b). “Extension of Credit”: as to any Lender, the making of an Initial Term Loan (excluding any Supplemental Term Loans being made under the Initial Term Loan Tranche) or an Incremental Revolving Loan (other than the initial extension of credit thereunder). “Extension Request”: as defined in Subsection 2.10(a). “Extension Request Deadline”: as defined in Subsection 2.10(b). “Extension Series”: all Extended Term Loans that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Term Loans provided for therein are intended to be part of any previously established Extension Series) and that provide for the same interest margins and amortization schedule. “Facility”: each of (a) the Initial Term Loan Commitments and the Extensions of Credit made thereunder (the “Initial Term Loan Facility”), (b) Incremental Term Loans of the same Tranche, (c) Incremental Revolving Commitments of the same Tranche and Extensions of Credit made thereunder, (d) any Extended Term Loans of the same Extension Series, (e) any Specified Refinancing Term Loans of the same Tranche and (f) any other committed facility hereunder and extensions of credit made - 29 -

thereunder, and collectively the “Facilities.” For the avoidance of doubt, on the Second Amendment Effective Date the sole Facility is the Initial Term Facility. “Fair Market Value”: with respect to any asset or property, the fair market value of such asset or property as determined in good faith by senior management of the Borrower or the Board of Directors, whose determination shall be conclusive. “FATCA”: Sections 1471 through 1474 of the Code as in effect on the Closing Date (and any amended or successor provisions that are substantively comparable), and any regulations or other administrative authority promulgated thereunder, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with any of the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement, or any treaty or convention among Governmental Authorities and implementing the foregoing. “FCA”: as defined in Subsection 1.5. “Federal Funds Effective Rate”: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “Federal Reserve Board”: the Board of Governors of the Federal Reserve System of the United States of America. “Fee Letter”: the Fee Letter, dated as of May 7, 2021, between the Borrower and JPMorgan Chase Bank, N.A. “Financing Disposition”: any sale, transfer, conveyance or other disposition of, or creation or Incurrence of any Lien on, property or assets by the Borrower or any Subsidiary thereof to or in favor of any Special Purpose Entity, or by any Special Purpose Subsidiary, in each case in connection with the Incurrence by a Special Purpose Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets. “FIRREA”: the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time. “first priority”: (a) with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is the most senior Lien to which such Collateral is subject (subject to Liens permitted hereunder that are non-consensual Liens arising by operation of law) and (b) with respect to any Lien purported to be created in any asset of the Group Members (other than Collateral), that such Lien is the most senior Lien to which such asset is subject (subject to Liens permitted hereunder that are non-consensual Liens arising by operation of law). For purposes of this definition, a Lien purported to be created in any Collateral pursuant to any Security Document will be construed as the “most senior Lien” to which such Collateral is subject, notwithstanding the existence of a Permitted Lien on the Collateral that is pari passu with the Lien on such Collateral, so long as such Permitted Lien is subject to the terms of the ABL/Term Loan Intercreditor Agreement, a Junior Lien Intercreditor Agreement or an Other Intercreditor Agreement. - 30 -

“Fiscal Quarter”: successive 13-week periods (each such 13 week period to begin on a Saturday and (other than as set forth in the definition of Fiscal Year) end on a Friday) of Parent of any Fiscal Year; provided that for any 53-week Fiscal Year, the last Fiscal Quarter of such Fiscal Year shall consist of the successive 14-week period from and including the first day after the third Fiscal Quarter of such Fiscal Year through and including the last day of such Fiscal Year. “Fiscal Year”: any period of 52 or 53 weeks ending on September 30th of any calendar year. “Fixed GAAP Date”: the Closing Date; provided that at any time after the Closing Date, the Borrower may by written notice to the Administrative Agent elect to change the Fixed GAAP Date to be the date specified in such notice, and upon such notice, the Fixed GAAP Date shall be such date for all periods beginning on and after the date specified in such notice. “Fixed GAAP Terms”: (a) the definitions of the terms “Capital Expenditures”, “Capitalized Lease Obligation”, “Consolidated EBITDA”, “Consolidated Fixed Charge Coverage Ratio”, “Consolidated Interest Expense”, “Consolidated Net Income”, “Consolidated First Lien Indebtedness”, “Consolidated First Lien Leverage Ratio”, “Consolidated Secured Indebtedness”, “Consolidated Secured Leverage Ratio”, “Consolidated Total Assets”, “Consolidated Total Indebtedness”, “Consolidated Total Leverage Ratio”, “Consolidated Working Capital”, “Consolidation”, “Excess Cash Flow”, ““Inventory” or “Receivables”, (b) all defined terms in this Agreement to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions, and (c) any other term or provision of this Agreement or the Loan Documents that, at the Borrower’s election, may be specified by the Borrower by written notice to the Administrative Agent from time to time. “Flood Insurance Laws”: collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994, (d) the Flood Insurance Reform Act of 2004 and (e) Biggert-Waters Flood Insurance Reform Act of 2012, in each case, as now or hereafter in effect or any successor thereto. “Floor”: the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for Adjusted Term SOFR Rate and Adjusted Daily Simple SOFR shall be 0.500.00%. “Foreign Pension Plan”: a registered pension plan which is subject to applicable pension legislation other than ERISA or the Code, including a Canadian Pension Plan, which a Restricted Subsidiary sponsors or maintains, or to which it makes or is obligated to make contributions. “Foreign Plan”: each Foreign Pension Plan, deferred compensation or other retirement or superannuation plan, fund, program, agreement, commitment or arrangement whether oral or written, funded or unfunded, sponsored, established, maintained or contributed to, or required to be contributed to, or with respect to which any liability is borne, outside the United States of America, by the Group Members, other than any such plan, fund, program, agreement or arrangement sponsored by a Governmental Authority. “Foreign Subsidiary”: any Subsidiary of the Borrower (a) that is organized under the laws of any jurisdiction outside of the United States of America and any Subsidiary of such Foreign Subsidiary or (b) that is a Foreign Subsidiary Holdco. Any subsidiary of the Borrower which is organized - 31 -

and existing under the laws of Puerto Rico or any other territory of the United States of America shall be a Foreign Subsidiary. “Foreign Subsidiary Holdco”: any Restricted Subsidiary of the Borrower, so long as such Restricted Subsidiary has no material assets other than securities or indebtedness of one or more Foreign Subsidiaries (or Subsidiaries thereof), intellectual property relating to such Foreign Subsidiaries (or Subsidiaries thereof), and/or other assets (including cash, Cash Equivalents and Temporary Cash Investments) relating to an ownership interest in any such securities, indebtedness, intellectual property or Subsidiaries. Any Subsidiary which is a Foreign Subsidiary Holdco that fails to meet the foregoing requirements as of the last day of the period for which consolidated financial statements of Parent are available shall continue to be deemed a “Foreign Subsidiary Holdco” hereunder until the date that is 60 days following the date on which such annual or quarterly financial statements were required to be delivered pursuant to Subsection 7.1 with respect to such period. “Funded Debt”: all Indebtedness of the Group Members for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of the applicable Group Member, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all amounts of such debt required to be paid or prepaid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Term Loans. “GAAP”: generally accepted accounting principles in the United States of America as in effect on the Fixed GAAP Date (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Agreement), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and subject to the following sentence. If at any time the SEC permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Borrower may elect by written notice to the Administrative Agent to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Agreement) and (b) for prior periods, GAAP as defined in the first sentence of this definition. All ratios and computations based on GAAP contained in this Agreement shall be computed in conformity with GAAP. “Governmental Authority”: the government of the United States, Canada or any other nation, or of any political subdivision thereof, whether state, provincial, territorial, municipal or local, and any agency, authority, instrumentality, regulatory body, court, tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory, enforcement or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank). “Group Members”: the collective reference to Parent, Holdings, the Borrower and the Borrower’s Restricted Subsidiaries. “Guarantee”: any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term - 32 -

“Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. “Guarantee and Collateral Agreement”: the Guarantee and Collateral Agreement delivered to the Collateral Agent as of the Closing Date, substantially in the form of Exhibit B-1 hereto, as the same may be amended, supplemented, waived or otherwise modified from time to time. “Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith. “Guarantor Subordinated Obligations”: with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Closing Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Subsidiary Guarantor under its Guaranty pursuant to a written agreement. “Guarantors”: the collective reference to Parent, Holdings (or any Successor Holding Company in respect thereof pursuant to and as defined in Subsection 9.16(e) of the Guarantee and Collateral Agreement) and each Subsidiary Guarantor; individually, a “Guarantor.” “Guaranty”: the guaranty of the Loan Document Obligations of the Borrower under the Loan Documents provided pursuant to the Guarantee and Collateral Agreement, Canadian Guarantee and Collateral Agreement or pursuant to a guaranty in such other form as may be agreed between the Borrower and the Administrative Agent. “Hedge Agreements”: collectively, Interest Rate Agreements, Currency Agreements and Commodities Agreements. “Hedging Obligations”: as to any Person, the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodities Agreement. - 33 -

“Holdings”: Atkore International Holdings Inc., a Delaware corporation, and any successor in interest thereto. “Identified Participating Lenders”: as defined in Subsection 4.4(l)(iii)(3). “Identified Qualifying Lenders”: as defined in Subsection 4.4(l)(iv)(3). “IFRS”: International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such board, or the SEC, as the case may be), as in effect from time to time. “Immaterial Subsidiary”: any Subsidiary of the Borrower designated as such in writing by the Borrower to the Administrative Agent that (i) (x) contributed 5.00% or less of Consolidated EBITDA for the period of the most recent four consecutive Fiscal Quarters ending prior to the date of such determination for which consolidated financial statements of Parent are available, and (y) had consolidated assets representing 5.00% or less of Consolidated Total Assets as of the end of the most recently ended financial period for which consolidated financial statements of Parent are available; and (ii) together with all other Immaterial Subsidiaries designated pursuant to the preceding clause (i), (x) contributed 5.00% or less of Consolidated EBITDA for the period of the most recent four consecutive Fiscal Quarters ending prior to the date of such determination for which consolidated financial statements of Parent are available, and (y) had consolidated assets representing 5.00% or less of Consolidated Total Assets as of the end of the most recently ended financial period for which consolidated financial statements of Parent are available. Any Subsidiary so designated as an Immaterial Subsidiary that fails to meet the foregoing requirements as of the last day of the period of the most recent four consecutive Fiscal Quarters for which consolidated financial statements of Parent are available shall continue to be deemed an “Immaterial Subsidiary” hereunder until the date that is 60 days following the date on which such annual or quarterly financial statements were required to be delivered pursuant to Subsection 7.1(a) or 7.1(b) with respect to such period. “Increase Supplement”: as defined in Subsection 2.8(c). “Incremental Commitment Amendment”: as defined in Subsection 2.8(d). “Incremental Commitments”: as defined in Subsection 2.8(a). “Incremental Indebtedness”: Indebtedness Incurred by the Borrower pursuant to and in accordance with Subsection 2.8. “Incremental Lenders”: as defined in Subsection 2.8(b). “Incremental Letter of Credit Commitments”: as defined in Subsection 2.8(a). “Incremental Loans”: as defined in Subsection 2.8(d). “Incremental Revolving Commitments”: as defined in Subsection 2.8(a). “Incremental Revolving Loans”: any loans drawn under an Incremental Revolving Commitment. - 34 -

“Incremental Term Loan”: any Incremental Loan made pursuant to an Incremental Term Loan Commitment. “Incremental Term Loan Commitments”: as defined in Subsection 2.8(a). “Incur”: issue, assume, enter into any Guarantee of, incur or otherwise become liable for; and the terms “Incurs,” “Incurred” and “Incurrence” shall have a correlative meaning; provided that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, amalgamation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, and the payment of dividends on Capital Stock constituting Indebtedness in the form of additional shares of the same class of Capital Stock, will not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof. “Indebtedness”: with respect to any Person on any date of determination (without duplication): (i) the principal of indebtedness of such Person for borrowed money; (ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers’ acceptances or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto; (v) all Capitalized Lease Obligations of such Person; (vi) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Borrower other than a Subsidiary Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by senior management of the Borrower, the Board of Directors of the Borrower or the Board of Directors of the issuer of such Capital Stock); (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of - 35 -

Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Borrower) and (B) the amount of such Indebtedness of such other Persons; (viii) all Guarantees by such Person of Indebtedness of other Persons, to the extent so Guaranteed by such Person; and (ix) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time). The amount of Indebtedness of any Person at any date shall be determined as set forth above or as otherwise provided for in this Agreement, or otherwise shall equal the amount thereof that would appear as a liability on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP. “Indemnified Liabilities”: as defined in Subsection 11.5(d). “Indemnitee”: as defined in Subsection 11.5(d). “Initial Agreement”: as defined in Subsection 8.3(c). “Initial Lien”: as defined in Subsection 8.6. “Initial Term Loan”: as defined in Subsection 2.1Lenders”: the 2025 Term Lenders. “Initial Term Loan Commitment”: as to any Lender, its obligation to make Initial Term Loans to the Borrower pursuant to Subsection 2.1 in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender’s name in Schedule A under the heading ”: the 2025 Term Loans. “Initial Term Loan Commitment”; collectively, as to all the Lenders, the “Initial: the 2025 Term Loan Commitments.” The original aggregate amount of the Initial Term Loan Commitments on the Closing Date is $400,000,000. “Initial Term Loan Facility”: as defined in the definition of “Facility.” “Initial Term Loan Maturity Date”: May 26, 2028. “Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA. “Installment Date”: as defined in Subsection 2.2(b). “Intellectual Property”: as defined in Subsection 5.9. “Intercreditor Agreement Supplement”: as defined in Subsection 10.8(a). - 36 -

“Interest Election Request”: a request by the Borrower to convert or continue a Borrowing in accordance with Section 4.2 and the definition of “Interest Period”, which shall be substantially in the form of Exhibit F or any other form approved by the Administrative Agent. “Interest Payment Date”: (a) with respect to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, and the final maturity date of such Loan, (b) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date and (c) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date. “Interest Period”: with respect to any Term Benchmark Borrowing, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Term Benchmark Borrowing, and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment) as selected by the Borrower in its Borrowing Request or Interest Election Request, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Term Benchmark Loan and ending one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as selected by the Borrower by irrevocable notice in an Interest Election Request submitted to the Administrative Agent not later than 12:00 Noon, New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following: (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; (ii) the Borrower may not select an Interest Period in respect of any Loans that would extend beyond the applicable Maturity Date; (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period; and (iv) no tenor that has been removed from this definition pursuant to Subsection 4.7(f) shall be available for specification in such Borrowing Request or Interest Election Request. “Interest Rate Agreement”: with respect to any Person, any interest rate protection agreement, future agreement, option agreement, swap agreement, cap agreement, collar agreement, hedge - 37 -

agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary. “Inventory”: goods held for sale, lease or use by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP. “Investment”: in any Person by any other Person, any direct or indirect advance, loan or other extension of credit (other than to customers, dealers, licensees, franchisees, suppliers, consultants, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of “Unrestricted Subsidiary” and Subsection 8.2 only, (i) “Investment” shall include the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) such “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value (as determined in good faith by the Borrower) at the time of such transfer and (iii) for purposes of Subsection 8.2(a)(3)(C), the amount resulting from the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary shall be the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of such redesignation. Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Borrower’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided that to the extent that the amount of Restricted Payments outstanding at any time pursuant to Subsection 8.2(a) is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to Subsection 8.2(a). “Investment Company Act”: the Investment Company Act of 1940, as amended from time to time. “Investment Grade Rating”: a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or any equivalent rating by any other Rating Agency. “Investment Grade Securities”: (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents); (ii) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries; (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) above, which fund may also hold cash pending investment or distribution; and (iv) corresponding instruments in countries other than the United States customarily utilized for high quality investments. “Junior Capital”: collectively, any Indebtedness of any Parent Entity or the Borrower that (i) is not secured by any asset of the Borrower or any Restricted Subsidiary, (ii) is expressly subordinated to the prior payment in full of the Loan Document Obligations hereunder on terms - 38 -

reasonably acceptable to the Administrative Agent, (iii) has a final maturity date that is not earlier than, and provides for no scheduled payments of principal prior to, the date that is 91 days after the Initial Term Loan Maturity Date (other than through conversion or exchange of any such Indebtedness for Capital Stock (other than Disqualified Stock) of the Borrower, Capital Stock of any Parent Entity or any other Junior Capital), (iv) has no mandatory redemption or prepayment obligations other than (a) obligations that are subject to the prior payment in full in cash of the Term Loans and (b) pursuant to an escrow or similar arrangement with respect to the proceeds of such Junior Capital and (v) does not require the payment of cash interest until the date that is 91 days after the Initial Term Loan Maturity Date. “Junior Debt”: any Subordinated Obligations and Guarantor Subordinated Obligations. “Junior Lien Intercreditor Agreement”: an intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent, entered into as required by the terms hereof, as amended, supplemented, waived or otherwise modified from time to time. “LCT Election”: as defined in Subsection 1.2(i)(ii). “LCT Test Date”: as defined in Subsection 1.2(i)(ii). “Lead Arrangers”: JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC. “Lender Joinder Agreement”: as defined in Subsection 2.8(c). “Lender-Related Person”: as defined in Section 11.5. “Lenders”: the Initial Term Lenders and the several lenders from time to time parties to this Agreement together with, in the case of any such lender that is a bank or financial institution, any affiliate of any such bank or financial institution through which such bank or financial institution elects, by notice to the Administrative Agent and the Borrower, to make any Loans available to the Borrower; provided that for all purposes of voting or consenting with respect to (a) any amendment, supplementation or modification of any Loan Document, (b) any waiver of any of the requirements of any Loan Document or any Default or Event of Default and its consequences or (c) any other matter as to which a Lender may vote or consent pursuant to Subsection 11.1, the bank or financial institution making such election shall be deemed the “Lender” rather than such affiliate, which shall not be entitled to so vote or consent. “Letter of Credit Facility”: any facility, in each case with one or more banks or other lenders, institutions or financing providers providing for letters of credit or bank guarantees, in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing. “Leverage Excess Proceeds”: as defined in Subsection 8.4(b). “Liabilities”: collectively, any and all claims, obligations, liabilities, causes of action, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including interest, penalties and fees and disbursements of attorneys, legal counsel, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to third parties or otherwise at any time or from time to time. - 39 -

“Lien”: any mortgage, pledge, security interest, encumbrance, hypothec, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof). “Limited Condition Transaction”: (x) any acquisition, including by way of merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise, by one or more of the Borrower and its Restricted Subsidiaries of any assets, business or Person or any other Investment permitted by this Agreement whose consummation is not conditioned on the availability of, or on obtaining, third party financing or (y) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or prepayment. “Loan”: each Initial Term Loan, Incremental Term Loan, Extended Term Loan, Specified Refinancing Term Loan and Incremental Revolving Loan, as the context shall require; collectively, the “Loans.” “Loan Document Obligations”: obligations of the Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during (or that would accrue but for) the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and the other Loan Parties under this Agreement and the other Loan Documents. “Loan Documents”: this Agreement, the Second Amendment, any Notes, the Guarantee and Collateral Agreement, the ABL/Term Loan Intercreditor Agreement, each Junior Lien Intercreditor Agreement (on and after the execution thereof), each Other Intercreditor Agreement (on and after the execution thereof) and any other Security Documents, each as amended, supplemented, waived or otherwise modified from time to time. “Loan Parties”: Parent, Holdings (or any Successor Holding Company in respect thereof pursuant to and as defined in Subsection 9.16(e) of the Guarantee and Collateral Agreement), the Borrower and the Subsidiary Guarantors; individually, a “Loan Party.” “Management Advances”: (1) loans or advances made to directors, management members, officers, employees or consultants of any Parent Entity, the Borrower or any Restricted Subsidiary (x) in respect of travel, entertainment or moving related expenses incurred in the ordinary course of business, (y) in respect of moving related expenses incurred in connection with any closing or consolidation of any facility, or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $10,000,000 in the aggregate outstanding at any time, (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) Management Guarantees, or (4) other Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which Guarantees are permitted under Subsection 8.1. - 40 -

“Management Guarantees”: guarantees (x) of up to an aggregate principal amount outstanding at any time of $20,000,000 of borrowings by Management Investors in connection with their purchase of Management Stock or (y) made on behalf of, or in respect of loans or advances made to, directors, officers, employees or consultants of any Parent Entity, the Borrower or any Restricted Subsidiary (1) in respect of travel, entertainment and moving related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding $10,000,000 in the aggregate outstanding at any time. “Management Indebtedness”: Indebtedness Incurred to (a) any Person other than a Management Investor of up to an aggregate principal amount outstanding at any time of $15,000,000, and (b) any Management Investor, in each case with respect to clauses (a) and (b), to finance the repurchase or other acquisition of Capital Stock of the Borrower, any Restricted Subsidiary or any Parent Entity (including any options, warrants or other rights in respect thereof) from any Management Investor, which repurchase or other acquisition of Capital Stock is permitted by Subsection 8.2. “Management Investors”: the management members, officers, directors, employees and other members of the management of any Parent Entity, the Borrower or any of their respective Subsidiaries, or family members or relatives of any of the foregoing, or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Borrower, any Restricted Subsidiary or any Parent Entity. “Management Stock”: Capital Stock of the Borrower, any Restricted Subsidiary or any Parent Entity (including any options, warrants or other rights in respect thereof) held by any of the Management Investors. “Margin Stock”: as defined in Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. “Material Adverse Effect”: a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Group Members taken as a whole, (b) the validity or enforceability as to the Loan Parties (taken as a whole) party thereto of the Loan Documents taken as a whole or (c) the rights or remedies of the Agents and the Lenders under the Loan Documents, in each case taken as a whole. “Material Subsidiaries”: Restricted Subsidiaries of the Borrower constituting, individually or in the aggregate (as if such Restricted Subsidiaries constituted a single Subsidiary), a “significant subsidiary” in accordance with Rule 1-02 under Regulation S-X. “Materials of Environmental Concern”: any pollutants, contaminants, hazardous or toxic substances or materials or wastes defined, listed, or regulated as such in or under, or which may give rise to liability under, any applicable Environmental Law, including gasoline, petroleum (including crude oil or any fraction thereof), petroleum products or by-products, asbestos and polychlorinated biphenyls. “Maturity Date”: (A) the Initial Term Loan Maturity Date,earlier of (a) September 29, 2032 (the “Scheduled Maturity Date”) and (b) 91 days prior to the scheduled maturity date of any Early Maturing Notes if as of such 91st day there are more than $100,000,000 in principal amount of Early Maturing Notes outstanding, (B) for any Extended Term Tranche the “Maturity Date” set forth in the applicable Extension Amendment, (C) for any Incremental Commitments the “Maturity Date” set forth in the applicable Incremental Commitment Amendment and (D) for any Specified Refinancing Tranche the - 41 -

“Maturity Date” set forth in the applicable Specified Refinancing Amendment, as the context may require. “Maximum Incremental Facilities Amount”: at any date of determination, the sum of (i) the Cash Capped Incremental Amount plus (ii) the Voluntary Prepayment Amount plus (iii) with respect to any Pari Passu Indebtedness, an unlimited amount if, after giving effect to the Incurrence of such amount (or on the date of the initial commitment to lend such additional amount after giving pro forma effect to the Incurrence of the entire committed amount of such additional amount), the Consolidated First Lien Leverage Ratio shall not exceed (x) 3.75 to 1.00 or (y) in the case of any such Incurrence in connection with a Permitted Acquisition, the Consolidated First Lien Leverage Ratio for the Applicable Reference Period, calculated on a pro forma basis immediately prior to giving pro forma effect to such Permitted Acquisition and Incurrence (as set forth in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at the time of such Incurrence, together with calculations demonstrating compliance with such ratio (amounts Incurred pursuant to this clause (iii), the “Ratio Incremental Facility”) (it being understood that (A) pro forma effect shall be given to the entire committed amount of any such additional amount on the date of initial borrowing of such Indebtedness or entry into the definitive agreement providing the commitment to fund such Indebtedness and such committed amount may thereafter be borrowed and reborrowed in whole or in part, from time to time, without further compliance with this clause (iii) and (B) for purposes of so calculating the Consolidated First Lien Leverage Ratio under this clause (iii), any additional amount Incurred pursuant to this clause (iii) shall be treated as if such amount is Consolidated First Lien Indebtedness, regardless of whether such amount is actually secured or is secured by Liens ranking junior to the Liens securing the Loan Document Obligations); provided that, at the Borrower’s option, capacity under the Ratio Incremental Facility shall be deemed to be used before capacity under the Cash Capped Incremental Amount or the Voluntary Prepayment Amount. “Minimum Exchange Tender Condition”: as defined in Subsection 2.9(b). “Minimum Extension Condition”: as defined in Subsection 2.10(g). “Modifying Lender”: as defined in Subsection 11.1(h). “Moody’s”: Moody’s Investors Service, Inc., and its successors. “Mortgaged Fee Properties”: the collective reference to each real property owned in fee by the Loan Parties as of the Closing Date and listed on Schedule 5.8 or required to be mortgaged as Collateral pursuant to the requirements of Subsection 7.9, including the land and all buildings, improvements, structures and fixtures now or subsequently located thereon and owned by any such Loan Party, in each case, unless and until such time as the Mortgage on such real property is released in accordance with the terms and provisions hereof and thereof. “Mortgages”: each of the mortgages and deeds of trust, or similar security instruments executed and delivered by any Loan Party to the Collateral Agent, in form and substance reasonably acceptable to the Administrative Agent and Borrower, as the same may be amended, amended and restated, supplemented, or otherwise modified from time to time. “Multiemployer Plan”: a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA. “Net Available Cash”: from an Asset Disposition or Recovery Event, an amount equal to the cash payments received (including any cash payments received by way of deferred payment of - 42 -

principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or Recovery Event or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or to be accrued as a liability under GAAP, in each case, as a consequence of, or in respect of, such Asset Disposition or Recovery Event (including as a consequence of any transfer of funds in connection with the application thereof in accordance with Subsection 8.4), (ii) all payments made, and all installment payments required to be made, on any Indebtedness (other than Indebtedness secured by Liens on the Collateral that are required by the express terms of this Agreement to be pari passu with or junior to the Liens on the Term Loan Priority Collateral securing the Loan Document Obligations) (x) that is secured by any assets subject to such Asset Disposition or involved in such Recovery Event, in accordance with the terms of any Lien upon such assets, or (y) that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition or Recovery Event, including but not limited to any payments required to be made to increase borrowing availability under any revolving credit facility, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition or Recovery Event, or to any other Person (other than the Group Members) owning a beneficial interest in the assets disposed of in such Asset Disposition or subject to such Recovery Event, (iv) any liabilities or obligations associated with the assets disposed of in such Asset Disposition, or involved in such Recovery Event and retained, indemnified or insured by the Group Members after such Asset Disposition or Recovery Event, including pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Disposition or Recovery Event, (v) in the case of an Asset Disposition, the amount of any purchase price or similar adjustment (x) claimed by any Person to be owed by the Group Members, until such time as such claim shall have been settled or otherwise finally resolved, or (y) paid or payable by any Group Member, in each case in respect of such Asset Disposition, and (vi) in the case of any Recovery Event, any amount thereof that constitutes or represents reimbursement or compensation for any amount previously paid or to be paid by the Borrower or any of its Subsidiaries. “Net Cash Proceeds”: with respect to any issuance or sale of any securities of Parent, Holdings, the Borrower or any Subsidiary by any Group Member, or any capital contribution, or any Incurrence of Indebtedness, the cash proceeds of such issuance, sale, contribution or Incurrence net of attorneys’ fees, legal counsel’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale, contribution or Incurrence and net of all taxes paid or payable as a result, or in respect, thereof. “Non-Consenting Lender”: as defined in Subsection 11.1(g). “Non-Excluded Taxes”: all Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document. “Non-Extending Lender”: as defined in Subsection 2.10(e). “Non-Modifying Lender”: as defined in Subsection 11.1(h). - 43 -

“Non-Wholly Owned Subsidiary”: each Subsidiary that is not a Wholly Owned Subsidiary. “Note”: as defined in Subsection 2.2(a). “NYFRB”: the Federal Reserve Bank of New York. “NYFRB Rate”: for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “NYFRB’s Website”: the website of the NYFRB at http://www.newyorkfed.org, or any successor source. “Obligations”: with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to any Group Member whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof. “Offered Amount”: as defined in Subsection 4.4(l)(iv)(1). “Offered Discount”: as defined in Subsection 4.4(l)(iv)(1). “OID”: as defined in Subsection 2.8(d). “Outbound Investment Rules”: the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq. “Organizational Documents”: with respect to any Person, (a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person and (b) the bylaws or operating agreement (or the equivalent governing documents) of such Person. “Other Intercreditor Agreement”: an intercreditor agreement in form and substance reasonably satisfactory to the Borrower and the Collateral Agent. “Other Representatives”: the Lead Arrangers and Citibank, National Association, Fifth Third Bank, Credit Suisse Loan Funding LLC, Royal Bank of Canada and Citigroup Global Markets National Association, Truist Securities, Inc., KeyBanc Capital Markets Inc. and HSBC Securities (USA) Inc., each in its capacity as co-documentation Agent. - 44 -

“Outstanding Amount”: with respect to the Loans on any date, the principal amount thereof after giving effect to any borrowings and prepayments or repayments thereof occurring on such date. “Overnight Bank Funding Rate”: for any day, the rate comprised of both overnight federal funds and overnight eurocurrency transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate. “Parent Entity”: any of Parent and Holdings. “Pari Passu Indebtedness”: Indebtedness secured by a Lien on the Term Loan Priority Collateral ranking pari passu with the Liens securing the Loan Document Obligations. “Participant”: as defined in Subsection 11.6(c). “Participant Register”: as defined in Subsection 11.6(b)(v). “Participating Lender”: as defined in Subsection 4.4(l)(iii)(2). “Patriot Act”: as defined in Subsection 11.18. “Payment”: as defined in Subsection 10.5(c). “Payment Notice”: as defined in Subsection 10.5(c)(ii). “PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto). “Permitted Acquisition”: the purchase or other acquisition (including by merger, consolidation or amalgamation) by any Group Member of all or a majority of the Capital Stock of, or all or substantially all of the property of, any Person, or of any business or division of any Person or any Investment by a Group Member in a Restricted Subsidiary that serves to increase the Capital Stock ownership of such Group Member in such Restricted Subsidiary. “Permitted Debt Exchange”: as defined in Subsection 2.9(a). “Permitted Debt Exchange Notes”: as defined in Subsection 2.9(a). ”Permitted Debt Exchange Offer”: as defined in Subsection 2.9(a). “Permitted Investment”: an Investment by any Group Member in, or consisting of, any of the following: (i) a Group Member, or a Person that will, upon the making of such Investment, become a Restricted Subsidiary (and any Investment held by such Person that was not acquired by such Person, or made pursuant to a commitment by such Person that was not entered into, in contemplation of so becoming a Restricted Subsidiary); (ii) another Person if as a result of such Investment such other Person is merged, amalgamated or consolidated with or into, or transfers or conveys all or substantially all its assets - 45 -

to, or is liquidated into, a Group Member (and, in each case, any Investment held by such other Person that was not acquired by such Person, or made pursuant to a commitment by such Person that was not entered into, in contemplation of such merger, consolidation, amalgamation or transfer); (iii) Temporary Cash Investments, Investment Grade Securities or Cash Equivalents; (iv) receivables owing to any Group Member, if created or acquired in the ordinary course of business; (v) any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with Subsection 8.4; (vi) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to, or of other claims asserted by, any Group Member, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person; (vii) Investments in existence or made pursuant to legally binding written commitments in existence on the ClosingSecond Amendment Effective Date and set forth on Schedule 1.1(f) and, in each case, any extension, modification, replacement, reinvestment or renewal thereof; provided that the amount of any such Investment may be increased in such extension, modification, replacement, reinvestment or renewal only (x) as required by the terms of such Investment or binding commitment as in existence on the ClosingSecond Amendment Effective Date or (y) as otherwise permitted by this Agreement; (viii) Currency Agreements, Interest Rate Agreements, Commodities Agreements and related Hedging Obligations, which obligations are Incurred in compliance with Subsection 8.1; (ix) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Subsection 8.6; (x) (1) Investments in or by any Special Purpose Subsidiary, or in connection with a Financing Disposition by, to, in or in favor of any Special Purpose Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (2) any promissory note issued by the Borrower or any Parent Entity; provided that if such Parent Entity receives cash from the relevant Special Purpose Entity in exchange for such note, an equal cash amount is contributed by any Parent Entity to the Borrower; (xi) bonds secured by assets leased to and operated by any Group Member that were issued in connection with the financing of such assets so long as any Group Member may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction; (xii) [reserved]; - 46 -

(xiii) any Investment to the extent made using Capital Stock of Parent (other than Disqualified Stock) or Junior Capital as consideration; (xiv) Management Advances; (xv) Investments in Related Businesses in an aggregate amount outstanding at any time not to exceed an amount equal to the greater of $90,000,000160,000,000 and 5.50% of Consolidated Total Assets; (xvi) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Subsection 8.5(b) (except transactions described in clauses (i), (ii)(4), (iii), (v), (vi) and (ix) therein), including any Investment pursuant to any transaction described in Subsection 8.5(b)(ii) (whether or not any Person party thereto is at any time an Affiliate of the Borrower); (xvii) any Investment by any Captive Insurance Subsidiary in connection with the provision of insurance to Parent, Holdings, the Borrower or any of its Subsidiaries, which Investment is made in the ordinary course of business of such Captive Insurance Subsidiary, or by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable; and (xviii) other Investments in an aggregate amount outstanding at any time not to exceed an amount equal to the greater of $100,000,000175,000,000 and 6.00% of Consolidated Total Assets. If any Investment pursuant to clause (xv) or (xviii) above, or Subsection 8.2(b)(vi) or (xv), as applicable, is made in any Person that is not a Restricted Subsidiary and such Person thereafter (A) becomes a Restricted Subsidiary or (B) is merged, amalgamated or consolidated into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, a Group Member, then such Investment shall thereafter be deemed to have been made pursuant to clause (i) or (ii) above, respectively, and not clause (xv) or (xviii) above, or Subsection 8.2(b)(vi) or (xv), as applicable, to the extent of such Investment remaining at such Subsidiary immediately after its redesignation as a Restricted Subsidiary. “Permitted Liens”: (a) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Group Members or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of a Group Member in accordance with GAAP; (b) Liens with respect to outstanding motor vehicle fines and carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days or that are bonded or that are being contested in good faith and by appropriate proceedings; (c) pledges, deposits or Liens in connection with workers’ compensation, professional liability insurance, insurance programs, unemployment insurance and other social security - 47 -

and other similar legislation or other insurance-related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements); (d) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business; (e) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, charges, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Group Members, taken as a whole; (f) Liens existing on, or provided for under written arrangements existing on, the ClosingSecond Amendment Effective Date and set forth on Schedule 1.1(e), or (in the case of any such Liens securing Indebtedness of a Group Member existing or arising under written arrangements existing on the ClosingSecond Amendment Effective Date) securing any Refinancing Indebtedness in respect of such Indebtedness (other than Indebtedness Incurred under Subsection 8.1(b)(i) and secured under clause (k)(1) of this definition), so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness; (g) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Group Members have easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property; (h) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Hedging Obligations, Bank Products Obligations, Purchase Money Obligations or Capitalized Lease Obligations Incurred in compliance with Subsection 8.1; (i) Liens arising out of judgments, decrees, orders or awards in respect of which the Group Members shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired; (j) leases, subleases, licenses or sublicenses to or from third parties; (k) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of (1) Indebtedness Incurred in compliance with Subsection 8.1(b)(i) pursuant to (a) this Agreement and the other Loan Documents, (b) the Senior ABL Facility and the ABL Facility Documents, (c) any Permitted Debt Exchange Notes (and any Refinancing Indebtedness in respect thereof) and (d) any Rollover Indebtedness (and any Refinancing Indebtedness in respect thereof); provided, that the only assets securing any such Indebtedness (or Obligations in respect thereof) shall be Collateral and any such Liens on Collateral pursuant to (x) subclauses (b), (c) and (d) of this clause (k)(1) shall be subject to the ABL/Term Loan Intercreditor Agreement or an Other Intercreditor Agreement, as applicable, and (y) subclauses (c) and (d) of this clause (k)(1) which are senior to the Liens on the Term - 48 -

Loan Priority Collateral securing the Senior ABL Facility and pari passu or junior to the Liens on the Term Loan Priority Collateral securing the Loan Document Obligations shall be subject to a Junior Lien Intercreditor Agreement or an Other Intercreditor Agreement, as applicable, (2) Indebtedness Incurred in compliance with clauses (b)(iv), (b)(v), (b)(vii) or (b)(viii) of Subsection 8.1, (3) Indebtedness Incurred in compliance with clause (b)(xvii) of Subsection 8.1; provided, that the only assets securing any such Indebtedness (or Obligations in respect thereof) shall be Collateral and any Liens pursuant to this clause (k)(3) securing such Indebtedness (or Obligations in respect thereof) shall rank junior to the Liens securing the Loan Document Obligations and shall be subject to a Junior Lien Intercreditor Agreement, (4) (A) Acquisition Indebtedness Incurred in compliance with Subsection 8.1(b)(x); provided that with respect to any such Acquisition Indebtedness Incurred (and not assumed) by a Loan Party, such Liens shall only be on the Collateral and shall be subject to (I) the ABL/Term Loan Intercreditor Agreement or an Other Intercreditor Agreement, as applicable, and (II) a Junior Lien Intercreditor Agreement or an Other Intercreditor Agreement, as applicable or (B) any Refinancing Indebtedness Incurred in respect thereof, (5) Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor (limited, in the case of this clause (k)(5), to Liens on any of the property and assets of any Restricted Subsidiary that is not a Subsidiary Guarantor), or (6) obligations in respect of Management Advances or Management Guarantees, in each case under the foregoing clauses (1) through (6) including Liens securing any Guarantee of any thereof; (l) Liens existing on property or assets of a Person at, or provided for under written arrangements existing at, the time such Person becomes a Subsidiary of the Borrower (or at the time the Borrower or a Restricted Subsidiary acquires such property or assets, including any acquisition by means of a merger, amalgamation or consolidation with or into any Group Member); provided, however, that such Liens and arrangements are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (l), if a Person other than the Borrower is the Successor Borrower with respect thereto, any Subsidiary thereof shall be deemed to become a Subsidiary of the Borrower, and any property or assets of such Person or any such Subsidiary shall be deemed acquired by the Borrower or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Borrower; (m) Liens on Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary or any joint venture that is not a Subsidiary of the Borrower that secure Indebtedness or other obligations of such Unrestricted Subsidiary or joint venture, respectively; (n) any encumbrance or restriction (including, but not limited to, pursuant to put and call agreements or buy/sell arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; (o) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness (other than any Indebtedness described in clause (k)(1) above of this definition) secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens; provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate; - 49 -

(p) Liens (1) arising by operation of law (or by agreement to the same effect) in the ordinary course of business, including, without limitation, Liens arising under or by reason of the Perishable Agricultural Commodities Act of 1930, as amended from time to time, and Liens on goods in favor of customs and revenue authorities arising as a matter of law to secure customs duties in connection with the importation of such goods, (2) on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets, (3) on Margin Stock, if and to the extent the value of all Margin Stock of the Group Members exceeds 25% of the value of the total assets subject to Subsection 8.6, (4) on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose, (5) securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities (including in connection with purchase orders and other agreements with customers), (6) in favor of any Group Member (other than Liens on property or assets of any Loan Party in favor of any Restricted Subsidiary that is not a Subsidiary Guarantor), (7) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, (8) on inventory or other goods and proceeds securing obligations in respect of bankers’ acceptances issued or created to facilitate the purchase, shipment or storage of such inventory or other goods, (9) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business, (10) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business, (11) arising in connection with repurchase agreements permitted under Subsection 8.1 on assets that are the subject of such repurchase agreements or (12) on any amounts (limited to the principal amount of the applicable Indebtedness and any cash, Cash Equivalents and Temporary Cash Investments deposited to cover interest and premium in respect of such Indebtedness) held by a trustee or escrow agent under any indenture or other debt agreement governing Indebtedness issued in escrow pursuant to customary escrow arrangements (as determined by the Borrower in good faith) pending the release thereof to the extent that such Lien is limited to such principal amount of Indebtedness (and any cash, Cash Equivalents and Temporary Cash Investments deposited to cover interest and premium in respect of such Indebtedness) held in escrow, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions (as determined by the Borrower in good faith); (q) other Liens securing Indebtedness or other obligations that in the aggregate do not exceed an amount equal to the greater of $65,000,000116,000,000 and 4.00% of Consolidated Total Assets at the time of Incurrence of such Indebtedness or other obligations; (r) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) or other obligations of, or in favor of, any Special Purpose Entity, or in connection with a Special Purpose Financing or otherwise, Incurred pursuant to clause (b)(ix) of Subsection 8.1; (s) Liens on the Collateral securing Indebtedness (including Liens securing any Obligations in respect thereof) consisting of Indebtedness Incurred in compliance with Subsection 8.1(b)(xvi); provided that any such Liens shall be subject to the ABL/Term Loan Intercreditor Agreement or an Other Intercreditor Agreement and, if such Liens are junior in priority to the Liens on the Collateral securing the Loan Document Obligations, such Liens shall be subject to a Junior Lien Intercreditor Agreement or an Other Intercreditor Agreement; and (t) Liens on receivables sold pursuant to clause (xx) of the definition of “Asset Disposition”. - 50 -

For purposes of determining compliance with this definition, (s) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (t) the principal amount of Indebtedness secured by a Lien under any category of Permitted Liens shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness, (u) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Borrower shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, (v) any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness shall also be permitted to secure any increase in the amount of such Indebtedness in connection with the accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends on Capital Stock constituting Indebtedness in the form of additional shares of the same class of Capital Stock, (w) [reserved], (x) [reserved], (y) if any Liens securing Indebtedness are Incurred to refinance Liens securing Indebtedness initially Incurred (or, to refinance Liens Incurred to refinance Liens initially Incurred) in reliance on a basket measured by reference to a percentage of Consolidated Total Assets at the time of Incurrence of such Indebtedness or other obligations, and is refinanced by any Indebtedness or other obligation secured by any Lien incurred by reference to such category of Permitted Liens, and such refinancing would cause the percentage of Consolidated Total Assets to be exceeded if calculated based on the Consolidated Total Assets on the date of such refinancing, such percentage of Consolidated Total Assets shall not be deemed to be exceeded (and such refinancing Lien shall be deemed permitted) so long as the principal amount of such refinancing Indebtedness or other obligations does not exceed an amount equal to the principal amount of such Indebtedness or other obligations being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing and (z) if any Indebtedness or other obligation is secured by any Lien outstanding under any category of Permitted Liens measured by reference to a dollar amount, and is refinanced by any Indebtedness or other obligation secured by any Lien Incurred by reference to such category of Permitted Liens, and such refinancing (or any subsequent refinancing) would cause such dollar amount to be exceeded, such dollar amount shall not be deemed to be exceeded (and such refinancing Lien shall be deemed permitted) so long as the principal amount of such refinancing Indebtedness or other obligation does not exceed an amount equal to the principal amount of such Indebtedness being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing. “Permitted Payment”: as defined in Subsection 8.2(b). “Person”: an individual, partnership, limited partnership, limited Liability partnership, corporation, company, limited liability company, unlimited liability corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature. “PPSA”: the Personal Property Security Act (Ontario), including the regulations thereto; provided, that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder or under any other Loan Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation (including the Civil Code of Quebec) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. - 51 -

“Plan”: at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an “employer” as defined in Section 3(5) of ERISA. “Platform”: IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system. “Preferred Stock”: as applied to the Capital Stock of any corporation or company, Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation or company, over Capital Stock of any other class of such corporation or company. “Prepayment Date”: as defined in Subsection 4.4(h). “Prime Rate”: the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. “Pro Forma Basis”: with respect to any calculation of the Consolidated First Lien Leverage Ratio, the Consolidated Secured Leverage Ratio or the Consolidated Total Leverage Ratio for any measurement period: (1) if, since the beginning of such period, any Group Member shall have disposed of any company, any business or any group of assets constituting an operating unit of a business, including any such disposition occurring in connection with a transaction causing a calculation to be made hereunder, or designated any Restricted Subsidiary as an Unrestricted Subsidiary (any such disposition or designation, a “Sale”), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period; (2) if, since the beginning of such period, any Group Member (by merger, amalgamation, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder, or designated any Unrestricted Subsidiary as a Restricted Subsidiary (any such Investment, acquisition or designation, a “Purchase”), Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period, and (3) if, since the beginning of such period, any Person became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into any Group Member, and since the beginning of such period such Person shall have made any Sale or Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by any Group Member since the beginning of such period, Consolidated EBITDA for such period shall be calculated - 52 -

after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof (including in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by the Chief Financial Officer or another Responsible Officer of the Borrower; provided that with respect to cost savings or synergies relating to any Sale, Purchase or other transaction, the related actions are expected by the Borrower to be taken no later than 18 months after the date of determination and such cost savings or synergies shall be subject to (and included in) the cap set forth in clause (y) of Consolidated EBITDA. “Proceeding”: any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction. “PCMLTFA”: the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada). “Purchase”: as defined in clause (2) of the definition of “Pro Forma Basis.” “PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Purchase Money Obligations”: any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise. “QFC”: has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support”: as defined in Subsection 11.21. “Qualifying Lender”: as defined in Subsection 4.4(l)(iv)(3). “Rating Agency”: Moody’s or S&P or, if Moody’s or S&P or both shall not make a rating on the applicable security or instrument publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Borrower which shall be substituted for Moody’s or S&P or both, as the case may be. “Ratio Incremental Facility”: as defined in the definition of “Maximum Incremental Facilities Amount”. “Receivable”: a right to receive payment pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay, as determined in accordance with GAAP. “Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member constituting Collateral giving rise to Net Available Cash to such Group Member, as the case may be, in excess of $10,000,000, to the extent that such settlement or payment does not constitute reimbursement or - 53 -

compensation for amounts previously paid by any Group Member in respect of such casualty or condemnation. “Reference Period”: as of any date of determination, the period of the most recent four consecutive Fiscal Quarters ending prior to such date of determination for which consolidated financial statements of Parent are available. “Reference Time”: with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, (2) if such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting, or (3) if such Benchmark is none of the Term SOFR Rate or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion. “refinance”: refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Agreement shall have a correlative meaning. “Refinancing Agreement”: as defined in Subsection 8.3(c). “Refinancing Indebtedness”: Indebtedness that is Incurred to refinance Indebtedness Incurred pursuant to this Agreement and the Loan Documents, the Senior ABL Facility, the Unsecured Notes and any Indebtedness (or unutilized commitment in respect of Indebtedness) existing on the ClosingSecond Amendment Effective Date and set forth on Schedule 8.1 or Incurred (or established) in compliance with this Agreement (including Indebtedness of the Borrower that refinances Indebtedness of any Group Member (to the extent permitted in this Agreement) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, and Indebtedness Incurred pursuant to a commitment that refinances any Indebtedness or unutilized commitment; provided that (1) if the Indebtedness being refinanced is Subordinated Obligations or Guarantor Subordinated Obligations, the Refinancing Indebtedness (x) has a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the final Stated Maturity of the Indebtedness being refinanced (or, if shorter, the Maturity Date of the Initial Term Loans), (y) has a weighted average life to maturity at the time such Refinancing Indebtedness is Incurred that is equal to or longer than the remaining weighted average life to maturity of the Indebtedness being refinanced (or, if shorter, the remaining weighted average life to maturity of the Initial Term Loans) and (z) if an Event of Default under Subsection 9.1(a) or (f) is continuing, is subordinated in right of payment to the Loan Document Obligations to the same extent as the Indebtedness being refinanced, (2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount then outstanding of the Indebtedness being refinanced, plus (y) an amount equal to any unutilized commitment relating to the Indebtedness being refinanced or otherwise then outstanding under the financing arrangement being refinanced to the extent the unutilized commitment being refinanced could be drawn in compliance with Subsection 8.1 immediately prior to such refinancing, plus (z) fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing, (3) Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of a Loan Party that could not have been initially Incurred by such Restricted Subsidiary pursuant to Subsection 8.1 or (y) Indebtedness of a Group Member that refinances Indebtedness of an Unrestricted Subsidiary, (4) if the Indebtedness being refinanced constitutes Additional Obligations, Rollover Indebtedness, Permitted Debt Exchange Notes or Loan Document Obligations Incurred pursuant to Subsection 8.1(b)(i) (or Refinancing Indebtedness in - 54 -

respect of the foregoing Indebtedness), (w) the Refinancing Indebtedness complies with the requirements of the definition of “Additional Obligations” (other than clause (ii) thereof), (x) if the Indebtedness being refinanced is unsecured and an Event of Default under Subsection 9.1(a) or (f) is continuing, the Refinancing Indebtedness is unsecured and (y) if the Indebtedness being refinanced is secured by a Lien on Collateral ranking junior to the Liens on Collateral securing the Loan Document Obligations and an Event of Default under Subsection 9.1(a) or (f) is continuing, the Refinancing Indebtedness is unsecured or secured by a Lien on Collateral ranking junior to the Liens on Collateral securing the Loan Document Obligations and (5) if the Indebtedness being refinanced was Indebtedness outstanding under this Agreement, Additional Obligations or required to include the Required Debt Terms, the mandatory prepayment and redemption terms, covenants and events of default of such Indebtedness or such Refinancing Indebtedness are either not materially more favorable (taken as a whole, as conclusively determined by the Borrower in good faith) to the lenders providing such Indebtedness than those terms (taken as a whole) applicable to the original Indebtedness (except to the extent such terms apply solely to any period after the Maturity Date or are applied for the benefit of the Term Loans then outstanding). “Refunding Capital Stock”: as defined in Subsection 8.2(b)(i). “Register”: as defined in Subsection 11.6(b)(iv). “Regulation D”: Regulation D of the Board as in effect from time to time. “Regulation S-X”: Regulation S-X promulgated by the SEC, as in effect on the Closing Date. “Regulation T”: Regulation T of the Board as in effect from time to time. “Regulation U”: Regulation U of the Board as in effect from time to time. “Regulation X”: Regulation X of the Board as in effect from time to time. “Regulatory Authority”: as defined in Section 11.16. “Reinvestment Period”: as defined in Subsection 8.4(b)(i). “Related Business”: those businesses in which the Group Members are engaged on the ClosingSecond Amendment Effective Date, or that are similar, related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof. “Related Parties”: with respect to any Person, such Person’s affiliates and the partners, officers, directors, trustees, employees, equity holders, shareholders, members, attorneys and other legal counsel and advisors, agents and controlling persons of such Person and of such Person’s affiliates and “Related Party” shall mean any of them. “Relevant Governmental Body”: the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto. “Relevant Rate”: (i) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate or (ii) with respect to any RFR Borrowing, Adjusted Daily Simple SOFR, as applicable. - 55 -

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the 30 day notice period is waived under PBGC Regulation Section 4043 or any successor regulation thereto. “Repricing Transaction”: the prepayment, refinancing, substitution or replacement of all or a portion of the Initial Term Loans (including, without limitation, as may be effected through any amendment, waiver or modification to this Agreement relating to the interest rate for, or weighted average yield of, the Initial Term Loans), (a) if the primary purpose of such prepayment, refinancing, substitution, replacement, amendment, waiver or modification is (as reasonably determined by the Borrower in good faith) to refinance the Initial Term Loans at a lower “effective yield” (taking into account, among other factors, margin, upfront or similar fees or original issue discount shared with all providers of such financing, but excluding the effect of any arrangement, commitment, underwriting, structuring, syndication or other fees payable in connection therewith that are not shared with all providers of such financing, and without taking into account any fluctuations in the Adjusted Term SOFR Rate or other Benchmark, but including any Floor that is higher than the then Adjusted Term SOFR Rate or such other applicable Benchmark), (b) if the prepayment, refinancing, substitution, replacement, amendment, waiver or modification is effectuated by the incurrence by any Group Member of new Indebtedness, such new Indebtedness is first lien secured bank financing, and (c) if such prepayment, refinancing, substitution, replacement, amendment, waiver or modification results in first lien secured bank financing having an “effective yield” (as reasonably determined by the Administrative Agent, in consultation with the Borrower, consistent with generally accepted financial practices, after giving effect to, among other factors, margin, upfront or similar fees or original issue discount shared with all providers of such financing (calculated based on assumed four-year average life and without present value discount), but excluding the effect of any arrangement, commitment, underwriting, structuring, syndication or other fees payable in connection therewith that are not shared with all providers of such financing, and without taking into account any fluctuations in the Adjusted Term SOFR Rate or other Benchmark, but including any Floor that is higher than the then applicable Adjusted Term SOFR Rate or such other applicable Benchmark) that is less than the “effective yield” (as reasonably determined by the Administrative Agent, in consultation with the Borrower, on the same basis) of the Initial Term Loans prior to being so prepaid, refinanced, substituted or replaced or subject to such amendment, waiver or modification to this Agreement. “Required Lenders”: Lenders the Term Credit Percentages of which aggregate to greater than 50.0%. “Required Debt Terms”: with respect to any Indebtedness, that such Indebtedness (i) does not provide for a maturity date or weighted average life to maturity earlier than the Initial Term Loan Maturity Date or shorter than the remaining weighted average life to maturity of the Initial Term Loans, as the case may be (other than an earlier maturity date and/or shorter weighted average life to maturity for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date or a shorter weighted average life to maturity than the Initial Term Loan Maturity Date or the remaining weighted average life to maturity of the Initial Term Loans, as applicable) and (ii) contains mandatory prepayment and redemption terms, covenants and events of default that are (x) customary for similar Indebtedness in light of then-prevailing market conditions (it being understood and agreed that such Indebtedness shall include financial maintenance covenants only to the extent any such financial maintenance covenant is (1) applicable only to periods after the Maturity Date then in effect at the time of incurrence thereof or (2) included in or added to the Loan Documents for the benefit of the Lenders to the extent and during the time period such covenant is in effect for the benefit of the holders of such other Indebtedness) (y) when taken as a whole, not materially more favorable to the lenders or investors providing such Indebtedness, as the case may be, than those set forth - 56 -

in the Loan Documents are with respect to the Lenders (other than covenants or other provisions applicable only to periods after the Maturity Date then in effect at the time of incurrence thereof or that are included in or added to the Loan Documents for the benefit of the Lenders to the extent and during the time period such other covenants or provisions are in effect for the benefit of the holders of such other Indebtedness) or (z) are reasonably acceptable to the Administrative Agent, in the case of each of clauses (x) and (y), as conclusively determined by the Borrower in good faith. “Requirement of Law”: as to any Person, the Organizational Documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject, including laws, ordinances and regulations pertaining to zoning, occupancy and subdivision of real properties; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority. “Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer”: as to any Person, any of the following officers of such Person: (a) the chief executive officer or the president of such Person and, with respect to financial matters, the chief financial officer, the treasurer or the controller of such Person; (b) any vice president of such Person or, with respect to financial matters, any assistant treasurer or assistant controller of such Person, who has been designated in writing to the Administrative Agent or the Collateral Agent as a Responsible Officer by such chief executive officer or president of such Person or, with respect to financial matters, such chief financial officer of such Person; (c) with respect to Subsection 7.7 and ERISA matters and without limiting the foregoing, the general counsel of such Person; and (d) any other individual designated as a “Responsible Officer” for the purposes of this Agreement by the Board of Directors or equivalent body of such Person. “Restricted Payment”: as defined in Subsection 8.2(a). “Restricted Payment Transaction”: any Restricted Payment permitted pursuant to Subsection 8.2, any Permitted Payment, any Permitted Investment, or any transaction specifically excluded from the definition of the term “Restricted Payment” (including pursuant to the exception contained in clause (i) of such definition and the parenthetical exclusions contained in clauses (ii) and (iii) of such definition). “Restricted Subsidiary”: any Subsidiary of the Borrower other than an Unrestricted Subsidiary. “Reuters”: as applicable, Thomson Reuters Corp., Refinitiv, or any successor thereto. “RFR Borrowing”:, as to any Borrowing, the RFR Loans comprising such Borrowing. “RFR Loan”: a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR. “Rollover Indebtedness”: Indebtedness of any Loan Party issued to any Lender in lieu of such Lender’s pro rata portion of any repayment of Term Loans made pursuant to Subsection 4.4(a) or (e); so long as (other than in connection with a refinancing in full of the Facilities) such Indebtedness - 57 -

would not have a weighted average life to maturity earlier than the remaining weighted average life to maturity of the Term Loans being repaid. “S&P”: Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and its successorsServices, a Standard & Poor’s Financial Services LLC business. “Sale”: as defined in clause (1) of the definition of “Pro Forma Basis.” “Sanctioned Country”: at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement,the Second Amendment Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, and North Korea and Syria). “Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, Global Affairs Canada or any other department of the Government of Canada, the United Nations Security Council, the European Union, any European Union member state, HerHis Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions. “Sanctions”: all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, Global Affairs Canada or any other department of the Government of Canada, the European Union, any European Union member state, HerHis Majesty’s Treasury of the United Kingdom or other relevant sanctions authority. “Scheduled Maturity Date”: the meaning specified in the definition of “Maturity Date”. “SEC”: the United States Securities and Exchange Commission. “Second Amendment”: that certain Second Amendment to Term Loan Credit Agreement, dated as of the Second Amendment Effective Date, among the Borrower, the other Loan Parties, the Lenders party thereto and the Administrative Agent. “Second Amendment Effective Date”: September 29, 2025. “Secured Parties”: the “Secured Parties” as defined in the Guarantee and Collateral Agreement. “Securities Act”: the Securities Act of 1933, as amended from time to time. “Security Documents”: the collective reference to each Mortgage related to any Mortgaged Fee Property, the Guarantee and Collateral Agreement, the Canadian Guarantee and Collateral Agreement and all other similar security documents hereafter delivered to the Collateral Agent granting or perfecting a Lien on any asset or assets of any Loan Party to secure the obligations and liabilities of the Loan Parties hereunder and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities, including any security documents executed and - 58 -

delivered or caused to be delivered to the Collateral Agent pursuant to Subsection 7.9(a), 7.9(b), 7.9(c) or 7.9(d), in each case, as amended, supplemented, waived or otherwise modified from time to time. “Senior ABL Facility”: the collective reference to the Senior ABL Facility Agreement, any ABL Facility Documents, any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior ABL Facility Agreement or one or more other credit agreements, indentures or financing agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Senior ABL Facility). Without limiting the generality of the foregoing, the term “Senior ABL Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Borrower as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof. “Senior ABL Facility Agreement”: the Amended and Restated Credit Agreement, dated as of August 28, 2020, as amended through the date hereof (including as amended by Amendment Number Four to Credit Agreement dated as of April 30, 2025), among Parent, the Borrower, the other borrowers party thereto from time to time, the lenders and other financial institutions party thereto from time to time and Wells Fargo Bank, National Association, as administrative agent and collateral agent thereunder, as such agreement may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original administrative agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior ABL Facility Agreement or one or more other credit agreements or otherwise, unless such agreement, instrument or other document expressly provides that it is not intended to be and is not a Senior ABL Facility Agreement). Any reference to the Senior ABL Facility Agreement hereunder shall be deemed a reference to each Senior ABL Facility Agreement then in existence. “Senior Indebtedness”: as defined in Subsection 11.1(a)(vii). “Set”: the collective reference to Term Benchmark Loans of a single Tranche, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Term Benchmark Loans shall originally have been made on the same day). “Settlement Service”: as defined in Subsection 11.6(b). “Single Employer Plan”: any Plan which is covered by Title IV or Section 302 of ERISA or Section 412 of the Code, but which is not a Multiemployer Plan. “SOFR”: a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator”: the NYFRB (or a successor administrator of the secured overnight financing rate). - 59 -

“SOFR Administrator’s Website”: the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”. “SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”. “Solicited Discount Proration”: as defined in Subsection 4.4(l)(iv)(3). “Solicited Discounted Prepayment Amount”: as defined in Subsection 4.4(l)(iv)(1). “Solicited Discounted Prepayment Notice”: an irrevocable written notice of a Borrower Solicitation of Discounted Prepayment Offer made pursuant to Subsection 4.4(l)(iv) substantially in the form of Exhibit Q. “Solicited Discounted Prepayment Offer”: the irrevocable written offer by each Lender, substantially in the form of Exhibit R, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice. “Solicited Discounted Prepayment Response Date”: as defined in Subsection 4.4(l)(iv)(1). “Solvent” and “Solvency”: with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis after giving effect to the 2025 Transactions on the ClosingSecond Amendment Date means (i) the Fair Value and Present Fair Salable Value of the assets of the Borrower and its Restricted Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (ii) the Borrower and its Restricted Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iii) the Borrower and its Restricted Subsidiaries taken as a whole will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature (all capitalized terms used in this definition (other than “Borrower” and “Restricted Subsidiary” which have the meanings set forth in this Agreement) shall have the meaning assigned to such terms in the form of solvency certificate attached hereto as Exhibit H). “Special Purpose Entity”: (x) any Special Purpose Subsidiary or (y) any other Person that is engaged in the business of (i) acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code or the PPSA, as applicable, as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets and/or (ii) financing or refinancing in respect of Capital Stock of any Special Purpose Subsidiary. “Special Purpose Financing”: any financing or refinancing of assets consisting of or including Receivables of any Group Member that have been transferred to a Special Purpose Entity or made subject to a Lien in a Financing Disposition (including any financing or refinancing in respect of Capital Stock of a Special Purpose Subsidiary held by another Special Purpose Subsidiary). “Special Purpose Financing Expense”: for any period, (a) the aggregate interest expense for such period on any Indebtedness of any Special Purpose Subsidiary that is a Restricted Subsidiary, which Indebtedness is not recourse to any Group Member that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), and (b) Special Purpose Financing Fees. - 60 -

“Special Purpose Financing Fees”: distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Special Purpose Financing. “Special Purpose Financing Undertakings”: representations, warranties, covenants, indemnities, guarantees of performance and (subject to clause (y) of the proviso below) other agreements and undertakings entered into or provided by any Group Member that the Borrower determines in good faith (which determination shall be conclusive) are customary or otherwise necessary or advisable in connection with a Special Purpose Financing or a Financing Disposition; provided that (x) it is understood that Special Purpose Financing Undertakings may consist of or include (i) reimbursement and other obligations in respect of notes, letters of credit, surety bonds and similar instruments provided for credit enhancement purposes, (ii) Hedging Obligations or other obligations relating to Interest Rate Agreements, Currency Agreements or Commodities Agreements entered into by any Group Member, in respect of any Special Purpose Financing or Financing Disposition, or (iii) any Guarantee in respect of customary recourse obligations (as determined in good faith by the Borrower, which determination shall be conclusive) in connection with any Special Purpose Financing or Financing Disposition, including in respect of Liabilities in the event of any involuntary case commenced with the collusion of any Special Purpose Subsidiary or any Affiliate thereof, or any voluntary case commenced by any Special Purpose Subsidiary, under any applicable bankruptcy law, and (y) subject to the preceding clause (x), any such other agreements and undertakings shall not include any Guarantee of Indebtedness of a Special Purpose Subsidiary by any Group Member that is not a Special Purpose Subsidiary. “Special Purpose Subsidiary”: any Subsidiary of the Borrower that (a) is engaged solely in (x) the business of (i) acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code or the PPSA, as applicable, as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and/or (ii) owning or holding Capital Stock of any Special Purpose Subsidiary and/or engaging in any financing or refinancing in respect thereof, and (y) any business or activities incidental or related to such business, and (b) is designated as a “Special Purpose Subsidiary” by the Borrower. “Specified Discount”: as defined in Subsection 4.4(l)(ii)(1). “Specified Discount Prepayment Amount”: as defined in Subsection 4.4(l)(ii)(1). “Specified Discount Prepayment Notice”: an irrevocable written notice of the Borrower Offer of Specified Discount Prepayment made pursuant to Subsection 4.4(l)(ii) substantially in the form of Exhibit S. “Specified Discount Prepayment Response”: the written response by each Lender, substantially in the form of Exhibit T, to a Specified Discount Prepayment Notice. “Specified Discount Prepayment Response Date”: as defined in Subsection 4.4(l)(ii)(1). “Specified Discount Proration”: as defined in Subsection 4.4(l)(ii)(3). “Specified Existing Term Tranche”: as defined in Subsection 2.10(a)(ii). - 61 -

“Specified Refinancing Amendment”: an amendment to this Agreement effecting the incurrence of Specified Refinancing Term Loan Facilities in accordance with Subsection 2.11. “Specified Refinancing Indebtedness”: Indebtedness incurred by the Borrower pursuant to and in accordance with Subsection 2.11. “Specified Refinancing Lenders”: as defined in Subsection 2.11(b). “Specified Refinancing Term Loan Facilities”: as defined in Subsection 2.11(a). “Specified Refinancing Term Loans”: as defined in Subsection 2.11(a). “Specified Refinancing Tranche”: Specified Refinancing Term Loan Facilities with the same terms and conditions made on the same day and any Supplemental Term Loan in respect thereof added to such Tranche pursuant to Subsection 2.8. “Stated Maturity”: with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such Indebtedness at the option of the holder thereof upon the happening of any contingency). “Submitted Amount”: as defined in Subsection 4.4(l)(iii)(1). “Submitted Discount”: as defined in Subsection 4.4(l)(iii)(1). “Subordinated Obligations”: any Indebtedness of the Borrower (whether outstanding on the Closing Date or thereafter Incurred) that is expressly subordinated in right of payment to the Loan Document Obligations pursuant to a written agreement. “Subsection 2.10 Additional Amendment”: as defined in Subsection 2.10(c). “Subsidiary”: as to any Person, a corporation, partnership, limited partnership, limited liability company, unlimited liability corporation or other entity (a) of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such corporation, partnership, limited partnership, limited liability company, unlimited liability corporation or other entity are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person, or (b) the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and, in the case of this clause (b), which is treated as a consolidated subsidiary for accounting purposes. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. “Subsidiary Guarantor”: (x) each Domestic Subsidiary (other than any Excluded Subsidiary) of the Borrower which executes and delivers a Guaranty pursuant to Subsection 7.9 or otherwise, in each case, unless and until such time as the respective Subsidiary Guarantor (a) ceases to constitute a Domestic Subsidiary of the Borrower in accordance with the terms and provisions hereof, (b) is designated an Unrestricted Subsidiary pursuant to the terms of this Agreement or (c) is released from all of its obligations under the Guaranty in accordance with the terms and provisions thereof and (y) each other Subsidiary of the Borrower which the Borrower causes to execute and deliver a Guaranty pursuant to the last sentence of Subsection 7.9(b) or otherwise, in each case, unless and until such time as the - 62 -

respective Subsidiary Guarantor (a) ceases to constitute a Subsidiary of the Borrower in accordance with the terms and provisions hereof, (b) is designated an Unrestricted Subsidiary pursuant to the terms of this Agreement or (c) is released from all of its obligations under the Guaranty in accordance with terms and provisions thereof. “Successor Borrower”: as defined in Subsection 8.7(a)(i). “Supplemental Revolving Commitments”: as defined in Subsection 2.8(a). “Supplemental Term Loan Commitments”: as defined in Subsection 2.8(a). “Supplemental Term Loans”: Term Loans made in respect of Supplemental Term Loan Commitments. “Supported QFC”: as defined in Section 11.21. “Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement. “Taxes”: any and all present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority. “Temporary Cash Investments”: any of the following: (i) any investment in (x) direct obligations of the United States of America, Canada, the United Kingdom, a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Borrower or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any thereof, or obligations Guaranteed by the United States of America, the United Kingdom or a member state of the European Union or any country in whose currency funds are being held pending their application in the making of an investment or capital expenditure by the Borrower or a Restricted Subsidiary in that country or with such funds, or any agency or instrumentality of any of the foregoing, or obligations guaranteed by any of the foregoing or (y) direct obligations of any foreign country recognized by the United States of America rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any bank or other institutional lender under this Agreement or any Senior ABL Facility or any affiliate thereof or (y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long term debt is rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made, (iii) repurchase obligations with a term of not more than 30 days for underlying securities or instruments of the types - 63 -

described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than that of the Borrower or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vi) Indebtedness or Preferred Stock (other than of the Borrower or any of its Subsidiaries) having a rating of “A” or higher by S&P or “A2” or higher by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any nationally recognized rating organization), (vii) investment funds investing 95.0% of their assets in securities of the type described in clauses (i) through (vi) above (which funds may also hold cash pending investment and/or distribution), (viii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250,000,000 (or the foreign currency equivalent thereof), or investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended and (ix) similar investments approved by the Board of Directors in the ordinary course of business. “Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate. “Term Credit Percentage”: as to any Lender at any time, the percentage of the aggregate outstanding Term Loans (if any) of the Lenders and aggregate unused Term Loan Commitments of the Lenders (if any) then constituted by such Lender’s outstanding Term Loans (if any) and such Lender’s unused Term Loan Commitments (if any). “Term Loan Commitment”: as to any Lender, the aggregate of its Initial Term Loan Commitments, Incremental Term Loan Commitment and Supplemental Term Loan Commitments; collectively as to all Lenders the “Term Loan Commitments.” “Term Loan Declined Amount”: as defined in Subsection 4.4(h). “Term Loan Priority Collateral”: “Note Priority Collateral” as defined in the ABL/Term Loan Intercreditor Agreement, whether or not the same remains in full force and effect. “Term Loans”: the Initial Term Loans, Incremental Term Loans, Extended Term Loans and Specified Refinancing Term Loans, as the context shall require. “Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate. “Term SOFR Rate”: with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor - 64 -

comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Term SOFR Reference Rate”: for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day. “Trade Payables”: with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services. “Tranche”: (i) with respect to Term Loans or commitments, refers to whether such Term Loans or commitments are (1) Initial Term Loans or Initial Term Loan Commitments, (2) Incremental Loans or Incremental Term Loan Commitments with the same terms and conditions made on the same day and any Supplemental Term Loans added to such Tranche pursuant to Subsection 2.8, (3) Extended Term Loans (of the same Extension Series) or (4) Specified Refinancing Term Loan Facilities with the same terms and conditions made on the same day and any Supplemental Term Loans added to such Tranche pursuant to Subsection 2.8 and (ii) with respect to Incremental Revolving Loans or commitments, refers to whether such Incremental Revolving Loans or commitments are Incremental Revolving Commitments or Incremental Revolving Loans with the same terms and conditions made on the same day and any Supplemental Revolving Commitments and Loans in respect thereof added to such Tranche pursuant to Subsection 2.8. “Transactions”: collectively, any or all of the following (whether taking place prior to, on or following the date hereof): (i) the entry into this Agreement and the other Loan Documents and the Incurrence of Indebtedness hereunder, (ii) the issuance of the Unsecured Notes, (iii) the payoff of the Existing Credit Agreement and (iv) all other transactions relating to any of the foregoing (including payment of fees and expenses related to any of the foregoing). “Transferee”: any Participant or Assignee. “Transformative Acquisition”: any merger, acquisition, Investment, dissolution, liquidation, consolidation, amalgamation or disposition, in any such case by any Group Member that is not permitted by the terms of any Loan Document immediately prior to the consummation of such transaction. “Treasury Capital Stock”: as defined in Subsection 8.2(b)(i). “Type”: when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the - 65 -

Adjusted Term SOFR Rate or the Alternate Base Rate or, if applicable, the Adjusted Daily Simple SOFR. “UCC”: the Uniform Commercial Code as in effect in the State of New York from time to time. “UK Financial Institutions”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “United States Person”: any United States person within the meaning of Section 7701(a)(30) of the Code. “Unrestricted Cash”: at any date of determination, (a) the aggregate amount of cash, Cash Equivalents and Temporary Cash Investments included in the cash accounts that would be listed on the consolidated balance sheet of Parent prepared in accordance with GAAP as of the end of the most recent four consecutive Fiscal Quarters ending prior to the date of such determination for which consolidated financial statements of Parent are available to the extent such cash is not classified as “restricted” for financial statement purposes (unless so classified solely because of any provision under the Loan Documents or any other agreement or instrument governing other Indebtedness that is subject to the ABL/Term Loan Intercreditor Agreement, a Junior Lien Intercreditor Agreement or any Other Intercreditor Agreement governing the application thereof or because they are subject to a Lien securing the Loan Document Obligations, the ABL Facility Obligations or other Indebtedness that is subject to the ABL/Term Loan Intercreditor Agreement, a Junior Lien Intercreditor Agreement or any Other Intercreditor Agreement), plus (b) the proceeds from any Incurrence of Incremental Term Loans since the date of such consolidated balance sheet and on or prior to the date of determination that are (in the good faith judgment of the Borrower) intended to be used for working capital purposes. “Unrestricted Subsidiary”: (i) any Subsidiary of the Borrower that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Borrower (including any newly acquired or newly formed Subsidiary of the Borrower) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Borrower or any other Restricted Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated; provided, that (A) such designation was made at or prior to the Closing Date, or (B) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (C) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Subsection 8.2 and (D) immediately after such designation, no Event of Default under Subsection 9.1(a) or (f) shall have occurred and be continuing. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation (1) (x) the Borrower could Incur at least $1.00 of additional Indebtedness under Subsection 8.1(a) or (y) the - 66 -

Consolidated Fixed Charge Coverage Ratio would be equal to or greater than it was immediately prior to giving effect to such designation or (z) such Subsidiary shall be a Special Purpose Subsidiary with no Indebtedness outstanding other than Indebtedness that can be Incurred (and upon such designation shall be deemed to be Incurred and outstanding) pursuant to Subsection 8.1(b) and (2) immediately after such designation, no Event of Default under Subsection 9.1(a) or (f) shall have occurred and be continuing; provided, further, that (x) in no event shall any Subsidiary be designated an Unrestricted Subsidiary if such Subsidiary or any subsidiary of such Subsidiary owns material Intellectual Property and (y) in no event shall any Subsidiary be designated an Unrestricted Subsidiary if such Subsidiary is a “restricted subsidiary” under the Unsecured Notes or the Senior ABL Facility. Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the Borrower’s Board of Directors giving effect to such designation and a certificate of a Responsible Officer of the Borrower certifying that such designation complied with the foregoing provisions. “Unsecured Notes”: the 4.250% senior unsecured notes issued and sold pursuant to the Unsecured Notes Indenture. “Unsecured Notes Indenture”: the Indenture, dated as of May 26, 2021, by and among Parent, as issuer, Atkore International Holdings, Inc., the Borrower, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, as the same may be amended, restated, amended and restated, modified and/or supplemented from time to time in accordance with the terms hereof. “U.S. Government Securities Business Day”: any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Special Resolution Regime”: as defined in Subsection 11.21. “U.S. Tax Compliance Certificate”: as defined in Subsection 4.11(b)(ii)(2). “Voluntary Prepayment Amount”: as of any date, an amount equal to (a) the sum of the aggregate principal amount of all optional prepayments and buy-backs (with respect to buy-backs, valued at the par value of Term Loans so acquired) of Term Loans made after the ClosingSecond Amendment Effective Date and prior to such date (excluding prepayments made with the proceeds of long-term Indebtedness) less (b) the aggregate principal amount of Incremental Loans established prior to such date in reliance on the Voluntary Prepayment Amount. “Wholly Owned Domestic Subsidiary”: as to any Person, any Domestic Subsidiary of such Person of which such Person owns, directly or indirectly through one or more Wholly Owned Subsidiaries, all of the Capital Stock of such Domestic Subsidiary other than directors qualifying shares or shares held by nominees. “Wholly Owned Subsidiary”: as to any Person, any Subsidiary of such Person of which such Person owns, directly or indirectly through one or more Wholly Owned Subsidiaries, all of the Capital Stock of such Subsidiary other than directors qualifying shares or shares held by nominees. “Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion - 67 -

powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 1.2 Other Definitional and Interpretive Provisions. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto. (a) As used herein and in any Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Restricted Subsidiaries not defined in Subsection 1.1 and accounting terms partly defined in Subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. (b) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Any reference herein to any Person shall be construed to include such Person’s successors and assigns permitted hereunder. (c) For purposes of determining any financial ratio or making any financial calculation for any fiscal quarter (or portion thereof) ending prior to the Closing Date, the components of such financial ratio or financial calculation shall be determined on a pro forma basis to give effect to the Transactions as if they had occurred at the beginning of such four-quarter period. (d) Unless the Borrower elects otherwise, if any Group Member in connection with any transaction or series of such related transaction (i) incurs Indebtedness, creates Liens, makes dispositions, makes Investments, makes Restricted Payments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under or as permitted by a ratio-based basket or exception and (ii) incurs Indebtedness, creates Liens, makes dispositions, makes Investments, makes Restricted Payments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under a non-ratio-based basket or exception (which shall occur within five Business Days of the events in clause (i) above), then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based basket or exception without regard to any such action under such non-ratio-based basket or exception made in connection with such transaction or series of related transactions. (e) Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (rounding up if there is no nearest number). (f) Any references in this Agreement to “cash and/or Cash Equivalents”, “cash, Cash Equivalents and/or Temporary Cash Investments” or any similar combination of the foregoing shall - 68 -

be construed as not double counting cash or any other applicable amount which would otherwise be duplicated therein. (g) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. (h) In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Default, Event of Default or specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Borrower, be deemed satisfied, so long as no Default, Event of Default or specified Event of Default, as applicable, exists on the date the definitive agreements for such Limited Condition Transaction are entered into or irrevocable notice of redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock is given. For the avoidance of doubt, if the Borrower has exercised its option under the first sentence of this clause (h), and any Default, Event of Default or specified Event of Default, as applicable, occurs following the date the definitive agreements for the applicable Limited Condition Transaction were entered into or irrevocable notice of redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock is given and prior to the consummation of such Limited Condition Transaction, any such Default, Event of Default or specified Event of Default, as applicable, shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder. (i) In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of: (i) determining compliance with any provision of this Agreement which requires the calculation of the Consolidated First Lien Leverage Ratio, the Consolidated Fixed Charge Coverage Ratio, the Consolidated Secured Leverage Ratio or the Consolidated Total Leverage Ratio; or (ii) testing baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated Total Assets); in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into or irrevocable notice of redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock is given, as applicable (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any Incurrence or Discharge of Indebtedness and the use of proceeds of such Incurrence) as if they had occurred at the beginning of the most recent four consecutive fiscal quarters ending prior to the LCT Test Date for which consolidated financial statements of Parent are available, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio, basket or amount, such ratio, basket or amount shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios, baskets or amounts for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in exchange rates or in Consolidated EBITDA or Consolidated Total Assets of the Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, ratios or amounts will not be deemed to - 69 -

have been exceeded as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, basket or amount with respect to the Incurrence of Indebtedness or Liens, or the making of Restricted Payments, Asset Dispositions, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrower or the designation of an Unrestricted Subsidiary on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, basket or amount shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any Incurrence or Discharge of Indebtedness and the use of proceeds thereof) have been consummated. 1.3 ABL/Term Loan Intercreditor Agreement. This Agreement is an “Original Term Loan Agreement” under and as defined in the ABL/Term Loan Intercreditor Agreement. Subsection 8.6 is designated as the covenant hereunder applicable for purposes of the definition of “Additional Indebtedness” under the ABL/Term Loan Intercreditor Agreement. Subsection 8.1 is designated as the covenant hereunder applicable for purposes of the definition of “Additional Specified Indebtedness” under the ABL/Term Loan Intercreditor Agreement. 1.4 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time. 1.5 Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Subsection 4.7(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. - 70 -

SECTION 2

Amount and Terms of Commitments

2.1 Initial Term Loans. Subject to the terms and conditions ~~hereof~~set forth in the Second Amendment, each Lender holding an Initial Term Loan Commitment severally agrees to make, in Dollars, in a single draw on the ~~Closing~~Second Amendment Effective Date, one or more term loans (each, an "Initial Term Loan") to the Borrower in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name in ~~Schedule A~~Exhibit B to the Second Amendment under the heading "~~Initial~~2025 Refinancing Term ~~Loan~~ Commitments", as such amount may be adjusted or reduced pursuant to the terms hereof, which Initial Term Loans:

(i) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Term Benchmark Loans (or, if applicable, RFR Loans); and

(ii) shall be made by each such Lender in an aggregate principal amount which does not exceed the Initial Term Loan Commitment of such Lender.

Without limitation of Subsection 2.8 and 8.1(b)(i), once repaid, Initial Term Loans incurred hereunder may not be reborrowed. On the ~~Closing~~Second Amendment Effective Date (after giving effect to the incurrence of Initial Term Loans on such date), the Initial Term Loan Commitment of each Lender shall terminate.

2.2 Notes. ~~(a)~~ The Borrower agrees that, upon the request to the Administrative Agent by any Lender made on or prior to the ~~Closing~~Second Amendment Effective Date or in connection with any assignment pursuant to Subsection 11.6(b), in order to evidence such Lender's Loan, the Borrower shall execute and deliver to such Lender a promissory note substantially in the form of Exhibit A (as amended, supplemented, replaced or otherwise modified from time to time, a "Note"), in each case with appropriate insertions therein as to payee, date and principal amount, payable to such Lender and in a principal amount equal to the unpaid principal amount of the applicable Loans made (or acquired by assignment pursuant to Subsection 11.6(b)) by such Lender to the Borrower. Each Note shall be dated the ~~Closing~~Second Amendment Effective Date and shall be payable as provided in Subsection 2.2(b) and provide for the payment of interest in accordance with Subsection 4.1.

(~~b~~a) The Initial Term Loans of all the Lenders shall be payable in consecutive quarterly installments beginning on ~~S~~D~~ept~~cember ~~30~~31, ~~2021~~2025 up to and including the Initial Term Loan Maturity Date (subject to reduction as provided in Subsection 4.4), on the dates (each such date, an "Installment Date") and in the principal amounts, subject to adjustment as set forth below, equal to the respective amounts set forth below (together with all accrued interest thereon) opposite the applicable Installment Dates (or, if less, the aggregate amount of such Initial Term Loans then outstanding):

Date	**Amount**
Each March 31, June 30, September 30 and December 31 ending prior to the Initial Term Loan Maturity Date	0.25% of the aggregate initial principal amount of the Initial Term Loans on the ~~Closing~~Second Amendment Effective Date
Initial Term Loan Maturity Date	all unpaid aggregate principal amounts of any outstanding Initial Term Loans

- 71 -

2.3 Procedure for Initial Term Loan Borrowing. The Borrower shall have given the Administrative Agent notice (which notice must have been received by the Administrative Agent prior to 12:00 Noon, New York City time (or such later time as may be agreed by the Administrative Agent in its reasonable discretion), and shall be irrevocable after funding) at least one Business Day prior to the ClosingSecond Amendment Effective Date specifying the amount of the Initial Term Loans to be borrowed. Upon receipt of such notice, the Administrative Agent shall promptly notify each applicable Lender thereof. Each Lender having an Initial Term Loan Commitment (other than a Continuing Lender (as defined in the Second Amendment)) will make the amount of its pro rata share of the Initial Term Loan Commitments available to the Administrative Agent, in each case for the account of the Borrower at the office of the Administrative Agent specified in Subsection 11.2 prior to 10:00 A.M., New York City time (or, if the time period for the Borrower’s delivery of notice was extended, such later time as agreed to by the Borrower and the Administrative Agent in its reasonable discretion, but in no event less than one hour following notice), on the ClosingSecond Amendment Effective Date in funds immediately available to the Administrative Agent. The Administrative Agent shall on such date credit the account of the Borrower on the books of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent. 2.4 [Reserved]Termination of Initial Term Loan Commitments. The Initial Term Loan Commitments shall automatically terminate upon the making of the Initial Term Loans on the Second Amendment Effective Date. 2.5 Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent in Dollars for the account of each Lender the then unpaid principal amount of each Initial Term Loan of such Lender made to the Borrower, on the Initial Term Loan Maturity Date (or such earlier date on which the Initial Term Loans become due and payable pursuant to Section 9). The Borrower hereby further agrees to pay interest on the unpaid principal amount of such Initial Term Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Subsection 4.1. (ba) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. (cb) The Administrative Agent shall maintain the Register pursuant to Subsection 11.6(b), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each applicable Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each applicable Lender’s share thereof. (dc) The entries made in the Register and the accounts of each Lender maintained pursuant to Subsection 2.5(c) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement. - 72 -

2.6 [Reserved] 2.7 [Reserved] 2.8 Incremental Facilities. (a) So long as no Event of Default under Subsection 9.1(a) or (f) exists or would arise therefrom, the Borrower shall have the right, on behalf of itself, or in the case of Incremental Loans (as defined below) the proceeds of which will be subject to an escrow or other similar arrangement, an Escrow Subsidiary (any such Escrow Subsidiary, an “Escrow Borrower”), at any time and from time to time after the ClosingSecond Amendment Effective Date, (i) to request new term loan commitments under one or more new term loan credit facilities to be included in this Agreement (the “Incremental Term Loan Commitments”), (ii) to increase the Existing Term Loans by requesting new term loan commitments to be added to an Existing Term Tranche (the “Supplemental Term Loan Commitments”), (iii) to increase any existing Incremental Revolving Commitments by requesting new Incremental Revolving Commitments be added to an existing tranche of Incremental Revolving Commitments (the “Supplemental Revolving Commitments”), (iv) to request new commitments under one or more new revolving facilities to be included in this Agreement (the “Incremental Revolving Commitments”), and (v) to request new letter of credit facility commitments under one or more new letter of credit facilities to be included in this Agreement (the “Incremental Letter of Credit Commitments” and, together with the Incremental Term Loan Commitments, Supplemental Term Loan Commitments, Supplemental Revolving Commitments and the Incremental Revolving Commitments, the “Incremental Commitments”); provided that, (i) the aggregate amount of Incremental Commitments permitted pursuant to this Subsection 2.8 shall not exceed, at the time the respective Incremental Commitment becomes effective (and after giving effect to the Incurrence of Indebtedness in connection therewith and the application of proceeds of any such Indebtedness, including to refinance other Indebtedness), an amount that could then be Incurred under this Agreement in compliance with the Maximum Incremental Facilities Amount, (ii) if any portion of an Incremental Commitment is to be incurred in reliance on clause (iii) of the definition of “Maximum Incremental Facilities Amount”, the Borrower shall have delivered a certificate to the Administrative Agent, certifying compliance with the financial test set forth in such clause (together with calculations demonstrating compliance with such test) and (iii) if any portion of an Incremental Commitment is to be incurred in reliance on clause (i) or clause (ii) of the definition of “Maximum Incremental Facilities Amount”, the Borrower shall have delivered a certificate to the Administrative Agent, certifying the amount of the available basket in such clause to be used for the incurrence of such Incremental Commitment. Any loans made in respect of any such Incremental Commitment (other than Supplemental Term Loan Commitments and Supplemental Revolving Commitments) shall be made by creating a new Tranche. Each Incremental Commitment made available pursuant to this Subsection 2.8 shall be in a minimum aggregate amount of at least $10,000,000 and in integral multiples of $5,000,000 in excess thereof (or in such lower minimum amounts or multiples as agreed to by the Administrative Agent in its reasonable discretion). (ba) Each request from the Borrower pursuant to this Subsection 2.8 shall set forth the requested amount and proposed terms of the relevant Incremental Commitments. The Incremental Commitments (or any portion thereof) may be made by any existing Lender or by any other bank or other financial institution (any such bank or other financial institution, an “Additional Incremental Lender”, and the Additional Incremental Lenders together with any existing Lender providing Incremental Commitments, the “Incremental Lenders”); provided that if such Additional Incremental Lender is not already a Lender hereunder or an Affiliate of a Lender hereunder or an Approved Fund, the consent of the Administrative Agent and (in the case of a Supplemental Revolving Commitment) the consent of any swingline lender or letter of credit issuing lender that would have credit exposure to such Additional Incremental Lender (in each case, such consent not to be unreasonably withheld or delayed) shall be required . The Borrower may agree, in its sole discretion, to accept a lesser amount of any Incremental Commitment than originally requested. In the event there are Lenders and Additional Incremental - 73 -

Lenders that have committed to an Incremental Commitment in excess of the maximum amount requested (or permitted), then the Borrower shall have the right to allocate such commitments on whatever basis the Borrower determines is appropriate. (cb) Supplemental Term Loan Commitments and Supplemental Revolving Commitments shall become commitments under this Agreement pursuant to a supplement specifying the Tranche of Term Loans or Incremental Revolving Commitments to be increased, executed by the Borrower and each increasing Lender substantially in the form attached hereto as Exhibit I-1 (the “Increase Supplement”) or by each Additional Incremental Lender substantially in the form attached hereto as Exhibit I-2 (the “Lender Joinder Agreement”), as the case may be, which shall be delivered to the Administrative Agent for recording in the Register. Upon effectiveness of the Lender Joinder Agreement each Additional Incremental Lender shall be a Lender for all intents and purposes of this Agreement and the term loan made pursuant to such Supplemental Term Loan Commitment shall be a Term Loan or commitments made pursuant to such Supplemental Revolving Commitment shall be Incremental Revolving Commitments, as applicable. Each Increase Supplement and/or Lender Joinder Agreement may, without the consent of any other Lender, effect such amendments to any Loan Documents (including amendments to Subsection 2.2(b) to increase the amortization payments thereunder to allow for the applicable Incremental Loans to be fungible with an existing Tranche of Term Loans hereunder) as may be necessary or appropriate, in the opinion of the Borrower and the Administrative Agent, to effect the provisions of this Subsection 2.8(c). (dc) Incremental Commitments (other than Supplemental Term Loan Commitments and Supplemental Revolving Commitments) shall become commitments under this Agreement pursuant to an amendment (an “Incremental Commitment Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, an Escrow Borrower (if applicable), and each applicable Incremental Lender. An Incremental Commitment Amendment may, without the consent of any other Lender, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Borrower and the Administrative Agent, to effect the provisions of this Subsection 2.8; provided, however, that (i) (A) the Incremental Commitments will not be guaranteed by any Subsidiary of the Borrower other than the Subsidiary Guarantors (it being understood that the primary obligation of an Escrow Borrower shall not constitute a guarantee by a Subsidiary that is not a Subsidiary Guarantor), will be guaranteed by Parent and Holdings, and (other than with respect to proceeds of such Incremental Commitments which are subject to an escrow or other similar arrangement and any related deposit of cash, Cash Equivalents or Temporary Cash Investments to cover interest and premium in respect of such Incremental Commitments) will be secured on a pari passu by the same Collateral securing the Loan Document Obligations, (B) the Incremental Commitments and any incremental loans drawn thereunder (the “Incremental Loans”) shall rank pari passu in right of payment with the Loan Document Obligations and (C) no Incremental Commitment Amendment may provide for (I) any Incremental Commitment or any Incremental Loans to be secured by any Lien on any asset (other than proceeds of Incremental Loans which are subject to an escrow or similar arrangement and any related deposit of cash, Cash Equivalents or Temporary Cash Investments to cover interest and premium in respect of such Incremental Loans) of any Loan Party that does not also secure the Loan Document Obligations and (II) so long as any Initial Term Loans are outstanding, any mandatory prepayment from the Net Cash Proceeds of Asset Dispositions (other than any Asset Disposition in respect of any assets, business or Person the acquisition of which was financed, all or in part, with Incremental Loans provided pursuant to such Incremental Commitment Amendment and the disposition of which was contemplated by any definitive agreement in respect of such acquisition) or Recovery Event or from Excess Cash Flow, to the extent the Net Cash Proceeds of such Asset Disposition or Recovery Event or such Excess Cash Flow are required to be applied to repay the Initial Term Loans pursuant to Subsection 4.4(e), on more than a ratable basis with the Initial Term Loans (after giving effect to any amendment in accordance with Subsection 11.1(d)(vi)); (ii) no Lender will be required to provide any such Incremental Commitment unless it so agrees; (iii) the - 74 -

maturity date and the weighted average life to maturity of such Incremental Term Loan Commitments shall be no earlier than or shorter than, as the case may be, the Initial Term Loan Maturity Date or the remaining weighted average life to maturity of the Initial Term Loans, as applicable (other than an earlier maturity date and/or shorter weighted average life to maturity (1) for customary bridge financings, which, subject to customary conditions (as determined by the Borrower in good faith), would either be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date or a shorter weighted average life to maturity than the Initial Term Loan Maturity Date or the remaining weighted average life to maturity of the Initial Term Loans, as applicable or (2) pursuant to an escrow or similar arrangement with respect to the proceeds of such Incremental Term Loans); (iv) the interest rate margins and (subject to clause (iii) above) amortization schedule applicable to the loans made pursuant to the Incremental Commitments shall be determined by the Borrower and the applicable Incremental Lenders; provided that in the event that the applicable interest rate margins for any floating rate broadly syndicated term loans denominated in Dollars with a Stated Maturity that is earlier than 12 months following the Initial Term Loan Maturity Date Incurred by the Borrower under any Incremental Term Loan Commitment, made on or prior to the 126-month anniversary of the ClosingSecond Amendment Effective Date, are higher than the applicable interest rate margin for the Initial Term Loans by more than 50 basis points, then the effective interest rate margin for the applicable Initial Term Loans at the time such Incremental Commitments become effective shall be increased to the extent necessary so that the applicable interest rate margin for such Initial Term Loans is equal to the applicable interest rate margins for such Incremental Term Loan Commitment minus 50 basis points (the number of basis points by which the then effective interest rate margin is increased, the “Increased Amount”); provided, further that, in determining the applicable interest rate margins for the applicable Initial Term Loans and the Incremental Term Loans, (A) original issue discount (“OID”) or upfront fees payable generally to all participating Lenders in lieu of OID (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders under such Initial Term Loans or any Incremental Term Loan in the initial primary syndication thereof shall be included (with OID and upfront fees being equated to interest based on an assumed four-year life to maturity) (provided that, if such Initial Term Loans are issued in a manner such that all such Initial Term Loans were not issued with a uniform amount of OID or upfront fees within the Tranche of Initial Term Loans, the amount of OID and upfront fees attributable to the entire Tranche of Initial Term Loans shall be determined on a weighted average basis); (B) any arrangement, structuring or other fees payable in connection with the Incremental Term Loans that are not shared with all Additional Incremental Lenders providing such Incremental Term Loans shall be excluded; (C) any amendments to the Applicable Margin on the applicable Initial Term Loans that became effective subsequent to the ClosingSecond Amendment Effective Date but prior to the time of such Incremental Term Loans shall also be included in such calculations, (D) if the Incremental Term Loans include an interest rate floor greater than the interest rate floor applicable to the applicable Initial Term Loans, such increased amount shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the Applicable Margin for such Initial Term Loans shall be required, to the extent an increase in the interest rate floor for such Initial Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the Applicable Margin) applicable to such Initial Term Loans shall be increased by such amount, (E) if the Incremental Term Loans include an interest rate floor lower than the interest rate floor applicable to the Initial Term Loans or do not include any interest rate floor, to the extent a reduction in the interest rate floor for such Initial Term Loans would cause a reduction in the interest rate then in effect thereunder, an amount equal to the difference between the interest rate floor applicable to the Initial Term Loans and the interest rate floor applicable to such Incremental Term Loans (which shall be deemed to equal 0% for any Incremental Term Loans without any interest rate floor), but which in any event shall not exceed the maximum amount by which a reduction in the interest rate floor applicable to the Initial Term Loans would cause a reduction in the interest rate then in effect thereunder, shall reduce the applicable interest rate margin of the applicable Incremental Terms Loans for purposes of determining whether an increase to the Applicable Margin for such Initial Term Loans shall be - 75 -

required and (F) if the applicable Initial Term Loans include a pricing grid the interest rate margins in such pricing grid which are not in effect at the time the applicable Incremental Commitments become effective shall also each be increased by an amount equal to the Increased Amount; (v) such Incremental Commitment Amendment may provide (1) for the inclusion, as appropriate, of Additional Incremental Lenders in any required vote or action of the Required Lenders or of the Lenders of each Tranche hereunder, (2) class voting and other class protections for any additional credit facilities, (3) for the amendment of the definitions of “Additional Obligations”, “Disqualified Stock”, “Junior Capital” and “Refinancing Indebtedness” and Subsection 8.8(b), in each case only to extend the maturity date and the weighted average life to maturity requirements, from the Initial Term Loan Maturity Date and remaining weighted average life to maturity of the Initial Term Loans to the extended maturity date and the remaining weighted average life to maturity of such Incremental Term Loans, as applicable, (4) in the case of an Incremental Revolving Commitment or an Incremental Letter of Credit Commitment, add appropriate modifications to Subsection 2.8 to provide for “amend and extend” mechanics for Incremental Revolving Commitments and Incremental Letter of Credit Commitments (and related Obligations) and appropriate modifications to Subsection 2.10 to provide for “refinancing facilities” mechanics for Incremental Revolving Commitments and Incremental Letter of Credit Commitments (and related Obligations), in each case under this clause (4) as otherwise agreed by the Borrower, the Administrative Agent and the Lenders providing such Commitments (including any swingline lender or issuing lender) and (5) for the amendment of clause (iii) of the definition of “Additional Obligations” to provide for the applicable mandatory prepayment protections to apply to such Incremental Term Loans; and (vi) the other terms and documentation in respect thereof, to the extent not consistent with this Agreement as in effect prior to giving effect to the Incremental Commitment Amendment, shall otherwise be reasonably satisfactory to the Borrower; provided that to the extent such terms and documentation are not consistent with, in the case of Incremental Term Loans, the terms and documentation governing the Initial Term Loans (except to the extent permitted by clauses (iii), (iv) or (v) above), they shall be reasonably satisfactory to the Borrower and the Administrative Agent. 2.9 Permitted Debt Exchanges. (a) Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower to all Lenders (other than any Lender that, if requested by the Borrower, is unable to certify that it is either a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (as defined in Rule 501 under the Securities Act)) with outstanding Term Loans of a particular Tranche, as selected by the Borrower, the Borrower may from time to time following the ClosingSecond Amendment Effective Date consummate one or more exchanges of Term Loans of such Tranche for Additional Obligations in the form of notes (such notes, “Permitted Debt Exchange Notes,” and each such exchange a “Permitted Debt Exchange”), so long as the following conditions are satisfied: (i) the aggregate principal amount (calculated on the face amount thereof) of Term Loans exchanged shall be equal to or more than the aggregate principal amount (calculated on the face amount thereof) of Permitted Debt Exchange Notes issued in exchange for such Term Loans, (ii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans exchanged by the Borrower pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrower on the date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Acceptance, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation), (iii) if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount of the applicable Tranche actually held by it) shall exceed the maximum aggregate principal amount of Term Loans offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, - 76 -

then the Borrower shall exchange Term Loans subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered, (iv) each such Permitted Debt Exchange Offer shall be made on a pro rata basis to the Lenders (other than any Lender that, if requested by the Borrower, is unable to certify that it is either a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (as defined in Rule 501 under the Securities Act)) based on their respective aggregate principal amounts of outstanding Term Loans of the applicable Tranche, (v) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Administrative Agent and (vi) any applicable Minimum Exchange Tender Condition shall be satisfied. Notwithstanding anything to the contrary herein, no Lender shall have any obligation to agree to have any of its Loans exchanged pursuant to any Permitted Debt Exchange Offer. (ba) With respect to all Permitted Debt Exchanges effected by the Borrower pursuant to this Subsection 2.9, (i) such Permitted Debt Exchanges (and the cancellation of the exchanged Term Loans in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Subsection 4.4 and (ii) such Permitted Debt Exchange Offer shall be made for not less than $10,000,000 in aggregate principal amount of Term Loans (or, in each case, such lower principal amount as agreed to by the Administrative Agent in its reasonable discretion); provided that subject to the foregoing clause (ii), the Borrower may at its election specify as a condition (a “Minimum Exchange Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans be tendered. (cb) In connection with each Permitted Debt Exchange, the Borrower shall provide the Administrative Agent at least ten Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and the Borrower and the Administrative Agent, acting reasonably, shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Subsection 2.9 and without conflict with Subsection 2.9(d); provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than five Business Days following the date on which the Permitted Debt Exchange Offer is made (or such shorter period as may be agreed to by the Administrative Agent in its reasonable discretion). (dc) The Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (x) neither the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrower’s compliance with such laws in connection with any Permitted Debt Exchange (other than the Borrower’s reliance on any certificate delivered by a Lender pursuant to Subsection 2.9(a) above for which such Lender shall bear sole responsibility) and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Securities Exchange Act of 1934, as amended. 2.10 Extension of Term Loans. (a) The Borrower may at any time and from time to time request that all or a portion of the Term Loans of one or more Tranches (including any Extended Term Loans) existing at the time of such request (each, an “Existing Term Tranche” and the Term Loans of such Tranche, the “Existing Term Loans”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of any Existing Term Tranche (any such Existing Term Tranche which has been so extended, an “Extended Term Tranche”, - 77 -

and the Term Loans of such Tranche, the “Extended Term Loans”) and to provide for other terms consistent with this Subsection 2.10; provided that (i) any such request shall be made by the Borrower to all Lenders with Term Loans, with a like maturity date (whether under one or more Tranches) on a pro rata basis (based on the aggregate outstanding principal amount of the applicable Term Loans), and (ii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower. In order to establish any Extended Term Tranche, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Tranche) (an “Extension Request”) setting forth the proposed terms of the Extended Term Tranche to be established, which terms shall be identical to those applicable to the Existing Term Tranche from which they are to be extended (the “Specified Existing Term Tranche”), except (x) all or any of the final maturity dates of such Extended Term Tranches may be delayed to later dates than the final maturity dates of the Specified Existing Term Tranche, (y) (A) the interest margins with respect to the Extended Term Tranche may be higher or lower than the interest margins for the Specified Existing Term Tranche and/or (B) additional fees may be payable to the Lenders providing such Extended Term Tranche in addition to or in lieu of any increased margins contemplated by the preceding clause (A), in each case to the extent provided in the applicable Extension Amendment, and (z) amortization with respect to the Extended Term Tranche may be greater or lesser than amortization for the Specified Existing Term Tranche, so long as the Extended Term Tranche does not have a weighted average life to maturity shorter than the remaining weighted average life to maturity of the Specified Existing Term Tranche; provided that, notwithstanding anything to the contrary in this Subsection 2.10 or otherwise, assignments and participations of Extended Term Tranches shall be governed by the same or, at the Borrower’s discretion, more restrictive assignment and participation provisions than the assignment and participation provisions applicable to Initial Term Loans set forth in Subsection 11.6. No Lender shall have any obligation to agree to have any of its Existing Term Loans converted into an Extended Term Tranche pursuant to any Extension Request. Any Extended Term Tranche shall constitute a separate Tranche of Term Loans from the Specified Existing Term Tranches and from any other Existing Term Tranches (together with any other Extended Term Tranches so established on such date). (ba) The Borrower shall provide the applicable Extension Request at least ten Business Days (or such shorter period as the Administrative Agent may agree in its reasonable discretion) prior to the date on which Lenders under the applicable Existing Term Tranche(s) are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Specified Existing Term Tranche converted into an Extended Term Tranche shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Specified Existing Term Tranche that it has elected to convert into an Extended Term Tranche. In the event that the aggregate amount of the Specified Existing Term Tranche subject to Extension Elections exceeds the amount of Extended Term Tranches requested pursuant to the Extension Request, the Specified Existing Term Tranches subject to Extension Elections shall be converted to Extended Term Tranches on a pro rata basis based on the amount of Specified Existing Term Tranches included in each such Extension Election. In connection with any extension of Term Loans pursuant to this Subsection 2.10 (each, an “Extension”), the Borrower shall agree to such procedures regarding timing, rounding and other administrative adjustments to ensure reasonable administrative management of the credit facilities hereunder after such Extension, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Subsection 2.10. The Borrower may amend, revoke or replace an Extension Request pursuant to procedures reasonably acceptable to the Administrative Agent at any time prior to the date (the “Extension Request Deadline”) on which Lenders under the applicable Existing Term Tranche are requested to respond to the Extension Request. Any Lender may revoke an Extension Election at any time prior to 5:00 p.m. on the date that is two Business Days prior to the Extension Request Deadline, at which point the Extension Election becomes irrevocable (unless otherwise agreed by the Borrower). The - 78 -

revocation of an Extension Election prior to the Extension Request Deadline shall not prejudice any Lender’s right to submit a new Extension Election prior to the Extension Request Deadline. (cb) Extended Term Tranches shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which may include amendments to (i) provisions related to maturity, interest margins, fees or amortization referenced in clauses (x) through (z) of Subsection 2.10(a), (ii) the definitions of “Additional Obligations”, “Disqualified Stock”, “Junior Capital” and “Refinancing Indebtedness” and Subsection 8.8(b) to amend the maturity date and the weighted average life to maturity requirements, from the Initial Term Loan Maturity Date and remaining weighted average life to maturity of the Initial Term Loans to the extended maturity date and the remaining weighted average life to maturity of such Extended Term Tranche, as applicable and (iii) clause (iii) of the definition of “Additional Obligations” to provide for the applicable mandatory prepayment protections to apply to such Extended Term Tranche, and which in each case, except to the extent expressly contemplated by the third to last sentence of this Subsection 2.10(c) and notwithstanding anything to the contrary set forth in Subsection 11.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term Tranches established thereby) executed by the Loan Parties, the Administrative Agent, and the Extending Lenders. No Extension Amendment shall provide for any Extended Term Tranche in an aggregate principal amount that is less than $10,000,000 (or such lower principal amount as agreed to by the Administrative Agent in its reasonable discretion). Notwithstanding anything to the contrary in this Agreement and without limiting the generality or applicability of Subsection 11.1 to any Subsection 2.10 Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Subsection 2.10 Additional Amendment”) to this Agreement and the other Loan Documents; provided that such Subsection 2.10 Additional Amendments do not become effective prior to the time that such Subsection 2.10 Additional Amendments have been consented to (including pursuant to consents applicable to holders of any Extended Term Tranches provided for in any Extension Amendment) by such of the Lenders, Loan Parties and other parties (if any) as may be required in order for such Subsection 2.10 Additional Amendments to become effective in accordance with Subsection 11.1; provided, further, that no Extension Amendment may provide for any Extended Term Tranche to be secured by any Collateral or other assets of any Loan Party that does not also secure the Specified Existing Term Tranche. It is understood and agreed that each Lender has consented for all purposes requiring its consent, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Loan Documents authorized by this Subsection 2.10 and the arrangements described above in connection therewith except that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Subsection 2.10 Additional Amendment. In connection with any Extension Amendment, at the request of the Administrative Agent or the Extending Lenders, the Borrower shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent as to the enforceability of this Agreement as amended by such Extension Amendment, and such of the other Loan Documents (if any) as may be amended thereby. (dc) Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Term Tranche is converted to extend the related scheduled maturity date(s) in accordance with clause (a) above (an “Extension Date”), in the case of the Specified Existing Term Tranche of each Extending Lender, the aggregate principal amount of such Specified Existing Term Tranche shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Tranche so converted by such Lender on such date, and such Extended Term Tranches shall be established as a separate Tranche from the Specified Existing Term Tranche and from any other Existing Term Tranches (together with any other Extended Term Tranches so established on such date). - 79 -

(ed) If, in connection with any proposed Extension Amendment, any Lender declines to consent to the applicable extension on the terms and by the deadline set forth in the applicable Extension Request (each such other Lender, a “Non-Extending Lender”) then the Borrower may, on notice to the Administrative Agent and the Non-Extending Lender, (i) replace such Non-Extending Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Subsection 11.6 (with the assignment fee and any other costs and expenses to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to provide Extended Term Loans on the terms set forth in such Extension Amendment; and provided, further, that all obligations of the Borrower owing to the Non-Extending Lender relating to the Existing Term Loans so assigned shall be paid in full by the assignee Lender (or, at its option, the Borrower) to such Non-Extending Lender concurrently with such Assignment and Acceptance or (ii) if no Event of Default exists under Subsection 9.1(a) or (f), upon notice to the Administrative Agent, prepay the Existing Term Loans, in whole or in part, subject to Subsection 4.12, without premium or penalty. In connection with any such replacement under this Subsection 2.10, if the Non-Extending Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary or appropriate to reflect such replacement by the later of (A) the date on which the replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (B) the date as of which all obligations of the Borrower owing to the Non-Extending Lender relating to the Existing Term Loans so assigned shall be paid in full by the assignee Lender (or, at its option, the Borrower) to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date, the Administrative Agent shall record such assignment in the Register and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Non-Extending Lender. (fe) Following any Extension Date, with the written consent of the Borrower, any Non-Extending Lender may elect to have all or a portion of its Existing Term Loans deemed to be an Extended Term Loan under the applicable Extended Term Tranche on any date (each date a “Designation Date”) prior to the maturity date of such Extended Term Tranche; provided that such Lender shall have provided written notice to the Borrower and the Administrative Agent at least 10 Business Days prior to such Designation Date (or such shorter period as the Administrative Agent may agree in its reasonable discretion). Following a Designation Date, the Existing Term Loans held by such Lender so elected to be extended will be deemed to be Extended Term Loans of the applicable Extended Term Tranche, and any Existing Term Loans held by such Lender not elected to be extended, if any, shall continue to be “Existing Term Loans” of the applicable Tranche. (gf) With respect to all Extensions consummated by the Borrower pursuant to this Subsection 2.10, (i) such Extensions shall not constitute optional or mandatory payments or prepayments for purposes of Subsection 4.4 and (ii) no Extension Request is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Request in the Borrower’s sole discretion and may be waived by the Borrower) of Existing Term Loans of any or all applicable Tranches be extended. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Subsection 2.10 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Request) and hereby waive the requirements of any provision of this Agreement (including Subsections - 80 -

4.4 and 4.8) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Subsection 2.10. 2.11 Specified Refinancing Facilities. (a) The Borrower may, from time to time, add one or more new term loan facilities (the “Specified Refinancing Term Loan Facilities”) to the Facilities to refinance all or any portion of any Tranche of Term Loans then outstanding under this Agreement; provided that (i) the Specified Refinancing Term Loan Facilities will not be guaranteed by any Subsidiary of the Borrower other than the Subsidiary Guarantors, will be guaranteed by Parent and Holdings, and will be secured on a pari passu or (at the Borrower’s option) junior basis by the same Collateral securing the Loan Document Obligations (so long as any such Specified Refinancing Amendments (and related Obligations) are subject to a Junior Lien Intercreditor Agreement or an Other Intercreditor Agreement), (ii) the Specified Refinancing Term Loan Facilities and any term loans drawn thereunder (the “Specified Refinancing Term Loans”) shall rank pari passu in right of payment with or (at the Borrower’s option) junior to the Loan Document Obligations, (iii) no Specified Refinancing Amendment may provide for any Specified Refinancing Term Loan Facility or any Specified Refinancing Term Loans to be secured by any Collateral or other assets of any Loan Party that do not also secure the Loan Document Obligations, (iv) the Specified Refinancing Term Loan Facilities will have such pricing, amortization (subject to clause (vi) below) and optional and mandatory prepayment terms as may be agreed by the Borrower and the applicable Lenders thereof, (v) the maturity date and the weighted average life to maturity of the Specified Refinancing Term Loan Facilities shall be no earlier than or shorter than, as the case may be, the Maturity Date of the Tranche of Term Loans being refinanced or the remaining weighted average life to maturity of the Term Loans being refinanced, as applicable (other than an earlier maturity date and/or shorter weighted average life to maturity for customary bridge financings, which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for an earlier maturity date or a shorter weighted average life to maturity than the Maturity Date of the Tranche of Term Loans being refinanced or the remaining weighted average life to maturity of the Term Loans being refinanced, as applicable), (vi) the Net Cash Proceeds of such Specified Refinancing Term Loan Facility shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Loans being so refinanced, in each case pursuant to Section 4.4; and (vii) the Specified Refinancing Term Loan Facilities shall not have a principal or commitment amount greater than the Loans being refinanced plus the aggregate amount of all fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing. (ba) Each request from the Borrower pursuant to this Subsection 2.11 shall set forth the requested amount and proposed terms of the relevant Specified Refinancing Term Loan Facility. The Specified Refinancing Term Loan Facilities (or any portion thereof) may be made by any existing Lender or by any other bank or financial institution (any such bank or other financial institution, an “Additional Specified Refinancing Lender”, and the Additional Specified Refinancing Lenders together with any existing Lender providing Specified Refinancing Term Loan Facilities, the “Specified Refinancing Lenders”); provided that if such Additional Specified Refinancing Lender is not already a Lender hereunder or an Affiliate of a Lender hereunder or an Approved Fund, the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required. (cb) Specified Refinancing Term Loan Facilities shall become facilities under this Agreement pursuant to a Specified Refinancing Amendment to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower and each applicable Specified Refinancing Lender. Any Specified Refinancing Amendment may, without the consent of any other Lender, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Borrower - 81 -

and the Administrative Agent, to effect the provisions of this Subsection 2.11, in each case on terms consistent with this Section 2.11. (dc) Any loans made in respect of any such Specified Refinancing Term Loan Facility shall be made by creating a new Tranche. Each Specified Refinancing Term Loan Facility made available pursuant to this Subsection 2.11 shall be in a minimum aggregate amount of at least $10,000,000 and in integral multiples of $5,000,000 in excess thereof (or such lower minimum amounts or multiples as agreed to by the Administrative Agent in its reasonable discretion). (ed) The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Specified Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Specified Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Term Loan Facilities incurred pursuant thereto (including the addition of such Specified Refinancing Term Loan Facilities as separate “Facilities” and “Tranches” hereunder and treated in a manner consistent with the Facilities being refinanced, including for purposes of prepayments and voting). Any Specified Refinancing Amendment may, without the consent of any Person other than the Borrower, the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned) and the Lenders providing such Specified Refinancing Term Loan Facilities, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.11. SECTION 3 [Reserved] SECTION 4 General Provisions Applicable to Loans 4.1 Interest Rates and Payment Dates. (a) Each Term Benchmark Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted Term SOFR Rate determined for such day plus the Applicable Margin in effect for such day . (ba) Each ABR Loan shall bear interest for each day that it is outstanding at a rate per annum equal to the Alternate Base Rate in effect for such day plus the Applicable Margin in effect for such day. (cb) Each RFR Loan (if applicable) shall bear interest for each day that it is outstanding at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Rate. (dc) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any other amount payable hereunder shall not be paid when due (whether at the Stated Maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the relevant foregoing provisions of this Subsection 4.1, plus 2.00% and (y) in the case of other amounts (including overdue interest), the rate described in clause (c) of this Subsection 4.1 for ABR Loans accruing interest at the Alternate Base Rate plus 2.00%, in each case from the date of such nonpayment until such amount is paid in full (after as well as before judgment). - 82 -

(ed) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to clause (d) of this Subsection 4.1 shall be payable from time to time on demand exercised in accordance with Subsection 9.2. (fe) It is the intention of the parties hereto to comply strictly with applicable usury laws; accordingly, it is stipulated and agreed that the aggregate of all amounts which constitute interest under applicable usury laws, whether contracted for, charged, taken, reserved, or received, in connection with the indebtedness evidenced by this Agreement or any Notes, or any other document relating or referring hereto or thereto, now or hereafter existing, shall never exceed under any circumstance whatsoever the maximum amount of interest allowed by applicable usury laws. (gf) Criminal Code (Canada). Notwithstanding anything to the contrary contained in any Loan Document, if any provision of any Loan Document would obligate any Credit Party to make any payment of interest or other amount payable to the Administrative Agent or the Lenders in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Administrative Agent or such Lender of interest at a criminal rate (as construed under the Criminal Code (Canada)), then notwithstanding that provision, that amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or result in a receipt by the Administrative Agent or such Lender of interest at a criminal rate, the adjustment to be effected, to the extent necessary, as follows: (i) firstly, by reducing the amount or rate of interest required to be paid to the Administrative Agent or such Lender under this Agreement; and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Administrative Agent or such Lender which would constitute interest for purposes of Section 347 of the Criminal Code (Canada). (hg) Interest Act (Canada). Solely for purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement or the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a 360 day year or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or the actual number of days in such other period of time, respectively. For the purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest will not apply to any interest calculation under this Agreement or the other Loan Documents, and the rates of interest stipulated in this Agreement or the other Loan Documents are intended to be nominal rates and not effective rates or yields. 4.2 Conversion and Continuation Options. (a) Subject to its obligations pursuant to Subsection 4.12(c), the Borrower may elect from time to time to convert outstanding Loans of a given Tranche from Term Benchmark Loans to ABR Loans by the Borrower giving the Administrative Agent irrevocable notice of such election prior to 1:00 P.M., New York City time two Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to such election. The Borrower may elect from time to time to convert outstanding Loans of a given Tranche from ABR Loans to Term Benchmark Loans, by the Borrower giving the Administrative Agent irrevocable notice of such election prior to 1:00 P.M., New York City time at least three Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to such election. Any such Interest Election Request shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Term Benchmark Loans or ABR Loans may be converted as provided herein; provided that (i) (unless the Required Lenders otherwise consent) no Loan may be converted into a Term Benchmark Loan when any Default or Event of Default has occurred and is continuing and, in the case of any Default (other than a Default under Subsection - 83 -

9.1(f)), the Administrative Agent has given notice to the Borrower that no such conversions may be made and (ii) no Loan may be converted into a Term Benchmark Loan after the date that is one month prior to the applicable Maturity Date. (ba) Any Term Benchmark Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent by submitting an Interest Election Request of the length of the next Interest Period to be applicable to such Term Benchmark Loan, determined in accordance with the applicable provisions of the term “Interest Period” set forth in Subsection 1.1; provided that no Term Benchmark Loan may be continued as such (i) (unless the Required Lenders otherwise consent) when any Default or Event of Default has occurred and is continuing and, in the case of any Default (other than a Default under Subsection 9.1(f)), the Administrative Agent has given notice to the Borrower that no such continuations may be made or (ii) after the date that is one month prior to the applicable Maturity Date, and provided, further, that if the Borrower shall fail to give any required notice as described above in this clause (b) or if such continuation is not permitted pursuant to the preceding proviso such Term Benchmark Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice of continuation pursuant to this Subsection 4.2(b), the Administrative Agent shall promptly notify each affected Lender thereof. 4.3 Minimum Amounts; Maximum Sets. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Term Benchmark Loans comprising each Set shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and so that there shall not be more than 20 Sets at any one time outstanding. 4.4 Optional and Mandatory Prepayments. (a) Optional Prepayment of Term Loans. The Borrower may at any time and from time to time prepay the Term Loans made to it, in whole or in part, subject to Subsection 4.12, without premium or penalty (except as provided in Subsection 4.5(b)), upon notice by the Borrower to the Administrative Agent prior to (i) 1:00 P.M., New York City time at least three Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the date of prepayment (in the case of Term Benchmark Loans), (ii) 1:00 p.m., New York City time, at least five Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the date of prepayment (in the case of RFR Loans) or (iii) prior to 12:00 P.M., New York City time on the date of prepayment (in the case of ABR Loans) (or such later time as may be agreed by the Administrative Agent in its reasonable discretion). Such notice shall specify, in the case of any prepayment of Term Loans, the applicable Tranche being repaid, and if a combination thereof, the principal amount allocable to each, the date and amount of prepayment and whether the prepayment is of Term Benchmark Loans, RFR Loans or ABR Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each. Any such notice may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Upon the receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given and not revoked, the amount specified in such notice shall be due and payable on the date specified therein, together with (if a Term Benchmark Loan is prepaid other than at the end of the Interest Period applicable thereto) any amounts payable pursuant to Subsection 4.12. Partial prepayments pursuant to this Subsection 4.4(a) shall be in multiples of $1,000,000; provided that, notwithstanding the foregoing, any Term Loan may be prepaid in its entirety. Each prepayment of Initial Term Loans pursuant to this Subsection 4.4(a) made on or prior to the six-month anniversary of the ClosingSecond Amendment - 84 -

Effective Date in an amount equal to the Net Cash Proceeds received by any Group Member from its incurrence of new Indebtedness under first lien secured bank financing in a Repricing Transaction shall be accompanied by the payment of the fee required by Subsection 4.5(b). (ba) [Reserved]. (cb) [Reserved]. (dc) [Reserved]. (ed) (i) The Borrower shall, in accordance with Subsection 4.4(g), prepay the Term Loans to the extent required by Subsection 8.4(b) (subject to Subsection 8.4(c)), (ii) if on or after the ClosingSecond Amendment Effective Date, any Group Member shall Incur Indebtedness for borrowed money (excluding Indebtedness permitted pursuant to Subsection 8.1 other than Specified Refinancing Term Loans), the Borrower shall, in accordance with Subsection 4.4(g), prepay (or, exchange for Rollover Indebtedness) the Term Loans (or, in the case of the Incurrence of any Specified Refinancing Term Loans, the Tranche of Term Loans being refinanced) in an amount equal to 100.0% of the Net Cash Proceeds thereof (plus any portion of such Indebtedness which represents Rollover Indebtedness) minus the portion of such Net Cash Proceeds applied (to the extent Parent, Holdings, the Borrower or any of its Subsidiaries is required by the terms thereof) to prepay, repay or purchase Pari Passu Indebtedness on a no more than pro rata basis with the Term Loans, in each case with such prepayment to be made on or before the fifth Business Day following notice given to each Lender of the Prepayment Date, as contemplated by Subsection 4.4(h) and (iii) the Borrower shall, in accordance with Subsection 4.4(g), prepay the Term Loans within 120 days following the last day of the immediately preceding Fiscal Year (commencing with the Fiscal Year ending on or about September 30, 20222026) (each, an “ECF Payment Date”) (provided that, for the avoidance of doubt, no such prepayment shall be required with respect to the Fiscal Year ended on or about September 30, 20212025), in an amount equal to (A) (1) 50.0% (as may be adjusted pursuant to the last proviso of this clause (iii)) of the Borrower’s Excess Cash Flow for such Fiscal Year, if and to the extent that the amount of such Excess Cash Flow exceeds $5,000,000 minus (2) the sum of (w) the aggregate principal amount of Term Loans (including Incremental Term Loans, Extended Term Loans and Specified Refinancing Term Loans) prepaid pursuant to Subsection 4.4(a), Incremental Revolving Loans voluntarily prepaid to the extent accompanied by a corresponding permanent Incremental Revolving Commitment reduction, Pari Passu Indebtedness (in the case of revolving loans, to the extent accompanied by a corresponding permanent commitment reduction) voluntarily prepaid, repaid, repurchased or retired and any prepayment of Term Loans (including Incremental Term Loans, Extended Term Loans and Specified Refinancing Term Loans) pursuant to Subsection 4.4(l) (provided that such deduction for prepayments pursuant to Subsection 4.4(l) shall be limited to the actual cash amount of such prepayment), in each case during such Fiscal Year (which, in any event, shall not include any designated prepayment pursuant to clause (x) below), (x) the aggregate principal amount of Term Loans (including Incremental Term Loans, Extended Term Loans and Specified Refinancing Term Loans) prepaid pursuant to Subsection 4.4(a), Incremental Revolving Loans voluntarily prepaid to the extent accompanied by a corresponding permanent Incremental Revolving Commitment reduction, Pari Passu Indebtedness (in the case of revolving loans, to the extent accompanied by a corresponding permanent commitment reduction) voluntarily prepaid, repaid, repurchased or retired and any prepayment of Term Loans (including Incremental Term Loans, Extended Term Loans and Specified Refinancing Term Loans) pursuant to Subsection 4.4(l) (provided that such deduction for prepayments pursuant to Subsection 4.4(l) shall be limited to the actual cash amount of such prepayment), in each case during the period beginning with the day following the last day of such Fiscal Year and ending on the ECF Payment Date and stated by the Borrower as prepaid pursuant to this Subsection 4.4(e)(iii) (provided that no prepayments made pursuant to the other clauses of this Subsection 4.4(e) shall be included in Subsections 4.4(e)(iii)(A)(2)(w) or (x)), (y) any ABL Facility - 85 -

Loans prepaid to the extent accompanied by a corresponding permanent commitment reduction under the Senior ABL Facility during such Fiscal Year (which, in any event, shall not include any designated prepayment pursuant to clause (z) below), and (z) the aggregate principal amount of ABL Facility Loans prepaid to the extent accompanied by a corresponding permanent commitment reduction under the Senior ABL Facility during the period beginning with the day following the last day of such Fiscal Year and ending on the ECF Payment Date and stated by the Borrower as prepaid pursuant to this Subsection 4.4(e)(iii), in each case, excluding prepayments funded with proceeds from the Incurrence of long-term Indebtedness (the amount described in this clause (A), the “ECF Prepayment Amount”) minus (B) the portion of such ECF Prepayment Amount applied or offered (to the extent Parent, Holdings, the Borrower or any of its Subsidiaries is required by the terms thereof) to prepay, repay or purchase Pari Passu Indebtedness on no more than a pro rata basis with the Term Loans; provided that such percentage in clause (1) above shall be reduced to (x) 25% if the Consolidated First Lien Leverage Ratio as of the last day of the immediately preceding Fiscal Year was less than or equal to 3.00:1.00 but greater than 2.50:1.00 and (y) 0% if the Consolidated First Lien Leverage Ratio as of the last day of the immediately preceding Fiscal Year was less than or equal to 2.50:1.00. Nothing in this Subsection 4.4(e) shall limit the rights of the Agents and the Lenders set forth in Section 9. (fe) [Reserved]. (gf) Subject to the last sentence of Subsection 4.4(h) and Subsection 4.4(k), each prepayment of Term Loans pursuant to Subsection 4.4(e) (other than a prepayment with the proceeds of Specified Refinancing Term Loans) shall be allocated pro rata among the Initial Term Loans, the Incremental Term Loans, the Extended Term Loans and the Specified Refinancing Term Loans; provided, that at the request of the Borrower, in lieu of such application on a pro rata basis among all Tranches of Term Loans, such prepayment may be applied to any Tranche of Term Loans so long as the maturity date of such Tranche of Term Loans precedes the maturity date of each other Tranche of Term Loans then outstanding or, in the event more than one Tranche of Term Loans shall have an identical maturity date that precedes the maturity date of each other Tranche of Term Loans then outstanding, to such Tranches on a pro rata basis. Each prepayment of Term Loans pursuant to Subsection 4.4(a) shall be applied within each applicable Tranche of Term Loans to the respective installments of principal thereof in the manner directed by the Borrower (or, if no such direction is given, in direct order of maturity). Each prepayment of Term Loans pursuant to Subsection 4.4(e) shall be applied within each applicable Tranche of Term Loans, first, to the accrued interest on the principal amount of Term Loans being prepaid and, second, to the respective installments of principal thereof in the manner directed by the Borrower (or, if no such direction is given in direct order of maturity). Notwithstanding any other provision of this Subsection 4.4, a Lender may, at its option, and if agreed by the Borrower, in connection with any prepayment of Term Loans pursuant to Subsection 4.4(a) or (e), exchange such Lender’s portion of the Term Loan to be prepaid for Rollover Indebtedness, in lieu of such Lender’s pro rata portion of such prepayment (and any such Term Loans so exchanged shall be deemed repaid for all purposes under the Loan Documents). (hg) The Borrower shall give notice to the Administrative Agent of any mandatory prepayment of the Term Loans (x) pursuant to Subsection 4.4(e)(iii), three Business Days prior to the date on which such payment is due and (y) pursuant to any other provision of Subsection 4.4(e), promptly (and in any event within five Business Days) upon becoming obligated to make such prepayment. Such notice shall state that the Borrower is offering to make or will make such mandatory prepayment (i) in the case of mandatory prepayments pursuant to Subsection 4.4(e)(i), on or before the date specified in Subsection 8.4(b) and (ii) in the case of mandatory prepayments pursuant to any other clause of Subsection 4.4(e), on or before the date specified in such clause, as the case may be (each, a “Prepayment Date”). Subject to the following sentence, once given, such notice shall be irrevocable and all amounts subject to such notice shall be due and payable on the Prepayment Date (except as otherwise provided in - 86 -

the last sentence of this Subsection 4.4(h)). Any such notice of prepayment pursuant to Subsection 4.4(e) may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent, on or prior to the specified effective date) if such condition is not satisfied. Upon receipt by the Administrative Agent of such notice, the Administrative Agent shall immediately give notice to each Lender of the prepayment and the Prepayment Date. The Borrower (in its sole discretion) may give each Lender the option (in its sole discretion) to elect to decline any such prepayment (other than a prepayment pursuant to Subsection 4.4(e)(ii), except as otherwise provided for in the last sentence of Subsection 4.4(g)) by giving notice of such election in writing to the Administrative Agent by 11:00 A.M., New York City time, on the date that is three Business Days (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) prior to the Prepayment Date. Upon receipt by the Administrative Agent of such notice, the Administrative Agent shall immediately notify the Borrower of such election. Any amount (the “Term Loan Declined Amount”) so declined by any Lender may, at the option of the Borrower, be applied to the payment or prepayment of Indebtedness, including any Junior Debt, or otherwise be retained by the Borrower and its Restricted Subsidiaries and/or applied by the Borrower or any of its Restricted Subsidiaries in any manner not inconsistent with this Agreement. (ih) Without limitation of Subsections 2.8 and 8.1(b)(i), amounts prepaid on account of Term Loans pursuant to Subsection 4.4(a), (e) or (l) may not be reborrowed. (ji) Notwithstanding the foregoing provisions of this Subsection 4.4, if at any time any prepayment of Loans pursuant to Subsection 4.4(a), or (e) would result, after giving effect to the procedures set forth in this Agreement, in the Borrower incurring breakage costs under Subsection 4.12 as a result of Term Benchmark Loans being prepaid other than on the last day of an Interest Period with respect thereto, then, the Borrower may, so long as no Default or Event of Default shall have occurred and be continuing, in its sole discretion, initially (i) deposit a portion (up to 100.0%) of the amounts that otherwise would have been paid in respect of such Term Benchmark Loans with the Administrative Agent (which deposit must be equal in amount to the amount of such Term Benchmark Loans not immediately prepaid), to be held as security for the obligations of the Borrower to make such prepayment pursuant to a cash collateral agreement to be entered into on terms reasonably satisfactory to the Administrative Agent with such cash collateral to be directly applied upon the first occurrence thereafter of the last day of an Interest Period with respect to such Term Benchmark Loans (or such earlier date or dates as shall be requested by the Borrower) or (ii) make a prepayment of Loans in accordance with Subsection 4.4(a) with an amount equal to a portion (up to 100.0%) of the amounts that otherwise would have been paid in respect of such Term Benchmark Loans (which prepayment, together with any deposits pursuant to clause (i) above, must be equal in amount to the amount of such Term Benchmark Loans not immediately prepaid); provided that, in the case of either clause (i) or (ii) above, such unpaid Term Benchmark Loans shall continue to bear interest in accordance with Subsection 4.1 until such unpaid Term Benchmark Loans or the related portion of such Term Benchmark Loans, as the case may be, have or has been prepaid. In addition, if the Borrower reasonably determines in good faith that any amounts attributable to Foreign Subsidiaries that are required to be applied to prepay Term Loans pursuant to Subsection 4.4(e)(i) or (iii) (x) would result in material adverse tax consequences to HoldingsParent, the Borrower or any of its Restricted Subsidiaries or (y) could reasonably be expected to be prohibited or delayed by applicable law from being repatriated, then, in each case, then the Borrower shall not be required to prepay such amounts as required thereunder; provided that, in the case of clauses (x) and (y), the Borrower shall take commercially reasonable actions to permit repatriation of the proceeds subject to such prepayments in order to effect such prepayments without incurring material adverse tax consequences. - 87 -

(kj) Notwithstanding anything to the contrary herein, this Subsection 4.4 may be amended (and the Lenders hereby irrevocably authorize the Administrative Agent to enter into any such amendments) to the extent necessary to reflect differing amounts payable, and priorities of payments, to Lenders participating in any new classes or tranches of Term Loans added pursuant to Subsections 2.8, 2.10 and 2.11, as applicable, or pursuant to any other credit or letter of credit facility added pursuant to Subsection 2.8 or 11.1(e). (lk) Notwithstanding anything in any Loan Document to the contrary, so long as no Event of Default under Subsection 9.1(a) or (f) has occurred and is continuing, the Borrower may prepay the outstanding Term Loans on the following basis: (i) The Borrower shall have the right to make a voluntary prepayment of Term Loans at a discount to par (such prepayment, the “Discounted Term Loan Prepayment”) pursuant to a Borrower Offer of Specified Discount Prepayment, a Borrower Solicitation of Discount Range Prepayment Offers, or a Borrower Solicitation of Discounted Prepayment Offers, in each case made in accordance with this Subsection 4.4(l); provided that the Borrower shall not initiate any action under this Subsection 4.4(l) in order to make a Discounted Term Loan Prepayment unless (1) at least ten Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Borrower on the applicable Discounted Prepayment Effective Date (or such shorter period as agreed to by the Administrative Agent in its reasonable discretion) or (2) at least three Business Days shall have passed since the date the Borrower was notified that no Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of the Borrower’s election not to accept any Solicited Discounted Prepayment Offers made by a Lender (or such shorter period as agreed to by the Administrative Agent in its reasonable discretion). Each Lender participating in any Discounted Term Loan Prepayment acknowledges and agrees that in connection with such Discounted Term Loan Prepayment, (1) the Borrower then may have, and later may come into possession of, information regarding the Term Loans or the Loan Parties hereunder that is not known to such Lender and that may be material to a decision by such Lender to participate in such Discounted Term Loan Prepayment (“Excluded Information”), (2) such Lender has independently and, without reliance on Parent, Holdings, the Borrower, any of its Subsidiaries, the Administrative Agent or any of their respective Affiliates, has made its own analysis and determination to participate in such Discounted Term Loan Prepayment notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of Parent, Holdings, the Borrower, its Subsidiaries, the Administrative Agent, or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Parent, Holdings, the Borrower, its Subsidiaries, the Administrative Agent, and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information. Each Lender participating in any Discounted Term Loan Prepayment further acknowledges that the Excluded Information may not be available to the Administrative Agent or the other Lenders. Any Term Loans prepaid pursuant to this Subsection 4.4(l) shall be immediately and automatically cancelled. (ii) Borrower Offer of Specified Discount Prepayment. (1) The Borrower may from time to time offer to make a Discounted Term Loan Prepayment by providing the Administrative Agent with three Business Days’ (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Borrower, to each Lender or to each Lender with respect to any Tranche on an individual Tranche basis, (II) any such offer shall specify the aggregate Outstanding Amount offered to be prepaid (the “Specified Discount Prepayment Amount”), the Tranches of Term Loans subject to such offer and the specific percentage discount to par value (the “Specified Discount”) of the Outstanding Amount of such Term Loans to be prepaid, (III) the Specified Discount - 88 -

Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $500,000, and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Administrative Agent will promptly provide each relevant Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Administrative Agent (or its delegate) by no later than 5:00 P.M., New York City time, on the third Business Day after the date of delivery of such notice to the relevant Lenders (or such later date designated by the Administrative Agent and approved by the Borrower) (the “Specified Discount Prepayment Response Date”). (21) Each relevant Lender receiving such offer shall notify the Administrative Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its relevant then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount of such Lender’s Outstanding Amount and Tranches of Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Lender whose Specified Discount Prepayment Response is not received by the Administrative Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept such Borrower Offer of Specified Discount Prepayment. (32) If there is at least one Discount Prepayment Accepting Lender, the Borrower will make prepayment of outstanding Term Loans pursuant to this Subsection 4.4(l)(ii) to each Discount Prepayment Accepting Lender in accordance with the respective Outstanding Amount and Tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to the foregoing clause (2); provided that, if the aggregate Outstanding Amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective Outstanding Amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Administrative Agent (in consultation with the Borrower and subject to rounding requirements of the Administrative Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Administrative Agent shall promptly, and in any case within three Business Days following the Specified Discount Prepayment Response Date, notify (I) the Borrower of the respective Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate Outstanding Amount of the Discounted Term Loan Prepayment and the Tranches to be prepaid, (II) each Lender of the Discounted Prepayment Effective Date, and the aggregate Outstanding Amount and the Tranches of all Term Loans to be prepaid at the Specified Discount on such date, and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the Outstanding Amount, Tranche and Type of Term Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Administrative Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with Subsection 4.4(l)(vi) below (subject to Subsection 4.4(l)(x) below). - 89 -

(iii) Borrower Solicitation of Discount Range Prepayment Offers. (1) The Borrower may from time to time solicit Discount Range Prepayment Offers by providing the Administrative Agent with three Business Days’ (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to each Lender or to each Lender with respect to any Tranche on an individual Tranche basis, (II) any such notice shall specify the maximum aggregate Outstanding Amount of the relevant Term Loans that the Borrower is willing to prepay at a discount (the “Discount Range Prepayment Amount”), the Tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the Outstanding Amount of such Term Loans willing to be prepaid by the Borrower, (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $500,000, and (IV) each such solicitation by the Borrower shall remain outstanding through the Discount Range Prepayment Response Date. The Administrative Agent will promptly provide each relevant Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding relevant Lender to the Administrative Agent (or its delegate) by no later than 5:00 P.M., New York City time, on the third Business Day after the date of delivery of such notice to the relevant Lenders (or such later date as may be designated by the Administrative Agent and approved by the Borrower) (the “Discount Range Prepayment Response Date”). Each relevant Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans and the maximum aggregate Outstanding Amount and Tranches of such Term Loans such Lender is willing to have prepaid at the Submitted Discount (the “Submitted Amount”). Any Lender whose Discount Range Prepayment Offer is not received by the Administrative Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range. (21) The Administrative Agent shall review all Discount Range Prepayment Offers received by it by the Discount Range Prepayment Response Date and will determine (in consultation with the Borrower and subject to rounding requirements of the Administrative Agent made in its reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this Subsection 4.4(l)(iii). The Borrower agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by Administrative Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate Outstanding Amount equal to the lesser of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following Subsection 4.4(l)(iii)(3)) at the Applicable Discount (each such Lender, a “Participating Lender”). (32) If there is at least one Participating Lender, the Borrower will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate Outstanding Amount and of the Tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable - 90 -

Discount exceeds the Discount Range Prepayment Amount, prepayment of the Outstanding Amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Administrative Agent (in consultation with the Borrower and subject to rounding requirements of the Administrative Agent made in its reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Administrative Agent shall promptly, and in any case within three Business Days following the Discount Range Prepayment Response Date, notify (w) the Borrower of the respective Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate Outstanding Amount of the Discounted Term Loan Prepayment and the Tranches to be prepaid, (x) each Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate Outstanding Amount and Tranches of all Term Loans to be prepaid at the Applicable Discount on such date, (y) each Participating Lender of the aggregate Outstanding Amount and Tranches of such Lender to be prepaid at the Applicable Discount on such date, and (z) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Administrative Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with Subsection 4.4(l)(vi) below (subject to Subsection 4.4(l)(x) below). (iv) Borrower Solicitation of Discounted Prepayment Offers. (1) The Borrower may from time to time solicit Solicited Discounted Prepayment Offers by providing the Administrative Agent with three Business Days’ (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Borrower, to each Lender or to each Lender with respect to any Tranche on an individual Tranche basis, (II) any such notice shall specify the maximum aggregate Outstanding Amount of the Term Loans and the Tranches of Term Loans the Borrower is willing to prepay at a discount (the “Solicited Discounted Prepayment Amount”), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $500,000, and (IV) each such solicitation by the Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Administrative Agent will promptly provide each relevant Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Lender to the Administrative Agent (or its delegate) by no later than 5:00 P.M., New York City time on the third Business Day after the date of delivery of such notice to the relevant Lenders (or such later date as may be designated by the Administrative Agent and approved by the Borrower) (the “Solicited Discounted Prepayment Response Date”). Each Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Lender is willing to allow prepayment of its then outstanding Term Loans and the maximum aggregate Outstanding Amount and Tranches of such Term Loans (the “Offered Amount”) such Lender is willing to have prepaid at the Offered Discount. Any Lender whose Solicited Discounted Prepayment Offer is not received by the Administrative Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount to their par value. (21) The Administrative Agent shall promptly provide the Borrower with a copy of all Solicited Discounted Prepayment Offers received by it by the Solicited - 91 -

Discounted Prepayment Response Date. The Borrower shall review all such Solicited Discounted Prepayment Offers and select, at its sole discretion, the smallest of the Offered Discounts specified by the relevant responding Lenders in the Solicited Discounted Prepayment Offers that the Borrower is willing to accept (the “Acceptable Discount”), if any; provided that the Acceptable Discount shall not be an Offered Discount that is larger than the smallest Offered Discount for which the sum of all Offered Amounts affiliated with Offered Discounts that are larger than or equal to such smallest Offered Discount would, if purchased at such smallest Offered Discount, yield an amount at least equal to the Solicited Discounted Prepayment Amount. If the Borrower elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Borrower from the Administrative Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this clause (2) (the “Acceptance Date”), the Borrower shall submit an Acceptance and Prepayment Notice to the Administrative Agent setting forth the Acceptable Discount. If the Administrative Agent shall fail to receive an Acceptance and Prepayment Notice from the Borrower by the Acceptance Date, the Borrower shall be deemed to have rejected all Solicited Discounted Prepayment Offers. (32) Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Administrative Agent by the Solicited Discounted Prepayment Response Date, within three Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Administrative Agent will determine (in consultation with the Borrower and subject to rounding requirements of the Administrative Agent made in its reasonable discretion) the aggregate Outstanding Amount and the Tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Borrower at the Acceptable Discount in accordance with this Subsection 4.4(l)(iv). If the Borrower elects to accept any Acceptable Discount, then the Borrower agrees to accept all Solicited Discounted Prepayment Offers received by the Administrative Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Lender that has submitted a Solicited Discounted Prepayment Offer to accept prepayment at an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required proration pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Borrower shall prepay outstanding Term Loans pursuant to this Subsection 4.4(l)(iv) to each Qualifying Lender in the aggregate Outstanding Amount and of the Tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the Outstanding Amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Administrative Agent (in consultation with the Borrower and subject to rounding requirements of the Administrative Agent made in its reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Administrative Agent shall promptly notify (w) the Borrower of the Discounted Prepayment Effective Date and Acceptable - 92 -

Prepayment Amount comprising the Discounted Term Loan Prepayment and the Tranches to be prepaid, (x) each Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the Tranches to be prepaid at the Applicable Discount on such date, (y) each Qualifying Lender of the aggregate Outstanding Amount and the Tranches of such Lender to be prepaid at the Acceptable Discount on such date, and (z) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Administrative Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with Subsection 4.4(l)(vi) below (subject to Subsection 4.4(l)(x) below). (v) Expenses. In connection with any Discounted Term Loan Prepayment, the Borrower and the Lenders acknowledge and agree that the Administrative Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of reasonable out-of-pocket costs and expenses from the Borrower in connection therewith. (vi) Payment. If any Term Loan is prepaid in accordance with Subsections 4.4(l)(ii) through (iv) above, the Borrower shall prepay such Term Loans on the Discounted Prepayment Effective Date. The Borrower shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the Administrative Agent’s office in immediately available funds not later than 11:00 A.M., New York City time, on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the Term Loans in inverse order of maturity. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Subsection 4.4(l) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable. The aggregate Outstanding Amount of the Tranches of the Term Loans outstanding shall be deemed reduced by the full par value of the aggregate Outstanding Amount of the Tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment. The Lenders hereby agree that, in connection with a prepayment of Term Loans pursuant to this Subsection 4.4(l) and notwithstanding anything to the contrary contained in this Agreement, (i) interest in respect of the Term Loans may be made on a non-pro rata basis among the Lenders holding such Term Loans to reflect the payment of accrued interest to certain Lenders as provided in this Subsection 4.4(l)(vi) and (ii) all subsequent prepayments and repayments of the Term Loans (except as otherwise contemplated by this Agreement) shall be made on a pro rata basis among the respective Lenders based upon the then outstanding principal amounts of the Term Loans then held by the respective Lenders after giving effect to any prepayment pursuant to this Subsection 4.4(l) as if made at par. It is also understood and agreed that prepayments pursuant to this Subsection 4.4(l) shall not be subject to Subsection 4.4(a), or, for the avoidance of doubt, Subsection 11.7(a) or the pro rata allocation requirements of Subsection 4.8(a). (vii) Other Procedures. To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Subsection 4.4(l), established by the Administrative Agent acting in its reasonable discretion and as reasonably agreed by the Borrower. (viii) Notice. Notwithstanding anything in any Loan Document to the contrary, for purposes of this Subsection 4.4(l), each notice or other communication required to be delivered or otherwise provided to the Administrative Agent (or its delegate) shall be deemed to have been given upon the Administrative - 93 -

Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day. (ix) Actions of Administrative Agent. Each of the Borrower and the Lenders acknowledges and agrees that the Administrative Agent may perform any and all of its duties under this Subsection 4.4(l) by itself or through any Affiliate of the Administrative Agent and expressly consents to any such delegation of duties by the Administrative Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions in this Agreement shall apply to each Affiliate of the Administrative Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Subsection 4.4(l) as well as to activities of the Administrative Agent in connection with any Discounted Term Loan Prepayment provided for in this Subsection 4.4(l). (x) Revocation. The Borrower shall have the right, by written notice to the Administrative Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is so revoked, any failure by the Borrower to make any prepayment to a Lender pursuant to this Subsection 4.4(l) shall not constitute a Default or Event of Default under Subsection 9.1 or otherwise). (xi) No Obligation. This Subsection 4.4(l) shall not (i) require the Borrower to undertake any prepayment pursuant to this Subsection 4.4(l) or (ii) limit or restrict the Borrower from making voluntary prepayments of the Term Loans in accordance with the other provisions of this Agreement. 4.5 Administrative Agent’s Fee; Other Fees. (a) The Borrower agrees to pay to the Administrative Agent the fees set forth in the Fee Letter on the payment dates set forth therein. (ba) If on or prior to the six-month anniversary of the ClosingSecond Amendment Effective Date the Borrower makes an optional prepayment in full of the Initial Term Loans in an amount equal to the Net Cash Proceeds received by any Group Member from its incurrence of new Indebtedness under first lien secured bank financing in a Repricing Transaction (other than any Repricing Transaction that occurs in connection with (i) a Change of Control or (ii) Transformative Acquisition), the Borrower shall pay to the Administrative Agent, for the ratable account of each Lender, a prepayment premium of 1.0% of the aggregate principal amount of Initial Term Loans being prepaid. If, on or prior to the six-month anniversary of the ClosingSecond Amendment Effective Date, any Lender is replaced pursuant to Subsection 11.1(g) or 11.1(h) in connection with any amendment of this Agreement (including in connection with any refinancing transaction permitted under Subsection 11.6(g) to replace the Initial Term Loans) that results in a Repricing Transaction (other than any Repricing Transaction that occurs in connection with (i) a Change of Control or (ii) Transformative Acquisition), such Lender (and not any Person who replaces such Lender pursuant to Subsection 2.10(e) or 11.1(g)) shall receive a fee equal to 1.0% of the principal amount of the Initial Term Loans of such Lender assigned to a replacement Lender pursuant to Subsection 2.10(e) or 11.1(g) or 11.1(h). 4.6 Computation of Interest and Fees. (a) Interest (other than interest based on the Prime Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed; and interest based on the Prime Rate shall be calculated on the basis of a 365-day year (or 366-day year, as the case may be) for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of each determination of an Adjusted Term SOFR Rate and Adjusted Daily Simple SOFR. Any - 94 -

change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate. (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender a statement showing in reasonable detail the calculations used by the Administrative Agent in determining any interest rate pursuant to Subsection 4.1, excluding any ABR Loan which is based upon the Alternate Base Rate. 4.7 Alternate Rate of Interest. (a) Subject to clauses (b), (d), (e), (f) and (g) of this Subsection 4.7, if: (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining Adjusted Daily Simple SOFR or Daily Simple SOFR; or (ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing; then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Subsection 4.7(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Subsection 4.7(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Subsection 4.7(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Subsection 4.7(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Subsection 4.7(a)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan. - 95 -

(b) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Subsection 4.7), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. (c) [Reserved]. (d) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right, upon consultation with the Borrower, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (e) The Administrative Agent will promptly notify the Borrower and the Lenders of (1) any occurrence of a Benchmark Transition Event, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, (4) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (5) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Subsection 4.7, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Subsection 4.7. (f) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent (upon consultation with the Borrower) may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark - 96 -

Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent (upon consultation with the Borrower) may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. (g) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Subsection 4.7, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan. 4.8 Pro Rata Treatment and Payments. (a) Except as expressly otherwise provided herein, each payment (including each prepayment, but excluding payments made pursuant to Subsections 2.8, 2.9, 2.10, 2.11, 4.5(b), 4.9, 4.10, 4.11, 4.12, 4.13(d), 11.1(g), 11.1(h) or 11.6) by the Borrower on account of principal of and interest on account of any Loans of a given Tranche (other than (v) payments in respect of any difference in the Applicable Margin, Adjusted Term SOFR Rate or Alternate Base Rate in respect of any Tranche, (w) any payments pursuant to Subsection 4.4(e) to the extent declined by any Lender in accordance with Subsection 4.4(h), (x) any payments pursuant to Subsection 4.4(l) which shall be allocated as set forth in Subsection 4.4(l) and (y) any prepayments pursuant to Subsection 11.6(h)(2)) shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts of such Loans of such Tranche then held by the respective Lenders; provided that a Lender may, at its option, and if agreed by the Borrower, exchange such Lender’s portion of a Term Loan to be prepaid for Rollover Indebtedness, in lieu of such Lender’s pro rata portion of such prepayment, pursuant to the last sentence of Subsection 4.4(g). All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made on or prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the due date thereof to the Administrative Agent for the account of the Lenders holding the relevant Loans, the Lenders, the Administrative Agent, or the Other Representatives, as the case may be, at the Administrative Agent’s office specified in Subsection 11.2, in Dollars in immediately available funds. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Business Day. The Administrative Agent shall distribute such payments to such Lenders or Other Representatives, as the case may be, if any such payment is received prior to 12:00 noon, New York City time, on a Business Day, in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent shall distribute such payment to such Lenders or Other Representatives, as the case may be, on the next succeeding Business Day. If any payment - 97 -

hereunder (other than payments on the Term Benchmark Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Term Benchmark Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. This Subsection 4.8(a) may be amended in accordance with Subsection 11.1(d) to the extent necessary to reflect differing amounts payable, and priorities of payments, to Lenders participating in any new Tranches added pursuant to Subsections 2.8, 2.10 and 2.11, as applicable. (ba) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower in respect of such borrowing a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent on demand, such amount with interest thereon at a rate equal to the daily average NYFRB Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Subsection 4.8(b) shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall notify the Borrower of the failure of such Lender to make such amount available to the Administrative Agent and the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder on demand from the Borrower; provided that the foregoing notice and recovery provisions shall not apply to the funding of Initial Term Loans on the ClosingSecond Amendment Effective Date. 4.9 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof in each case occurring after the ClosingSecond Amendment Effective Date shall make it unlawful for any Lender to make or maintain any Term Benchmark Loans (or, if applicable, RFR Loans) as contemplated by this Agreement (“Affected Loans”), (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Affected Loans, continue Affected Loans as such and convert an ABR Loan to an Affected Loan shall forthwith be cancelled and, until such time as it shall no longer be unlawful for such Lender to make or maintain such Affected Loans, such Lender shall then have a commitment only to make an ABR Loan when an Affected Loan is requested and (c) such Lender’s Loans then outstanding as Affected Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Affected Loans or within such earlier period as required by law. If any such conversion or prepayment of an Affected Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Subsection 4.12. 4.10 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or - 98 -

other Governmental Authority, in each case made subsequent to the ClosingSecond Amendment Effective Date (or, if later, the date on which such Lender becomes a Lender): (i) shall subject such Lender to any Tax of any kind whatsoever with respect to any Term Benchmark Loans (or, if applicable, RFR Loans) made or maintained by it or its obligation to make or maintain Term Benchmark Loans (or, if applicable, RFR Loans), or change the basis of taxation of payments to such Lender in respect thereof, in each case, except for Non-Excluded Taxes and Excluded Taxes; (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Term SOFR Rate hereunder; or (iii) shall impose on such Lender any other condition (excluding any Tax of any kind whatsoever); and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Term Benchmark Loans or RFR Loans, as applicable, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent in accordance herewith, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable with respect to such Term Benchmark Loans or RFR Loans, as applicable; provided that, in any such case, the Borrower may elect to convert the Term Benchmark Loans or RFR Loans, as applicable, made by such Lender hereunder to ABR Loans by giving the Administrative Agent at least one Business Day’s (or such shorter period as may be agreed by the Administrative Agent in its reasonable discretion) notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, amounts theretofore required to be paid to such Lender pursuant to this Subsection 4.10(a) and such amounts, if any, as may be required pursuant to Subsection 4.12. If any Lender becomes entitled to claim any additional amounts pursuant to this Subsection 4.10(a), it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this clause (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Subsection 4.10(a) submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Subsection 4.10(a), the Borrower shall not be required to compensate a Lender pursuant to this Subsection 4.10(a) (i) for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor or (ii) for any amounts, if such Lender is applying this provision to the Borrower in a manner that is inconsistent with its application of “increased cost” or other similar provisions under other syndicated credit agreements to similarly situated borrowers. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the ClosingSecond Amendment Effective Date, does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a - 99 -

consequence of such Lender’s obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten Business Days after submission by such Lender to the Borrower (through the Administrative Agent) of a written request therefor certifying (x) that one of the events described in this clause (b) has occurred and describing in reasonable detail the nature of such event, (y) as to the reduction of the rate of return on capital resulting from such event and (z) as to the additional amount or amounts demanded by such Lender or corporation and a reasonably detailed explanation of the calculation thereof, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or corporation for such reduction. Such a certificate as to any additional amounts payable pursuant to this Subsection 4.10(b) submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Subsection 4.10(b), the Borrower shall not be required to compensate a Lender pursuant to this Subsection 4.10(b) (i) for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor or (ii) for any amounts, if such Lender is applying this provision to the Borrower in a manner that is inconsistent with its application of “increased cost” or other similar provisions under other syndicated credit agreements to similarly situated borrowers. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. (c) Notwithstanding anything herein to the contrary, the Dodd Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, regulations, guidelines and directives promulgated thereunder or issued in connection therewith, and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, in each case shall be deemed to have been enacted, adopted or issued, as applicable, subsequent to the ClosingSecond Amendment Effective Date for all purposes herein. 4.11 Taxes. (a) Except as provided below in this Subsection 4.11 or as required by law (which, for purposes of this Subsection 4.11 shall include FATCA), all payments made by the Borrower or the Agents under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of any Taxes; provided that if any Non-Excluded Taxes are required to be withheld from any amounts payable by the Borrower to any Agent or any Lender hereunder or under any Notes, the amounts so payable by the Borrower shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall be entitled to deduct and withhold, and the Borrower shall not be required to indemnify for, any Non-Excluded Taxes, and any such amounts payable by the Borrower to or for the account of any Agent or Lender shall not be increased (x) if such Agent or Lender fails to comply with the requirements of clause (b), (c), (d) or (e) of this Subsection 4.11 or with the requirements of Subsection 4.13, or (y) with respect to any Non-Excluded Taxes imposed in connection with the payment of any fees paid under this Agreement unless such Non-Excluded Taxes are imposed as a result of a Change in Law, or (z) with respect to any Non-Excluded Taxes imposed by the United States or any state or political subdivision thereof, unless such Non-Excluded Taxes are imposed as a result of a change in treaty, law or regulation that occurred after such Agent became an Agent hereunder or such Lender became a Lender hereunder (or, if such Agent or Lender is a non-U.S. intermediary or flow-through entity for U.S. federal income tax purposes, after the relevant beneficiary or member of such Agent or Lender became such a beneficiary or member, if later) (any such change, at such time, a “Change in Law”). Whenever any Non-Excluded Taxes are payable by the Borrower pursuant to this Section 4.11(a), as soon as practicable thereafter the Borrower shall send to the Administrative Agent a certified copy of an original official receipt received by the Borrower showing payment thereof or other - 100 -

evidence of such payment reasonably satisfactory to the Administrative Agent. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate Governmental Authority in accordance with applicable law or the Borrower fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, the Lenders and the Agents for any incremental Taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Subsection 4.11 shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder. (ba) Each Agent and each Lender that is not a United States Person shall: (i) (1) on or before the date of any payment by the Borrower under this Agreement or any Notes to, or for the account of, such Agent or Lender, deliver to the Borrower and the Administrative Agent (A) two accurate and complete original signed Internal Revenue Service Forms W-8BEN or Internal Revenue Service Forms W-8BEN-E, as appropriate (certifying that it is a resident of the applicable country within the meaning of the income tax treaty between the United States and that country) or Forms W-8ECI, or successor applicable form, as the case may be, in each case certifying that it is entitled to receive all payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes, and (B) such other forms, documentation or certifications, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax with respect to payments under this Agreement and any Notes; (21) deliver to the Borrower and the Administrative Agent two further accurate and complete original signed forms or certifications provided in Subsection 4.11(b)(i)(1) on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form or certificate previously delivered by it to the Borrower; (32) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; and (43) deliver, to the extent legally entitled to do so, upon reasonable request by the Borrower, to the Borrower and the Administrative Agent such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from, or reduction of, withholding with respect to payments under this Agreement and any Notes; provided that, in determining the reasonableness of a request under this clause (4), such Lender shall be entitled to consider the cost (to the extent unreimbursed by any Loan Party) which would be imposed on such Lender of complying with such request; or (ii) in the case of any such Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and is claiming the so-called “portfolio interest exemption”, (1) represent to the Borrower and the Administrative Agent that (x) it is not (A) a bank within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) no payments in connection with any Loan Document are effectively connected with a - 101 -

trade or business conducted by such Lender (and, if applicable, its direct or indirect partners or members) within the United States; (2) deliver to the Borrower on or before the date of any payment by the Borrower with a copy to the Administrative Agent, (A) two certificates substantially in the form of Exhibit D hereto (any such certificate a “U.S. Tax Compliance Certificate”) and (B) two accurate and complete original signed Internal Revenue Service Forms W-8BEN or Internal Revenue Service Forms W-8BEN-E, as appropriate, or successor applicable form, certifying to such Lender’s legal entitlement at the date of such form to an exemption from U.S. withholding tax under the provisions of Section 871(h) or Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes and (C) such other forms, documentation or certifications, as the case may be certifying that it is entitled to an exemption from United States backup withholding tax with respect to payments under this Agreement and any Notes (and shall also deliver to the Borrower and the Administrative Agent two further accurate and complete original signed forms or certificates on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form or certificate and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms or certificates); and (3) deliver, to the extent legally entitled to do so, upon reasonable request by the Borrower, to the Borrower and the Administrative Agent such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from, or reduction of, withholding with respect to payments under this Agreement and any Notes; provided that, in determining the reasonableness of a request under this clause (3), such Lender shall be entitled to consider the cost (to the extent unreimbursed by the Borrower) which would be imposed on such Lender of complying with such request; or (iii) in the case of any such Agent or Lender that is a non-U.S. intermediary or flow-through entity for U.S. federal income tax purposes, (1) on or before the date of any payment by the Borrower under this Agreement or any Notes to, or for the account of, such Agent or Lender, deliver to the Borrower and the Administrative Agent two accurate and complete original signed Internal Revenue Service Forms W-8IMY and, if any beneficiary or member of such Lender is claiming the so-called “portfolio interest exemption”, (I) represent to the Borrower and the Administrative Agent that (x) such Lender is not (A) a bank within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (y) no payments in connection with any Loan Document are effectively connected with a trade or business conducted by such Lender (and, if applicable, its direct or indirect partners or members) within the United States and (II) also deliver to the Borrower and the Administrative Agent two U.S. Tax Compliance Certificates certifying to such Lender’s legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes; and - 102 -

(2) with respect to each beneficiary or member of such Agent or Lender that is not claiming the so-called “portfolio interest exemption”, also deliver to the Borrower and the Administrative Agent (I) two accurate and complete original signed Internal Revenue Service Forms W-8BEN or Internal Revenue Service Forms W-8BEN-E, as appropriate (certifying that such beneficiary or member is a resident of the applicable country within the meaning of the income tax treaty between the United States and that country), Forms W-8ECI or Forms W-9, or successor applicable form, as the case may be, in each case so that each such beneficiary or member is entitled to receive all payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes and (II) such other forms, documentation or certifications, as the case may be, certifying that each such beneficiary or member is entitled to an exemption from United States backup withholding tax with respect to all payments under this Agreement and any Notes; and (3) with respect to each beneficiary or member of such Lender that is claiming the so-called “portfolio interest exemption”, (I) represent to the Borrower and the Administrative Agent that (x) such beneficiary or member is not (1) a bank within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower or any Parent Entity within the meaning of Section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) no payments in connection with any Loan Document are effectively connected with a trade or business conducted by such beneficiary or member within the United States, and (II) also deliver to the Borrower and the Administrative Agent two U.S. Tax Compliance Certificates from each beneficiary or member and two accurate and complete original signed Internal Revenue Service Forms W-8BEN or Internal Revenue Service Forms W-8BEN-E, as appropriate, or successor applicable form, certifying to such beneficiary’s or member’s legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 871(h) or Section 881(c) of the Code with respect to payments to be made under this Agreement and any Notes, and (III) also deliver to the Borrower and the Administrative Agent such other forms, documentation or certifications, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax with respect to payments under this Agreement and any Notes; (4) deliver to the Borrower and the Administrative Agent two further accurate and complete original signed forms, certificates or certifications referred to above on or before the date any such form, certificate or certification expires or becomes obsolete, or any beneficiary or member changes, and after the occurrence of any event requiring a change in the most recently provided form, certificate or certification and obtain such extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms, certificates or certifications; and (5) deliver, to the extent legally entitled to do so, upon reasonable request by the Borrower, to the Borrower and the Administrative Agent such other forms as may be reasonably required in order to establish the legal entitlement of such Agent or Lender (or beneficiary or member) to an exemption from, or reduction of, withholding with respect to payments under this Agreement and any Notes; provided that in determining the reasonableness of a request under this clause (5) such Agent or Lender shall be entitled to consider the cost (to the extent unreimbursed by the Borrower) which would - 103 -

be imposed on such Agent or Lender (or beneficiary or member) of complying with such request; unless, in any such case (other than with respect to United States backup withholding tax), there has been a Change in Law which renders all such forms inapplicable or which would prevent such Agent or such Lender (or such beneficiary or member) from duly completing and delivering any such form with respect to it and such Agent or such Lender so advises the Borrower and the Administrative Agent. (cb) Each Lender and each Agent, in each case that is a United States Person, shall, on or before the date of any payment by the Borrower under this Agreement or any Notes to such Lender or Agent, deliver to the Borrower and the Administrative Agent two accurate and complete original signed Internal Revenue Service Forms W-9, or successor form, certifying that such Lender or Agent is a United States Person and that such Lender or Agent is entitled to complete exemption from United States backup withholding tax. (dc) Notwithstanding the foregoing, if the Administrative Agent is not a United States Person, on or before the date of any payment by the Borrower under this Agreement or any Notes to the Administrative Agent, the Administrative Agent shall: (i) deliver to the Borrower (A) two accurate and complete original signed Internal Revenue Service Forms W-8ECI, or successor applicable form, with respect to any amounts payable to the Administrative Agent for its own account, (B) two accurate and complete original signed Internal Revenue Service Forms W-8IMY, or successor applicable form, with respect to any amounts payable to the Administrative Agent for the account of others, certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business in the United States and that it is using such form as evidence of its agreement with the Borrower to be treated as a U.S. person with respect to such payments (and the Borrower and the Administrative Agent agree to so treat the Administrative Agent as a U.S. person with respect to such payments as contemplated by U.S. Treasury Regulation § 1.1441-1(b)(2)(iv)) and (C) such other forms or certifications as may be sufficient under applicable law to establish that the Administrative Agent is entitled to receive any payment by the Borrower under this Agreement or any Notes (whether for its own account or for the account of others) without deduction or withholding of any United States federal income taxes; (ii) deliver to the Borrower two further accurate and complete original signed forms or certifications provided in Subsection 4.11(d)(i) on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form or certificate previously delivered by it to the Borrower; and (iii) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; unless in any such case (other than with respect to United States backup withholding tax) there has been a Change in Law which renders all such forms inapplicable or which would prevent the Administrative Agent from duly completing and delivering any such form with respect to it and the Administrative Agent so advises the Borrower. (ed) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA, such Lender shall deliver to the Administrative Agent and the Borrower, at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent or the Borrower, such documentation prescribed by applicable law and such - 104 -

additional documentation reasonably requested by the Administrative Agent or the Borrower as may be necessary for the Administrative Agent and the Borrower to comply with their respective obligations (including any applicable reporting requirements) under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For the avoidance of doubt, the Borrower and the Administrative Agent shall be permitted to withhold any Taxes imposed by FATCA. Solely for purposes of this clause (e), FATCA shall include any amendments made to FATCA after the date of this Agreement. 4.12 Indemnity. The Borrower agrees to indemnify each Lender in respect of Extensions of Credit made, or requested to be made, to the Borrower, and to hold each such Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender’s bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable decision) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Term Benchmark Loans or RFR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment or conversion of Term Benchmark Loans or RFR Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a payment or prepayment of Term Benchmark Loans or the conversion of Term Benchmark Loans on a day which is not the last day of an Interest Period with respect thereto or (d) the making of a payment or prepayment of RFR Loans or the conversion of RFR Loans on a day which is not the Interest Payment Date with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Term Benchmark Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank market. If any Lender becomes entitled to claim any amounts under the indemnity contained in this Subsection 4.12, it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in clause (a), (b) or (c) has occurred and describing in reasonable detail the nature of such event, (y) as to the loss or expense sustained or incurred by such Lender as a consequence thereof and (z) as to the amount for which such Lender seeks indemnification hereunder and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any indemnification pursuant to this Subsection 4.12 submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within five Business Days after receipt thereof. This covenant shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder. 4.13 Certain Rules Relating to the Payment of Additional Amounts. (a) Upon the request, and at the expense of the Borrower, each Lender and Agent to which the Borrower is required to pay any amount pursuant to Subsection 4.10, 4.11 or 11.5, and any Participant in respect of whose participation such payment is required, shall reasonably afford the Borrower the opportunity to contest, and reasonably cooperate with the Borrower in contesting, the imposition of any Tax giving rise to such payment; provided that (i) such Lender or Agent shall not be required to afford the Borrower the opportunity to so contest unless the Borrower shall have confirmed in writing to such Lender or Agent its obligation to pay such amounts pursuant to this Agreement and (ii) the Borrower shall reimburse such Lender or Agent for its reasonable attorneys’, legal counsels’ and accountants’ fees and disbursements incurred in so cooperating with the Borrower in contesting the imposition of such Tax; provided, - 105 -

however, that notwithstanding the foregoing no Lender or Agent shall be required to afford the Borrower the opportunity to contest, or cooperate with the Borrower in contesting, the imposition of any Taxes, if such Lender or Agent in its sole discretion in good faith determines that to do so would have an adverse effect on it. (ba) If a Lender changes its applicable lending office (other than (i) pursuant to clause (c) below or (ii) after an Event of Default under Subsection 9.1(a) or (f) has occurred and is continuing) and the effect of such change, as of the date of such change, would be to cause the Borrower to become obligated to pay any additional amount under Subsection 4.10 or 4.11, the Borrower shall not be obligated to pay such additional amount. (cb) If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender or Agent by the Borrower pursuant to Subsection 4.10 or 4.11 or result in Affected Loans or commitments to make Affected Loans being automatically converted to ABR Loans or commitments to make ABR Loans, as the case may be, pursuant to Subsection 4.9, such Lender or Agent shall promptly notify the Borrower and the Administrative Agent and shall take such steps as may reasonably be available to it to mitigate the effects of such condition or event (which shall include efforts to rebook the Loans and Commitments held by such Lender at another lending office, or through another branch or an affiliate, of such Lender); provided that such Lender or Agent shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless the Borrower agrees to reimburse such Lender or Agent for the reasonable incremental out-of-pocket costs thereof). (dc) If the Borrower shall become obligated to pay additional amounts pursuant to Subsection 4.10 or 4.11 and any affected Lender shall not have promptly taken steps necessary to avoid the need for payments under Subsection 4.10 or 4.11 or if Affected Loans or commitments to make Affected Loans are automatically converted to ABR Loans or commitments to make ABR Loans, as the case may be, under Subsection 4.9 and any affected Lender shall not have promptly taken steps necessary to avoid the need for such conversion under Subsection 4.9, the Borrower shall have the right, for so long as such obligation remains, (i) with the assistance of the Administrative Agent to seek one or more substitute Lenders reasonably satisfactory to the Administrative Agent and the Borrower to purchase the affected Loan, in whole or in part, at an aggregate price no less than such Loan’s principal amount plus accrued interest, and assume the affected obligations under this Agreement, or (ii) so long as no Event of Default under Subsection 9.1(a) or (f) then exists or will exist immediately after giving effect to the respective prepayment, upon notice to the Administrative Agent to prepay the affected Loan, in whole or in part, subject to Subsection 4.12, without premium or penalty. In the case of the substitution of a Lender, then, the Borrower, the Administrative Agent, the affected Lender, and any substitute Lender shall execute and deliver an appropriately completed Assignment and Acceptance pursuant to Subsection 11.6(b) to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender; provided that any fees required to be paid by Subsection 11.6(b) in connection with such assignment shall be paid by the Borrower or the substitute Lender. In the case of a prepayment of an affected Loan, the amount specified in the notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid. In the case of each of the substitution of a Lender and of the prepayment of an affected Loan, the Borrower shall first pay the affected Lender any additional amounts owing under Subsections 4.10 and 4.11 (as well as any commitment fees and other amounts then due and owing to such Lender, including any amounts under this Subsection 4.13) prior to such substitution or prepayment. In the case of the substitution of a Lender pursuant to this Subsection 4.13(d), if the Lender being replaced does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the assignee Lender executes and delivers such - 106 -

Assignment and Acceptance and/or such other documentation and (b) the date as of which all obligations of the Borrower owing to such replaced Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender and/or the Borrower to such Lender being replaced, then the Lender being replaced shall be deemed to have executed and delivered such Assignment and Acceptance and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Lender. (ed) If any Agent or any Lender receives a refund directly attributable to Taxes for which the Borrower has made payments pursuant to Subsection 4.10(a), 4.11(a) or 11.5, such Agent or such Lender, as the case may be, shall promptly pay such refund (together with any interest with respect thereto received from the relevant taxing authority, but net of any reasonable out-of-pocket expense incurred in connection therewith) to the Borrower; provided, however, that the Borrower agrees promptly to return such refund (together with any interest with respect thereto due to the relevant taxing authority) (free of all Non-Excluded Taxes) to such Agent or the applicable Lender, as the case may be, upon receipt of a notice that such refund is required to be repaid to the relevant taxing authority. (fe) The obligations of any Agent, Lender or Participant under this Subsection 4.13 shall survive the termination of this Agreement and the payment of the Term Loans and all amounts payable hereunder. SECTION 5 Representations and Warranties To induce the Administrative Agent and each Lender to make the Extensions of Credit requested to be made by it on the ClosingSecond Amendment Effective Date and on each other date thereafter on which an Extension of Credit is made, each of Parent and the Borrower with respect to itself and the Group Members, hereby represents and warrants, on the ClosingSecond Amendment Effective Date, in each case after giving effect to the 2025 Transactions, and on every other date thereafter on which an Extension of Credit is made, to the Administrative Agent and each Lender that: 5.1 Financial Condition. (a) (i) The audited consolidated balance sheets of Parent as of September 30, 20202024 and September 30, 20192023 and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows of Parent for the Fiscal Years ended September 30, 20202024 and September 30, 20192023, reported on by and accompanied by unqualified reports from Deloitte & Touche LLP, and (ii) the unaudited consolidated balance sheets of Parent and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows of Parent for the Fiscal Quarters ended December 27, 2024, March 26, 202128, 2025 and June 27, 2025, present fairly, in all material respects, the consolidated financial condition as at such date, and the consolidated statements of operations and consolidated cash flows for the period then ended, of Parent. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except as approved by a Responsible Officer, and disclosed in any such schedules and notes). (ba) As of the ClosingSecond Amendment Effective Date, except as set forth in the financial statements referred to in Subsection 5.1(a), there are no liabilities of any Loan Party of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which would reasonably be expected to result in a Material Adverse Effect. - 107 -

5.2 No Change; Solvent. Since September 30, 20202024, there has been no development or event relating to or affecting any Loan Party which has had or would be reasonably expected to have a Material Adverse Effect (after giving effect to (i) the consummation of the 2025 Transactions, (ii) the making of the Extensions of Credit to be made on the ClosingSecond Amendment Effective Date and the application of the proceeds thereof as contemplated hereby, and (iii) the payment of actual or estimated fees, expenses, financing costs and tax payments related to the transactions contemplated hereby). As of the ClosingSecond Amendment Effective Date, after giving effect to the consummation of the 2025 Transactions to be consummated on the ClosingSecond Amendment Effective Date, the Borrower, together with its Restricted Subsidiaries, is Solvent. 5.3 Corporate Existence; Compliance with Law. Each of the Loan Parties (a) is duly organized, validly existing and (to the extent applicable in the relevant jurisdiction) in good standing under the laws of the jurisdiction of its incorporation or formation, except (other than with respect to the Borrower), to the extent that the failure to be organized, existing and (to the extent applicable) in good standing would not reasonably be expected to have a Material Adverse Effect, (b) has the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation or limited liability company and (to the extent applicable in the relevant jurisdiction) in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and (to the extent applicable) in good standing would not be reasonably expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect. 5.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain Extensions of Credit hereunder, and each such Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the Extensions of Credit to it, if any, on the terms and conditions of this Agreement and any Notes. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Loan Party in connection with the execution, delivery, performance, validity or enforceability of the Loan Documents to which it is a party or, in the case of the Borrower, with the Extensions of Credit to it, if any, hereunder, except for (a) consents, authorizations, notices and filings described in Schedule 5.4, all of which have been obtained or made prior to the ClosingSecond Amendment Effective Date, (b) filings to perfect the Liens created by the Security Documents, and (c) consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect. This Agreement has been duly executed and delivered by Parent and the Borrower, and each other Loan Document to which any Loan Party is a party will be duly executed and delivered on behalf of such Loan Party. This Agreement constitutes a legal, valid and binding obligation of Parent and the Borrower and each other Loan Document to which any Loan Party is a party when executed and delivered will constitute a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, in each case except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). - 108 -

5.5 No Legal Bar. The execution, delivery and performance of the Loan Documents by any of the Loan Parties, the Extensions of Credit hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect, (b) will not result in, or require the creation or imposition of any Lien (other than Liens securing the Loan Document Obligations or otherwise permitted hereby) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation and (c) will not violate any provision of the Organizational Documents of such Loan Party or any of the Restricted Subsidiaries, except (other than with respect to the Borrower) as would not reasonably be expected to have a Material Adverse Effect. 5.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Parent and the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues, (a) except as described on Schedule 5.6, (a) which is so pending or threatened at any time on or prior to the ClosingSecond Amendment Effective Date and relates to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which would be reasonably expected to have a Material Adverse Effect. 5.7 No Default. None of the Group Members is in default under or with respect to any of its Contractual Obligations in any respect which would be reasonably expected to have a Material Adverse Effect. Since the ClosingSecond Amendment Effective Date, no Default or Event of Default has occurred and is continuing. 5.8 Ownership of Property; Liens. Each of the Group Members has good title in fee simple to, or a valid leasehold interest in, all of its material real property located in the United States of America and Canada, and good title to, or a valid leasehold interest in, all its other material property located in the United States of America, except those for which the failure to have such good title or such leasehold interest would not be reasonably expected to have a Material Adverse Effect, and none of such real or other property is subject to any Lien, except for Liens permitted hereby (including Permitted Liens). Schedule 5.8 sets forth all fee owned properties of the Loan Parties as of the Second Amendment Effective Date with a fair market value at the time of acquisition of over $12,500,000 as of the Closing Date. 5.9 Intellectual Property. Each Group Member owns beneficially, or has the legal right to use, all United States, Canadian and foreign patents, patent applications, trademarks, trademark applications, trade names, copyrights, and rights in know-how and trade secrets necessary for each of them to conduct its business as currently conducted (the “Intellectual Property”) except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. Except as provided on Schedule 5.9, no claim has been asserted in writing and is pending by any Person against any Group Member challenging the use of any Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Parent or the Borrower know of any such claim, and, to the knowledge of Parent and the Borrower, the use of such Intellectual Property by any Group Member does not infringe on the rights of any Person, except for such claims and infringements which in the aggregate, would not be reasonably expected to have a Material Adverse Effect. 5.10 Taxes. To the knowledge of Parent and the Borrower, (1) each Group Member has filed or caused to be filed all material tax returns which are required to be filed by it and has paid (a) all Taxes shown to be due and payable on such returns and (b) all Taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property (including the Mortgaged Fee Properties) and all other Taxes imposed on it or any of its property by any Governmental Authority; and (2) no Tax Liens have been filed (except for Liens for Taxes not yet due and payable), - 109 -

and no claim is being asserted in writing, with respect to any such Taxes (in each case other than in respect of any such (i) Taxes with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) Taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of Parent, Holdings, the Borrower or its Restricted Subsidiaries, as the case may be). 5.11 Federal Regulations. No part of the proceeds of any Extensions of Credit will be used for any purpose which violates the provisions of the Regulations of the Board, including Regulation T, Regulation U or Regulation X of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, referred to in said Regulation U. 5.12 ERISA. (a) During the five year period prior to each date as of which this representation is made, or deemed made, none of the following events or conditions, either individually or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect: (i) a Reportable Event with respect to a Single Employer Plan, (ii) a failure to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) with respect to a Single Employer Plan, (iii) any noncompliance with the applicable provisions of ERISA or the Code with respect to any Plan, (iv) a termination of a Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA), (v) a Lien on the property of Borrower or any Commonly Controlled Entity in favor of the PBGC or a Single Employer Plan, (vi) a complete or partial withdrawal from any Multiemployer Plan by the Borrower or any Commonly Controlled Entity, (vii) Insolvency of any Multiemployer Plan; or (viii) any transactions that resulted or could reasonably be expected to result in any liability to the Borrower or any Commonly Controlled Entity under Section 4069 of ERISA or Section 4212(c) of ERISA. (ba) With respect to any Foreign Plan, none of the following events or conditions exists and is continuing that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect: (i) substantial non-compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders, (ii) failure to be maintained, where required, in good standing with applicable regulatory authorities, (iii) any obligation of any Group Member in connection with the termination or partial termination of, or withdrawal from, any Foreign Plan, (iv) any Lien on the property of any Group Member in favor of a Governmental Authority as a result of any action or inaction regarding a Foreign Plan, (v) for each Foreign Plan which is a funded or insured plan, failure to be funded or insured on an ongoing basis to the extent required by applicable non-U.S. law (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities), (vi) any facts that, to the best knowledge of each of Parent and the Borrower or any of its Restricted Subsidiaries, exist that would reasonably be expected to give rise to a dispute and any pending or threatened disputes that, to the best knowledge of each of Parent and the Borrower or any of its Restricted Subsidiaries, would reasonably be expected to result in a material liability to any Group Member concerning the assets of any Foreign Plan (other than individual claims for the payment of benefits); (vii) failure to make all contributions in a timely manner to the extent required by applicable non-U.S. law; and (viii) a Canadian Pension Event. As of the ClosingSecond Amendment Effective Date, no Foreign Plan is a Canadian Defined Benefit Plan. 5.13 Collateral. Upon execution and delivery thereof by the parties thereto, the Guarantee and Collateral Agreement, the Canadian Guarantee and Collateral Agreement and the Mortgages (if any) will be effective to create (to the extent described therein) in favor of the Collateral Agent for the benefit of the Secured Parties, a valid and enforceable security interest in or liens on the - 110 -

Collateral described therein, except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, insolvency, fraudulent conveyance or preference, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. When (a) all Filings (as defined in the Guarantee and Collateral Agreement) have been completed, (b) all applicable Instruments, Chattel Paper and Documents (each as described therein) constituting Collateral a security interest in which is perfected by possession have been delivered to, and/or are in the continued possession of, the Collateral Agent, the applicable Collateral Representative or any Additional Agent, as applicable (or their respective agents appointed for purposes of perfection), in accordance with the applicable ABL/Term Loan Intercreditor Agreement, Junior Lien Intercreditor Agreement or Other Intercreditor Agreement, (c) all Deposit Accounts and Pledged Stock (each as defined in the Guarantee and Collateral Agreement) a security interest in which is required by the Security Documents to be perfected by “control” (as described in the Uniform Commercial Code as in effect in each applicable jurisdiction (in the case of Deposit Accounts) and the State of New York (in the case of Pledged Stock) from time to time) are under the “control” of the Collateral Agent, the Administrative Agent, the applicable Collateral Representative or any Additional Agent, as applicable (or their respective agents appointed for purposes of perfection), in accordance with the applicable ABL/Term Loan Intercreditor Agreement, Junior Lien Intercreditor Agreement or Other Intercreditor Agreement, and (d) the Mortgages (if any) have been duly recorded in the proper recorders’ offices or appropriate public records and the mortgage recording fees and taxes in respect thereof, if any, are paid and compliance is otherwise had with the formal requirements of state or local law applicable to the recording of real property mortgages generally, the security interests and liens granted pursuant to the Guarantee and Collateral Agreement and the Mortgages shall constitute (to the extent described therein and with respect to the Mortgages, only as relates to the real property security interests and liens granted pursuant thereto) a perfected security interest in (to the extent intended to be created thereby and required to be perfected under the Loan Documents), all right, title and interest of each pledgor or mortgagor (as applicable) party thereto in the Collateral described therein (excluding Commercial Tort Claims, as defined in the Guarantee and Collateral Agreement, other than such Commercial Tort Claims set forth on Schedule 6 thereto (if any)) with respect to such pledgor or mortgagor (as applicable). Notwithstanding any other provision of this Agreement, capitalized terms that are used in this Subsection 5.13 and not defined in this Agreement are so used as defined in the applicable Security Document. 5.14 Investment Company Act; Other Regulations. The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act. The Borrower is not subject to regulation under any federal or state statute or regulation (other than Regulation X of the Board) which limits its ability to incur Indebtedness as contemplated hereby. 5.15 Subsidiaries. Schedule 5.15 sets forth all the Subsidiaries of the Borrower at the ClosingSecond Amendment Effective Date, the jurisdiction of their organization and the direct or indirect ownership interest of the Borrower therein. 5.16 Purpose of Loans. The proceeds of Loans shall be used by the Borrower (i) in the case of the Initial Term Loans funded on the Closing Date, to effect, in part, the Transactions, andSecond Amendment Effective Date, to (x) refinance the Existing Term Loans (as defined in the Second Amendment) on the Second Amendment Effective Date, (y) to pay certain fees and expenses relatinged thereto,to the transactions contemplated by the Second Amendment and (z) for working capital and other general corporate purposes and (ii) in the case of all other Loans, to finance the working capital, capital expenditures, business requirements of the Borrower and its Subsidiaries and for other purposes not prohibited by this Agreement. - 111 -

5.17 Environmental Matters. Except as disclosed on Schedule 5.17 or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) The Group Members: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them and reasonably expect to timely obtain without material expense all such Environmental Permits required for planned operations; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) believe they will be able to maintain compliance with Environmental Laws and Environmental Permits, including any reasonably foreseeable future requirements thereof. (b) Materials of Environmental Concern have not been transported, disposed of, emitted, discharged, or otherwise released or threatened to be released, to, at or from any real property presently or to the knowledge of Parent and the Borrower formerly owned, leased or operated by any Group Member or at any other location, which would reasonably be expected to (i) give rise to liability or other Environmental Costs of any Group Member under any applicable Environmental Law, or (ii) interfere with the planned or continued operations of the Group Members, or (iii) impair the fair saleable value of any real property owned by any Group Member that is part of the Collateral. (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under any Environmental Law to which any Group Member is, or to the knowledge of any Group Member is reasonably likely to be, named as a party that is pending or, to the knowledge of any Group Member, threatened in writing. (d) No Group Member has received any written request for information, or been notified that it is a potentially responsible party, under the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or received any other written request for information from any Governmental Authority with respect to any Materials of Environmental Concern. (e) No Group Member has entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law. 5.18 No Material Misstatements. The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of the Borrower to the Administrative Agent, the Other Representatives and the Lenders on or prior to the ClosingSecond Amendment Effective Date in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, did not contain as of the ClosingSecond Amendment Effective Date any material misstatement of fact and did not omit to state as of the ClosingSecond Amendment Effective Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading in their presentation of the Group Members taken as a whole. It is understood that (a) no representation or warranty is made concerning the forecasts, estimates, pro forma information, projections and statements as to anticipated future performance or conditions, and the assumptions on which they were based or concerning any information of a general economic nature or general information about Borrower’s and its Subsidiaries’ industry, contained in any such information, reports, financial statements, exhibits or schedules, except that, in the case of such forecasts, estimates, pro forma information, projections and statements, as of the date such forecasts, estimates, pro forma information, projections and statements were generated, (i) such forecasts, estimates, pro forma - 112 -

information, projections and statements were based on the good faith assumptions of the management of the Borrower and (ii) such assumptions were believed by such management to be reasonable and (b) such forecasts, estimates, pro forma information and statements, and the assumptions on which they were based, may or may not prove to be correct. 5.19 Labor Matters. There are no strikes pending or, to the knowledge of Parent or the Borrower, reasonably expected to be commenced against any Group Member which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of any of the Group Members have not been in violation of any applicable laws, rules or regulations, except where such violations would not reasonably be expected to have a Material Adverse Effect. 5.20 Insurance. Schedule 5.20 sets forth a complete and correct listing as of the date that is two Business Days prior to the ClosingSecond Amendment Effective Date of all insurance that is (a) maintained by the Loan Parties (other than Holdings) and (b) material to the business and operations of the Group Members taken as a whole, with the amounts insured (and any deductibles) set forth therein. 5.21 Anti-Corruption Laws and Sanctions. Each of Parent, Holdings and the Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by Parent, Holdings, the Borrower and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each Group Member and their respective officers and directors and to the knowledge of each of Parent and the Borrower its employees and agents, are in compliance with (a) the PATRIOT Act, (b) the Trading with the Enemy Act, as amended, (c) the PCMLTFA and (d) Anti-Corruption Laws and applicable Sanctions in all material respects. Neither any Loan Party nor, any of their respective directors or officers, except as would not reasonably be expected to have a Material Adverse Effect, (i) any Restricted Subsidiary that is not a Loan Party or (ii) to the knowledge of each of Parent and the Borrower, any agent or employee of any Group Member, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions. Notwithstanding the foregoing, nothing herein shall require any Loan Party organized under the laws of Canada or a subdivision thereof or any of their Subsidiaries which are organized or incorporated under the law of Canada or any subdivision thereof (each such party, a “Canadian Party”), to take action or refrain from taking any action, to the extent such provisions would otherwise contravene, or require any notification to the Attorney General of Canada under the Foreign Extraterritorial Measures (United States) Order, 1992, by any such Canadian Party and this Agreement, including, without limitation, Section 5.21, Section 7.4 and Section 7.10, shall be limited and interpreted accordingly. 5.22 Affected Financial Institutions. No Loan Party is an Affected Financial Institution. SECTION 6 6.1 Conditions to Initial Extension of Credit on the ClosingSecond Amendment Effective Date. This Agreement, including theThe agreement of each Lender to make the initial Eextension of Credit requested to be made by it, shall become effective on the date on which the followingthe Initial Term Loans is subject to the satisfaction of the conditions precedent shall have been satisfied or waived:set forth in the Second Amendment. - 113 -

(a) Loan Document. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Borrower and Parent, (ii) the Guarantee and Collateral Agreement, executed and delivered by Parent, Holdings, the Borrower and each Subsidiary Guarantor, (iii) the Canadian Guarantee and Collateral Agreement executed and delivered by Columbia-MBF Inc. and (iv) the ABL/Term Loan Intercreditor Agreement, executed and delivered by Parent, Holdings, the Borrower and each Subsidiary Guarantor. (b) Transactions. Substantially concurrently with the initial funding of the Term Loans, (i) the Unsecured Notes shall have been issued and (ii) the repayment and termination of all Indebtedness outstanding under the Existing Credit Agreement shall have been consummated and all commitments in respect thereof, and any security interests and guaranties granted in connection therewith, if any, shall have been terminated and released (or have been authorized to be released pursuant to a customary payoff letter or provision shall have been made for the repayment or constructive discharge of such Indebtedness). (c) Financial Information. The Administrative Agent shall have received (i) audited consolidated balance sheets of Parent as of September 30, 2020 and September 30, 2019, (ii) audited consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows of Parent for the Fiscal Years ended September 30, 2020 and September 30, 2019, and (iii) unaudited consolidated balance sheets and related consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows of the Borrower for the Fiscal Quarter ended March 26, 2021. (d) Fees. All costs, fees and expenses required to be paid or reimbursed by the Borrower to the Administrative Agent, the Other Representatives and the Lenders in connection with this Agreement (including the reasonable and documented fees and expenses of legal counsel to the Administrative Agent) and all costs, fees and expenses required to be paid or reimbursed by the Borrower pursuant to the letter agreements entered into with any Other Representative shall have been paid or shall have been authorized to be deducted from the proceeds of the initial extensions of credit under this Agreement to the extent due and invoiced to the Borrower at least three Business Days prior to the date hereof. (e) Legal Opinions. The Administrative Agent shall have received the executed legal opinions of Mayer Brown LLP, counsel to the Borrower and its Restricted Subsidiaries, McMillan LLP, and certain other local counsel to the Borrower and its Restricted Subsidiaries, as reasonably requested by the Administrative Agent, each in form and substance reasonably acceptable to the Administrative Agent. (f) Secretary’s Certificate. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit L, with appropriate insertions and attachments, including (A) the certificate, articles or memorandum of incorporation, in the case of a Loan Party that is a corporation, and certificate of formation, in the case of a Loan Party that is a limited liability company, in each case, certified by the relevant authority of the jurisdiction of organization of such Loan Party as of a recent date, (B) the bylaws and any shareholders’ agreement, in the case of a Loan Party that is a corporation, and limited liability company agreement or operating agreement, in the case of a Loan Party that is a limited liability company, certified as of the Closing Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, (C) resolutions of the governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Closing Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment and (D) signature and incumbency - 114 -

certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization. (g) Officer’s Certificate. The Administrative Agent shall have received a certificate from the Borrower, dated the Closing Date, substantially in the form of Exhibit M hereto. (h) Solvency Certificate. The Administrative Agent shall have received a solvency certificate from a Responsible Officer in the form of Exhibit H. (i) [Reserved]. (j) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code or PPSA financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 8.6), shall be in proper form for filing, registration or recordation. (k) Patriot Act and PCMLTFA. The Administrative Agent shall have received, at least three Business Days prior to the Closing Date, all documentation and other customary information about any Loan Party to the extent reasonable and customary and requested by the Administrative Agent in writing at least 10 Business Days prior to the Closing Date that is reasonably required by United States and Canadian bank regulatory authorities under applicable “know your customer”, beneficial ownership and anti-money laundering rules and regulations, including the Patriot Act and the PCMLTFA, as applicable. The Administrative Agent shall notify the Borrower and the Lenders of the ClosingSecond Amendment Effective Date, and such notice shall be conclusive and binding. 6.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any Extension of Credit requested to be made by it on any date (other than an Extension of Credit under an Incremental Facility incurred in connection with a Limited Condition Transaction, which shall be subject to the provisions of Section 1.2(h)) is subject to the satisfaction or waiver of the following conditions precedent: (a) Notice. With respect to any Loan, the Administrative Agent shall have received a duly executed notice of borrowing. (b) Representations and Warranties. Each of the representations and warranties made by any Loan Party pursuant to this Agreement or any other Loan Document (or in any amendment, modification or supplement hereto or thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of such date. (c) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extensions of Credit requested to be made on such date. Each Extension of Credit (other than an Extension of Credit under an Incremental Facility incurred in connection with a Limited Condition Transaction, which shall be subject to the - 115 -

provisions of Section 1.2(h)) by or on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing that the conditions contained in this Subsection 6.2 have been satisfied. SECTION 7 Affirmative Covenants Each of Parent and the Borrower hereby agrees that, from and after the Closing Date until payment in full of the Loans and all other Loan Document Obligations then due and owing to any Lender or any Agent hereunder, the Borrower shall and (except in the case of delivery of financial information, reports and notices) Parent and the Borrower shall cause each Group Member to: 7.1 Financial Statements. Furnish to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies): (a) as soon as available, but in any event not later than the fifth Business Day after the 90th day following the end of each Fiscal Year of Parent ending after the Closing Date (or such longer period as would be permitted by the SEC if Parent (or any Parent Entity whose financial statements satisfy Parent’s reporting obligations under this Section 7.1(a)) were then subject to SEC reporting requirements as a non-accelerated filer), a copy of the consolidated balance sheet of Parent as at the end of such year and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows for such year, setting forth, in each case, in comparative form the figures for and as of the end of the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (provided that such report may contain a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, if such qualification or exception is related solely to (i) an upcoming Maturity Date hereunder or an upcoming “maturity date” under any other Indebtedness Incurred in compliance with this Agreement, (ii) any potential inability to satisfy any financial maintenance covenant included in any Indebtedness of Parent or its Subsidiaries on a future date in a future period or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary), by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing (it being agreed that the furnishing of (x) the Borrower’s or any Parent’s Entity’s annual report on Form 10-K for such year, as filed with the SEC, or (y) the financial statements of any Parent Entity that would satisfy the requirements for inclusion in a Form 10-K, will, in each case, satisfy the obligation under this Subsection 7.1(a) with respect to such year, including with respect to the requirement that such financial statements be reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, so long as the report included in such Form 10-K does not contain any “going concern” or like qualification or exception (other than a “going concern” or like qualification or exception with respect to (i) an upcoming Maturity Date hereunder or an upcoming “maturity date” under any other Indebtedness Incurred in compliance with this Agreement, (ii) any potential inability to satisfy any financial maintenance covenant included in any Indebtedness of Parent or its Subsidiaries on a future date or in a future period or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary)); (b) as soon as available, but in any event not later than the fifth Business Day following the 45th day following the end of each of the first three quarterly periods of each Fiscal Year of Parent commencing with the Fiscal Quarter ending June 30, 2021 (or such longer period as would be permitted by the SEC if the Borrower or any Parent Entity whose financial statements satisfy the Borrower’s reporting obligations under this Section 7.1(b))Parent were then subject to SEC reporting requirements as a non-accelerated filer), the unaudited consolidated balance sheet of Parent as at the end - 116 -

of such quarter and the related unaudited consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows of Parent for such quarter and the portion of the Fiscal Year through the end of such quarter, setting forth in comparative form the figures for and as of the corresponding periods of the previous year, in each case certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year-end audit and other adjustments) (it being agreed that the furnishing of (x) Parent’s or any Parent Entity’s quarterly report on Form 10-Q for such quarter, as filed with the SEC, or (y) the financial statements of any Parent Entity that would satisfy the requirements for inclusion in a Form 10-Q, will, in each case,will satisfy the obligations under this Subsection 7.1(b) with respect to such quarter; (c) to the extent applicable, concurrently with any delivery of consolidated financial statements referred to in Subsections 7.1(a) and (b) above, related unaudited condensed consolidating financial statements and appropriate reconciliations reflecting the material adjustments necessary (as determined by the Borrower in good faith) to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements; and (d) all such financial statements delivered pursuant to Subsection 7.1(a) or (b) to (and, in the case of any financial statements delivered pursuant to Subsection 7.1(b) shall be certified by a Responsible Officer of Parent to) fairly present in all material respects the financial condition of Parent and its Subsidiaries in conformity with GAAP and to be (and, in the case of any financial statements delivered pursuant to Subsection 7.1(b) shall be certified by a Responsible Officer of Parent as being) in reasonable detail and prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods that began on or after December 22, 2010 (except as disclosed therein, and except, in the case of any financial statements delivered pursuant to Subsection 7.1(b), for the absence of certain notes). Notwithstanding anything in clauses (a) or (b) of this Subsection 7.1 to the contrary, except as expressly required with respect to Unrestricted Subsidiaries in clause (c) above, in no event shall any annual or quarterly financial statements delivered pursuant to clauses (a) or (b) of this Subsection 7.1 be required to (x) include any separate consolidating financial information with respect to the Borrower, any Subsidiary Guarantor or any other Affiliate of the Borrower, or any separate financial statements or information for the Borrower, any Subsidiary Guarantor or any Affiliate of the Borrower, (y) comply with Section 302, Section 404 and Section 906 of the Sarbanes Oxley Act of 2002, as amended, or related items 307, 308 and 308T of Regulation S-K under the Securities Act and (z) comply with Rule 3-05, Rule 3-09, Rule 3-10 and Rule 3-16 of Regulation S-X under the Securities Act. 7.2 Certificates; Other Information. Furnish to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies): (a) concurrently with the delivery of the financial statements and reports referred to in Subsections 7.1(a) and (b), a certificate signed by a Responsible Officer of Parent in substantially the form of Exhibit U or such other form as may be agreed between Parent and the Administrative Agent (a “Compliance Certificate”) (i) stating that, to the best of such Responsible Officer’s knowledge, each of the Group Members during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement or the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default, except, in each case, as specified in such certificate, and (ii) commencing with the Compliance Certificate for the Fiscal Year ended September 30, 2022, if (A) delivered with the financial statements required by Subsection 7.1(a) and (B) the Consolidated First Lien Leverage Ratio as of the last day of the immediately preceding Fiscal Year was greater than or equal to 2.50:1.00, set forth in reasonable detail the amount of (and the calculations - 117 -

required to establish the amount of) Excess Cash Flow for the respective Fiscal Year covered by such financial statements; (b) within five Business Days after the same are filed, copies of all financial statements and periodic reports which Parent may file with the SEC or any successor or analogous Governmental Authority; (c) within five Business Days after the same are filed, copies of all registration statements and any amendments and exhibits thereto, which Parent may file with the SEC or any successor or analogous Governmental Authority; (d) promptly, such additional financial and other information regarding the Loan Parties and their Restricted Subsidiaries as any Agent or the Required Lenders through the Administrative Agent may from time to time reasonably request; and (e) promptly upon reasonable request from the Administrative Agent calculations of Consolidated EBITDA and other Fixed GAAP Terms as reasonably requested by the Administrative Agent promptly following receipt of a written notice from the Borrower electing to change the Fixed GAAP Date, which calculations shall show the calculations of the respective Fixed GAAP Terms both before and after giving effect to the change in the Fixed GAAP Date and identify the material change(s) in GAAP giving rise to the change in such calculations. Documents required to be delivered pursuant to Subsection 7.1(a), 7.1(b), 7.1(c), 7.2(a), 7.2(b), 7.2(c), 7.2(d) or 7.2(e) may at the Borrower’s option be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s (or any Parent’s Entity’s) website on the Internet at the website address listed on Schedule 7.2 (or such other website address as the Borrower may specify by written notice to the Administrative Agent from time to time); or (ii) on which such documents are posted on the Borrower’s (or any Parent’s Entity’s) behalf on an Internet or intranet website to which each Lender and the Administrative Agent have access (whether a commercial, third-party website (including any website maintained by the SEC) or whether sponsored by the Administrative Agent). Following the electronic delivery of any such documents by posting such documents to a website in accordance with the preceding sentence (other than the posting by the Borrower of any such documents on any website maintained for or sponsored by the Administrative Agent), the Borrower shall promptly provide the Administrative Agent notice of such delivery (which notice may be by facsimile or electronic mail) and the electronic location at which such documents may be accessed; provided that, in the absence of bad faith, the failure to provide such prompt notice shall not constitute a Default hereunder. 7.3 Payment of Taxes. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings diligently conducted and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or any of its Restricted Subsidiaries, as the case may be, or except to the extent that failure to do so, in the aggregate, would not reasonably be expected to have a Material Adverse Effect. 7.4 Conduct of Business and Maintenance of Existence; Compliance with Contractual Obligations and Requirements of Law. Preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole, except as otherwise permitted pursuant to Subsection 8.4 or 8.7; provided that the Group Members shall not be required to maintain any such rights, privileges or franchises and the Borrower’s - 118 -

Restricted Subsidiaries shall not be required to maintain such existence, if the failure to do so would not reasonably be expected to have a Material Adverse Effect; Parent will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Parent will maintain in effect and enforce policies and procedures designed to ensure compliance by the Parent, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. 7.5 Maintenance of Property; Insurance. (a) (i) Keep all property necessary in the business of the Group Members, taken as a whole, in good working order and condition, except where failure to do so would not reasonably be expected to have a Material Adverse Effect; (ii) use commercially reasonable efforts to maintain with financially sound and reputable insurance companies (or any Captive Insurance Subsidiary) insurance on, or self-insure, all property material to the business of the Group Members, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; (iii) furnish to the Administrative Agent, upon written request, information in reasonable detail as to the insurance carried; (iv) use commercially reasonable efforts to maintain property and liability policies that provide that in the event of any cancellation thereof during the term of the policy, either by the insured or by the insurance company, the insurance company shall provide to the Administrative Agent at least 30 days’ prior written notice thereof, or in the case of cancellation for non-payment of premium, ten days’ prior written notice thereof; (v) in the event of any material change in any of the property or liability policies referenced in the preceding clause (iv), use commercially reasonable efforts to provide the Administrative Agent with at least 30 days’ prior written notice thereof; and (vi) use commercially reasonable efforts to ensure, that subject to the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any Other Intercreditor Agreement, at all times the Collateral Agent for the benefit of the Secured Parties, shall be named as an additional insured with respect to liability policies maintained by each Loan Party and the Collateral Agent for the benefit of the Secured Parties, shall be named as loss payee with respect to the property insurance maintained by the Loan Parties; provided that, unless an Event of Default shall have occurred and be continuing, (A) the Collateral Agent shall turn over to the Borrower any amounts received by it as an additional insured or loss payee under any property insurance maintained by Parent and its Subsidiaries, (B) the Collateral Agent agrees that the Parent and/or its applicable Subsidiary shall have the sole right to adjust or settle any claims under such insurance and (C) all proceeds from a Recovery Event shall be paid to the Borrower. (ba) With respect to each property of the Loan Parties subject to a Mortgage: (i) If any portion of any such property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, such Loan Party shall maintain or cause to be maintained, flood insurance to the extent required by, and in compliance with, the Flood Insurance Laws and deliver to the Administrative Agent evidence of such insurance in form and substance reasonably acceptable to the Administrative Agent. (ii) The applicable Loan Party promptly shall comply with and conform to (A) all provisions of each such insurance policy, and (B) all requirements of the insurers applicable to such party or to such property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of such property, except for such non-compliance or non-conformity as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (iii) If the Borrower is in default of its obligations to insure or deliver any such prepaid policy or policies, the result of which would reasonably be expected to have a Material Adverse Effect, then the - 119 -

Administrative Agent, at its option upon ten days’ written notice to the Borrower, may effect such insurance from year to year at rates substantially similar to the rate at which any Group Member had insured such property, and pay the premium or premiums therefor, and the Borrower shall pay to the Administrative Agent on demand such premium or premiums so paid by the Administrative Agent with interest from the time of payment at a rate per annum equal to 2.00%. (iv) If such property, or any part thereof, shall be destroyed or damaged and the reasonably estimated cost thereof would exceed $12,500,000, the Borrower shall give prompt notice thereof to the Administrative Agent. All insurance proceeds paid or payable in connection with any damage or casualty to any property shall be applied in the manner specified in the proviso to Subsection 7.5(a). 7.6 Inspection of Property; Books and Records; Discussions. In the case of the Borrower, keep proper books and records in a manner to allow financial statements to be prepared in conformity with GAAP consistently applied in respect of all material financial transactions and matters involving the material assets and business of the Group Members, taken as a whole; and permit representatives of the Administrative Agent to visit and inspect any of its properties and examine and, to the extent reasonable, make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of the Group Members with officers of the Group Members and with its independent certified public accountants, in each case at any reasonable time, upon reasonable notice; provided that (a) except during the continuation of an Event of Default, only one such visit shall be at the Borrower’s expense, and (b) during the continuation of an Event of Default, the Administrative Agent or its representatives may do any of the foregoing at the Borrower’s expense; and provided, further, that representatives of the Borrower may be present during any such visits, discussions and inspections. Notwithstanding anything to the contrary in Subsection 7.2(d) or in this Subsection 7.6, none of the Group Members will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or the Lenders (or their respective representatives) is prohibited by Requirement of Law or any binding agreement or (iii) that is subject to attorney client, solicitor client or similar privilege or constitutes attorney or legal counsel work product. 7.7 Notices. Promptly give notice to the Administrative Agent and each Lender of: (a) as soon as possible after a Responsible Officer of the Borrower knows thereof, the occurrence of any Default or Event of Default; (b) as soon as possible after a Responsible Officer of the Borrower knows thereof, any default or event of default under any Contractual Obligation of any Group Member, other than as previously disclosed in writing to the Lenders, which would reasonably be expected to have a Material Adverse Effect; (c) as soon as possible after a Responsible Officer of the Borrower knows thereof, the occurrence of (i) any default or event of default under the Senior ABL Facility, (ii) any default or event of default under the Unsecured Notes, or (iii) any payment default under any Additional Obligations Documents or under any agreement or document governing other Indebtedness, in each case relating to Indebtedness in an aggregate principal amount equal to or greater than $50,000,000; (d) as soon as possible after a Responsible Officer of the Borrower knows thereof, any litigation, investigation or proceeding affecting the Borrower or any of its Restricted Subsidiaries that would reasonably be expected to have a Material Adverse Effect; - 120 -

(e) the following events, as soon as possible and in any event within 30 days after a Responsible Officer of the Borrower knows thereof: (i) the occurrence or expected occurrence of any Reportable Event (or similar event) with respect to any Single Employer Plan (or Foreign Plan), a failure to make any required contribution to a Single Employer Plan, Multiemployer Plan or Foreign Plan, the creation of any Lien on the property of the Borrower or any Commonly Controlled Entity in favor of the PBGC, a Plan or a Foreign Plan or any withdrawal from, or the full or partial termination, Insolvency of, any Multiemployer Plan or Foreign Plan; or (ii) the institution of proceedings or the taking of any other formal action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan which would reasonably be expected to result in the withdrawal from, or the termination, Insolvency of, any Single Employer Plan, Multiemployer Plan or Foreign Plan; or (iii) the occurrence or expected occurrence of any Canadian Pension Event; provided, however, that no such notice will be required under clause (i) through (iii) above unless the event giving rise to such notice, when aggregated with all other such events under clause (i) through (iii) above, would be reasonably expected to result in a Material Adverse Effect; (f) as soon as possible after a Responsible Officer of the Borrower knows thereof, (i) any release or discharge by any Group Member of any Materials of Environmental Concern required to be reported under applicable Environmental Laws to any Governmental Authority, unless the Borrower reasonably determines that the total Environmental Costs arising out of such release or discharge would not reasonably be expected to have a Material Adverse Effect, (ii) any condition, circumstance, occurrence or event not previously disclosed in writing to the Administrative Agent that would reasonably be expected to result in liability or expense under applicable Environmental Laws, unless the Borrower reasonably determines that the total Environmental Costs arising out of such condition, circumstance, occurrence or event would not reasonably be expected to have a Material Adverse Effect, or would not reasonably be expected to result in the imposition of any lien or other material restriction under Environmental Law on the title, ownership or transferability of any facilities and properties owned, leased or operated by any Group Member that would reasonably be expected to result in a Material Adverse Effect; and (iii) any proposed action to be taken by any Group Member that would reasonably be expected to subject any Group Member to any material additional or different requirements or liabilities under Environmental Laws, unless the Borrower reasonably determines that the total Environmental Costs arising out of such proposed action would not reasonably be expected to have a Material Adverse Effect; and (g) as soon as possible after a Responsible Officer of the Borrower knows thereof, any loss, damage, or destruction to a significant portion of the Term Loan Priority Collateral, whether or not covered by insurance. Each notice pursuant to this Subsection 7.7 shall be accompanied by a statement of a Responsible Officer of the Borrower (and, if applicable, the relevant Restricted Subsidiary) setting forth details of the occurrence referred to therein and stating what action the Borrower (or, if applicable, the relevant Restricted Subsidiary) proposes to take with respect thereto. 7.8 Environmental Laws. (a) (i) Comply substantially with, and require substantial compliance by all tenants, subtenants, contractors, and invitees with, all applicable Environmental Laws; (ii) obtain, comply substantially with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (iii) require that all tenants, subtenants, contractors, and invitees obtain, comply substantially with and maintain any and all Environmental Permits necessary for their operations as conducted and as planned, with respect to any property leased or subleased from, or operated by any Group Member. For purposes of this Subsection 7.8(a), noncompliance shall not constitute a breach of this covenant; provided that, upon learning of any actual or suspected noncompliance, any affected Group Member shall promptly undertake and diligently pursue reasonable - 121 -

efforts, if any, to achieve compliance, and provided, further, that in any case such noncompliance would not reasonably be expected to have a Material Adverse Effect. (ba) Promptly comply, in all material respects, with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders or directives (i) as to which the failure to comply would not reasonably be expected to result in a Material Adverse Effect or (ii) as to which: (x) appropriate reserves have been established in accordance with GAAP; (y) an appeal or other appropriate contest is or has been timely and properly taken and is being diligently pursued in good faith; and (z) if the effectiveness of such order or directive has not been stayed, the failure to comply with such order or directive during the pendency of such appeal or contest would not reasonably be expected to have a Material Adverse Effect. 7.9 After-Acquired Real Property and Fixtures; Subsidiaries. (a) With respect to any owned real property or fixtures thereon located in the United States of America, in each case with a purchase price or a fair market value at the time of acquisition of at least $12,500,000, in which any Loan Party acquires ownership rights at any time after the ClosingSecond Amendment Effective Date (or owned by any Subsidiary that becomes a Loan Party after the ClosingSecond Amendment Effective Date), promptly grant to the Collateral Agent for the benefit of the Secured Parties, a Lien of record on all such owned real property and fixtures pursuant to a Mortgage or otherwise, upon terms reasonably satisfactory in form and substance to the Collateral Agent and in accordance with any applicable requirements of any Governmental Authority (including any required appraisals of such property under FIRREA and flood determinations under Regulation H of the Board and, to the extent such property is located in a special flood hazard area, evidence of flood insurance in accordance with Subsection 7.5 hereof); provided that (i) nothing in this Subsection 7.9 shall defer or impair the attachment or perfection of any security interest in any Collateral covered by any of the Security Documents which would attach or be perfected pursuant to the terms thereof without action by any Group Member or any other Person and (ii) no such Lien shall be required to be granted as contemplated by this Subsection 7.9 on any owned real property or fixtures the acquisition of which is, or is to be, within 180 days of such acquisition, financed or refinanced, in whole or in part through the incurrence of Indebtedness, until such Indebtedness is repaid in full (and not refinanced) or, as the case may be, the Borrower determines not to proceed with such financing or refinancing. In connection with any such grant to the Collateral Agent, for the benefit of the Secured Parties, of a Lien of record on any such real property pursuant to a Mortgage or otherwise in accordance with this Subsection 7.9, such Group Member shall deliver or cause to be delivered to the Collateral Agent corresponding UCC fixture filings and any surveys, appraisals (including any required appraisals of such property under FIRREA), title insurance policies, local law enforceability legal opinions and other documents in connection with such grant of such Lien obtained by it in connection with the acquisition of such ownership rights in such real property or as the Collateral Agent shall reasonably request (in light of the value of such real property and the cost and availability of such UCC fixture filings, surveys, appraisals, title insurance policies, local law enforceability legal opinions and other documents and whether the delivery of such UCC fixture filings, surveys, appraisals, title insurance policies, legal opinions and other documents would be customary in connection with such grant of such Lien in similar circumstances) and Phase I environmental assessment reports, if available. (ba) With respect to any Domestic Subsidiary that is a Wholly Owned Subsidiary (other than an Excluded Subsidiary) (i) created or acquired subsequent to the ClosingSecond Amendment Effective Date by the Borrower or any of its Domestic Subsidiaries that are Wholly Owned Subsidiaries (other than an Excluded Subsidiary), (ii) being designated as a Restricted Subsidiary, (iii) ceasing to be an Immaterial Subsidiary, a Foreign Subsidiary Holdco or other Excluded Subsidiary as provided in the applicable definition thereof after the expiry of any applicable period referred to in such definition or (iv) that becomes a Domestic Subsidiary as a result of a Permitted Investment or a transaction pursuant to, and permitted by, Subsection 8.2 or 8.7 (other than an Excluded Subsidiary), promptly notify the - 122 -

Administrative Agent of such occurrence and, if the Administrative Agent or the Required Lenders so request, promptly (i) cause the Loan Party that is required to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest (as and to the extent provided in the Guarantee and Collateral Agreement) in the Capital Stock of such new Domestic Subsidiary owned directly by the Borrower or any of its Domestic Subsidiaries that are Wholly Owned Subsidiaries (other than Excluded Subsidiaries) to execute and deliver a Supplemental Agreement (as defined in the Guarantee and Collateral Agreement) pursuant to Section 9.15 of the Guarantee and Collateral Agreement, (ii) deliver to the Collateral Agent, the applicable Collateral Representative or any Additional Agent, in accordance with the applicable ABL/Term Loan Intercreditor Agreement, Junior Lien Intercreditor Agreement or Other Intercreditor Agreement, the certificates (if any) representing such Capital Stock, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the parent of such new Domestic Subsidiary, and (iii) cause such new Domestic Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take all actions reasonably deemed by the Collateral Agent to be necessary or advisable to cause the Lien created by the Guarantee and Collateral Agreement in such new Domestic Subsidiary’s Collateral to be duly perfected in accordance with all applicable Requirements of Law (as and to the extent provided in the Guarantee and Collateral Agreement), including the filing of financing statements in such jurisdictions as may be reasonably requested by the Collateral Agent. In addition, the Borrower may (with the written consent of the Administrative Agent) cause any Subsidiary that is not required to become a Subsidiary Guarantor to become a Subsidiary Guarantor by executing and delivering an Assumption Agreement (as defined in the Guarantee and Collateral Agreement) and taking all actions described in this Subsection 7.9(b) (or with respect to Foreign Subsidiaries, as otherwise agreed to with the Administrative Agent) to perfect the Liens on the Capital Stock and Collateral of such Subsidiary. With respect to any Foreign Subsidiary which the Borrower has previously caused to become a Subsidiary Guarantor pursuant to the terms of the Loan Documents, the Borrower may rescind such election if the guarantee, grant of collateral or pledge of securities by such Foreign Subsidiary becomes illegal in the jurisdiction of organization or in any jurisdiction where assets comprising Collateral are located or causes a materially negative tax liability for Parent or any of its Subsidiaries or if such Foreign Subsidiary is released from its Guarantee obligations under the Senior ABL Facility. (cb) With respect to any Foreign Subsidiary or Domestic Subsidiary that is a Non-Wholly Owned Subsidiary created or acquired subsequent to the ClosingSecond Amendment Effective Date by the Borrower or any of its Domestic Subsidiaries that are Wholly Owned Subsidiaries (in each case, other than any Excluded Subsidiary), the Capital Stock of which is owned directly by the Borrower or a Domestic Subsidiary that is a Wholly Owned Subsidiary (other than an Excluded Subsidiary), promptly notify the Administrative Agent of such occurrence and if the Administrative Agent or the Required Lenders so request, promptly (i) cause the Loan Party that is required to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest (as and to the extent provided in the Guarantee and Collateral Agreement) in the Capital Stock of such new Subsidiary that is directly owned by the Borrower or any Domestic Subsidiary that is a Wholly Owned Subsidiary (other than an Excluded Subsidiary) to execute and deliver a Supplemental Agreement (as defined in the Guarantee and Collateral Agreement) pursuant to Section 9.15 of the Guarantee and Collateral Agreement and (ii) to the extent reasonably deemed advisable by the Collateral Agent, deliver to the Collateral Agent, the applicable Collateral Representative or any Additional Agent, in accordance with the applicable ABL/Term Loan Intercreditor Agreement, Junior Lien Intercreditor Agreement or Other Intercreditor Agreement, the certificates, if any, representing such Capital Stock, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the relevant parent of such new Subsidiary and take such other action as may be reasonably deemed by the Collateral Agent to be necessary or desirable to perfect the Collateral Agent’s security interest therein (in each case as and to the extent required by the Guarantee and Collateral Agreement); provided that in either case in no - 123 -

event shall more than 65.0% of each series of Capital Stock of any new Foreign Subsidiary be required to be so pledged. (dc) At its own expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation, perfection and priority and the continuation of the validity, attachment, perfection and priority of the foregoing Liens or any other Liens created pursuant to the Security Documents (to the extent the Collateral Agent determines, in its reasonable discretion, that such action is required to ensure the perfection or the enforceability as against third parties of its security interest in such Collateral) in each case in accordance with, and to the extent required by, the Guarantee and Collateral Agreement. (ed) Notwithstanding anything to the contrary in this Agreement, (A) the foregoing requirements shall be subject to the terms of the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any Other Intercreditor Agreement and, in the event of any conflict with such terms, the terms of the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any Other Intercreditor Agreement, as applicable, shall control, (B) no security interest or lien is or will be granted pursuant to any Loan Document or otherwise in any right, title or interest of any of Parent, Holdings, the Borrower or any of its Subsidiaries in, and “Collateral” shall not include, any Excluded Asset, (C) no Loan Party or any Affiliate thereof shall be required to take any action in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction in order to create any security interests in assets located or titled outside of the U.S. or to perfect any security interests, it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction, other than with respect to the Canadian Guarantee and Collateral Agreement, (D) to the extent not automatically perfected by filings under the Uniform Commercial Code, PPSA or similar personal property registry system of each applicable jurisdiction, no Loan Party shall be required to take any actions in order to perfect any security interests granted with respect to any assets specifically requiring perfection through control (including cash, cash equivalents, deposit accounts, securities accounts, but excluding Capital Stock required to be delivered pursuant to Subsections 7.9(b) and (c) above), and (E) nothing in this Subsection 7.9 shall require that any Subsidiary grant a Lien with respect to any property or assets in which such Subsidiary acquires ownership rights to the extent that the Borrower and the Administrative Agent reasonably determine in writing that the costs or other consequences to Parent or any of its Subsidiaries of the granting of such a Lien is excessive in view of the benefits that would be obtained by the Secured Parties. 7.10 Use of Proceeds. Use the proceeds of Loans only for the purposes set forth in Subsection 5.16. The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of the Loans (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding or financing or facilitating any activities, or business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto. 7.11 Commercially Reasonable Efforts to Maintain Ratings. At all times, the Borrower shall use commercially reasonable efforts to maintain ratings of the Initial Term Loans and a corporate rating and corporate family rating, as applicable, for the Borrower by each of S&P and Moody’s. - 124 -

7.12 Accounting Changes. Parent will, for financial reporting purposes, cause Parent’s Fiscal Year to end on September 30th of each calendar year; provided that Parent may, upon written notice to the Administrative Agent, change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting. 7.13 Post-Closing Requirements. (a) The applicable Loan Parties shall obtain and deliver to the Administrative Agent, within one hundred and fifty (150) days after the Closing Date (unless waived or extended by Administrative Agent in its sole discretion), the following: (i) Mortgage with respect to each Mortgaged Fee Property listed on Schedule 5.8, executed and delivered by a duly authorized officer of the Loan Party signatory thereto; (ii) an executed legal opinion of local counsel from each jurisdiction in which each Mortgaged Fee Property is located, with respect to collateral security matters in connection with the Mortgages, each in form and substance reasonably satisfactory to the Administrative Agent; (iii) in respect of each of the Mortgaged Fee Properties, an irrevocable written commitment to issue a mortgagee’s title policy or marked up unconditional binder for such insurance dated as of the date the applicable Mortgage is recorded. Each such policy shall (a) be in the amount of 100% of fair market value of the Mortgaged Fee Property; (b) insure that the Mortgage insured thereby creates a valid Lien on the Mortgaged Fee Properties encumbered thereby free and clear of all defects and encumbrances, except as may be approved by the Administrative Agent, and except for Permitted Liens; (c) name the Collateral Agent as the insured thereunder; (d) contain such endorsements and affirmative coverage, as reasonably requested by the Administrative Agent; and (e) otherwise be in form and substance reasonably satisfactory to the Administrative Agent. The Collateral Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid; (iv) new ALTA surveys (or existing surveys together with affidavits of no-change to the title insurance company in lieu thereof) in such form as is sufficient to cause the title insurance company to delete the standard “survey exception” from, and to issue survey related endorsements to, the title insurance policies delivered with respect to the Mortgaged Fee Properties; and (v) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Fee Property, and, to the extent such flood hazard determination indicates that a Mortgaged Fee Property is located in a special flood hazard area: (a) a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower, and (b) evidence of flood insurance as set forth in Subsection 7.5 (b) The applicable Loan Parties shall deliver to the Administrative Agent within thirty (30) days after the Closing Date (unless waived or extended by Administrative Agent in its sole discretion), (i) the certificates (if any) representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement or Canadian Guarantee and Collateral Agreement, together with an undated endorsement for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to - 125 -

the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof; and (c) The applicable Loan Parties shall deliver to the Administrative Agent within thirty (30) days after the Closing Date (unless waived or extended by Administrative Agent in its sole discretion), the insurance certificates and endorsements as required by Subsection 7.5(a) SECTION 8 Negative Covenants Each of Parent and the Borrower hereby agrees that, from and after the Closing Date until payment in full of the Loans and all other Loan Document Obligations then due and owing to any Lender or any Agent hereunder: 8.1 Limitation on Indebtedness. (a) The Group Members will not Incur any Indebtedness; provided, however, that any Group Member may Incur unsecured Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof (or on the date of the initial borrowing of such Indebtedness or entry into the definitive agreement providing the commitment to fund such Indebtedness after giving pro forma effect to the Incurrence of the entire committed amount, in which case such committed amount may thereafter be borrowed and reborrowed in whole or in part, from time to time without further compliance with this proviso), the Consolidated Fixed Charge Coverage Ratio would be equal to or greater than 2.00:1.00; provided that any such Indebtedness shall be subject to the Required Debt Terms; provided, further, that the aggregate principal amount of Indebtedness that may be Incurred pursuant to this Subsection 8.1(a), by Restricted Subsidiaries that are not Subsidiary Guarantors or Escrow Subsidiaries shall not exceed the greater of (x) $125,000,000225,000,000 and (y) 7.75% of Consolidated Total Assets. (ba) Notwithstanding the foregoing Subsection 8.1(a), the Group Members may Incur the following Indebtedness: (i) Indebtedness Incurred by Parent, Holdings, the Borrower, a Guarantor or an Escrow Subsidiary (a) pursuant to this Agreement and the other Loan Documents, (b) pursuant to the Senior ABL Facility in an aggregate principal amount not to exceed $475,000,000 (and any Refinancing Indebtedness in respect thereof), (c) pursuant to the Unsecured Notes in an aggregate principal amount not to exceed $400,000,000 (and any Refinancing Indebtedness in respect thereof), (d) constituting Rollover Indebtedness (and Refinancing Indebtedness in respect thereof) and (e) in respect of Permitted Debt Exchange Notes Incurred pursuant to a Permitted Debt Exchange in accordance with Subsection 2.9 (and any Refinancing Indebtedness in respect thereof); (ii) Indebtedness of any Group Member to any other Group Member; provided that in the case of this Subsection 8.1(b)(ii), any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to a Group Member) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof not permitted by this Subsection 8.1(b)(ii); (iii) (A) any Indebtedness outstanding (or Incurred pursuant to any commitment outstanding) on the ClosingSecond Amendment Effective Date and set forth on Schedule 8.1 and (B) any Refinancing - 126 -

Indebtedness Incurred in respect of any Indebtedness (or unutilized commitments) described in this Subsection 8.1(b)(iii) or Subsection 8.1(a); (iv) Purchase Money Obligations, Capitalized Lease Obligations, and in each case any Refinancing Indebtedness with respect thereto; provided that the aggregate principal amount of such Purchase Money Obligations Incurred to finance the acquisition of Capital Stock of any Person, at any time outstanding pursuant to this clause shall not exceed an amount equal to the greater of $45,000,00080,000,000 and 2.75% of Consolidated Total Assets; (v) Indebtedness (A) supported by a letter of credit issued in compliance with this Subsection 8.1 in a principal amount not exceeding the face amount of such letter of credit or (B) consisting of accommodation guarantees for the benefit of trade creditors of any Group Member; (vi) (A) Guarantees by any Group Member of Indebtedness or any other obligation or liability of any Group Member (other than any Indebtedness Incurred by such Group Member in violation of this Subsection 8.1), or (B) without limiting Subsection 8.6, Indebtedness of any Group Member arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of any Group Member (other than any Indebtedness Incurred by such Group Member in violation of this Subsection 8.1); (vii) Indebtedness of any Group Member (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds in the ordinary course of business (provided that such Indebtedness is extinguished in the ordinary course of business), or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person; (viii) Indebtedness of any Group Member in respect of (A) letters of credit, bankers’ acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers’ compensation statutes), (B) completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, (C) Hedging Obligations, entered into for bona fide hedging purposes, (D) Management Guarantees or Management Indebtedness, (E) the financing of insurance premiums in the ordinary course of business, (F) take-or-pay obligations under supply arrangements incurred in the ordinary course of business, (G) netting, overdraft protection and other arrangements arising under standard business terms of any bank at which any Group Member maintains an overdraft, cash pooling or other similar facility or arrangement, (H) Junior Capital in an amount not to exceed the greater of (1) $60,000,000110,000,000 and (2) 3.75% of Consolidated Total Assets in the aggregate at any one time outstanding, (I) Bank Products Obligations or (J) any Sale and Leaseback Transaction; (ix) Indebtedness (A) of a Special Purpose Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition or (B) otherwise Incurred in connection with a Special Purpose Financing; provided that (1) such Indebtedness is not recourse to any Group Member that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings); (2) in the event such Indebtedness shall become recourse to any Group Member that is not a Special Purpose Subsidiary (other than with respect to Special Purpose Financing Undertakings), such Indebtedness will be deemed to be, and must be classified by the Borrower as, Incurred at such time (or at the time initially Incurred) under one or more of the other provisions of this Subsection 8.1 for so long as such Indebtedness shall be so recourse; and (3) in the event that at any time - 127 -

thereafter such Indebtedness shall comply with the provisions of the preceding subclause (1), the Borrower may classify such Indebtedness in whole or in part as Incurred under this Subsection 8.1(b)(ix); (x) Indebtedness of (A) any Group Member Incurred to finance or refinance, or otherwise Incurred in connection with, any acquisition of assets (including Capital Stock), business or Person, or any merger, amalgamation or consolidation of any Person with or into any Group Member; or (B) any Person that is acquired by or merged, amalgamated or consolidated with or into a Group Member (including Indebtedness thereof Incurred in connection with any such acquisition, merger, amalgamation or consolidation), in an amount equal to (with respect to Indebtedness of any Loan Party) the Cash Capped Incremental Amount plus (with respect to Indebtedness of any Group Member) an unlimited amount so long as after giving pro forma effect to the Incurrence of such Indebtedness under this clause (x), (1) if such Indebtedness is first priority secured Indebtedness, the Consolidated First Lien Leverage Ratio does not exceed (x) 3.75 to 1.00 or (y) the Consolidated First Lien Leverage Ratio immediately prior to giving pro forma effect to such Permitted Acquisition and Incurrence, (2) if such Indebtedness is secured but is not first priority secured Indebtedness, the Consolidated Secured Leverage Ratio does not exceed (x) 4.50 to 1.00 or (y) the Consolidated Secured Leverage Ratio immediately prior to giving pro forma effect to such Permitted Acquisition and Incurrence or (3) if such Indebtedness is unsecured, the Consolidated Total Leverage Ratio does not exceed (x) 5.50:1.00 or (y) the Consolidated Total Leverage Ratio immediately prior to giving pro forma effect to such Permitted Acquisition and Incurrence; provided, that any such Indebtedness (other than any such Indebtedness assumed or acquired and not Incurred in connection with any such acquisition, merger, amalgamation or consolidation) shall be subject to the Required Debt Terms; provided, further, that if, at the Borrower’s option, on the date of the initial borrowing of such Indebtedness or entry into the definitive agreement providing the commitment to fund such Indebtedness, pro forma effect is given to the Incurrence of the entire committed amount of such Indebtedness, such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause (x); and any Refinancing Indebtedness with respect to any such Indebtedness; (xi) Contribution Indebtedness and any Refinancing Indebtedness with respect thereto; (xii) Indebtedness issuable upon the conversion or exchange of shares of Disqualified Stock issued in accordance with Subsection 8.1(a), and any Refinancing Indebtedness with respect thereto; (xiii) Indebtedness of the Group Members in an aggregate principal amount at any time outstanding not exceeding an amount equal to the greater of $135,000,000240,000,000 and 8.25% of Consolidated Total Assets; (xiv) Indebtedness of the Group Members Incurred as consideration in connection with any acquisition of assets (including Capital Stock), business or Person, or any merger, amalgamation or consolidation of any Person with or into a Group Member, and any Refinancing Indebtedness with respect thereto, in an aggregate principal amount at any time outstanding not exceeding an amount equal to the greater of (1) $35,000,00058,000,000 and (2) 2.00% of Consolidated Total Assets; (xv) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding not exceeding the greater of (i) $65,000,000116,000,000 and (ii) 4.00% of Consolidated Total Assets; (xvi) Indebtedness Incurred by the Loan Parties constituting Additional Obligations in an aggregate principal amount equal to (a) the Cash Capped Incremental Amount plus (b) an unlimited amount so long as after giving pro forma effect to the Incurrence of such Indebtedness under this clause (xvi), (1) if such Indebtedness is secured by Liens ranking pari passu with the Liens securing the Loan Document Obligations, the Consolidated First Lien Leverage Ratio does not exceed (x) 3.75 to 1.00 or (y) in the case - 128 -

of any such Incurrence in connection with a Permitted Acquisition, the Consolidated First Lien Leverage Ratio immediately prior to giving pro forma effect to such Permitted Acquisition and Incurrence, (2) if such Indebtedness is secured by Liens ranking junior to the Liens securing the Loan Document Obligations, the Consolidated Secured Leverage Ratio does not exceed (x) 4.50 to 1.00 or (y) in the case of any such Incurrence in connection with a Permitted Acquisition, the Consolidated Secured Leverage Ratio immediately prior to giving pro forma effect to such Permitted Acquisition and Incurrence or (3) if such Indebtedness is unsecured, the Consolidated Total Leverage Ratio does not exceed (x) 5.50:1.00 or (y) in the case of any such Incurrence in connection with a Permitted Acquisition, the Consolidated Total Leverage Ratio immediately prior to giving pro forma effect to such Permitted Acquisition and Incurrence; and (xvii) Indebtedness of Loan Parties in an aggregate amount not to exceed the greater of (a) $50,000,00087,000,000 and (b) 3.0% of Consolidated Total Assets; provided that such Indebtedness is subject to the Required Debt Terms. (cb) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Subsection 8.1, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this Subsection 8.1) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness Incurred pursuant to Subsection 8.1(b) meets the criteria of more than one of the types of Indebtedness described in Subsection 8.1(b), the Borrower, in its sole discretion, shall classify such item of Indebtedness and may include the amount and type of such Indebtedness in one or more of the clauses or subclauses of Subsection 8.1(b) (including in part under one such clause or subclause and in part under another such clause or subclause); provided that (if the Borrower shall so determine) any Indebtedness Incurred pursuant to (x) Subsection 8.1(b)(xiii) shall cease to be deemed Incurred or outstanding for purposes of such clause or subclause but shall be deemed Incurred for the purposes of Subsection 8.1(a) from and after the first date on which any Group Member could have Incurred such Indebtedness under Subsection 8.1(a) without reliance on such clause or subclause and (y) the Cash Capped Incremental Amount or pursuant to the Voluntary Prepayment Amount shall cease to be deemed Incurred or outstanding for purposes of such definition but shall be deemed Incurred for purposes of the Ratio Incremental Facility from and after the first date on which the Borrower could have Incurred such Indebtedness under the Ratio Incremental Facility without reliance on such provision; (iii) in the event that Indebtedness could be Incurred in part under Subsection 8.1(a), the Borrower, in its sole discretion, may classify a portion of such Indebtedness as having been Incurred under Subsection 8.1(a) and the remainder of such Indebtedness as having been Incurred under Subsection 8.1(b); (iv) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP; (v) the principal amount of Indebtedness outstanding under any subclause of Subsection 8.1, including for purposes of any determination of the “Maximum Incremental Facilities Amount”, shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness, (vi) if any Indebtedness is Incurred to refinance Indebtedness initially Incurred (or, to refinance Indebtedness Incurred to refinance Indebtedness initially Incurred) in reliance on any provision of Subsection 8.1(b) measured by reference to a percentage of Consolidated Total Assets at the time of Incurrence, and such refinancing would cause such percentage of Consolidated Total Assets to be exceeded if calculated based on the Consolidated Total Assets on the date of such refinancing, such percentage of Consolidated Total Assets shall not be deemed to be exceeded (and such refinancing Indebtedness shall be deemed permitted) so long as the principal amount of such refinancing Indebtedness does not exceed an amount equal to the principal amount of such Indebtedness being refinanced, plus the aggregate amount of fees, - 129 -

underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing; and (vii) if any Indebtedness is Incurred to refinance Indebtedness initially Incurred (or, Indebtedness Incurred to refinance Indebtedness initially Incurred) in reliance on any provision of Subsection 8.1(b) measured by a dollar amount, such dollar amount shall not be deemed to be exceeded (and such refinancing Indebtedness shall be deemed permitted) to the extent the principal amount of such newly Incurred Indebtedness does not exceed an amount equal to the principal amount of such Indebtedness being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing. Notwithstanding anything herein to the contrary, Indebtedness Incurred by the Borrower on the ClosingSecond Amendment Effective Date under this Agreement shall be classified as Incurred under Subsection 8.1(b), and not under Subsection 8.1(a). (dc) For purposes of determining compliance with any provision of Subsection 8.1(b) (or any category of Permitted Liens described in the definition thereof) measured by a dollar amount or by reference to a percentage of Consolidated Total Assets, in each case, for the Incurrence of Indebtedness or Liens securing Indebtedness denominated in a foreign currency, the dollar equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving or deferred draw Indebtedness; provided that (x) the dollar equivalent principal amount of any such Indebtedness outstanding on the Closing Date shall be calculated based on the relevant currency exchange rate in effect on the Closing Date, (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency (or in a different currency from such Indebtedness so being Incurred), and such refinancing would cause the applicable provision of paragraph (b) above (or category of Permitted Liens) measured by a dollar amount or by reference to a percentage of Consolidated Total Assets, as applicable, to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such provision of Subsection 8.1(b) (or category of Permitted Liens) measured by a dollar amount or by reference to a percentage of Consolidated Total Assets, as applicable, shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount (whichever is higher) of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) Incurred or payable in connection with such refinancing and (z) the dollar equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to this Agreement shall be calculated based on the relevant currency exchange rate in effect on, at the Borrower’s option, (A) the Closing Date, (B) any date on which any of the respective commitments under this Agreement shall be reallocated between or among facilities or subfacilities hereunder or thereunder, or on which such rate is otherwise calculated for any purpose thereunder or (C) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing. (ed) For the avoidance of doubt, Refinancing Indebtedness in respect of Indebtedness incurred pursuant to a Dollar-denominated basket shall not increase capacity to incur Indebtedness under such Dollar-denominated basket, and such Dollar-denominated basket shall be deemed to continue to be utilized by the amount of such permitted refinancing unless and until the Indebtedness incurred to effect such permitted refinancing is no longer outstanding. 8.2 Limitation on Restricted Payments. (a) Parent and the Borrower shall not, and shall not permit any Group Member, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any - 130 -

merger, amalgamation or consolidation to which the Borrower is a party) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to any Group Member (and, in the case of any Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of Parent, Holdings or the Borrower held by Persons other than a Group Member (other than any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof), (iii) voluntarily purchase, repurchase, redeem, defease or otherwise voluntarily acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Junior Debt (other than a purchase, repurchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement), or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, repurchase, redemption, defeasance, other acquisition or retirement or Investment being herein referred to as a “Restricted Payment”), if at the time a Group Member makes such Restricted Payment after giving effect thereto: (1) an Event of Default under Subsection 9.1(a) or (f) shall have occurred and be continuing (or would result therefrom); (2) with respect to any Restricted Payment other than Investments, the Consolidated Secured Leverage Ratio exceeds 4.50:1.00; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made subsequent to the ClosingSecond Amendment Effective Date pursuant to this Subsection 8.2(a) and then outstanding would exceed, without duplication, the sum of: (A) 50.0% of the Consolidated Net Income accrued during the period (treated as one accounting period) beginning on May 26, 2021 to the end of the most recent Fiscal Quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of Parent are available (or, in case such Consolidated Net Income shall be a negative number, 100.0% of such negative number); (B) the aggregate Net Cash Proceeds and the fair value (as determined in good faith by the Borrower) of property or assets received (x) by Parent as capital contributions to Parent after the ClosingSecond Amendment Effective Date or from the issuance or sale (other than to a Group Member) of its Capital Stock (other than Disqualified Stock) after the ClosingSecond Amendment Effective Date (other than Excluded Contributions and Contribution Amounts) or (y) by any Group Member from the Incurrence by any Group Member after the ClosingSecond Amendment Effective Date of Indebtedness that shall have been converted into or exchanged for Capital Stock of Parent (other than Disqualified Stock), plus the amount of any cash and the fair value (as determined in good faith by the Borrower) of any property or assets, received by any Group Member upon such conversion or exchange; - 131 -

(C) (i) the aggregate amount of cash and the fair value (as determined in good faith by the Borrower) of any property or assets received from dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to any Group Member from any Unrestricted Subsidiary, including dividends or other distributions related to dividends or other distributions made pursuant to Subsection 8.2(b)(ix), plus (ii) the aggregate amount resulting from the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of “Investment”); (D) in the case of any disposition or repayment of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), the aggregate amount of cash and the fair value (as determined in good faith by the Borrower) of any property or assets received by the Group Members with respect to all such dispositions and repayments; and (E) the aggregate amount of all Declined Amounts; and (EF) $50,000,000. (b) The provisions of Subsection 8.2(a) do not prohibit any of the following (each, a “Permitted Payment”): (i) (x) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of the Borrower (“Treasury Capital Stock”) or any Junior Debt made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the issuance or sale of, Capital Stock of Parent (other than Disqualified Stock and other than Capital Stock issued or sold to a Group Member or a Subsidiary) (“Refunding Capital Stock”) or a capital contribution to Parent, in each case other than Excluded Contributions and Contribution Amounts; provided, that the Net Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under Subsection 8.2(a)(3)(B); and (y) if immediately prior to such acquisition or retirement of such Treasury Capital Stock, dividends thereon were permitted pursuant to Subsection 8.2(b)(xi), dividends on such Refunding Capital Stock in an aggregate amount per annum not exceeding the aggregate amount per annum of dividends so permitted on such Treasury Capital Stock; (ii) any dividend paid or redemption made within 60 days after the date of declaration thereof or of the giving of notice thereof, as applicable, if at such date of declaration or the giving of such notice, such dividend or redemption would have complied with this Subsection 8.2; (iii) Investments or other Restricted Payments in an aggregate amount outstanding at any time not to exceed the amount of Excluded Contributions; (iv) loans, advances, dividends or distributions by the Borrower to any Parent Entity (whether made directly or indirectly) to permit any Parent Entity to repurchase or otherwise acquire its Capital Stock (including any options, warrants or other rights in respect thereof), or payments by the Borrower to repurchase or otherwise acquire Capital Stock of any Parent Entity or the Borrower (including any options, warrants or other rights in respect thereof), in each case from current or former Management Investors (including any repurchase or acquisition by reason of the Borrower or any Parent Entity retaining any Capital Stock, option, warrant or other right in respect of tax withholding obligations, and any related - 132 -

payment in respect of any such obligation), such payments, loans, advances, dividends or distributions not to exceed $20,000,000 in any Fiscal Year; provided that any unused portion of such amount for any Fiscal Year may be carried forward to succeeding Fiscal Years so long as the aggregate amount of all Restricted Payments made pursuant to this clause (iv) in any Fiscal Year (after giving effect to such carry-forward) shall not exceed $40,000,000; provided, further, that any cancellation of Indebtedness owing to any Group Member by any current or former Management Investor in connection with any repurchase or other acquisition of Capital Stock (including any options, warrants or other rights in respect thereof) from any Management Investor shall not constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement; (v) [reserved]; (vi) Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed an amount (net of repayments of any such loans or advances) equal to the sum of (x) the greater of (i) $150,000,000260,000,000 and (ii) 9.0% of Consolidated Total Assets plus (y) the aggregate of all Declined Amounts; (vii) [reserved]; (viii) payments by Parent to holders of Capital Stock of Parent in lieu of issuance of fractional shares of such Capital Stock; (ix) dividends or other distributions of, or Investments paid for or made with, Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries; (x) [reserved]; (xi) (A) dividends on any Designated Preferred Stock of Parent issued after the date hereof; provided that at the time of such issuance and after giving effect thereto on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio would be at least 2.00:1.00; (B) loans, advances, dividends or distributions to any Parent Entity to permit dividends on any Designated Preferred Stock of Parent issued after the date hereof; provided that the aggregate amount of all loans, advances, dividends or distributions paid pursuant to this subclause (B) shall not exceed the net proceeds of such issuance of Designated Preferred Stock; or (C) any dividend on Refunding Capital Stock of Parent that is Preferred Stock; provided that at the time of the declaration of such dividend and after giving effect thereto on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio would be at least 2.00:1.00; (xii) distributions or payments of Special Purpose Financing Fees; (xiii) the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of Subsection 8.1; (xiv) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of any Junior Debt (v) made by exchange for, or out of the proceeds of the Incurrence of, (1) Refinancing Indebtedness Incurred in compliance with Subsection 8.1 or (2) new Indebtedness of the Borrower, or a Restricted Subsidiary, as the case may be, Incurred in compliance with Subsection 8.1, so long as such new Indebtedness satisfies all requirements for “Refinancing Indebtedness” set forth in the definition thereof applicable to a refinancing of such Junior Debt, (w) from Net Available Cash or an equivalent amount to the extent permitted by Subsection 8.4, (x) from declined amounts as contemplated by Subsection 4.4(h), (y) following the occurrence of a Change of Control (or other similar event described therein as a “change - 133 -

of control”), but only if the Borrower shall have complied with Subsection 8.8(a) prior to purchasing, redeeming, repurchasing, defeasing, acquiring or retiring such Junior Debt or (z) constituting Acquired Indebtedness; (xv) Investments in Unrestricted Subsidiaries in an aggregate amount outstanding at any time not exceeding an amount equal to the greater of $65,000,000116,000,000 and 4.00% of Consolidated Total Assets; and (xvi) any Restricted Payment; provided that on a pro forma basis after giving effect to such Restricted Payment (A) with respect to any Restricted Payment other than an Investment, the Consolidated Total Leverage Ratio would be equal to or less than 3.50:1.00 and (B) with respect to any Restricted Payment that is an Investment, the Consolidated Total Leverage Ratio would be equal to or less than 4.00:1.00; provided that (A) in the case of Subsections 8.2(b)(ii), usage of such basket shall be deemed to be a usage of the applicable provision of Subsection 8.2 with which such dividend or redemption would originally have complied, (B) no Investment in any Unrestricted Subsidiary of material Intellectual Property may be made other than pursuant to Subsection 8.2(b)(xv) and (C) solely with respect to Subsection 8.2(b)(vi) and (xvi), no Event of Default shall have occurred and be continuing at the time of any such Permitted Payment after giving effect thereto. The Borrower, in its sole discretion, may classify any Investment or other Restricted Payment as being made in part under one of the clauses or subclauses of this Subsection 8.2(b) (or, in the case of any Investment, the clauses or subclauses of Permitted Investments) and in part under one or more other such clauses or subclauses (or, as applicable, clauses or subclauses). Notwithstanding any other provision of this Agreement, this Agreement shall not restrict any redemption or other payment by any Group Member made as a mandatory principal redemption or other payment in respect of Junior Debt pursuant to an “AHYDO saver” provision of any agreement or instrument in respect of Junior Debt, and the Borrower’s determination in good faith of the amount of any such “AHYDO saver” mandatory principal redemption or other payment shall be conclusive and binding for all purposes under this Agreement. 8.3 Limitation on Restrictive Agreements. Parent and the Borrower will not, and will not permit any Group Member to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on (i) the ability of any Group Member (other than any Foreign Subsidiaries or any Excluded Subsidiaries) to create, incur, assume or suffer to exist any Lien in favor of the Lenders in respect of obligations and liabilities under this Agreement or any other Loan Documents upon any of its property, assets or revenues constituting Term Loan Priority Collateral as and to the extent contemplated by this Agreement and the other Loan Documents, whether now owned or hereafter acquired or (ii) the ability of any Restricted Subsidiary to (x) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Borrower, (y) make any loans or advances to the Borrower or (z) transfer any of its property or assets to the Borrower (provided that dividend or liquidation priority between classes of Capital Stock, or subordination of any obligation (including the application of any remedy bars thereto) to any other obligation, will not be deemed to constitute such an encumbrance or restriction), except any encumbrance or restriction: (a) pursuant to an agreement or instrument in effect at or entered into on the ClosingSecond Amendment Effective Date, this Agreement and the other Loan Documents, the Unsecured Notes Indenture, the Senior ABL Facility and the ABL Facility Documents, the ABL/Term Loan Intercreditor Agreement and, on and after the execution and delivery thereof, any Junior Lien - 134 -

Intercreditor Agreement, any Other Intercreditor Agreement, any Permitted Debt Exchange Notes (and any related documents) and any Additional Obligations Documents; (b) pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged, amalgamated or consolidated with or into any Group Member, or which agreement or instrument is assumed by any Group Member in connection with an acquisition of assets from such Person or any other transaction entered into in connection with any such acquisition, merger, amalgamation or consolidation, as in effect at the time of such acquisition, merger, consolidation or transaction (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger, amalgamation, consolidation or transaction); provided that for purposes of this Subsection 8.3(b), if a Person other than the Borrower is the Successor Borrower with respect thereto, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Borrower or a Restricted Subsidiary, as the case may be, when such Person becomes such Successor Borrower; (c) pursuant to an agreement or instrument (a “Refinancing Agreement”) effecting a refinancing of Indebtedness Incurred or outstanding pursuant or relating to, or that otherwise extends, renews, refunds, refinances or replaces, any agreement or instrument referred to in Subsection 8.3(a) or (b) or this Subsection 8.3(c) (an “Initial Agreement”) or that is, or is contained in, any amendment, supplement or other modification to an Initial Agreement or Refinancing Agreement (an “Amendment”); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the Lenders than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Borrower); (d) (i) pursuant to any agreement or instrument that restricts in a customary manner (as determined by the Borrower in good faith) the assignment or transfer thereof, or the subletting, assignment or transfer of any property or asset subject thereto, (ii) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of any Group Member not otherwise prohibited by this Agreement, (iii) contained in mortgages, pledges or other security agreements securing Indebtedness or other obligations of the Borrower or a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (iv) pursuant to customary provisions (as determined by the Borrower in good faith) restricting dispositions of real property interests set forth in any reciprocal easement agreements of any Group Member, (v) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (vi) on cash or other deposits or net worth or inventory imposed by customers or suppliers under agreements entered into in the ordinary course of business, (vii) pursuant to customary provisions (as determined by the Borrower in good faith) contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases and licenses) or in joint venture and other similar agreements or in shareholder, partnership, limited liability company and other similar agreements in respect of non-wholly owned Restricted Subsidiaries, (viii) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of any Group Member in any manner material to the Borrower or such Restricted Subsidiary or (ix) pursuant to Hedging Obligations or Bank Products Obligations; (e) with respect to any agreement for the direct or indirect disposition of Capital Stock of any Person, property or assets, imposing restrictions with respect to such Person, Capital Stock, property or assets pending the closing of such disposition; - 135 -

(f) by reason of any applicable law, rule, regulation or order, or required by any regulatory authority having jurisdiction over any Group Member or any of their businesses, including any such law, rule, regulation, order or requirement applicable in connection with such Restricted Subsidiary’s status (or the status of any Subsidiary of such Restricted Subsidiary) as a Captive Insurance Subsidiary; (g) pursuant to an agreement or instrument (i) relating to any Indebtedness permitted to be Incurred subsequent to the Closing Date pursuant to Subsection 8.1 (x) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the Borrower), or (y) if such encumbrance or restriction is not materially more disadvantageous to the Lenders than is customary in comparable financings (as determined in good faith by the Borrower) and either (1) the Borrower determines in good faith that such encumbrance or restriction will not materially affect the Borrower’s ability to create and maintain the Liens on the Term Loan Priority Collateral pursuant to the Security Documents and make principal or interest payments on the Loans or (2) such encumbrance or restriction applies only if a default occurs under a circumstance described in Subsection 9.1(f) or in respect of a payment or financial covenant relating to such Indebtedness, (ii) relating to any sale of receivables by or Indebtedness of a Foreign Subsidiary or (iii) relating to Indebtedness of or a Financing Disposition by or to or in favor of any Special Purpose Entity; (h) any agreement relating to intercreditor arrangements and related rights and obligations, to or by which the Lenders and/or the Administrative Agent, the Collateral Agent or any other agent, trustee or representative on their behalf may be party or bound at any time or from time to time, and any agreement providing that in the event that a Lien is granted for the benefit of the Lenders another Person shall also receive a Lien, which Lien is permitted by Subsection 8.6; (i) any agreement governing or relating to Indebtedness and/or other obligations and liabilities secured by a Lien permitted by Subsection 8.6 (in which case any restriction shall only be effective against the assets subject to such Lien, except as may be otherwise permitted under this Subsection 8.3); or (j) pursuant to any agreement or arrangement entered into in connection with a disposition pursuant to clause (xx) of the definition of “Asset Disposition” (in which case any restriction shall only be effective against the assets sold pursuant to such Asset Disposition). 8.4 Limitation on Sales of Assets and Subsidiary Stock. (a) Parent and the Borrower will not, and will not permit any Group Member to, make any Asset Disposition unless: (i) the Borrower or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value (as of the date on which a legally binding commitment for such Asset Disposition was entered into) of the shares and assets subject to such Asset Disposition as such fair market value shall be reasonably determined by the Borrower, whose determination shall be conclusive (including as to the value of all noncash consideration); (ii) in the case of any Asset Disposition (or series of related Asset Dispositions) having a fair market value (as determined by the Borrower in good faith as of the date on which a legally binding commitment for such Asset Disposition was entered into) of the greater of (i) $40,000,00072,500,000 and (ii) 2.50 % of Consolidated Total Assets or more, at least 75.0% of the consideration therefor (excluding, in the case of an Asset Disposition (or series of related Asset Dispositions), any consideration by way of relief - 136 -

from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) received by the Borrower or such Restricted Subsidiary is in the form of cash; and (iii) to the extent required by Subsection 8.4(b), an amount equal to 100.0% (as may be adjusted pursuant to the final proviso of Subsection 8.4(b)) of the Net Available Cash from such Asset Disposition is applied by the Borrower (or any Restricted Subsidiary, as the case may be) as provided therein. Notwithstanding the foregoing, in no event shall any Group Member make any Asset Disposition in respect of material Intellectual Property to any Unrestricted Subsidiary unless such Asset Disposition is to effect an Investment permitted pursuant to Subsection 8.2(b)(xv). (b) In the event that on or after the ClosingSecond Amendment Effective Date any Group Member shall make an Asset Disposition or a Recovery Event in respect of Collateral shall occur, subject to Subsection 8.4(a), an amount equal to 100.0% (as may be adjusted pursuant to the final proviso of this Subsection 8.4(b)) of the Net Available Cash from such Asset Disposition or Recovery Event shall be applied by any Group Member, as the case may be) as follows: (i) first, either (x) if the applicable Group Member elects, to the extent such Asset Disposition or Recovery Event is an Asset Disposition or Recovery Event in respect of assets that constitute ABL Priority Collateral, to purchase, redeem, repay or prepay, to the extent any Group Member is required by the terms thereof, Indebtedness under the Senior ABL Facility or (in the case of letters of credit, bankers’ acceptances or other similar instruments issued thereunder) cash collateralize any such Indebtedness within the time period required by such Indebtedness after the later of the date of such Asset Disposition or Recovery Event, as the case may be, and the date of receipt of such Net Available Cash or (y) to the extent the applicable Group Member elects (by delivery of an officer’s certificate by a Responsible Officer to the Administrative Agent) to invest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with an amount equal to Net Available Cash received by the applicable Group Member) within 365 days after the later of the date of such Asset Disposition or Recovery Event, as the case may be, and the date of receipt of such Net Available Cash (such period the “Reinvestment Period”) or, if such investment in Additional Assets is a project authorized by the Board of Directors that will take longer than such 365 days to complete and is subject to a binding written commitment entered into during the Reinvestment Period, an additional 180 days after the last day of the Reinvestment Period (it being understood and agreed that if no such investment is made within the Reinvestment Period as extended by this clause (y), the Borrower shall make the prepayments required by Subsection 8.4(b)(ii) on the earlier to occur of (I) the last day of such Reinvestment Period as extended by this clause (y) and (II) the date the Borrower elects not to pursue such investment); (ii) second, (1) if no application of Net Available Cash election is made pursuant to preceding clause (i) with respect to such Asset Disposition or Recovery Event or (2) if such election is made to the extent of the balance of such Net Available Cash or equivalent amount after application in accordance with Subsection 8.4(b)(i), within ten Business Days after the end of the Reinvestment Period specified in clause (i) above (as extended pursuant to clause (y) of such clause (i)), to purchase, redeem, repay, prepay, make an offer to prepay or repurchase, or deliver a notice of redemption, in accordance with Subsection 4.4(e)(i) (subject to Subsection 4.4(h)) or the agreements or instruments governing the relevant Indebtedness described in clause (B) below (subject to any provision under such agreement or instrument analogous to Subsection 4.4(h)), as applicable, (A) the Term Loans and (B) to the extent any Group Member is required by the terms thereof, any Pari Passu Indebtedness on a pro rata basis with the Term Loans; and (iii) third, to the extent of the balance of such Net Available Cash or equivalent amount after application in accordance with Subsections 8.4(b)(i) and (ii) above, to fund (to the extent consistent with - 137 -

any other applicable provision of this Agreement) any general corporate purpose (including but not limited to the repurchase, repayment or other acquisition or retirement of Junior Debt); provided, however, that in connection with any prepayment, repayment, purchase or redemption of Indebtedness pursuant to clause (ii) above, the applicable Group Member will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased or redeemed; provided, further, that the applicable Group Member may elect to invest in Additional Assets prior to receiving the Net Available Cash attributable to any given Asset Disposition (provided that, such investment shall be made no earlier than the earliest of notice of the relevant Asset Disposition to the Administrative Agent, execution of a definitive agreement for the relevant Asset Disposition, and consummation of the relevant Asset Disposition) and deem the amount so invested to be applied pursuant to and in accordance with Subsection 8.4(b)(i) above with respect to such Asset Disposition; provided, further, that the percentage first set forth above in this Subsection 8.4(b) shall be reduced to (x) 50.0% if the Consolidated First Lien Leverage Ratio at the time of such Asset Disposition (or, at the Borrower’s option, on the date a legally binding commitment for such Asset Disposition was entered into) is less than or equal to 3.00:1.00 but greater than 2.50:1.00 or (y) 0% if the Consolidated First Lien Leverage Ratio at the time of such Asset Disposition (or, at the Borrower’s option, on the date a legally binding commitment for such Asset Disposition was entered into) is less than or equal to 2.50:1.00 (any Net Available Cash in respect of Asset Dispositions not required to be applied in accordance with this Subsection 8.4(b) as a result of the application of this proviso shall collectively constitute “Leverage Excess Proceeds”). (c) Notwithstanding the foregoing provisions of this Subsection 8.4, the Group Members shall not be required to apply any Net Available Cash or equivalent amount in accordance with this Subsection 8.4 except to the extent that (x) the aggregate Net Available Cash from all Asset Dispositions and Recovery Events in respect of Collateral or equivalent amount that is not applied in accordance with this Subsection 8.4 (excluding all Leverage Excess Proceeds) exceeds $20,000,000 (and only amounts in excess of such $20,000,000 shall be required to be so applied) or (y) the terms of any Pari Passu Indebtedness would require Net Available Cash or the equivalent amount from such Asset Dispositions and Recovery Events to be applied to purchase, redeem, repay or prepay such Indebtedness prior to reaching such $20,000,000 threshold. (d) For the purposes of Subsection 8.4(a)(ii), the following are deemed to be cash: (1) Temporary Cash Investments and Cash Equivalents, (2) the assumption of Indebtedness of any Group Member (other than Disqualified Stock of Parent) and the release of such Group Member from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that each other Group Member is released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition, (4) securities received by any Group Member from the transferee that are converted by such Group Member into cash within 180 days, (5) consideration consisting of Indebtedness of any Group Member, (6) Additional Assets, and (7) any Designated Noncash Consideration received by any Group Member in an Asset Disposition having an aggregate fair market value (as determined by the Borrower in good faith), taken together with all other Designated Noncash Consideration received pursuant to this clause (7), not to exceed an aggregate amount at any time outstanding equal to the greater of $65,000,000116,000,000 and 4.00% of Consolidated Total Assets (with the fair market value (as determined by the Borrower in good faith) of each item of Designated Noncash Consideration being measured on the date a legally binding commitment for such Asset Disposition (or, if later, for the payment of such item) was entered into and without giving effect to subsequent changes in value). - 138 -

8.5 Limitations on Transactions with Affiliates. (a) Parent and the Borrower will not, and will not permit any Group Member to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower (an “Affiliate Transaction”) involving aggregate consideration in excess of $15,000,000 unless (i) the terms of such Affiliate Transaction are not materially less favorable to the applicable Group Member, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate and (ii) if such Affiliate Transaction involves aggregate consideration in excess of $30,000,000 the terms of such Affiliate Transaction have been approved by a majority of the Board of Directors. For purposes of this Subsection 8.5(a), any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this Subsection 8.5(a) if (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event there are no Disinterested Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction. (ba) The provisions of Subsection 8.5(a) will not apply to: (i) any Restricted Payment Transaction, (ii) (1) the entering into, maintaining or performance of any employment or consulting contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any current or former management member, employee, officer or director or consultant of or to the Borrower, any Restricted Subsidiary or any Parent Entity heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (2) payments, compensation, performance of indemnification or contribution obligations, the making or cancellation of loans in the ordinary course of business to any such management members, employees, officers, directors or consultants, (3) any issuance, grant or award of stock, options, other equity related interests or other securities, to any such management members, employees, officers, directors or consultants, (4) the payment of reasonable fees to directors of the Borrower or any of its Subsidiaries or any Parent Entity (as determined in good faith by the Borrower, such Subsidiary or such Parent Entity, as applicable), or (5) Management Advances and payments in respect thereof (or in reimbursement of any expenses referred to in the definition of such term), (iii) any transaction between or among any of the Group Members, or one or more Special Purpose Entities, (iv) any transaction arising out of agreements or instruments in existence on the ClosingSecond Amendment Effective Date and set forth on Schedule 8.5, and any payments made pursuant thereto, (v) any transaction in the ordinary course of business on terms that are fair to the Group Members in the reasonable determination of the Board of Directors or senior management of the Borrower, or are not materially less favorable to the applicable Group Member than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the Borrower, (vi) any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between any Group Member and any Affiliate of the Borrower controlled by the Borrower that is a joint venture or similar entity, (vii) [reserved], - 139 -

(viii) [reserved], and (ix) any issuance or sale of Capital Stock (other than Disqualified Stock) of the Borrower or Junior Capital or any capital contribution to the Borrower. 8.6 Limitation on Liens. Parent and the Borrower shall not, and shall not permit any Group Member to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the ClosingSecond Amendment Effective Date or thereafter acquired, securing any Indebtedness (the “Initial Lien”). 8.7 Limitation on Fundamental Changes. (a) The Borrower will not consolidate with or merge or amalgamate with or into, or convey, lease or otherwise transfer all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the “Successor Borrower”) will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Borrower (if not the Borrower) will expressly assume all the obligations of the Borrower under this Agreement and the Loan Documents to which it is a party by executing and delivering to the Administrative Agent a joinder or one or more other documents or instruments in form reasonably satisfactory to the Administrative Agent; (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Borrower or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Borrower or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing; (iii) immediately after giving effect to such transaction, either (A) the Borrower (or, if applicable, the Successor Borrower with respect thereto) could Incur at least $1.00 of additional Indebtedness pursuant to Subsection 8.1(a) or (B) the Consolidated Fixed Charge Coverage Ratio of Parent would equal or exceed the Consolidated Fixed Charge Coverage Ratio of Parent immediately prior to giving effect to such transaction; (iv) each Guarantor (other than (x) any Subsidiary Guarantor that will be released from its obligations under its Guaranty in connection with such transaction and (y) any party to any such consolidation, amalgamation or merger) shall have delivered a joinder or other document or instrument in form reasonably satisfactory to the Administrative Agent, confirming its Guaranty (other than any Guaranty that will be discharged or terminated in connection with such transaction); (v) each Guarantor (other than (x) any Subsidiary that will be released from its grant or pledge of Collateral under the Guarantee and Collateral Agreement in connection with such transaction and (y) any party to any such consolidation, amalgamation or merger) shall have by a supplement to the Guarantee and Collateral Agreement or another document or instrument affirmed that its obligations thereunder shall apply to its Guaranty as reaffirmed pursuant to clause (iv) above; (vi) each mortgagor of a Mortgaged Fee Property (other than (x) any Subsidiary that will be released from its grant or pledge of Collateral under the Guarantee and Collateral Agreement in connection with such transaction and (y) any party to any such consolidation or merger) shall have affirmed that its obligations under the applicable Mortgage shall apply to its Guarantee as reaffirmed pursuant to clause (iv); and - 140 -

(vii) the Borrower will have delivered to the Administrative Agent a certificate signed by a Responsible Officer and a legal opinion, each to the effect that such consolidation, amalgamation, merger or transfer complies with the provisions described in this Subsection 8.7(a); provided that (x) in giving such opinion such counsel may rely on such certificate of a Responsible Officer as to compliance with the foregoing clauses (ii) and (iii) of this Subsection 8.7(a) and as to any matters of fact, and (y) no such legal opinion will be required for a consolidation, amalgamation, merger or transfer described in Subsection 8.7(d). (b) Any Indebtedness that becomes an obligation of the Borrower (or, if applicable, any Successor Borrower with respect thereto) or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this Subsection 8.7, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with Subsection 8.1. (c) Upon any transaction involving the Borrower in accordance with Subsection 8.7(a) in which the Borrower is not the Successor Borrower, the Successor Borrower will succeed to, and be substituted for, and may exercise every right and power of, the Borrower under the Loan Documents, and shall become the “Borrower” for all purposes of Loan Documents, and thereafter the predecessor Borrower shall be relieved of all obligations and covenants under the Loan Documents, and shall cease to constitute the “Borrower” for all purposes of the Loan Documents, except that the predecessor Borrower in the case of a lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Term Loans. (d) Clauses (ii) and (iii) of Subsection 8.7(a) will not apply to any transaction in which (I) the Borrower consolidates or merges with or into or transfers all or substantially all its properties and assets to (x) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Borrower in another jurisdiction or changing its legal structure to a corporation, limited liability company or other entity or (y) a Restricted Subsidiary of the Borrower so long as all assets of the Borrower and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof or (II) an Escrow Subsidiary merges with and into the Borrower. Subsection 8.7(a) will not apply to any transaction in which any Restricted Subsidiary consolidates with, merges into or transfers all or part of its assets to the Borrower. 8.8 Change of Control; Limitation on Amendments. Parent and the Borrower shall not and shall not permit any Group Member to, directly or indirectly: (a) In the event of the occurrence of a Change of Control, repurchase or repay any Indebtedness then outstanding pursuant to any Junior Debt or any portion thereof, unless the Borrower shall have, at its option, (i) made payment in full of the Term Loans and any other amounts then due and owing to any Lender or the Administrative Agent hereunder and under any Note or (ii) made an offer (a “Change of Control Offer”) to pay the Term Loans and any amounts then due and owing to each Lender and the Administrative Agent hereunder and under any Note and shall have made payment in full thereof to each such Lender or the Administrative Agent which has accepted such offer. Upon the Borrower making payment in full of the Loans as provided in clause (i) of this Subsection 8.8(a), or making a Change of Control Offer in accordance with clause (ii) of this Subsection 8.8(a) (whether or not in connection with any repayment or repurchase of Indebtedness outstanding pursuant to Junior Debt), any Event of Default arising under Subsection 9.1(k) by reason of such Change of Control shall be deemed not to have occurred or be continuing. - 141 -

(b) if an Event of Default under Subsection 9.1(a) or (f) is continuing, amend, supplement, waive or otherwise modify any of the provisions of any indenture, instrument or agreement evidencing Subordinated Obligations or Guarantor Subordinated Obligations in a manner that (i) changes the subordination provisions of such Indebtedness or (ii) shortens the maturity date of such Indebtedness to a date prior to the Initial Term Loan Maturity Date or provides for a shorter weighted average life to maturity than the remaining weighted average life to maturity of the Initial Term Loans; provided that, notwithstanding the foregoing, the provisions of this Subsection 8.8(b) shall not restrict or prohibit any refinancing of Indebtedness (in whole or in part) permitted pursuant to Subsection 8.1. (c) Amend, supplement, waive or otherwise modify the terms of any Permitted Debt Exchange Notes, any Additional Obligations or any Refinancing Indebtedness in respect of the foregoing or any indenture or agreement pursuant to which such Permitted Debt Exchange Notes, Additional Obligations or Refinancing Indebtedness have been issued or incurred in any manner inconsistent with the requirements of the definition of “Refinancing Indebtedness”, assuming for purposes of this Subsection 8.8(c) that such amendment, supplement, waiver or modification, mutatis mutandis, is a refinancing of such Additional Obligations, Permitted Debt Exchange Notes or Refinancing Indebtedness, as applicable. 8.9 Limitation on Lines of Business. Parent and the Borrower shall not, and shall not permit any Group Members to, directly or indirectly, enter into any business, either directly or through any Restricted Subsidiary, except for those businesses of the same general type as those in which the Group Members are engaged in on the ClosingSecond Amendment Effective Date or which are reasonably related thereto and any business related thereto. 8.10 Permitted Activities. Parent shall not own any Capital Stock other than Capital Stock in Holdings or the Borrower (or Successor Borrower). Holdings shall not own any equity interests other than Capital Stock in the Borrower (or Successor Borrower). 8.11 Canadian Defined Benefit Plans. The Group Members shall not sponsor, maintain, participate in, contribute to, or otherwise assume any liability in respect of, any Canadian Defined Benefit Plan, without the prior written consent of the Administrative Agent. 8.11 Outbound Investment Rules. No Group Member shall (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were an Outbound Investment U.S. Person or (iii) any other activity that would cause any Administrative Agent or Lender to be in violation of the Outbound Investment Rules or cause any Administrative Agent or Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. SECTION 9 Events of Default 9.1 Events of Default. Any of the following from and after the ClosingSecond Amendment Effective Date shall constitute an “Event of Default”: (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof (whether at stated maturity, by mandatory prepayment or otherwise); or the - 142 -

Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document (or in any amendment, modification or supplement hereto or thereto) or which is contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or (c) Any Loan Party shall default in the payment, observance or performance of any term, covenant or agreement contained in Subsection 7.7(a) or Section 8; or (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in clauses (a) through (c) of this Subsection 9.1), and such default shall continue unremedied for a period of, in the case of a default with respect to reporting obligations under Subsection 7.1, 60 days, and in the case of any other default, 30 days, in each case after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or the Required Lenders; or (e) Any Loan Party or any of its Restricted Subsidiaries shall (i) default in (x) any payment of principal of or interest on any Indebtedness (excluding Indebtedness hereunder) in excess of $50,000,000 or (y) in the payment of any Guarantee Obligation in respect of Indebtedness in excess of $50,000,000, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (excluding Indebtedness hereunder) or Guarantee Obligation referred to in clause (i) above or contained in any instrument or agreement evidencing, securing or relating thereto (other than a failure to provide notice of a default or an event of default under such instrument or agreement or default in the observance of or compliance with any financial maintenance covenant), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or lapse of time if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable (an “Acceleration”; and the term “Accelerated” shall have a correlative meaning), and such time shall have lapsed and, if any notice (a “Default Notice”) shall be required to commence a grace period or declare the occurrence of an event of default before notice of Acceleration may be delivered, such Default Notice shall have been given and (in the case of the preceding clause (i) or (ii)) such default, event or condition shall not have been remedied or waived by or on behalf of the holder or holders of such Indebtedness or Guarantee Obligation (provided that the preceding clause (ii) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder or (y) any termination event or similar event pursuant to the terms of any Hedge Agreement); or (iii) in the case of any Indebtedness or Guarantee Obligations referred to in clause (i) above containing or otherwise requiring observance or compliance with any financial maintenance covenant, default in the observance of or compliance with such financial maintenance covenant such that such Indebtedness or Guarantee Obligation shall have been Accelerated and such Acceleration shall not have been rescinded; or (f) If (i) Parent, Holdings, the Borrower or any Material Subsidiary of the Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any - 143 -

jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts (excluding, in each case, the solvent liquidation or reorganization of any Foreign Subsidiary of the Borrower that is not a Loan Party), or (B) seeking appointment of a receiver, interim receiver, receivers, receiver and manager, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Parent, Holdings, the Borrower or any Material Subsidiary of the Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Parent, Holdings, the Borrower or any Material Subsidiary of the Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against Parent, Holdings, the Borrower or any Material Subsidiary of the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Parent, Holdings, the Borrower or any Material Subsidiary of the Borrower shall take any corporate or other similar organizational action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Parent, Holdings, the Borrower or any Material Subsidiary of the Borrower shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due; or (g) (i) Any failure to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, shall exist with respect to any Single Employer Plan or any Lien in favor of the PBGC or a Single Employer Plan shall arise on the assets of either of the Borrower or any Commonly Controlled Entity, (ii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is in the reasonable opinion of the Administrative Agent likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iii) any Single Employer Plan shall terminate for purposes of Title IV of ERISA other than in a standard termination pursuant to Section 4041(b) of ERISA, (iv) either of the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Administrative Agent is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency of, a Multiemployer Plan, (v) a Canadian Pension Event shall occur or exist, or (vi) any other event or condition shall occur or exist with respect to a Plan or Foreign Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, would be reasonably expected to result in a Material Adverse Effect; or (h) One or more judgments or decrees shall be entered against any Group Member involving in the aggregate at any time a liability (not covered by insurance as to which the relevant insurance company has not denied coverage) of $50,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or (i) (i) The Guarantee and Collateral Agreement shall, or any other Security Document covering a significant portion of the Term Loan Priority Collateral shall (at any time after its execution, delivery and effectiveness) cease for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof), or any Loan Party which is a party to any such Security Document shall so assert in writing or (ii) the Lien created by any of the Security Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and - 144 -

priority purported to be created thereby with respect to any significant portion of the Term Loan Priority Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted hereby or by any Security Document) and such failure of such Lien to be perfected and enforceable with such priority shall have continued unremedied for a period of 20 days; or (j) Any Loan Party shall assert in writing that any of the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement (after execution and delivery thereof) or any Other Intercreditor Agreement (after execution and delivery thereof) shall have ceased for any reason to be in full force and effect (other than pursuant to the terms hereof or thereof) or shall knowingly contest, or knowingly support any other Person in any action that seeks to contest, the validity or effectiveness of any such intercreditor agreement (other than pursuant to the terms hereof or thereof); or (k) Subject to the Borrower’s option to make a payment in full of all of the Term Loans, or to make a Change of Control Offer, each in accordance with Subsection 8.8(a) (whether or not in connection with any repayment or repurchase of Indebtedness outstanding pursuant to any Junior Debt), a Change of Control shall have occurred. 9.2 Remedies Upon an Event of Default. (a) If any Event of Default occurs and is continuing, then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of Subsection 9.1(f) with respect to the Borrower, automatically the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. (ba) Except as expressly provided above in this Section 9, to the maximum extent permitted by applicable law, presentment, demand, protest and all other notices of any kind are hereby expressly waived. SECTION 10 The Agents and the Other Representatives 10.1 Appointment. (a) Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to or required of such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agents and the Other Representatives shall not have any duties or responsibilities, except, in the case of the Administrative Agent and the Collateral Agent, those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent or the Other Representatives. (ba) Each of the Agents may perform any of their respective duties under this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or - 145 -

therein by or through its respective officers, directors, agents, employees or affiliates, or delegate any and all such rights and powers to, any one or more sub-agents appointed by such Agent (it being understood and agreed, for avoidance of doubt and without limiting the generality of the foregoing, that the Administrative Agent and the Collateral Agent may perform any of their respective duties under the Security Documents by or through one or more of their respective affiliates). Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. (cb) Except for Subsections 10.5, 10.8(a), (b), (c) and (e) and (to the extent of the Borrower’s rights thereunder and the conditions included therein) 10.9, the provisions of this Section 10 are solely for the benefit of the Agents and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. 10.2 The Administrative Agent and Affiliates. Each person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each person serving as an Agent hereunder in its individual capacity. Such person and its affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Parent, Holdings, the Borrower or any Subsidiary or other Affiliate thereof as if such person were not an Agent hereunder and without any duty to account therefor to the Lenders. 10.3 Action by an Agent. In performing its functions and duties under this Agreement, (a) each Agent shall act solely as an agent for the Lenders and, as applicable, the other Secured Parties, and (b) no Agent assumes any (and shall not be deemed to have assumed any) relationship of agency or trust with or for the Borrower or any of its Subsidiaries. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact (including the Collateral Agent in the case of the Administrative Agent), and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact or counsel selected by it with reasonable care. 10.4 Exculpatory Provisions. (a) No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent: (i) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (ii) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Requirement of Law; and (iii) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or - 146 -

any of its Affiliates that is communicated to or obtained by the person serving as such Agent or any of its affiliates in any capacity. (b) Neither the Agent nor its Related Parties shall be liable for any action taken or not taken by it (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Subsection 9.2 or Subsection 11.1, as applicable) or (y) in the absence of its own bad faith, gross negligence or willful misconduct. Neither the Agent nor its Related Parties shall be deemed to have knowledge of any Default unless and until notice describing such Default (and stating that it is a “notice of default”) is given to such Agent by the Borrower or a Lender and no Agent shall have any duty or liability whatsoever to the Borrower, the Guarantors or the Lenders for monitoring the list or entities of, or monitoring or enforcing the provisions related to, Disqualified Parties. (c) No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report, statement, agreement or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents (including, for the avoidance of doubt, in connection with the Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or (v) the satisfaction of any condition set forth in herein, other than to confirm receipt of items expressly required to be delivered to such Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term as used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties. (d) Each party to this Agreement acknowledges and agrees that the Administrative Agent may use an outside service provider for the tracking of all UCC and PPSA financing statements required to be filed pursuant to the Loan Documents and notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof, and that any such service provider will be deemed to be acting at the request and on behalf of the Borrower and the other Loan Parties. No Agent shall be liable for any action taken or not taken by any such service provider. 10.5 Acknowledgement and Representations by Lenders. (a) Each Lender expressly acknowledges that none of the Agents or the Other Representatives nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any Agent or any Other Representative hereafter taken, including any review of the affairs of the Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by such Agent or such Other Representative to any Lender. Each Lender further represents and warrants to the Agents, the Other Representatives and each of the Loan Parties that it has had the opportunity to review each document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof. Each Lender represents to the Agents, the Other Representatives and each of the Loan Parties that, independently and without reliance upon any Agent, the Other Representatives or any other Lender, and based on such documents and information as it has deemed appropriate, it has made and will make, its own appraisal of - 147 -

and investigation into the business, operations, property, financial and other condition and creditworthiness of Holdings and the Borrower and the other Loan Parties, it has made its own decision to make its Loans hereunder and enter into this Agreement and it will make its own decisions in taking or not taking any action under this Agreement and the other Loan Documents and, except as expressly provided in this Agreement, neither the Agents nor any Other Representative shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. Each Lender represents to each other party hereto that (i) it is a bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution which makes or acquires commercial loans in the ordinary course of its business and that it is participating hereunder as a Lender for such commercial purposes and (ii) it has the knowledge and experience to be and is capable of evaluating the merits and risks of being a Lender hereunder. Each Lender acknowledges and agrees to comply with the provisions of Subsection 11.6 applicable to the Lenders hereunder. (ba) Each Lender, by delivering its signature page to this Agreementthe Second Amendment on the ClosingSecond Amendment Effective Date, or delivering its signature page to any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the ClosingSecond Amendment Effective Date. (cb) (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Subsection 10.5(c) shall be conclusive, absent manifest error. (iii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in - 148 -

writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. (iii) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party. (iviii) Each party’s obligations under this Subsection 10.5(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document. (c) The Lenders acknowledge that there may be a constant flow of information (including information which may be subject to confidentiality obligations in favor of the Loan Parties) between the Loan Parties and their Affiliates, on the one hand, and JPMorgan Chase Bank, N.A. and its Affiliates, on the other hand. Without limiting the foregoing, the Loan Parties or their Affiliates may provide information, including updates to previously provided information to JPMorgan Chase Bank, N.A. and/or its Affiliates acting in different capacities, including as Lender, lead bank, arranger or potential securities investor, independent of such entity’s role as administrative agent hereunder. The Lenders acknowledge that neither JPMorgan Chase Bank, N.A. nor its Affiliates shall be under any obligation to provide any of the foregoing information to them. Notwithstanding anything to the contrary set forth herein or in any other Loan Document, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide, and shall not be liable for the failure to provide, any Lender with any credit or other information concerning the Loans, the Lenders, the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates that is communicated to, obtained by, or in the possession of, the Administrative Agent or any of its Affiliates in any capacity, including any information obtained by the Administrative Agent in the course of communications among the Administrative Agent and any Loan Party, any Affiliate thereof or any other Person. Notwithstanding the foregoing, any such information may (but shall not be required to) be shared by the Administrative Agent with one or more Lenders, or any formal or informal committee or ad hoc group of such Lenders, including at the direction of a Loan Party. 10.6 Indemnity; Reimbursement by Lenders. (a) To the extent that the Borrower or any other Loan Party for any reason fails to indefeasibly pay any amount required under Subsection 11.5 to be paid by it to the Administrative Agent (or any sub-agent thereof), or the Collateral Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay ratably according to their respective Term Credit Percentages on the date on which the applicable unreimbursed expense or indemnity payment is sought under this Subsection 10.6 such unpaid amount and agrees to indemnify and hold the Administrative Agent (or any sub-agent thereof) harmless (such indemnity shall be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Collateral Agent (or any - 149 -

sub-agent thereof), or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the Collateral Agent (or any sub-agent thereof), in connection with such capacity. The obligations of the Lenders under this Subsection 10.6 are subject to the provisions of Subsection 4.8. (ba) Any Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document (except actions expressly required to be taken by it hereunder or under the Loan Documents) unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action. (cb) All amounts due under this Subsection 10.6 shall be payable not later than three Business Days after demand therefor. The agreements in this Subsection 10.6 shall survive the payment of the Loans and all other amounts payable hereunder. 10.7 Right to Request and Act on Instructions. (a) Each Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents an Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, the requesting Agent shall be absolutely entitled as between itself and the Lenders to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Lender for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of an Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of the Required Lenders (or such other applicable portion of the Lenders), an Agent shall have no obligation to any Lender to take any action if it believes, in good faith, that such action would violate applicable law or exposes an Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Subsection 10.6. (b) Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall be entitled to rely upon the advice of any such counsel, accountants or experts and shall not be liable for any action taken or not taken by it in accordance with such advice. 10.8 Collateral Matters. (a) Each Lender authorizes and directs the Administrative Agent and the Collateral Agent to enter into (x) the Security Documents, the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement and any Other Intercreditor Agreement for the benefit of the Lenders and the other Secured Parties, (y) any amendments, amendments and - 150 -

restatements, restatements or waivers of or supplements to or other modifications to the Security Documents, the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement and any Other Intercreditor Agreement or other intercreditor agreements in connection with the incurrence by any Loan Party or any Subsidiary thereof of Additional Indebtedness (each, an “Intercreditor Agreement Supplement”) to permit such Additional Indebtedness to be secured by a valid, perfected lien (with such priority as may be designated by the Borrower or relevant Subsidiary, to the extent such priority is permitted by the Loan Documents) and (z) any Incremental Commitment Amendment as provided in Subsection 2.8 together with any escrow agreements in connection therewith, any Increase Supplement as provided in Subsection 2.8, any Lender Joinder Agreement as provided in Subsection 2.8, any agreement required in connection with a Permitted Debt Exchange Offer pursuant to Subsection 2.9, any Extension Amendment as provided in Subsection 2.10 and any Specified Refinancing Amendment as provided in Subsection 2.11. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Administrative Agent, Collateral Agent or the Required Lenders in accordance with the provisions of this Agreement, the Security Documents, the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement, any Other Intercreditor Agreement, any Intercreditor Agreement Supplement, any Incremental Commitment Amendment and any escrow agreement entered into in connection therewith, any Increase Supplement, any Lender Joinder Agreement or any agreement required in connection with a Permitted Debt Exchange Offer or any Extension Amendment or any Specified Refinancing Amendment and the exercise by the Agents or the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time, to take any action with respect to any applicable Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loans unless instructed to do so by the Collateral Agent, it being understood and agreed that such rights and remedies may be exercised only by the Collateral Agent. The Collateral Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any guarantee by any Subsidiary (including extensions beyond the Closing Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Closing Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents. (ba) The Lenders hereby authorize each Agent, in each case at its option and in its discretion, (A) to release any Lien granted to or held by such Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Loan Document Obligations under the Loan Documents at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby that are then due and unpaid, (ii) constituting property being sold or otherwise disposed of (to Persons other than a Loan Party) upon the sale or other disposition thereof, (iii) owned by any Subsidiary Guarantor which becomes an Excluded Subsidiary or ceases to be a Restricted Subsidiary of the Borrower or constituting Capital Stock or other equity interests of an Excluded Subsidiary (provided that the release of any assets if a Subsidiary Guarantor becomes an Excluded Subsidiary of the type described in clause (f) of the definition thereof shall only be permitted if such Subsidiary Guarantor is or becomes an Excluded Subsidiary for a bona fide legitimate business purpose of the Group Members and not for the primary purpose of evading the collateral and guarantee requirements of the Loan Documents (as determined by the Borrower in good faith), (iv) if approved, authorized or ratified in writing by the Required Lenders (or such greater amount, to the extent required by Subsection 11.1) or (v) as otherwise may be expressly provided in the relevant - 151 -

Security Documents, (B) enter into any intercreditor agreement (including the ABL/Term Loan Intercreditor Agreement, a Junior Lien Intercreditor Agreement and any Other Intercreditor Agreement) on behalf of, and binding with respect to, the Lenders and their interest in designated assets, to give effect to any Special Purpose Financing, including to clarify the respective rights of all parties in and to designated assets; (C) at the written request of the Borrower to subordinate any Lien (or to confirm the absence of any Lien) on any Excluded Assets or any other property granted to or held by such Agent, as the case may be under any Loan Document to the holder of any Permitted Lien (other than Permitted Liens securing the Obligations under the Loan Documents or that are required by the express terms of this Agreement to be pari passu with or junior to the Liens on the Collateral securing the Loan Document Obligations pursuant to the ABL/Term Loan Intercreditor Agreement, a Junior Lien Intercreditor Agreement or an Other Intercreditor Agreement), (D) to release any Subsidiary Guarantor from its Obligations under any Loan Documents to which it is a party if such Person ceases to be a Restricted Subsidiary of the Borrower or becomes an Excluded Subsidiary (provided that the release of a Subsidiary Guarantor if it becomes an Excluded Subsidiary of the type described in clause (f) of the definition thereof shall only be permitted if such Subsidiary Guarantor is or becomes an Excluded Subsidiary for a bona fide legitimate business purpose of the Group Members and not for the primary purpose of evading the collateral and guarantee requirements of the Loan Documents (as determined by the Borrower in good faith) and (E) to release any Lien granted to or held by such Agent upon any ABL Priority Collateral to the extent required pursuant to the terms of the ABL/Term Loan Intercreditor Agreement or any Other Intercreditor Agreement. Upon request by any Agent, at any time, the Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement will confirm in writing any Agent’s authority to release particular types or items of Collateral pursuant to this Subsection 10.8. (cb) The Lenders hereby authorize the Administrative Agent and the Collateral Agent, as the case may be, in each case at its option and in its discretion, to enter into any amendment, amendment and restatement, restatement, waiver, supplement or modification, and to make or consent to any filings or to take any other actions, in each case as contemplated by Subsection 11.17. Upon request by any Agent, at any time, the Required Lenders will confirm in writing the Administrative Agent’s and the Collateral Agent’s authority under this Subsection 10.8(c). (dc) No Agent shall have any obligation whatsoever to the Lenders to assure that the Collateral exists or is owned by any Group Member or is cared for, protected or insured or that the Liens granted to any Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agents in this Subsection 10.8 or in any of the Security Documents, it being understood and agreed by the Lenders that in respect of the Collateral, or any act, omission or event related thereto, each Agent may act in any manner it may deem appropriate, in its sole discretion, given such Agent’s own interest in the Collateral as a Lender and that no Agent shall have any duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision. (ed) Notwithstanding any provision herein to the contrary, any Security Document may be amended (or amended and restated), restated, waived, supplemented or modified as contemplated by and in accordance with either Subsection 11.1 or 11.17, as applicable, with the written consent of the Agent party thereto and the Loan Party party thereto. (fe) The Collateral Agent may, and hereby does, appoint the Administrative Agent as its agent for the purposes of holding any Collateral and/or perfecting the Collateral Agent’s security - 152 -

interest therein and for the purpose of taking such other action with respect to the collateral as such Agents may from time to time agree. 10.9 Successor Agent. (a) Subject to the appointment of a successor as set forth herein, the Administrative Agent and the Collateral Agent may resign as Administrative Agent or Collateral Agent, respectively, in each case upon thirty days’ notice to the Administrative Agent, the Lenders and the Borrower, as applicable. If the Administrative Agent or the Collateral Agent shall resign as Administrative Agent or Collateral Agent, as applicable, under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which such successor agent shall be subject to approval by the Borrower; provided that such approval by the Borrower in connection with the appointment of any successor Administrative Agent shall only be required so long as no Event of Default under Subsection 9.1(a) or (f) has occurred and is continuing; provided further, that the Borrower shall not unreasonably withhold its approval of any successor Administrative Agent. Upon the successful appointment of a successor agent, such successor agent shall succeed to the rights, powers and duties of the Administrative Agent or the Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent”, as applicable, shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Administrative Agent or Collateral Agent, as applicable, shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Agent’s resignation or removal as Agent, the provisions of this Section 10 (including this Subsection 10.9) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor (ba) Notwithstanding paragraph (a) of this Section 10.9, in the event no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its intent to resign, the retiring Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Collateral Agent under any Security Document for the benefit of the Secured Parties, the retiring Collateral Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Document and Loan Document, and, in the case of any Collateral in the possession of the Collateral Agent, shall continue to hold such Collateral, in each case until such time as a successor Agent is appointed and accepts such appointment in accordance with this Section 10.9 (it being understood and agreed that the retiring Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Agent for the account of any Person other than the Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Agent shall directly be given or made to each Lender. Following the effectiveness of the Agent’s resignation from its capacity as such, the provisions of this Article and Section 11.3, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent and in respect of the matters referred to in the proviso under clause (i) above. - 153 -

10.10 [Reserved]. 10.11 Withholding Tax. To the extent required by any applicable law, each Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax, and in no event shall such Agent be required to be responsible for or pay any additional amount with respect to any such withholding. If the Internal Revenue Service or any other Governmental Authority asserts a claim that any Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify such Agent of a change in circumstances which rendered the exemption from or reduction of withholding tax ineffective or for any other reason, without limiting the provisions of Subsection 4.11(a) or 4.12, such Lender shall indemnify such Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including any penalties or interest and together with any expenses incurred and shall make payable in respect thereof within 30 days after demand therefor. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Subsection 10.11. The agreements in this Subsection 10.11 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Loan Document Obligations. 10.12 Other Representatives. None of the entities identified as joint bookrunners and joint lead arrangers pursuant to the definition of Other Representative contained herein, shall have any duties or responsibilities hereunder or under any other Loan Document in its capacity as such. Without limiting the foregoing, no Other Representative shall have nor be deemed to have a fiduciary relationship with any Lender. At any time that any Lender serving as an Other Representative shall have transferred to any other Person (other than any of its affiliates) all of its interests in the Loans and in the Commitments, such Lender shall be deemed to have concurrently resigned as such Other Representative. 10.13 Administrative Agent May File Proofs of Claim. In case of the pendency of any Bankruptcy Proceeding or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) is hereby authorized by the Lenders, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Subsections 4.5 and 11.5) allowed in such judicial proceeding; (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, - 154 -

disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Subsections 4.5 and 11.5. 10.14 Application of Proceeds. The Lenders, the Administrative Agent and the Collateral Agent agree, as among such parties, as follows: subject to the terms of the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement, any Other Intercreditor Agreement or any Intercreditor Agreement Supplement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent, the Collateral Agent or any Lender on account of amounts then due and outstanding under any of the Loan Documents (the “Collection Amounts”) shall, except as otherwise expressly provided herein, be applied as follows: first, to pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and other legal counsel fees to the extent provided herein) due and owing hereunder of the Administrative Agent and the Collateral Agent in connection with enforcing the rights of the Agents and the Lenders under the Loan Documents (including all expenses of sale or other realization of or in respect of the Collateral and any sums advanced to the Collateral Agent or to preserve its security interest in the Collateral), second, to pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and other legal counsel fees to the extent provided herein) due and owing hereunder of each of the Lenders in connection with enforcing such Lender’s rights under the Loan Documents, third, to pay interest on Loans then outstanding; fourth, to pay principal of Loans then outstanding and obligations under Interest Rate Agreements, Currency Agreements, Commodities Agreements, Bank Products Agreements and Management Guarantees permitted hereunder and secured by the Guarantee and Collateral Agreement, ratably among the applicable Secured Parties in proportion to the respective amounts described in this clause “fourth” payable to them, and fifth, to pay the surplus, if any, to whomever may be lawfully entitled to receive such surplus. To the extent any amounts available for distribution pursuant to clause “third” or “fourth” above are insufficient to pay all obligations described therein in full, such moneys shall be allocated pro rata among the applicable Secured Parties in proportion to the respective amounts described in the applicable clause at such time. This Subsection 10.14 may be amended (and the Lenders hereby irrevocably authorize the Administrative Agent to enter into any such amendment) to the extent necessary to reflect differing amounts payable, and priorities of payments, to Lenders participating in any new classes or tranches of loans added pursuant to Subsections 2.8, 2.10 and 2.11, as applicable. Notwithstanding the foregoing, Excluded Obligations (as defined in the Guarantee and Collateral Agreement) with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets and such Excluded Obligations shall be disregarded in any application of Collection Amounts pursuant to the preceding paragraph. 10.15 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Loan Document Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Loan Document Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Loan Document Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Loan Document Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in - 155 -

allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Loan Document Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.4 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Loan Document Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Loan Document Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Loan Document Obligations assigned to the acquisition vehicle exceeds the amount of Loan Document Obligations credit bid by the acquisition vehicle or otherwise), such Loan Document Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Loan Document Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Loan Document Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Loan Document Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid. 10.16 Certain ERISA Matters (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE - 156 -

91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of PartSection VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (gk), as applicable of PartSection I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of PartSection I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation of exercise or any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto). SECTION 11 Miscellaneous 11.1 Amendments and Waivers. (a) Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented, modified or waived except in accordance with the provisions of this Subsection 11.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (x) enter into with the respective Loan Parties hereto or thereto, as the case may be, written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or to the other Loan Documents or changing, in any manner the rights or obligations of the Lenders or the Loan Parties hereunder or thereunder or (y) waive at any Loan Party’s request, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that amendments pursuant to Subsections 11.1 (d) and (f) may be effected without the consent of the Required Lenders to the extent provided therein; provided further, that no such waiver and no such amendment, supplement or modification shall: (i) (A) reduce or forgive the amount or extend the scheduled date of maturity of any Loan or of any scheduled installment thereof (including extending any Maturity Date), (B) reduce the stated rate of - 157 -

any interest, commission or fee payable hereunder (other than as a result of any waiver of the applicability of any post-default increase in interest rates), (C) extend the scheduled date of any payment of any Lenders’ Loans, or (D) change the currency in which any Loan is payable, in each case without the consent of each Lender directly and adversely affected thereby (it being understood that amendments to, or waivers or modifications of any conditions precedent, representations, warranties, covenants, Defaults or Events of Default or of a mandatory repayment of the Loans of all Lenders shall not constitute an extension of the scheduled date of maturity, any scheduled installment, or the scheduled date of payment of the Loans of any Lender); (ii) amend, modify or waive any provision of this Subsection 11.1(a) or reduce the percentage specified in the definition of “Required Lenders,” or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents (other than pursuant to Subsection 8.7 or 11.6(a)), in each case without the written consent of all the Lenders; (iii) release Guarantors accounting for all or substantially all of the value of the Guarantee of the Loan Document Obligations pursuant to the Guarantee and Collateral Agreement, or, in the aggregate (in a single transaction or a series of related transactions), all or substantially all of the Term Loan Priority Collateral without the consent of all of the Lenders, except as expressly permitted hereby or by any Security Document (as such documents are in effect on the date hereof or, if later, the date of execution and delivery thereof in accordance with the terms hereof); (iv) require any Lender to make Loans having an Interest Period of longer than six months or shorter than one month without the consent of such Lender; (v) amend, modify or waive any provision of Section 10 without the written consent of the then Agents; (vi) amend, modify or waive any provision of Subsection 10.1(a), 10.4 or 10.12 without the written consent of any Other Representative directly and adversely affected thereby; (vii) amend, waive or modify any term or provision of any Loan Document to permit the issuance or Incurrence of Indebtedness (including any exchange of existing Indebtedness that results in another class of Indebtedness) with respect to which (x) the Liens on the assets securing the Obligations under any class would be subordinated to any other Indebtedness or (y) all or any portion of the Obligations under any class would be subordinated in right of payment (any such other Indebtedness or obligations referred to in clause (x) or (y) above, to which such Liens securing any of the Obligations or such Obligations, as applicable, are subordinated, “Senior Indebtedness”), in each case, shall not be permitted without the written consent of all the Lenders under such class directly and adversely affected thereby; provided, however, that no such consent shall be required in the case of clause (x) or (y) above if each directly and adversely affected Lender has been offered a bona fide opportunity to fund or otherwise provide its pro rata share (based on the amount of Obligations that are adversely affected thereby held by each Lender and calculated immediately prior to any applicable amendment or incurrence of Senior Indebtedness) of the Senior Indebtedness on the same terms (other than bona fide backstop fees on customary market terms and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction; such fees and expenses, “Ancillary Fees”) as offered to all other providers (or their Affiliates) of the Senior Indebtedness, which offer to each directly and adversely affected Lender (1) shall be a written offer describing the material terms (other than Ancillary Fees) of the arrangements pursuant to which the Senior Indebtedness is to be provided and (2) shall remain open to each adversely affected Lender for a period of not less than five Business Days (or such lesser time as reasonably agreed by the applicable Lender with respect to itself); - 158 -

(viii) amend, waive or modify Section 4.8 or Section 11.7(a) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby; or (ix) amend or modify any provision of Section 6.4 of the Guarantee and Collateral Agreement10.14 in a manner that would alter the application of proceeds required thereby, without the consent of each Lender directly affected thereby. (b) Any waiver and any amendment, supplement or modification pursuant to this Subsection 11.1 shall apply to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, each of the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. (c) [Reserved]. (d) Notwithstanding any provision herein to the contrary, this Agreement and the other Loan Documents may be amended (i) to cure any ambiguity, mistake, omission, defect, or inconsistency with the consent of the Borrower and the Administrative Agent, (ii) in accordance with Subsection 2.8 to incorporate the terms of any Incremental Commitments (including to add a new revolving facility or letter of credit facility under this Agreement with respect to any Incremental Revolving Commitment or Incremental Letter of Credit Commitment or to add an escrow arrangement) with the written consent of the Borrower and Lenders providing such Incremental Commitments, (iii) in accordance with Subsection 2.10 to effectuate an Extension with the written consent of the Borrower and the Extending Lenders, (iv) in accordance with Subsection 2.11 to incorporate the terms of any Specified Refinancing Term Loan Facilities with the consent of the Borrower and the applicable Specified Refinancing Lenders, (v) in accordance with Subsection 7.12, to change the financial reporting convention, (vi) with the consent of the Borrower and the Administrative Agent (in each case such consent not to be unreasonably withheld or delayed), in the event any mandatory prepayment or redemption provision in respect of the Net Cash Proceeds of Asset Dispositions or Recovery Events or from Excess Cash Flow included or to be included in any Incremental Commitment Amendment or any Indebtedness constituting Additional Obligations or that would constitute Additional Obligations would result in Incremental Term Loans or Additional Obligations, as applicable, being prepaid or redeemed on a more than ratable basis with the Term Loans in respect of the Net Cash Proceeds from any such Asset Disposition or Recovery Event or Excess Cash Flow prepayment to the extent such Net Cash Proceeds or Excess Cash Flow are required to be applied to repay Term Loans hereunder pursuant to Subsection 4.4(e), to provide for mandatory prepayments of the Initial Term Loans such that, after giving effect thereto, the prepayments made in respect of such Incremental Term Loans or Additional Obligations, as applicable, are not on more than a ratable basis, (vii) with the consent of the Borrower and the Administrative Agent, to incorporate any mandatory prepayment or redemption terms, covenants or events of default in respect of any Additional Obligations or Indebtedness subject to Required Debt Terms that are materially more favorable to the lenders or investors providing such Indebtedness than those set forth in the Loan Documents and (viii) to waive, amend or modify this Agreement or any other Loan Document in a manner that by its terms affects the rights or duties under this Agreement or any other Loan Document of Lenders holding Loans or Commitments of a particular Tranche (but not the Lenders holding Loans or Commitments of any other Tranche), by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the Lenders with respect to such Tranche that would be required to consent thereto under this Subsection if such Lenders were the only Lenders hereunder at the time. Without limiting the generality of the foregoing, any provision of this - 159 -

Agreement and the other Loan Documents, including Subsection 4.4, 4.8 or 10.14 hereof, may be amended as set forth in the immediately preceding sentence pursuant to any Incremental Commitment Amendment, any Extension Amendment or any Specified Refinancing Amendment, as the case may be, to provide for non-pro rata borrowings and payments of any amounts hereunder as between any Tranches, including the Term Loans, any Incremental Commitments or Incremental Loans, any Extended Term Tranche and any Specified Refinancing Tranche, or to provide for the inclusion, as appropriate, of the Lenders of any Extended Term Tranche, Specified Refinancing Tranche, Incremental Commitments or Incremental Loans in any required vote or action of the Required Lenders or of the Lenders of each Tranche hereunder. The Administrative Agent hereby agrees (if requested by the Borrower) to execute any amendment referred to in this clause (d) or an acknowledgement thereof. (e) Notwithstanding any provision herein to the contrary, this Agreement may be amended (or deemed amended) or amended and restated with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the existing Facilities and the accrued interest and fees in respect thereof, (y) to include, as appropriate, the Lenders holding such credit facilities in any required vote or action of the Required Lenders or of the Lenders of each Facility hereunder and (z) to provide class protection for any additional credit facilities. (f) Notwithstanding any provision herein to the contrary, any Security Document may be amended (or amended and restated), restated, waived, supplemented or modified as contemplated by Subsection 11.17 with the written consent of the Agent party thereto and the Loan Party party thereto. (g) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement and/or any other Loan Document as contemplated by Subsection 11.1(a), the consent of each Lender or each affected Lender, as applicable, is required and the consent of the Required Lenders at such time is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each such Lender, a “Non-Consenting Lender”) then the Borrower may, on notice to the Administrative Agent and the Non-Consenting Lender, (A) replace such Non-Consenting Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Subsection 11.6 (with the assignment fee and any other costs and expenses to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to the applicable change, waiver, discharge or termination of this Agreement and/or the other Loan Documents; and provided, further, that all obligations of the Borrower owing to the Non-Consenting Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender (or, at its option, by the Borrower) to such Non-Consenting Lender concurrently with such Assignment and Acceptance or (B) so long as no Event of Default under Subsection 9.1(a) or (f) then exists or will exist immediately after giving effect to the respective prepayment, prepay the Loans and, if applicable, terminate the Commitments of such Non-Consenting Lender, in whole or in part, subject to Subsection 4.12, without premium or penalty. In connection with any such replacement under this Subsection 11.1(g), if the Non-Consenting Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary to reflect such replacement by the later of (a) the date on which the replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (b) the date as of which all obligations of the Borrower owing to the Non-Consenting Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such Non-Consenting Lender, then such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and - 160 -

Acceptance and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance and/or such other documentation on behalf of such Non-Consenting Lender, and the Administrative Agent shall record such assignment in the Register. (h) Notwithstanding anything to the contrary herein, at any time and from time to time, upon notice to the Administrative Agent (who shall promptly notify the applicable Lenders) specifying in reasonable detail the proposed terms thereof, the Borrower may make one or more loan modification offers to all the Lenders of any Facility that would, if and to the extent accepted by any such Lender, (a) change the Applicable Margin and/or fees payable with respect to the Loans and/or Commitments under such Facility (in each case solely with respect to the Loans and Commitments of accepting Lenders in respect of which an acceptance is delivered) and (b) treat the Loans and/or Commitments so modified as a new “Facility” and a new “Tranche” for all purposes under this Agreement; provided that (i) such loan modification offer is made to each Lender under the applicable Facility on the same terms and subject to the same procedures as are applicable to all other Lenders under such Facility (which procedures in any case shall be reasonably satisfactory to the Administrative Agent) and (ii) no loan modification shall affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent, without its prior written consent. In connection with any such loan modification, the Borrower and each accepting Lender shall execute and deliver to the Administrative Agent such agreements and other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the applicable loan modification offer and the terms and conditions thereof, and this Agreement and the other Loan Documents shall be amended in writing (which may be executed and delivered by the Borrower and the Administrative Agent and shall be effective only with respect to the applicable Loans and Commitments of Lenders that shall have accepted the relevant loan modification offer (and only with respect to Loans and Commitments as to which any such Lender has accepted the loan modification offer) (each such accepting Lender, a “Modifying Lender”)) to the extent necessary or appropriate, in the judgment of the Administrative Agent, to reflect the existence of, and to give effect to the terms and conditions of, the applicable loan modification (including the addition of such modified Loans and/or Commitments as a “Facility” or a “Tranche” hereunder). No Lender shall have any obligation whatsoever to accept any loan modification offer, and may reject any such offer in its sole discretion (each such non-accepting Lender, a “Non-Modifying Lender”). The Borrower shall have the right, at its sole expense and effort (A) to seek one or more Persons reasonably satisfactory to the Administrative Agent and the Borrower to each become a substitute Lender and assume all or part of the Commitment of any Non-Modifying Lender and the Borrower, the Administrative Agent and any such substitute Lender shall execute and deliver, and such Non-Modifying Lender shall thereupon be deemed to have executed and delivered, a duly completed Assignment and Acceptance to effect such substitution or (B) upon notice to the Administrative Agent, and, at the Borrower’s option, to prepay the Loans and/or terminate the Commitments of such Non-Modifying Lender, in whole or in part, without premium or penalty (except as provided in Subsection 4.5(b)). 11.2 Notices. (a) All notices, requests, and demands to or upon the respective parties hereto to be effective shall be in writing (including facsimile or electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice or electronic mail, when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day), or, in the case of delivery by a nationally recognized overnight courier, when received, addressed as follows in the case of the Borrower, the Administrative Agent and the Collateral Agent, and as set forth in Schedule A in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans: - 161 -

- 162 - With copies (which shall not constitute notice) to: The Borrower: Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020-1001 Attention: Mae R. Rogers Facsimile: (212) 849 5737849-5737 Telephone: (212) 506 2694506-2694 Email: mrogers@mayerbrown.com Atkore International, Inc. 16100 S. Lathrorp Avenue Harvey, IL 60426 Attention: General Counsel Telephone: (800) 882-5543 Email: legal@atkore.com The Administrative Agent/the Collateral Agent: (i) If to the Administrative Agent from the Borrower, to the address separately provided to the Borrower (ii) If to the Administrative Agent from the Lenders, to JPMorgan Chase Bank, N.A. Mail Code IL1-0010, L2 Floor JPM Loan & Agency Services 10131 S. Dearborn Street St, Floor 04 Chicago, IL 60603, 60603-5506 Attention: Naveen PattasserilLoan and Agency Servicing Facsimile: (302) 634 3301 Telephone: (302) 6345 634 E-mail: naveen.pattasseril@chase.comEmail: jpm.agency.cri@jpmorgan.com. provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Subsection 4.2, 4.4 or 4.8 shall not be effective until received. (b) Without in any way limiting the obligation of any Loan Party and its Subsidiaries to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent in good faith to be from a Responsible Officer of a Loan Party. (c) Loan Documents may be transmitted and/or signed by facsimile or other electronic means (i.e., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each Loan Party, each Agent and each Lender. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or other electronic document or signature.

(d) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including electronic mail and Internet or intranet websites). Notices or communications posted to an Internet or intranet website shall be deemed received upon the posting thereof. Each of the Lenders and the Borrower hereby approves distribution of the communications through the Platform and understands and assumes the risks of such distribution. (e) Although the Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Second Amendment Effective Date, a user ID/password authorization system), each of the Lenders, and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrower that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution. (ef) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT, THE OTHER REPRESENTATIVES, NOR ANY OF THEIR RELATED PARTIES WARRANT THE ACCURACY OR COMPLETENESS OF MATERIALS AND/OR INFORMATION PROVIDED BY OR ON BEHALF OF THE BORROWER HEREUNDER (THE “BORROWER MATERIALS”) OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT, OTHER REPRESENTATIVES, NOR ANY OF THEIR RELATED PARTIES IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, OTHER REPRESENTATIVES, NOR ANY OF THEIR RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT OF DIRECT DAMAGES THAT ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF THE ADMINISTRATIVE AGENT, SUCH OTHER REPRESENTATIVES, OR SUCH RELATED PARTY, AS APPLICABLE. “Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrower to the Administrative Agent through the Platform. (g) Each of the Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower - 163 -

Communications on the Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies. (fh) Each Lender agrees that notice to it (as provided in the next sentence) specifying that communications have been posted to the Platform shall constitute effective delivery of the communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s change its address, email, facsimile or telephone number for notices and other communications hereunder. (gi) All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. 11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent, any Lender or any Loan Party, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. 11.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or such other Loan Documents shall survive the execution and delivery of this Agreement and the making of the Loans hereunder. 11.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agents and the Other Representatives for (1) all their reasonable and documented out-of-pocket costs and expenses incurred in connection with (i) the syndication of the Facilities and the development, preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, (ii) the consummation and administration of the transactions (including the syndication of the Initial Term Loan Commitments) contemplated hereby and thereby and (iii) efforts to monitor the Loans and verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral in accordance with the terms of the Loan Documents, and (2) the reasonable and documented fees and disbursements of Simpson Thacher & Bartlett LLP and Osler, Hoskin & Harcourt LLP solely in their capacity as counsel to the Administrative Agent, and such other special or local counsel, consultants, advisors, appraisers and auditors whose retention (other than during the continuance of an Event of Default) is approved by the Borrower, (b) to pay or reimburse each Lender, each Lead Arranger and the Agents for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including the fees and disbursements of counsel to the Agents (limited to one firm of counsel for the Agents and, if necessary, one firm of local counsel in each appropriate jurisdiction, in each case for the Agents and in the case of a conflict of interest, one additional counsel to the affected Lenders, taken as a whole ), (c) to pay, indemnify, or reimburse each Lender, each Lead Arranger and the Agents for, and hold each Lender, each Lead Arranger and the Agents harmless from, any and all recording and filing fees and any and all liabilities - 164 -

with respect to, or resulting from any delay in paying, any stamp, documentary, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution, delivery or enforcement of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Lead Arranger, each Agent (and any sub-agent thereof) and each Related Party of any of the foregoing Persons (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (in the case of fees and disbursements of counsel, limited to one firm of counsel for all Indemnitees and, if necessary, one firm of local counsel in each appropriate jurisdiction, in each case for all Indemnitees (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter, after receipt of the Borrower’s consent (which shall not be unreasonably withheld), retains its own counsel, of another firm of counsel for such affected Indemnitee)) arising out of or relating to any actual or prospective claim, litigation, investigation or proceeding, whether based on contract, tort or any other theory, brought by a third party or by the Borrower or any other Loan Party and regardless of whether any Indemnitee is a party thereto, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans, or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any of its Restricted Subsidiaries or any of the property of the Borrower or any of its Restricted Subsidiaries (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”); provided that the Borrower shall not have any obligation hereunder to any Lead Arranger, any Other Representative, any Agent (or any sub-agent thereof) or any Lender (or any Related Party of any such Lead Arranger, Other Representative, Agent (or any sub-agent thereof) or Lender) with respect to Indemnified Liabilities arising from (i) the gross negligence, bad faith or willful misconduct of such Lead Arranger, Other Representative, Agent (or any sub-agent thereof) or Lender (or any Related Party of such Lead Arranger, Other Representative, Agent (or any sub-agent thereof) or Lender), as the case may be, as determined by a court of competent jurisdiction in a final and non-appealable decision, (ii) a material breach of the Loan Documents by such Lead Arranger, Other Representative, Agent (or any sub-agent thereof) or Lender (or any Related Party of such Lead Arranger, Other Representative, Agent (or any sub-agent thereof) or Lender), as the case may be, as determined by a court of competent jurisdiction in a final and non-appealable decision or (iii) claims against such Indemnitee or any Related Party brought by any other Indemnitee that do not involve claims against any Lead Arranger or Agent in its capacity as such. Neither the Borrower nor any Indemnitee shall be liable for any indirect, special, punitive or consequential damages hereunder; provided that nothing contained in this sentence shall limit the Borrower’s indemnity or reimbursement obligations under this Subsection 11.5 to the extent such indirect, special, punitive or consequential damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder. All amounts due under this Subsection 11.5 shall be payable not later than 30 days after written demand therefor. Statements reflecting amounts payable by the Loan Parties pursuant to this Subsection 11.5 shall be submitted to the address of the Borrower set forth in Subsection 11.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative Agent. Notwithstanding the foregoing, except as provided in Subsections 11.5(b) and (c) above, the Borrower shall have no obligation under this Subsection 11.5 to any Indemnitee with respect to any tax, levy, impost, duty, charge, fee, deduction or withholding imposed, levied, collected, withheld or assessed by any Governmental Authority. The agreements in this Subsection 11.5 shall survive repayment of the Loans and all other amounts payable hereunder. To the extent permitted by applicable law (i) the Borrower shall not assert, and the Borrower hereby waives, any claim against the Agent, any Other Representative, and any Lender, and any Related - 165 -

Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent such Liabilities are found by a final and nonappealable judgment of a court of competent jurisdiction to have resulted from (x) the bad faith, gross negligence or willful misconduct of such Person and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, the 2025 Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this paragraph shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee, as provided in the foregoing paragraph, against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. All amounts due under this Section 11.5 shall be payable not later than 30 days after receipt of written demand therefor together with reasonably detailed backup documentation. The agreements in this Section 11.5 shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder. 11.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) other than in accordance with Subsection 8.7, the Borrower shall not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with Subsection 2.10(e), Subsection 4.13(d), Subsection 11.1(g), Subsection 11.1(h) or this Subsection 11.6. (ba) (i) Subject to the conditions set forth in Subsection 11.6(b)(ii) below, any Lender other than a Conduit Lender may, in the ordinary course of business and in accordance with applicable law, assign (other than to a Disqualified Party or any natural person) to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including its Commitments and/or Loans, pursuant to an Assignment and Acceptance) with the prior written consent (such consent not to be unreasonably withheld or delayed) of: (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment (x) of Term Loans to a Lender, an Affiliate of a Lender, or an Approved Fund (as defined below) and, (y) if an Event of Default under Subsection 9.1(a) or (f) with respect to the Borrower has occurred and is continuing, to any other Person; provided, further, that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall expressly object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; and (B) the Administrative Agent (such consent not to be unreasonably withheld); provided that no consent of the Administrative Agent shall be required for an assignment to a Lender or an Affiliate of a Lender or an Approved Fund. (ii) Assignments shall be subject to the following additional conditions: - 166 -

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in ana minimum amount of an integral multiple of not less than $500,000 unless the Borrower and the Administrative Agent otherwise consent; provided that (1) no such consent of the Borrower shall be required if an Event of Default under Subsection 9.1(a) or (f) with respect to the Borrower has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any; (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (unless waived by the Administrative Agent in its sole discretion); (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire; (D) [reserved]; and (E) any Term Loans acquired by any Group Member shall be retired and cancelled promptly upon acquisition thereof. For the purposes of this Subsection 11.6, the term “Approved Fund” has the following meaning: “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. Notwithstanding the foregoing, no Lender shall be permitted to make assignments under this Agreement to any Disqualified Party, except to the extent the Borrower has consented to such assignment in writing (in which case such Lender will not be considered a Disqualified Party solely for that particular assignment). (iii) Subject to acceptance and recording thereof pursuant to clause (b)(iv) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and bound by any related obligations under) Subsections 4.10, 4.11, 4.12, 4.13 and 11.5, and bound by its continuing obligations under Subsection 11.16. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with Subsection 2.10(e), Subsection 4.13(d), Subsection 11.1(g), Subsection 11.1(h) or this Subsection 11.6 shall, to the extent it would comply with Subsection 11.6(c), be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Subsection 11.6. - 167 -

(iv) The Borrower hereby designates the Administrative Agent, and the Administrative Agent agrees, to serve as the Borrower’s agent, solely for purposes of this Subsection 11.6, to maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and interest and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any prospective assignee is a Disqualified Party. (v) Each Lender that sells a participation shall, acting for itself and, solely for this purpose, as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans, Commitments or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary (x) to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or (y) for the Borrower to enforce its rights hereunder. The entries in the Participant Register shall be conclusive absent manifest error, and a Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. (vi) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender (unless such assignment is being made in accordance with Subsection 2.10(d), Subsection 4.13(d), Subsection 11.1(g), Subsection 11.1(h) or Subsection 11.6(f), in which case the effectiveness of such Assignment and Acceptance shall not require execution by the assigning Lender) and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this Subsection 11.6(b) and any written consent to such assignment required by this Subsection 11.6(b), the Administrative Agent shall accept such Assignment and Acceptance, record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (vi). (vii) On or prior to the effective date of any assignment pursuant to this Subsection 11.6(b), the assigning Lender shall surrender to the Administrative Agent any outstanding Notes held by it evidencing the Loans or Commitments, as applicable, which are being assigned. Any Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the Borrower marked “cancelled.” Notwithstanding the foregoing provisions of this Subsection 11.6(b) or any other provision of this Agreement, if the Borrower shall have consented thereto in writing in its sole discretion, the Administrative Agent shall have the right, but not the obligation, to effectuate assignments of Loans, Incremental Commitments and Initial Term Loan Commitments via an electronic settlement system acceptable to Administrative Agent and the Borrower as designated in writing from time to time to the Lenders by Administrative Agent (the “Settlement Service”). At any time when the Administrative Agent elects, in its sole discretion, to implement such Settlement Service, each such assignment shall be effected by the assigning Lender and proposed Assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be subject to the prior written approval of the Borrower and shall be consistent - 168 -

with the other provisions of this Subsection 11.6(b). Each assigning Lender and proposed Assignee shall comply with the requirements of the Settlement Service in connection with effecting any assignment of Loans and Commitments pursuant to the Settlement Service. Assignments and assumptions of Loans and Commitments shall be effected by the provisions otherwise set forth herein until the Administrative Agent notifies the Lenders of the Settlement Service as set forth herein. The Borrower may withdraw its consent to the use of the Settlement Service at any time upon notice to the Administrative Agent, and thereafter assignments and assumptions of the Loans and Commitments shall be effected by the provisions otherwise set forth herein. Furthermore, no Assignee, which as of the date of any assignment to it pursuant to this Subsection 11.6(b) would be entitled to receive any greater payment under Subsection 4.10, 4.11, 4.12 or 11.5 than the assigning Lender would have been entitled to receive as of such date under such Subsections with respect to the rights assigned shall notwithstanding anything to the contrary in this Agreement be entitled to receive such greater payments unless the assignment was made after an Event of Default under Subsection 9.1(a) or (f) has occurred and is continuing or the Borrower has expressly consented in writing to waive the benefit of this provision at the time of such assignment. (cb) (i) Any Lender other than a Conduit Lender may, in the ordinary course of its business and in accordance with applicable law, without the consent of the Borrower or the Administrative Agent, sell participations (other than to any Disqualified Party or a natural person) to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Initial Term Loan Commitments, Incremental Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents and (D) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, supplement, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, supplement, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the second proviso to the second sentence of Subsection 11.1(a) and (2) directly affects such Participant. Subject to Subsection 11.6(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of (and shall have the related obligations under) Subsections 4.10, 4.11, 4.12, 4.13 and 11.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Subsection 11.6(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Subsection 11.7(b) as though it were a Lender; provided that such Participant shall be subject to Subsection 11.7(a) as though it were a Lender. (iii) No Loan Party shall be obligated to make any greater payment under Subsection 4.10, 4.11 or 11.5 than it would have been obligated to make in the absence of any participation, unless the sale of such participation is made with the prior written consent of the Borrower and the Borrower expressly waives the benefit of this provision at the time of such participation. Any Participant that is not incorporated under the laws of the United States of America or a state thereof shall not be entitled to the benefits of Subsection 4.11 unless such Participant complies with Subsection 4.11(b) and provides the forms and certificates referenced therein to the Lender that granted such participation. - 169 -

(dc) Any Lender, without the consent of the Borrower or the Administrative Agent, may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or central bank of a member state of the European Union, and this Subsection 11.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute (by foreclosure or otherwise) any such pledgee or Assignee for such Lender as a party hereto. (ed) No assignment or participation made or purported to be made to any Assignee or Participant shall be effective without the prior written consent of the Borrower if it would require the Borrower to make any filing with any Governmental Authority or qualify any Loan or Note under the laws of any jurisdiction, and the Borrower shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender or any Assignee or Participant to determine whether any such filing or qualification is required or whether any assignment or participation is otherwise in accordance with applicable law. (fe) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Subsection 11.6(b). The Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any domestic or foreign bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state, federal or provincial bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance. Each such indemnifying Lender shall pay in full any claim received from the Borrower pursuant to this Subsection 11.6(f) within 30 Business Days of receipt of a certificate from a Responsible Officer of the Borrower specifying in reasonable detail the cause and amount of the loss, cost, damage or expense in respect of which the claim is being asserted, which certificate shall be conclusive absent manifest error. Without limiting the indemnification obligations of any indemnifying Lender pursuant to this Subsection 11.6(f), in the event that the indemnifying Lender fails timely to compensate the Borrower for such claim, any Loans held by the relevant Conduit Lender shall, if requested by the Borrower, be assigned promptly to the Lender that administers the Conduit Lender and the designation of such Conduit Lender shall be void. (gf) If the Borrower wishes to replace the Loans under any Facility with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ (or such shorter period as agreed to by the Administrative Agent in its reasonable discretion) advance notice to the Lenders under such Facility, instead of prepaying the Loans to be replaced, to (i) require the Lenders under such Facility to assign such Loans to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Subsection 11.1. Pursuant to any such assignment, all Loans to be replaced shall be purchased at par (allocated among the Lenders under such Facility in the same manner as would be required if such Loans were being optionally prepaid by the Borrower), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Subsection 4.12. By receiving such purchase price, the Lenders under such Facility shall automatically be deemed to have assigned the Loans under such Facility pursuant to the terms of the form of the Assignment and Acceptance, the Administrative Agent shall record such assignment in the Register and accordingly no other action by such Lenders shall be required in connection therewith. The - 170 -

provisions of this clause (g) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement. (hg) Notwithstanding anything to the contrary contained herein, (x) any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Loans or Commitments to any Group Member and (y) any Group Member may, from time to time, purchase or prepay Loans, in each case, on a non-pro rata basis through (1) Dutch auction procedures open to all applicable Lenders on a pro rata basis in accordance with customary procedures to be agreed between the Borrower and the Administrative Agent (or other applicable agent managing such auction); provided that any such Dutch auction by any Group Member shall be made in accordance with Subsection 4.4(l) or (2) open market purchases; provided further that: any such Term Loans acquired by a Group Member shall be retired or cancelled promptly upon the acquisition thereof. (ih) (i) If any assignment or participation is made to any Disqualified Party in violation of this Section 11.6, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Party and the Administrative Agent, (A) purchase or prepay such Loans by paying the lowest of (x) the principal amount thereof and (y) the amount that such Disqualified Party paid to acquire such Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (B) require such Disqualified Party to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 11.6), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lowest of (x) the principal amount thereof and (y) the amount that such Disqualified Party paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder (iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Parties (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by any Group Member, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Party will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Party consented to such matter, and (y) for purposes of voting on any Bankruptcy Plan, each Disqualified Party party hereto hereby agrees (1) not to vote on such Bankruptcy Plan, (2) if such Disqualified Party does vote on such Bankruptcy Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Bankruptcy Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the United States Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2). (ji) Notwithstanding the foregoing provisions of this Subsection 11.6, nothing in this Subsection 11.6 is intended to or should be construed to limit the Borrower’s right to prepay the Loans as provided hereunder, including under Subsection 4.4. 11.7 Adjustments; Set-off; Calculations; Computations. (a) If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, - 171 -

or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Subsection 9.1(f), or otherwise (except pursuant to Subsection 2.8, 2.9, 2.10, 2.11, 4.4, 4.5(b), 4.9, 4.10, 4.11, 4.12, 4.13(d), 11.1(g), 11.1(h) or 11.6)), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans owing to it, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders an interest (by participation, assignment or otherwise) in such portion of each such other Lender’s Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. (ba) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence of an Event of Default under Subsection 9.1(a) to set-off and appropriate and apply against any amount then due and payable under Subsection 9.1(a) by the Borrower any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. 11.8 Judgment. (a) If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Subsection 11.8 referred to as the “Judgment Currency”) an amount due under any Loan Document in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Subsection 11.8 being hereinafter in this Subsection 11.8 referred to as the “Judgment Conversion Date”). (ba) If, in the case of any proceeding in the court of any jurisdiction referred to in Subsection 11.8(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Loan Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from any Loan Party under this Subsection 11.8(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents. (cb) The term “rate of exchange” in this Subsection 11.8 means the rate of exchange at which the Administrative Agent, on the relevant date at or about 12:00 noon, New York City time, - 172 -

would be prepared to sell, in accordance with its normal course foreign currency exchange practices, the Obligation Currency against the Judgment Currency. 11.9 Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. (ba) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 11.2), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this - 173 -

Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any sig-nature pages thereto and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. 11.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 11.11 Integration. This Agreement and the other Loan Documents represent the entire agreement of each of the Loan Parties party hereto, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the Loan Parties party hereto, the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. 11.12 Governing Law. THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. 11.13 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the United States District Court for the Southern District of New York (or if such court lacks subject matter jurisdiction, Supreme Court of the State of New York for the County of New York) and appellate courts therefrom; provided that nothing contained herein or in any other Loan Document will prevent any Lender or the Administrative Agent from bringing any action to enforce any award or judgment or, solely in the case of the Administrative Agent, exercise any right under the Security Documents or against any Collateral or any other property of any Loan Party in any other forum in which jurisdiction can be established; (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, the applicable Lender or the Administrative Agent, as the case may be, - 174 -

at the address specified in Subsection 11.2 or at such other address of which the Administrative Agent, any such Lender and the Borrower shall have been notified pursuant thereto; (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or (subject to clause (a) above) shall limit the right to sue in any other jurisdiction; and (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Subsection 11.13 any indirect, special, consequential or punitive damages. 11.14 Acknowledgements. The Borrower hereby acknowledges that: (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents; (b) neither any Agent nor any Other Representative or Lender has any fiduciary, advisory or agency relationship with or duty to the Loan Parties arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on the one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby and thereby among the Lenders or among the Borrower and the Lenders; (d) the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (e) the Loan Parties have been advised that the Agent, the Lenders and the Other Representatives are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Agent, the Lenders and the Other Representatives have no obligation to disclose such interests and transactions to the Loan Parties; and (f) none of the Agent, the Lenders or the Other Representatives have any obligation to the Loan Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such the Agent, the Lenders or the Other Representatives and the Loan Parties or any such affiliate. 11.15 Waiver of Jury Trial. EACH OF THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. 11.16 Confidentiality. (a) Each Agent, each Other Representative and each Lender agrees to keep confidential any information (a) provided to it by or on behalf of Parent, Holdings or the Borrower or any of their respective Subsidiaries pursuant to or in connection with the Loan Documents or (b) obtained by such Lender based on a review of the books and records of Parent, Holdings or the Borrower or any of their respective Subsidiaries; provided that nothing herein shall prevent any Lender - 175 -

from disclosing any such information (i) to any Agent, any Other Representative or any other Lender, (ii) to any Transferee, or prospective Transferee or any creditor or any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations which agrees to comply with the provisions of this Subsection 11.16 pursuant to a written instrument (or electronically recorded agreement from any Person listed above in this clause (ii), in respect to any electronic information (whether posted or otherwise distributed on any Platform)) for the benefit of the Borrower (it being understood that each relevant Lender shall be solely responsible for obtaining such instrument (or such electronically recorded agreement)), (iii) to its Affiliates and the employees, officers, partners, directors, agents, attorneys, legal counsel, accountants and other professional advisors of it and its Affiliates; provided that such Lender shall inform each such Person of the agreement under this Subsection 11.16 and take reasonable actions to cause compliance by any such Person referred to in this clause (iii) with this agreement (including, where appropriate, to cause any such Person to acknowledge its agreement to be bound by the agreement under this Subsection 11.16), (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender or its affiliates or to the extent required in response to any order of any court or other Governmental Authority or as shall otherwise be required pursuant to any Requirement of Law; provided that, other than with respect to any disclosure to any bank regulatory authority, such Lender shall, unless prohibited by any Requirement of Law, notify the Borrower of any disclosure pursuant to this clause (iv) as far in advance as is reasonably practicable under such circumstances, (v) which has been publicly disclosed other than in a breach of this Agreement, (vi) in connection with the exercise of any remedy hereunder, under any Loan Document or under any Interest Rate Agreement, (vii) in connection with periodic regulatory examinations and reviews conducted by the National Association of Insurance Commissioners or any Governmental Authority having jurisdiction over such Lender or its affiliates (to the extent applicable), (viii) in connection with any litigation to which such Lender (or, with respect to any Interest Rate Agreement, any Affiliate of any Lender party thereto) may be a party subject to the proviso in clause (iv) above, and (ix) if, prior to such information having been so provided or obtained, such information was already in an Agent’s or a Lender’s possession on a non-confidential basis without a duty of confidentiality to the Borrower being violated. Notwithstanding any other provision of this Agreement, any other Loan Document or any Assignment and Acceptance, the provisions of this Subsection 11.16 shall survive with respect to each Agent and Lender until the second anniversary of such Agent or Lender ceasing to be an Agent or a Lender, respectively. (ba) Each Lender acknowledges that any such information referred to in Subsection 11.16(a), and any information (including requests for waivers and amendments) furnished by the Borrower or the Administrative Agent pursuant to or in connection with this Agreement and the other Loan Documents, may include material non-public information concerning the Borrower, the other Loan Parties and their respective Affiliates or their respective securities. Each Lender represents and confirms that such Lender has developed compliance procedures regarding the use of material non-public information; that such Lender will handle such material non-public information in accordance with those procedures and applicable law, including United States federal and state securities laws; and that such Lender has identified to the Administrative Agent a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law. For the avoidance of doubt, nothing in this Section 11.16 shall prohibit any Person from voluntarily disclosing or providing any information within the scope of this Section 11.16 to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this confidentiality provision shall be prohibited by the laws or regulations applicable to such Regulatory Authority. - 176 -

11.17 Incremental Indebtedness; Additional Indebtedness. In connection with the Incurrence by any Loan Party or any Subsidiary thereof of any Incremental Indebtedness, Specified Refinancing Indebtedness or Additional Indebtedness, each of the Administrative Agent and the Collateral Agent agree to execute and deliver the ABL/Term Loan Intercreditor Agreement, any Junior Lien Intercreditor Agreement or any Other Intercreditor Agreement or any Intercreditor Agreement Supplement and amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, any Security Document (including but not limited to any Mortgages and UCC fixture filings), and to make or consent to any filings or take any other actions in connection therewith, as may be reasonably deemed by the Borrower to be necessary or reasonably desirable for any Lien on the assets of any Loan Party permitted to secure such Incremental Indebtedness, Specified Refinancing Indebtedness or Additional Indebtedness to become a valid, perfected lien (with such priority as may be designated by the relevant Loan Party or Subsidiary, to the extent such priority is permitted by the Loan Documents) pursuant to the Security Document being so amended, amended and restated, restated, waived, supplemented or otherwise modified or otherwise. 11.18 USA PATRIOT Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify, and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act or the PCMLTFA, as applicable, and the Borrower agrees to provide such information from time to time to any Lender. 11.19 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Loan Party for liquidation or reorganization, should any Loan Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manager or trustee be appointed for all or any significant part of any Loan Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the obligations of the Borrower under the Loan Documents, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the obligations, whether as a fraudulent preference, reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the obligations of the Borrower hereunder shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. 11.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; - 177 -

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. Notwithstanding anything to the contrary herein, nothing contained in this Subsection 11.20 shall modify or otherwise alter the rights or obligations under this Agreement or any other Loan Document with respect to any liability that is not a liability of any Affected Financial Institution arising under any Loan Document. 11.21 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. For purposes of this Section 11.21, “Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Loan Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Loan Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent - 178 -

(specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Loan Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Loan Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action. [Remainder of this page intentionally left blank. Signature pages follow.] - 179 -

SCHEDULE 1.1(e) Existing Liens [Omitted]

SCHEDULE 1.1(f) Existing Investments [Omitted]

SCHEDULE 5.4 Consents Required [Omitted]

SCHEDULE 5.6 Litigation [Omitted]

SCHEDULE 5.8 Real Property [Omitted]

SCHEDULE 5.9 Intellectual Property Claims [Omitted]

SCHEDULE 5.15 Subsidiaries [Omitted]

SCHEDULE 5.17 Environmental Matters [Omitted]

SCHEDULE 5.20 Insurance [Omitted]

SCHEDULE 7.2 Website Address for Electronic Financial Reporting [Omitted]

SCHEDULE 8.1 Existing Indebtedness [Omitted]

SCHEDULE 8.5 Affiliate Transactions [Omitted]